     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 2, 1997

                                                       REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                            ------------------------

                              BANCORP HAWAII, INC.

             (Exact Name of Registrant as Specified in Its Charter)

            HAWAII                           6022                  99-0148992
 (State or Other Jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
              of                 Classification Code Number)     Identification
Incorporation or Organization)                                      Number)

                              130 MERCHANT STREET
                             HONOLULU, HAWAII 96813
                                 (808) 643-3888

              (Address, Including Zip Code, and Telephone Number,
       Including Area Code, of Registrant's Principal Executive Offices)
                            ------------------------

                             JOSEPH T. KIEFER, ESQ.
                              BANCORP HAWAII, INC.
                              130 MERCHANT STREET
                             HONOLULU, HAWAII 96813
                                 (808) 643-3888

               (Name, Address, Including Zip Code, and Telephone
               Number, Including Area Code, of Agent For Service)
                            ------------------------

                                   COPIES TO:

      J. THOMAS VAN WINKLE, ESQ.                    ANITA WOLMAN, ESQ.                     STANLEY F. FARRAR, ESQ.
        CARLSMITH BALL WICHMAN                          CU BANCORP                           SULLIVAN & CROMWELL
            CASE & ICHIKI                     SECRETARY AND GENERAL COUNSEL                444 SOUTH FLOWER STREET
      SUITE 2200, PACIFIC TOWER                  16030 VENTURA BOULEVARD                LOS ANGELES, CALIFORNIA 90071
          1001 BISHOP STREET                     ENCINO, CALIFORNIA 91436                       (213) 955-8023
        HONOLULU, HAWAII 96813                        (818) 907-9122
            (808) 523-2500

                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.
                            ------------------------

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: / /
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                            PROPOSED MAXIMUM    PROPOSED MAXIMUM
       TITLE OF EACH CLASS OF              AMOUNT TO         OFFERING PRICE        AGGREGATE           AMOUNT OF
     SECURITIES TO BE REGISTERED       BE REGISTERED (1)        PER UNIT       OFFERING PRICE (2)   REGISTRATION FEE
Common Stock, $2.00 par value........   4,031,499 shares          N/A             $141,652,632         $42,925.04

(1) The number of shares to be registered pursuant to this Registration Statement is based on the maximum number of shares of Common Stock of the Registrant issuable to shareholders of CU Bancorp ("CU") in the proposed merger of CU with and into Registrant, assuming the exchange ratio is .4067 (the maximum exchange ratio) and the estimated maximum number of shares of CU to be acquired in the merger for stock of the Registrant is 12,390,888.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f) under the Securities Act of 1933, as amended, based on the product of the estimated maximum number of shares of CU to be acquired in the merger (12,390,888) multiplied by the average of the high and low prices of CU Common Stock on March 27, 1997 ($14.50) as reported by the Nasdaq National Market, less a minimum assumed amount of cash to be paid for shares of CU Common Stock ($38,015,244).
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                   CU BANCORP

                            16030 VENTURA BOULEVARD

                         ENCINO, CALIFORNIA 91436-4487

                                  May   , 1997

Dear Shareholder:

    You are cordially invited to attend a Special Meeting of Shareholders of CU Bancorp to be held at 10:00 a.m., Pacific Daylight Time on Friday, June 27, 1997, at the Long Beach Marriott Airport Hotel, 4700 Airport Drive, Long Beach, California.

    The purpose of the Special Meeting is to vote on a proposal to approve an Agreement and Plan of Reorganization (the "Merger Agreement"), and the related Agreement and Plan of Merger, pursuant to which CU Bancorp ("CU") will be merged (the "Merger") into Bancorp Hawaii, Inc. ("BHI"). In the Merger, CU shareholders will have the right, at their election, to receive $15.34 per share in cash, or shares of BHI common stock, or a combination of the two, for their shares of CU common stock, subject to the proration procedures, adjustments and limitations described in the attached Proxy Statement/Prospectus.

    The number of shares of BHI common stock that will be issued to CU shareholders who elect to receive BHI common stock for their shares of CU common stock, and the initial aggregate market value of the shares of BHI common stock, will be determined through a formula that will be based on the average per share closing price of BHI common stock as reported on the New York Stock Exchange for the twenty trading days ending on the third trading day immediately prior to the closing date of the Merger. A description of this formula, which is subject to adjustments and limitations that may result in the BHI common stock that is issued in exchange for each share of CU common stock having an initial market value that is greater or less than $15.34, together with other important information, is contained in the accompanying Proxy Statement/Prospectus.

    THE BOARD OF DIRECTORS OF CU HAS UNANIMOUSLY APPROVED THE MERGER AND RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO APPROVE THE MERGER AGREEMENT, THE MERGER AND RELATED TRANSACTIONS THAT WILL BE PRESENTED AT THE SPECIAL MEETING.

    Approval of the Merger will require the affirmative vote of a majority of all outstanding shares of CU common stock. An abstention or failure to vote will have the same effect as a vote against the Merger. It is therefore important that your shares be represented at the Special Meeting, whether or not you currently plan to attend the Special Meeting in person.

    Please complete, date, sign and promptly return your proxy card in the enclosed envelope. Returning your proxy card now will not prevent you from voting in person at the Special Meeting, but will assure that your vote is counted if you are unable to attend.

    Please vote today.

                                          Stephen G. Carpenter

                                          CHAIRMAN OF THE BOARD

                                            AND CHIEF EXECUTIVE OFFICER

IMPORTANT: IF YOUR SHARES OF CU COMMON STOCK ARE HELD IN THE NAME OF A BROKERAGE FIRM OR NOMINEE, ONLY IT CAN VOTE YOUR SHARES. TO ENSURE THAT YOUR SHARES ARE VOTED, FOLLOW THE VOTING INSTRUCTIONS PROVIDED TO YOU BY SUCH FIRM OR NOMINEE WITH THIS PROXY STATEMENT/PROSPECTUS OR TELEPHONE THE PERSON RESPONSIBLE FOR YOUR ACCOUNT TODAY TO OBTAIN INSTRUCTIONS ON HOW TO DIRECT HIM OR HER TO EXECUTE A PROXY ON YOUR BEHALF. IF YOU HAVE ANY QUESTIONS OR NEED HELP IN VOTING YOUR
SHARES, PLEASE TELEPHONE [INFORMATION AGENT] AT                         .

                                   CU BANCORP
                            16030 VENTURA BOULEVARD
                         ENCINO, CALIFORNIA 91436-4487

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 27, 1997

                            ------------------------

    NOTICE IS HEREBY GIVEN that a Special Meeting of shareholders of CU Bancorp will be held at the Long Beach Airport Marriott Hotel, 4700 Airport Drive, Long Beach, California, on Friday, June 27, 1997 at 10:00 a.m. Pacific Daylight Time.

    The purpose of the Special Meeting is to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Reorganization, dated February 24, 1997 (the "Merger Agreement") and related Agreement and Plan of Merger, by and between Bancorp Hawaii, Inc. ("BHI") and CU Bancorp ("CU"), providing for the merger of CU with and into BHI, as more completely described in the enclosed Proxy Statement/Prospectus.

    The Board of Directors has selected April 28, 1997 as the record date for the Special Meeting. Only those shareholders of record at the close of business on that date will be entitled to notice of and to vote at the Special Meeting or any postponements or adjournments thereof.

                                         By Order of the Board of Directors
                                          Stephen G. Carpenter,
                                          CHAIRMAN OF THE BOARD
                                            AND CHIEF EXECUTIVE OFFICER

Encino, California
May   , 1997

    IT IS VERY IMPORTANT THAT EVERY SHAREHOLDER VOTE. WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON. IF YOU DO ATTEND THE SPECIAL MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON AT THAT TIME. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS EXERCISE.

    PLEASE INDICATE ON THE PROXY CARD WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING SO WE CAN PROVIDE ADEQUATE ACCOMMODATIONS.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION; DATED APRIL 1, 1997

                                PROXY STATEMENT

                                   CU BANCORP

                  SPECIAL MEETING TO BE HELD ON JUNE 27, 1997
                            ------------------------

                                   PROSPECTUS

                              BANCORP HAWAII, INC.

                                  COMMON STOCK

                          (PAR VALUE $2.00 PER SHARE)
                            ------------------------

    This Proxy Statement/Prospectus is being furnished to the holders of common stock, no par value ("CU Stock"), of CU Bancorp, a California corporation ("CU"), in connection with the solicitation of proxies by the Board of Directors of CU for use at the special meeting of CU's shareholders to be held at the Long Beach Airport Marriott Hotel, 4700 Airport Drive, Long Beach, California, on Friday, June 27, 1997, at 10:00 a.m., Pacific Daylight Time, and at any adjournments or postponements thereof (the "Special Meeting").

    At the Special Meeting, the shareholders of record of CU Stock as of the close of business on April 28, 1997 will consider and vote upon a proposal to approve that certain Agreement and Plan of Reorganization, dated February 24, 1997 (the "Merger Agreement"), and the related Agreement and Plan of Merger ("Plan of Merger"), by and between Bancorp Hawaii, Inc., a Hawaii corporation ("BHI"), and CU, pursuant to which CU will merge with and into BHI (the "Merger"). See "THE SPECIAL MEETING." Upon consummation of the Merger, each outstanding share of CU Stock (except for shares held by CU shareholders properly exercising dissenters' rights and certain shares held by BHI or CU) will be converted into the right to receive either (1) $15.34 in cash; or (2) a fraction of a share of common stock of BHI, par value $2.00 per share ("BHI Stock"), calculated as described in this Proxy Statement/Prospectus and holders of CU Stock will be given the opportunity to indicate the form of consideration they prefer, subject to the proration procedures, adjustments and limitations described herein. Pursuant to the Merger Agreement, at least 60% (the "Minimum Stock Amount") and no more than 80% (the "Maximum Stock Amount") of the aggregate number of issued and outstanding shares of CU Stock as of the Effective Time (as hereinafter defined) will be converted into shares of BHI Stock. In the event that holders of CU Stock elect, in the aggregate, to convert more than the Maximum Stock Amount or less than the Minimum Stock Amount into shares of BHI Stock, certain holders of CU Stock will receive a prorated number of shares of BHI Stock and a prorated amount of cash so that the number of shares of CU Stock converted into shares of BHI Stock will be at least the Minimum Stock Amount and not greater than the Maximum Stock Amount. The fraction of a share of BHI Stock into which each share of CU Stock for which an effective Stock Election or Combination Election (each as hereinafter defined) is made will be converted in the Merger cannot be determined until the Election Deadline, and is subject to upper and lower limits. As a result, and because the exchange ratio will be based on an average, the BHI Stock issued in exchange for each share of CU Stock may have an initial market value that is greater or less than $15.34. See "THE MERGER--Consideration Payable Upon Consummation of the Merger." The Merger Agreement and the Plan of Merger are included as Appendix A to this Proxy Statement/Prospectus. Subject to regulatory approval, the shareholder approval being sought at the Special Meeting, and satisfaction or waiver of the other conditions described herein, the Merger currently is expected to be consummated on or about June 30, 1997.

                                                        (CONTINUED ON NEXT PAGE)
                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

THE SHARES OF BHI STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.
                            ------------------------

          THE DATE OF THIS PROXY STATEMENT/PROSPECTUS IS MAY   , 1997.

(CONTINUED FROM PREVIOUS PAGE)

    This Proxy Statement/Prospectus also constitutes a prospectus of BHI in respect of up to 4,031,499 shares of BHI Stock to be issued upon consummation of the Merger pursuant to the Merger Agreement. This Proxy Statement/Prospectus does not cover any resales of such securities, and no person is authorized to make use of this Proxy Statement/Prospectus in connection with any such resale.

    The outstanding shares of BHI Stock are listed on the New York Stock Exchange ("NYSE"). The last reported sale price of BHI Stock on the NYSE
Composite Transactions Tape on May   , 1997 was $
per share.

    This Proxy Statement/Prospectus, the attached Notice to Shareholders and the accompanying proxy card are first being mailed to shareholders of CU on or about
May   , 1997.

                            ------------------------

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

    Certain matters discussed in this Proxy Statement/Prospectus and the documents incorporated herein by reference may constitute forward-looking statements within the meaning of the Private Litigation Reform Act of 1995 and as such may involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of BHI and/or CU to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Specifically, BHI and CU caution readers that the following important factors could affect BHI's and/or CU's respective businesses and cause actual results to differ materially from those expressed or implied in any forward-looking statement made by, or on behalf of, BHI or CU in this Proxy Statement/Prospectus:

    (1) ECONOMIC CONDITIONS. BHI's and CU's respective results are strongly influenced by general economic conditions in their respective market areas. Accordingly, a deterioration in these conditions could have a material adverse impact on the quality of BHI's or CU's loan portfolio, the demand for their products and services, or acquisition and growth opportunities.

    (2) INTEREST RATES. BHI's and/or CU's net interest income may differ materially as a result of variances in interest rates. In addition, changes in interest rates, marketing and other factors could affect the parties' respective deposit base.

    (3) GOVERNMENT REGULATION AND MONETARY POLICY. All forward-looking statements presume a continuation of the existing regulatory environment and United States government monetary policies. The banking industry is subject to extensive federal and state regulations, and significant new laws or changes in, or repeals of, existing laws may cause results to differ materially. Further, federal monetary policy, particularly as implemented through the Federal Reserve System, significantly affects credit conditions for BHI and CU, primarily through open market operations in United States government securities, the discount rate for member bank borrowings and bank reserve requirements, and a material change in these conditions would be likely to have a material impact on BHI's and/or CU's results.

    (4) COMPETITION. BHI and CU compete with numerous other domestic and foreign financial institutions and non-depository financial intermediaries. Results of BHI and/or CU may differ if circumstances affecting the nature or level of competition change, such as the merger of competing financial institutions.

    (5) CREDIT QUALITY. A significant source of risk arises from the possibility that losses will be sustained because borrowers, guarantors and related parties may fail to perform in accordance with the terms of their loans.

    (6) OTHER RISKS. From time to time, BHI and CU detail other risks with respect to their respective businesses and/or their financial results in their respective filings with the Securities and Exchange Commission (the "SEC").

    While management of BHI and CU believe that their respective assumptions regarding these and other factors on which forward-looking statements are based are reasonable, such assumptions are necessarily speculative in nature, and actual outcomes may vary materially.

    Consequently, there can be no assurance that the results described in such forward-looking statements will be achieved.

                             AVAILABLE INFORMATION

    BHI and CU are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, each files reports, proxy statements and other information with the SEC. Such reports, proxy statements, and other information can be inspected and copied at the public reference facilities maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The SEC maintains a website at http://www.sec.gov that also contains certain reports, proxy statements and other information concerning BHI and CU, each of which files information electronically with the SEC. The BHI Stock is listed on the NYSE, and such reports, proxy statements and other information concerning BHI should be available for inspection and copying at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

    This Proxy Statement/Prospectus constitutes a part of a registration statement on Form S-4 (together with all amendments and exhibits, the "Registration Statement") filed by BHI with the SEC under the Securities Act of 1933, as amended (the "Securities Act") with respect to the shares of BHI Stock to be issued in the Merger. This Proxy Statement/Prospectus does not contain all of the information included in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Any statement contained herein concerning the provisions of any document does not purport to be complete and, in each such instance, is subject to and qualified in its entirety by reference to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Reference is made to such Registration Statement and to the exhibits relating thereto for further information with respect to BHI and the securities offered hereby. Copies of all or any part of the Registration Statement, including exhibits thereto, may be obtained, upon payment of the prescribed fees, or inspected at the offices of the SEC and the NYSE as set forth above.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF SUCH DOCUMENTS RELATING TO BHI, OTHER THAN CERTAIN EXHIBITS TO SUCH DOCUMENTS, ARE AVAILABLE, WITHOUT CHARGE UPON WRITTEN OR ORAL REQUEST, FROM CORI C. WESTON, VICE PRESIDENT AND SECRETARY, BANCORP HAWAII, INC., 130 MERCHANT STREET, HONOLULU, HAWAII 96813, TELEPHONE (808) 537-8272. COPIES OF SUCH DOCUMENTS RELATING TO CU, OTHER THAN CERTAIN EXHIBITS TO SUCH DOCUMENTS, ARE AVAILABLE, WITHOUT CHARGE UPON WRITTEN OR ORAL REQUEST, FROM PATRICK HARTMAN, CHIEF FINANCIAL

OFFICER, CU BANCORP, 16030 VENTURA BOULEVARD, ENCINO, CALIFORNIA 96813, TELEPHONE (818) 907-9122. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY JUNE 17, 1997.

                            ------------------------

    The following documents filed with the SEC by BHI are hereby incorporated by reference in this Proxy Statement/Prospectus and made a part hereof: (1) Current Report on Form 8-K, filed February 27, 1996; (2) Annual Report on Form 10-K for the fiscal year ended December 31, 1996; and (3) the description of BHI Stock set forth in the Registration Statement on Form 8-A dated March 18, 1991. See "DESCRIPTION OF BHI CAPITAL STOCK."

    The following documents filed with the SEC by CU are hereby incorporated by reference in this Proxy Statement/Prospectus and made a part hereof: (1) Current Report on Form 8-K, filed February 27, 1996; (2) Annual Report on Form 10-K for the fiscal year ended December 31, 1996; and (3) the description of CU Stock contained in the Joint Proxy Statement/Prospectus forming part of the Registration Statement on Form S-4 dated June 7, 1996, as amended (Registration No. 333-02777).

    All documents filed by BHI or CU pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement/Prospectus and prior to the Special Meeting shall be deemed incorporated by reference in this Proxy Statement/Prospectus and a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed incorporated herein by reference will be deemed to be modified or superseded for purpose of this Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated herein by reference, modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus.

    All information contained in this Proxy Statement/Prospectus with respect to BHI and its subsidiaries has been supplied by BHI, and all information with respect to CU and its subsidiaries has been supplied by CU.

    NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN AS CONTAINED HEREIN AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS DOCUMENT NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF BHI OR CU SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY OTHER THAN THE BHI STOCK TO WHICH IT RELATES.

                               TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                             ---------
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS..........................................................          2
AVAILABLE INFORMATION......................................................................................          3
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE............................................................          3
TABLE OF CONTENTS..........................................................................................          5
INDEX OF CERTAIN DEFINED TERMS.............................................................................         10
SUMMARY....................................................................................................         10
    Parties to the Merger..................................................................................         10
    Special Meeting of Shareholders........................................................................         10
    Vote Required; Record Date.............................................................................         10
    Effect of the Merger...................................................................................         10
    Consideration Payable Upon Consummation of the Merger..................................................         11
    Reasons for the Merger; Recommendation of Board of Directors...........................................         12
        CU.................................................................................................         12
        BHI................................................................................................         12
    Opinion of Financial Advisor...........................................................................         12
    Effective Time; Closing Date...........................................................................         12
    Conditions; Regulatory Approvals.......................................................................         13
    Conduct of Business Pending Merger.....................................................................         13
        CU.................................................................................................         13
        BHI................................................................................................         13
    Termination of the Merger Agreement....................................................................         13
    Interests of Certain Persons in the Merger.............................................................         14
    Certain Federal Income Tax Considerations..............................................................         14
    Accounting Treatment...................................................................................         15
    Shareholder's Agreements...............................................................................         15
    Stock Option Agreement.................................................................................         15
    Dissenters' Rights.....................................................................................         15
    Certain Differences in Shareholders' Rights............................................................         15
    Markets and Market Prices..............................................................................         15
    Selected Consolidated Financial Data...................................................................         16
    Comparative per Share Data (Unaudited).................................................................         18
INTRODUCTION...............................................................................................         19
    General................................................................................................         19
    Parties to the Merger..................................................................................         19
        Bancorp Hawaii, Inc................................................................................         19
        CU Bancorp.........................................................................................         20
THE SPECIAL MEETING........................................................................................         21
    Record Date............................................................................................         21
    Proxies................................................................................................         21
    Quorum.................................................................................................         22
    Vote Required..........................................................................................         22
THE MERGER.................................................................................................         23
    Background of and Reasons for the Merger...............................................................         23
    Recommendation of the CU Board of Directors............................................................         25
    Opinion of Financial Advisor...........................................................................         26
        General............................................................................................         26
        Present Value Analysis.............................................................................         28

                                                                                                               PAGE
                                                                                                             ---------
        Contribution Analysis..............................................................................         28
        Dilution Analysis..................................................................................         28
        Dividend Pickup Analysis...........................................................................         29
    Effect of the Merger...................................................................................         30
    Consideration Payable Upon Consummation of the Merger..................................................         30
        Conversion of CU Stock.............................................................................         30
        Election and Allocation Procedure..................................................................         30
        No Fractional Shares...............................................................................         32
    Effective Time; Closing Date...........................................................................         32
    Surrender of CU Stock Certificates; Delivery of Merger Consideration...................................         32
    Conditions to Consummation of the Merger...............................................................         33
        Conditions to Each Party's Obligations.............................................................         33
        CU Conditions......................................................................................         34
        BHI Conditions.....................................................................................         34
    Regulatory Approvals...................................................................................         35
    Representations and Warranties.........................................................................         36
    Conduct of Business Pending the Merger.................................................................         36
        CU.................................................................................................         36
        BHI................................................................................................         38
        Additional Covenants...............................................................................         38
    Nonsolicitation........................................................................................         38
    Amendment and Termination..............................................................................         39
        Amendment and Waiver...............................................................................         39
        Termination........................................................................................         39
        Price-Based Termination............................................................................         40
    Interests of Certain Persons in the Merger.............................................................         40
        Indemnification of Directors and Officers; D & O Coverage..........................................         41
        Certain Options....................................................................................         41
        Management Retention and Other Agreements..........................................................         41
        Fees to CU Financial Advisor.......................................................................         42
    Stock Options..........................................................................................         42
    Employee Benefit Plans.................................................................................         45
    Certain Federal Income Tax Considerations..............................................................         46
        Continuity of Interest.............................................................................         46
        CU Shareholders--Generally.........................................................................         47
        Receipt of BHI Stock for All CU Stock Actually Owned...............................................         47
        Receipt of Cash for All CU Stock Actually Owned....................................................         47
        Receipt of Both Shares of BHI Stock and Cash for CU Stock Actually Owned...........................         48
        Impact of Section 302 of the Code..................................................................         48
        Constructive Ownership.............................................................................         50
        Fractional Shares..................................................................................         50
        Other Considerations Applicable to CU Shareholders.................................................         50
        Shares Issued in Connection with Stock Options or the Performance of Services......................         50
    Accounting Treatment...................................................................................         51
    Expenses...............................................................................................         51
    Certain Post-Merger Matters............................................................................         51
CERTAIN RELATED AGREEMENTS.................................................................................         52
    Shareholder's Agreements...............................................................................         52
    Stock Option Agreement.................................................................................         52
        General............................................................................................         52

                                                                                                               PAGE
                                                                                                             ---------
        Exercise of Option.................................................................................         53
        Expiration.........................................................................................         53
        Adjustment of Number of Shares.....................................................................         53
        Substitute Option..................................................................................         54
        Repurchase at the Option of BHI....................................................................         54
        Minimum Option Repurchase Price....................................................................         54
        Registration Rights................................................................................         54
        Effect of Stock Option Agreement...................................................................         54
    Resale of BHI Stock; Affiliate's Agreements............................................................         55
DESCRIPTION OF BHI CAPITAL STOCK...........................................................................         55
    Common Stock...........................................................................................         55
    Preferred Stock........................................................................................         56
    Certain Provisions of the BHI Articles and of Hawaii Law...............................................         56
COMPARISON OF RIGHTS OF SHAREHOLDERS.......................................................................         58
DISSENTERS' RIGHTS.........................................................................................         58
VALIDITY OF BHI STOCK......................................................................................         60
EXPERTS....................................................................................................         60
OTHER MATTERS..............................................................................................         61

    APPENDICES

        Appendix A    Agreement and Plan of Reorganization (With Agreement and Plan of
                        Merger and Certain Other Exhibits)

        Appendix B    Stock Option Agreement

        Appendix C    Chapter 13 of the California General Corporation Law

        Appendix D    Fairness Opinion of Montgomery Securities

                         INDEX OF CERTAIN DEFINED TERMS

                                                                                                               PAGE
                                                                                                             ---------
Acquisition Transaction....................................................................................         53
Average Price of BHI Stock.................................................................................         11
BHCA.......................................................................................................         19
BHI Articles...............................................................................................         15
BHI Option Plan............................................................................................         42
BHI Option Plan Amendment..................................................................................         44
BHI Preferred Stock........................................................................................         56
BHI Stock..................................................................................................         55
California Code............................................................................................         15
Cancelled Shares...........................................................................................         11
Cash Election..............................................................................................         11
Cash EPS...................................................................................................         28
Code.......................................................................................................         13
Combination Cash Election..................................................................................         11
Combination Election.......................................................................................         31
Combination Stock Election.................................................................................         11
CSA Statutes...............................................................................................         57
CU Articles................................................................................................         15
CU Bank....................................................................................................         10
CUBNA......................................................................................................         21
Determination Date.........................................................................................         45
Dissenting Shares..........................................................................................         11
Effective Time.............................................................................................         12
Election...................................................................................................         31
Election Deadline..........................................................................................         31
Engagement Letter..........................................................................................         26
Exchange Act...............................................................................................          3
Exchange Agent.............................................................................................         30
Exchange Ratio.............................................................................................         11
FDIC.......................................................................................................         19
HBCA.......................................................................................................         55
Incentive Payments.........................................................................................         41
Index Price................................................................................................         13
IRS........................................................................................................         46
Key Employees..............................................................................................         41
Letter of Transmittal......................................................................................         31
LTM........................................................................................................         27
Mailing Date...............................................................................................         31
Maximum Stock Amount.......................................................................................         11
Merger Proposal............................................................................................         10
Minimum Stock Amount.......................................................................................         12
Montgomery.................................................................................................         12
Option.....................................................................................................         52
Option Repurchase Price....................................................................................         54
Option Share Repurchase Price..............................................................................         54
Planned Dispositions.......................................................................................         46
Ratification Date..........................................................................................         45

                                                                                                               PAGE
                                                                                                             ---------
Record Date................................................................................................         10
Registration Statement.....................................................................................          3
Regulatory Approvals.......................................................................................         33
Replacement Option.........................................................................................         44
Replacement Option Amount..................................................................................         45
Reported EPS...............................................................................................         28
Restricted Securities......................................................................................         55
Sale.......................................................................................................         55
SEC........................................................................................................          3
Securities Act.............................................................................................          3
Shareholder's Agreements...................................................................................         52
Stock Election.............................................................................................         11
Superintendent.............................................................................................         35
Tax Counsel................................................................................................         46
Terminating Event..........................................................................................         42
Triggering Event...........................................................................................         53
Undesignated Shares........................................................................................         31

                                    SUMMARY

    THE FOLLOWING SUMMARY IS NOT INTENDED TO BE A COMPLETE DESCRIPTION OF ALL MATERIAL FACTS REGARDING BHI, CU AND THE MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING, AND IS QUALIFIED IN ALL RESPECTS BY THE INFORMATION APPEARING ELSEWHERE OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS, THE APPENDICES HERETO AND THE DOCUMENTS REFERRED TO HEREIN. SHAREHOLDERS ARE URGED TO READ THIS PROXY STATEMENT/PROSPECTUS AND THE APPENDICES HERETO IN THEIR ENTIRETY. CAPITALIZED TERMS USED BUT NOT DEFINED IN THIS SUMMARY HAVE THE MEANINGS ASCRIBED TO SUCH TERMS ELSEWHERE IN THIS PROXY STATEMENT/PROSPECTUS. SEE "INDEX OF CERTAIN DEFINED TERMS."

PARTIES TO THE MERGER

    BHI is a bank holding company incorporated under the laws of Hawaii. BHI provides varied financial services to customers in Hawaii, other areas of the Pacific Basin, Asia, and the U.S. Mainland. It is the largest of the bank holding companies headquartered in the State of Hawaii. The principal subsidiaries of BHI are Bank of Hawaii and Bancorp Pacific, Inc. (the holding company of First Federal Savings and Loan Association of America). The address of BHI's principal executive offices is 130 Merchant Street, Honolulu, Hawaii 96813 and its telephone number at that address is (808) 643-3888.

    CU is a bank holding company incorporated under the laws of California, which conducts a commercial banking business through its wholly owned subsidiary, California United Bank ("CU Bank"). The address of CU's principal executive offices is 16030 Ventura Boulevard, Encino, California 91436-4487 and its telephone number at that address (818) 907-9122.

    See "INTRODUCTION--Parties to the Merger."

SPECIAL MEETING OF SHAREHOLDERS

    The Special Meeting will be held at the Long Beach Airport Marriott Hotel, which is located at 4700 Airport Drive, Long Beach, California, on Friday, June 27, 1997 at 10:00 a.m., Pacific Daylight Time. The purpose of the Special Meeting is to consider and vote upon a proposal (the "Merger Proposal") to approve the Merger Agreement, the related Plan of Merger, the Merger and the other transactions contemplated thereby. See "THE SPECIAL MEETING."

VOTE REQUIRED; RECORD DATE

    Only CU shareholders of record at the close of business on April 28, 1997 (the "Record Date") will be entitled to vote at the Special Meeting. See "THE SPECIAL MEETING--Record Date." The affirmative vote of the holders of a majority of the outstanding shares of CU Stock on such date is required to approve the Merger Proposal. See "THE SPECIAL MEETING--Vote Required." As of the Record Date, there were [11,377,197] shares of CU Stock outstanding.

    As of the Record Date, CU's directors, executive officers and their respective affiliates beneficially owned an aggregate of [1,164,849] shares of CU Stock (not including shares issuable upon exercise of stock options), or approximately [10.24]% of those outstanding as of the Record Date. All of CU's directors have agreed to vote their approximately [612,573] shares (approximately [5.38]%) in favor of the Merger Proposal. See "CERTAIN RELATED AGREEMENTS--Shareholder's Agreements."

    As of the Record Date, BHI beneficially owned an aggregate of [53,900] shares of CU Stock and intends to vote such shares in favor of the Merger Proposal.

EFFECT OF THE MERGER

    Pursuant to the Merger Agreement, at the Effective Time (as hereinafter defined), CU will merge with and into BHI, with BHI being the surviving corporation. See "THE MERGER--Effect of the Merger." For information on how CU shareholders will be able to exchange certificates representing shares of CU Stock for new certificates representing shares of BHI Stock (and cash in lieu of fractional shares), and/or cash to be issued to them, see "THE MERGER--Surrender of CU Stock Certificates; Delivery of Merger Consideration."

CONSIDERATION PAYABLE UPON CONSUMMATION OF THE MERGER

    In the aggregate, at least 60%, and not more than 80%, of the shares of CU Stock issued and outstanding immediately prior to the Effective Time (other than "Dissenting Shares" and "Cancelled Shares" (each as defined below)) will be converted into the right to receive BHI Stock. The remaining shares of CU Stock will be converted into the right to receive cash. Holders of CU Stock will have the opportunity to indicate their preference for the proportion of cash and BHI Stock exchanged for their shares, and may indicate a preference for receiving all cash or all BHI Stock. As used in this Proxy Statement/Prospectus, (i) "Dissenting Shares" means shares which have been voted against approval of the Merger Agreement and with respect to which dissenters' rights have been perfected in accordance with California law and (ii) "Cancelled Shares" means shares of CU Stock that may be owned by CU, by BHI, or by any of their respective wholly owned subsidiaries, other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted.

    Each such share of CU Stock will, by virtue of the Merger, be converted into the right to receive either: (i) a fraction of a share of BHI Stock equal to the quotient (such quotient, the "Exchange Ratio") of (a) $15.34 divided by (b) the average of the daily closing prices of a share of BHI Stock on the NYSE as reported in The Wall Street Journal for the twenty consecutive trading days ending on the third trading day immediately prior to the Closing Date (as hereinafter defined)(such average, the "Average Price of BHI Stock"); provided, however, that if the Average Price of BHI Stock is more than $51.03125, such average will be deemed to be $51.03125 and, accordingly, the Exchange Ratio will be fixed at 0.3006, and if the Average Price of BHI Stock is less than $37.71875, such average will be deemed to be $37.71875 and, accordingly, the Exchange Ratio will be fixed at .4067; or (ii) cash in the amount of $15.34. The fraction of a share of BHI Stock into which each share of CU Stock for which an effective Stock Election or Combination Stock Election (each as hereinafter defined) is made will be converted in the Merger cannot be determined until the Effective Time. BECAUSE THE EXCHANGE RATIO IS SUBJECT TO UPPER AND LOWER LIMITS, AND BECAUSE THE EXCHANGE RATIO IS BASED ON AN AVERAGE, THE BHI STOCK ISSUED IN EXCHANGE FOR EACH SHARE OF CU STOCK MAY HAVE AN INITIAL MARKET VALUE THAT IS GREATER OR LESS THAN $15.34.

    Each holder of CU Stock will be permitted to elect to receive: (i) BHI Stock with respect to all such holder's CU Stock (a "Stock Election"), or (ii) cash with respect to all such holder's CU Stock (a "Cash Election"), or (iii) BHI Stock with respect to a specified number of shares of CU Stock (a "Combination Stock Election") and cash with respect to a specified number of shares of CU Stock (a "Combination Cash Election"). Any shares as to which the Exchange Agent (as defined herein) does not timely receive an effective, properly completed election form will constitute "Undesignated Shares."

    If holders of CU Stock effectively elect, in the aggregate, to convert into BHI Stock at least the Minimum Stock Amount and no more than the Maximum Stock Amount (as these terms are defined below), Undesignated Shares will be converted into cash and all shares covered by an effective Election will be converted into the right to receive the form of consideration specified therein.

    If holders of CU Stock effectively elect, in the aggregate, to convert into BHI Stock more than 80% of the shares of CU Stock outstanding immediately prior to the Effective Time (the "Maximum Stock Amount"), Undesignated Shares and Dissenting Shares will be deemed to have made Cash Elections, and the Exchange Agent will select by lot to the extent necessary to not exceed the Maximum Stock Amount some or all of the persons who hold of record 100 or less shares of CU Stock who effectively made a Stock Election or a Combination Stock Election and shall treat such persons as having made a Cash Election as to all of such persons' CU Stock. If thereafter the number of remaining shares of CU Stock as to which Stock Elections and Combination Stock Elections have been effectively made nonetheless exceeds the

Maximum Stock Amount, all holders of such shares will receive a prorated number of shares of BHI Stock and a prorated amount of cash such that shares of CU Stock approximately equal to the Maximum Stock Amount are converted into shares of BHI Stock.

    If holders of CU Stock effectively elect, in the aggregate, to convert into BHI Stock less than 60% of the shares of CU Stock outstanding immediately prior to the Effective Time (the "Minimum Stock Amount"), the Exchange Agent will select by lot to the extent necessary to meet the Minimum Stock Amount some or all persons holding Undesignated Shares and treat them as having made a Stock Election. If thereafter the total number of shares of CU Stock as to which Stock Elections and Combination Stock Elections have been made or deemed made is less than the Minimum Stock Amount, persons who have made effective Cash Elections or Combination Cash Elections will receive a prorated number of shares of BHI Stock and a prorated amount of cash such that the number of shares of CU Stock converted into BHI Stock is approximately equal to the Minimum Stock Amount.

    BECAUSE OF THE PRORATION PROVISIONS OF THE MERGER AGREEMENT, THERE IS NO ASSURANCE THAT A HOLDER OF CU STOCK WILL RECEIVE THE PROPORTION OF BHI STOCK AND CASH INDICATED ON SUCH HOLDER'S ELECTION. ALSO, RECORD HOLDERS OF 100 OR LESS SHARES OF CU STOCK MAY RECEIVE CASH IN EXCHANGE FOR THOSE SHARES, AND BE SUBJECT TO TAX AS A RESULT THEREOF, DESPITE DELIVERY OF AN EFFECTIVE STOCK ELECTION OR COMBINATION STOCK ELECTION.

    See "THE MERGER--Consideration Payable Upon Consummation of the Merger."

REASONS FOR THE MERGER; RECOMMENDATION OF BOARD OF DIRECTORS

    CU. The CU Board of Directors has unanimously concluded that the Merger is in the best interests of CU and its shareholders and unanimously recommends that shareholders vote for the Merger Proposal. See "THE MERGER--Recommendation of the CU Board of Directors." For information on the interests of certain CU directors and officers in the Merger, see "THE MERGER--Interests of Certain Persons in the Merger."

    BHI. The BHI Board of Directors has approved the Merger Agreement and the Plan of Merger and determined that the Merger and the issuance of the BHI Stock pursuant thereto are in the best interests of BHI and its shareholders. The approval of the Merger Proposal by the shareholders of BHI is not required.

OPINION OF FINANCIAL ADVISOR

    Montgomery Securities ("Montgomery") has served as financial advisor to CU in connection with the Merger, and has delivered a written opinion to the CU Board of Directors dated February 21, 1997, that the consideration to be received by CU's shareholders pursuant to the Merger was fair from a financial point of view, as of the date of such opinion. Montgomery has also delivered to the CU Board of Directors a written opinion reconfirming its conclusions, as of the date of this Proxy Statement/Prospectus. For additional information, see "THE MERGER--Opinion of Financial Advisor." The opinion of Montgomery dated the date of this Proxy Statement/Prospectus is attached as Appendix D to this Proxy Statement/ Prospectus. Shareholders are urged to read such opinion in its entirety.

EFFECTIVE TIME; CLOSING DATE

    The Merger will become effective when certain filings are made with the Director of the Department of Commerce and Consumer Affairs of the State of Hawaii, or on such later date as may be agreed by CU and BHI and specified in such filings (the "Effective Time"), which are to be made on or as soon as practicable following the Closing Date. The Closing Date is to occur on the first Friday (unless such date is not a business day, in which case it will be the preceding business day) that is both (i) after satisfaction of each of the conditions set forth in Articles IX, X and XI of the Merger Agreement (see "THE MERGER--Conditions to Consummation of the Merger") and (ii) no less than four business days after the occurrence of the Election Deadline (as hereinafter defined). The parties anticipate that they may waive the four business day waiting period.

    If the Merger is approved by the shareholders of CU, subject to certain conditions described herein, the Effective Time is currently expected to occur on or about June 30, 1997.

CONDITIONS; REGULATORY APPROVALS

    Consummation of the Merger is subject to various conditions, including (i) receipt of the shareholder approval solicited hereby; (ii) receipt of requisite regulatory approvals without imposition of conditions that BHI reasonably determines in the good faith exercise of its business judgment would be materially burdensome to BHI or any of its subsidiaries (including CU Bank);
(iii) that Dissenting Shares shall not exceed 10% of the outstanding CU Stock;
(iv) that at the close of business on the last day of the month preceding the Effective Time, total deposits of CU Bank (subject to certain exclusions) shall be no less than $605 million; (v) receipt of certain opinions of counsel regarding, among other matters, certain tax aspects of the Merger; and (vi) satisfaction of other closing conditions.

    The Merger is subject to prior approval by the Federal Reserve Board and California banking regulators. BHI has submitted applications seeking such approvals, but there can be no assurance that such approvals will be obtained, and, if obtained, that they will not contain any materially burdensome condition or requirement which would cause such approval to fail to satisfy the conditions set forth in the Merger Agreement.

    See "THE MERGER--Conditions to Consummation of the Merger," and "--Regulatory Approvals."

CONDUCT OF BUSINESS PENDING MERGER

    CU. The Merger Agreement contains certain restrictions on the conduct of CU's business prior to the Effective Time. Certain purposes of these restrictions are to (i) ensure that CU is in substantially the same condition at the Effective Time as it was on or prior to the date of the Merger Agreement,
(ii) ensure that the Effective Time is not unnecessarily delayed and (iii) preserve the status of the Merger as a reorganization within the meaning of
Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

    BHI. The Merger Agreement also contains certain restrictions on the conduct of BHI's business prior to the Effective Time. Certain purposes of these restrictions are to ensure that (i) BHI does not take action that adversely affects the rights of BHI Stock and (ii) the Effective Time is not unnecessarily delayed.

    See "THE MERGER--Conduct of Business Pending the Merger."

TERMINATION OF THE MERGER AGREEMENT

    The Merger Agreement may be terminated at any time prior to the Effective Time, either before or after its approval by the shareholders of CU, (i) by the mutual agreement of CU and BHI, (ii) by CU or BHI if for any period of 10 consecutive trading days prior to the Closing Date the closing price of BHI Stock on the NYSE is less than $35.50, (iii) by CU if for any period of 10 consecutive trading days prior to the Closing Date the closing price of BHI Stock on the NYSE is less than $37.71875 AND for each such day the number obtained by dividing the closing price of the BHI Stock by $44.375 is less than 85% of the number obtained by dividing the closing price of the Standard and Poor's Bank Index (the "Index Price") for that day by 524.05 (the Index Price on the trading day immediately preceding execution of the Merger Agreement), and
(iv) by one or both parties under various other circumstances, including the failure of the Merger to be effective by September 30, 1997 (subject to possible extension for up to 90 days) unless such failure is due to a breach of the Merger Agreement by the party seeking to terminate. See "THE MERGER--Amendment and Termination."

    Following the Special Meeting, if CU should have a right to terminate the Merger Agreement as the result of reductions in the price of BHI Stock, the CU Board of Directors will have the discretion, without the necessity of a further vote of the CU shareholders, to determine whether or not to proceed with the Merger. In exercising such discretion, the CU Board of Directors anticipates that it would review current information and consider a variety of factors, including those which it considered in making its initial decision to enter into the Merger Agreement. Based thereon, the Board of Directors may determine not to exercise CU's right to terminate the Merger Agreement. See "THE MERGER--Background of and Reasons for the Merger" and "--Amendment and Termination."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    As of the Record Date the directors and executive officers of CU beneficially owned [622,041] outstanding shares of CU Stock. All of such shares (in addition to any shares acquired upon exercise of options prior to the Effective Time) will be converted into the right to receive cash or BHI Stock or both at the Effective Time in the same manner as will the shares of CU Stock held by all other CU shareholders. In addition, directors and executive officers of CU held as of such date options to purchase [566,702] shares of CU Stock at a weighted average exercise price of [$5.91]. Unexercised CU Options held by CU Bank employees (including those held by executive officers who are employees of CU Bank) as of the Effective Time shall be assumed or replaced by BHI subject to and contingent upon certain specified conditions. All other unexercised options will be cancelled.

    The Merger Agreement provides that all rights to indemnification or exculpation existing in favor of the directors and officers of CU or CU Bank in effect as of January 31, 1997 with respect to matters occurring before the Effective Time of the Merger will survive the Merger and will continue in full force and effect for a period of six years following the Effective Time. The Merger Agreement further provides that directors' and officers' liability insurance coverage will be provided to directors and officers of CU and CU Bank covering acts and omissions prior to the Effective Time, including acts related to the Merger Agreement. Such coverage will be provided, at the election of BHI, either pursuant to insurance policies maintained by BHI or pursuant to a policy obtained by CU. The Merger Agreement also provides that the employee benefits provided to CU Bank employees immediately following the Effective Time shall be substantially equivalent to the benefits to which such employees were entitled as of the date of the Merger Agreement.

    Under the Merger Agreement and pursuant to the terms of certain incentive agreements to be entered into prior to the Closing Date, certain key employees of CU and CU Bank (including certain executive officers of CU and CU Bank) who are employed by CU Bank at the Effective Time will be entitled to receive certain incentive payments totalling $1,082,000 and will be granted at-market incentive stock options to purchase a total of 39,000 shares of BHI Stock. In addition, at the Effective Time, CU will make cash payments of $265,000 and $212,000 to Messrs. Stephen G. Carpenter and David I. Rainer, Chief Executive Officer and President of CU, respectively.

    See "THE MERGER--Interests of Certain Persons in the Merger."

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

    It is intended that the Merger will be treated as a tax-deferred reorganization within the meaning of Section 368 of the Code and accordingly, for federal income tax purposes, (i) no gain or loss will be recognized by either CU or BHI as a result of the Merger, (ii) in general, holders of CU Stock will not recognize gain or loss to the extent that they receive BHI Stock in exchange for CU Stock, and (iii) in general, if cash is received by a holder of CU Stock in exchange for some or all of such CU Stock, all or a portion of such cash may be taxable as capital gain or or as ordinary income, depending on the holder's particular circumstances. See "THE MERGER--Certain Federal Income Tax Considerations."

ACCOUNTING TREATMENT

    The Merger will be accounted for by BHI under the purchase method of accounting. See "THE MERGER--Accounting Treatment."

SHAREHOLDER'S AGREEMENTS

    Each of the directors of CU has agreed, pursuant to a Shareholder's Agreement, to vote all shares of CU Stock held by such director in favor of the Merger Proposal. In addition, the CU directors have agreed to vote their shares of CU Stock against any action that could interfere with, delay, or materially adversely affect the contemplated economic benefits to BHI of the Merger or the Stock Option Agreement, and against extraordinary corporate transactions, changes in the majority of the CU Board of Directors, or certain other material changes. See "CERTAIN RELATED AGREEMENTS--Shareholder's Agreements."

STOCK OPTION AGREEMENT

    Concurrently with the execution and delivery of the Merger Agreement, and as a condition and inducement thereto, BHI and CU entered into a Stock Option Agreement, pursuant to which CU granted BHI an option to purchase up to 2,260,421 shares of CU Stock (or such other number as shall represent 19.9% of the then outstanding shares of CU Stock) at a price of $13.00 per share. The option will become exercisable only upon occurrence of certain triggering events that generally relate to competing proposals to acquire CU. The Stock Option Agreement includes provisions that could require CU to repurchase the option granted thereby at a minimum price of $5,000,000. The Stock Option Agreement is intended to increase the likelihood that the Merger will be consummated, and may have the effect of discouraging alternative acquisition proposals, including proposals involving greater consideration than that provided by the Merger Agreement. The consummation of transactions pursuant to the Stock Option Agreement may be subject to, among other things, receipt of any required regulatory approvals. See "CERTAIN RELATED AGREEMENTS--Stock Option Agreement."

DISSENTERS' RIGHTS

    If holders of five percent (5%) or more of the outstanding CU Stock vote against the Merger and make a written demand upon CU for the purchase of dissenting shares and otherwise perfect their rights in accordance with the provisions of Chapter 13 of the California General Corporation Law (the "California Code"), such holders will be entitled to receive an amount equal to the fair market value of their shares as of February 24, 1997, the last trading day before the public announcement of the Merger. See "DISSENTERS' RIGHTS" and Appendix C.

CERTAIN DIFFERENCES IN SHAREHOLDERS' RIGHTS

    CU shareholders' rights are currently governed by California law, the CU Articles of Incorporation (the "CU Articles") and the CU Bylaws. Upon consummation of the Merger, holders of CU Stock receiving BHI Stock will become shareholders of BHI and their rights as such will be governed by Hawaii law, the BHI Articles of Incorporation (the "BHI Articles") and the BHI Bylaws. See "COMPARISON OF RIGHTS OF SHAREHOLDERS."

MARKETS AND MARKET PRICES

    BHI Stock is listed on the NYSE under the symbol "BOH" and CU Stock is quoted on the Nasdaq National Market under the symbol "CUBN." The following table sets forth the high and low closing price per share of BHI Stock, as reported on the NYSE Composite Tape, and the high and low closing price per share of CU Stock, as reported on the Nasdaq National Market, for each calendar quarter during 1995 and 1996.

                                                                      PRICE PER SHARE
                                                         ------------------------------------------
                                                              BHI STOCK              CU STOCK
                                                         --------------------  --------------------
                                                           HIGH        LOW       HIGH        LOW
                                                         ---------  ---------  ---------  ---------
1995
First Quarter..........................................  $   28.50  $   24.88  $    7.50  $    7.13
Second Quarter.........................................  $   30.88  $   27.63  $    7.13  $    6.86
Third Quarter..........................................  $   36.75  $   29.38  $    8.75  $    6.94
Fourth Quarter.........................................  $   37.13  $   32.50  $   10.25  $    8.38

1996
First Quarter..........................................  $   36.25  $   33.25  $   11.50  $    9.27
Second Quarter.........................................  $   37.63  $   33.13  $   11.25  $    9.75
Third Quarter..........................................  $   39.75  $   34.13  $   11.63  $    9.88
Fourth Quarter.........................................  $   44.00  $   38.38  $   11.63  $    9.75

    The closing price per share of BHI Stock, as reported on the NYSE Composite Tape, and the closing price per share of CU Stock, as reported on the Nasdaq National Market, as of February 24, 1997, the last trading day before the date on which BHI and CU announced execution of the Merger Agreement, and as of [March 27,] 1997, and equivalent per share prices for CU Stock based on the BHI Stock prices, were as follows:

                                                                                 CU PRO FORMA
                                               BHI STOCK PRICE  CU STOCK PRICE  EQUIVALENT(A)
                                               ---------------  --------------  --------------
February 24, 1997............................         $45.00          $13.25          $15.34
[March 27,] 1997.............................  [$      43.875 ] [$     14.50  ] [$     15.34  ]

------------------------

(A) Represents the equivalent of one share of CU Stock calculated by multiplying the closing price of BHI Stock by an implied exchange ratio calculated as though the Average Price of BHI Stock were equal to such closing price of BHI Stock.

    Following the Merger, CU Stock will no longer exist and, as a result, will no longer be quoted on the Nasdaq National Market. The shares of BHI Stock issued in connection with the Merger will be listed on the NYSE.

SELECTED CONSOLIDATED FINANCIAL DATA

    The following sets forth selected consolidated historical financial and other data for BHI and its consolidated subsidiaries and CU and its consolidated subsidiary as of, and for each of the five years ended, December 31, 1992 through 1996. Such data should be read in conjunction with, and is qualified in its entirety by, the more detailed information, Management's Discussion and Analysis of Financial Condition and Results of Operations, and the consolidated financial statements and notes thereto in the documents described under "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

                     BANCORP HAWAII, INC. AND SUBSIDIARIES
                      (IN MILLIONS EXCEPT PER SHARE DATA)

                                                      1996        1995        1994        1993        1992
                                                   ----------  ----------  ----------  ----------  ----------
STATEMENT OF CONDITION
Net Loans........................................  $  8,347.9  $  7,853.0  $  7,599.5  $  6,983.1  $  6,691.7
Total Assets.....................................    14,009.2    13,206.8    12,586.4    12,462.1    12,713.1
Total Deposits...................................     8,684.1     7,576.8     7,115.1     7,005.0     7,890.5
Total Long-term Debt.............................       932.1     1,063.4       861.6       378.2       119.4
Total Shareholders' Equity.......................     1,066.1     1,054.4       966.8       938.1       828.3

OPERATING RESULTS
Net Interest Income..............................  $    481.3  $    428.5  $    449.3  $    467.2  $    436.2
Provision for Possible Losses....................        22.2        17.0        21.9        54.2        50.1
Net Income.......................................       133.1       121.8       117.7       132.6       127.5
Earnings per Share...............................  $     3.23  $     2.90  $     2.75  $     3.09  $     3.00
Cash Dividends Paid per Common Share.............  $     1.16  $     1.08  $     1.04  $     0.90  $     0.85

KEY RATIOS
Return on Average Assets.........................        0.99%       0.98%       0.93%       1.05%       1.10%
Return on Average Equity.........................       12.43%      11.87%      12.13%      14.85%      16.25%
Total Capital Ratio..............................       12.96%      12.74%      12.99%      13.60%      11.49%
Leverage Ratio...................................        7.98%       7.82%       7.28%       6.89%       6.37%
Reserve for Losses to Outstanding Loans..........        1.97%       1.90%       1.92%       1.76%       1.89%

                           CU BANCORP AND SUBSIDIARY
                      (IN MILLIONS EXCEPT PER SHARE DATA)

                                                                     1996       1995       1994       1993       1992
                                                                   ---------  ---------  ---------  ---------  ---------
STATEMENT OF CONDITION
Net Loans........................................................  $   464.6  $   391.8  $   363.0  $   330.6  $   426.9
Total Assets.....................................................      844.2      749.1      743.8      670.5      762.9
Total Deposits...................................................      737.4      653.5      656.5      574.7      680.5
Total Long-term Debt.............................................        0.0        0.0        0.0        0.0        0.0
Total Shareholders' Equity.......................................       88.5       84.4       75.4       74.4       68.3

OPERATING RESULTS
Net Interest Income..............................................  $    45.0  $    40.0  $    36.4  $    34.8  $    42.4
Provision for Possible Losses....................................        4.4        2.1        0.8        1.2       23.1
Net Income.......................................................        0.7        6.7        5.9        5.7       (7.7)
Earnings per Share...............................................  $    0.06  $    0.62  $    0.56  $    0.55  $   (0.76)
Cash Dividends Paid per Common Share.............................  $    0.17  $    0.20  $    0.12  $    0.09  $    0.12

KEY RATIOS
Return on Average Assets.........................................       0.09%      0.91%      0.84%      0.81%     (1.14%)
Return on Average Equity.........................................       0.80%      8.40%      7.90%      8.07%    (11.35%)
Total Capital Ratio..............................................      15.65%     16.19%     16.45%     17.12%     13.90%
Leverage Ratio...................................................       9.70%     10.50%     10.30%      9.90%      7.70%
Reserve for Losses to Outstanding Loans..........................       2.54%      2.50%      2.74%      2.96%      3.83%

COMPARATIVE PER SHARE DATA (UNAUDITED)

    The following table sets forth for BHI Stock and CU Stock certain historical, pro forma consolidated and pro forma equivalent financial information for the year ended December 31, 1996. The pro forma consolidated information for BHI and CU is presented after giving effect to two purchase transactions completed by BHI in the first quarter of 1997 and after giving effect to the acquisition of CU, each utilizing the purchase method of accounting. The pro forma information assumes such acquisitions had been made at the beginning of 1996. The pro forma information does not purport to be indicative of the results of future operations or the results that would have occurred had the Merger been consummated at the beginning of the period. The information presented herein should be read in conjunction with Management s Discussion and Analysis of Financial Condition and Results of Operations, the consolidated financial statements and notes thereto, and the other information contained in the documents described under "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

                                                                              PRO FORMA
                                                                   --------------------------------
                                                  HISTORICAL       BHI AND CU PRO
                                             --------------------       FORMA        CU PRO FORMA
                                                BHI        CU      CONSOLIDATED(1)   EQUIVALENT(2)
                                             ---------  ---------  ---------------  ---------------
PER COMMON SHARE
  (IN DOLLARS)
Net Income:
  1996.....................................  $    3.23  $    0.08     $    2.77        $    0.95
Cash Dividend Paid:
  1996.....................................  $    1.16  $    0.17     $    1.16        $    0.39
Book Value:
  1996.....................................  $   26.68  $    7.08     $   24.05        $    8.20

------------------------

(1) The pro forma consolidated amounts are based on combined 1996 data for BHI and CU. Pro forma data reflects purchase accounting adjustments and amortization of goodwill. The pro forma calculations assume a BHI Stock price of $45.00, the exchange for BHI Stock of 70% of the CU Stock outstanding as of December 31, 1996 at an Exchange Ratio of .3409, and that the aggregate number of additional shares of BHI Stock issued as a result is approximately 2.7 million shares. Additionally, fully diluted equivalent shares, used in calculating earnings per share, have been adjusted by 0.1 million shares to reflect options to acquire CU Stock outstanding as of December 31, 1996. Pro forma data does not reflect the effects of any future acquisitions by BHI of BHI Stock. See "THE MERGER--Certain Post-Merger Matters."

(2) Represents the pro forma equivalent of one share of CU Stock, calculated by multiplying the BHI and CU pro forma consolidated data by an assumed Exchange Ratio of .3409 (obtained by dividing $15.34 by an assumed Average Price of BHI Stock of $45.00).

                                  INTRODUCTION

GENERAL

    This Proxy Statement/Prospectus is being furnished to the holders of CU Stock in connection with the solicitation of proxies by the Board of Directors of CU for use at the Special Meeting of CU shareholders to be held at the Long Beach Airport Marriott Hotel, 4700 Airport Drive, Long Beach, California, on Friday, June 27, 1997, at 10:00 a.m., Pacific Daylight Time, and at any adjournments or postponements thereof.

    At the Special Meeting, the shareholders of record of CU Stock as of the close of business on April 28, 1997, will consider and vote upon a proposal (the "Merger Proposal") to approve the Merger Agreement and related Plan of Merger pursuant to which CU will merge with and into BHI, and the Merger. Upon consummation of the Merger, each outstanding share of CU Stock (other than Dissenting Shares and Cancelled Shares (each as hereinafter defined)) will be converted into the right to receive, at the election of the holder thereof, and subject to the proration procedures, limitations and adjustments described herein, either: (1) a fraction of a share of BHI Stock calculated as described herein; or (2) $15.34 in cash. See "THE SPECIAL MEETING" and "THE MERGER--Consideration Payable Upon Consummation of the Merger." The BHI Board of Directors has approved the issuance of the shares of BHI Stock to be issued upon consummation of the Merger. Approval of the shareholders of BHI is not required for the issuance of the shares of BHI Stock or the consummation of the Merger.

    This Proxy Statement/Prospectus also constitutes a prospectus of BHI in respect of the shares of BHI Stock to be issued in connection with the Merger.

PARTIES TO THE MERGER

    BANCORP HAWAII, INC. Bancorp Hawaii, Inc. is a regional multi-bank holding company registered under the Bank Holding Company Act of 1956, as amended (the "BHCA"). As of December 31, 1996, BHI had total assets of $14.0 billion, total deposits of $8.7 billion, shareholders' equity of $1.1 billion and was, in terms of assets, the largest bank holding company headquartered in Hawaii.

    BHI was organized under the laws of Hawaii on August 12, 1971, as the first bank holding company in the State of Hawaii, and has been continuously in business since. Its principal executive offices are located at 130 Merchant Street, Honolulu, Hawaii, and its telephone number at that address is (808) 643-3888.

    BHI provides varied financial services to customers in Hawaii, other areas of the Pacific Basin, Asia and the U.S. Mainland. The principal subsidiaries of BHI are Bank of Hawaii and Bancorp Pacific, Inc. (the holding company, formerly known as FirstFed America, Inc., of First Federal Savings and Loan Association of America).

    Bank of Hawaii was organized under the laws of Hawaii on December 17, 1897, and has been continuously in business since. Its headquarters are in Honolulu, Hawaii, and its deposits are insured by the Federal Deposit Insurance Corporation ("FDIC"). It is not a member of the Federal Reserve.

    Bank of Hawaii, with total assets of $12.5 billion as of December 31, 1996, provides general retail and commercial banking services in its four primary markets: Hawaii, the Pacific Islands, Asia, and the U.S. Mainland, through branch offices in the State of Hawaii, an Edge Act office in New York City and branches or representative offices in American Samoa, Bahamas (Nassau), Commonwealth of the Northern Mariana Islands (Saipan), Federated States of Micronesia (Pohnpei, Kosrae and Yap), Guam, Hong Kong, Japan (Tokyo), Korea (Seoul), Philippines (Manila, Davao, and Cebu), Republic of Fiji (Suva, Nadi, and Lautoka), Republic of the Marshall Islands (Majuro), Republic of Palau (Koror), Singapore and Taiwan (Taipei). Bank of Hawaii also has affiliates in New Caledonia, Papua New Guinea, Solomon Islands, Tahiti, Tonga, Vanuatu and Western Samoa.

    Bank of Hawaii focuses its lending activities on loans to small and middle market businesses operating in its local markets, loans to Fortune 1000 companies that may have a Pacific orientation, loans to the communications and media industry, and loans secured by real estate properties. At December 31, 1996, Bank of Hawaii's net loan portfolio totaled $7.1 billion and consisted of approximately 23.7% commercial and industrial loans, approximately 39.4% real estate loans, 20.3% foreign loans, with the balance of loans concentrated in the consumer, international and lease financing sectors. The largest segment of Bank of Hawaii's real estate loan portfolio was represented by domestic loans secured by residential properties which totaled approximately 55.2% of the total domestic real estate loan portfolio at December 31, 1996. The remainder of this portfolio consisted mainly of loans on income producing commercial properties. Non-performing assets for Bank of Hawaii totaled $69.4 million at December 31, 1996, which was 0.94% of total loans and other real estate owned. Bank of Hawaii's loan loss reserve at that date was 2.06% of total loans, representing 215.3% of non-performing assets.

    Bank of Hawaii owns all the outstanding stock of Hawaiian Trust Company, Limited, Bank of Hawaii International, Inc. and other subsidiaries engaged in lease financing, international payments, securities brokerage, insurance agency and investment advisory services. Hawaiian Trust Company, which was organized under the laws of Hawaii on August 10, 1898, offers trust services primarily in the State of Hawaii and the Territory of Guam. Through Bank of Hawaii's ownership of Bank of Hawaii International, Inc., formed in 1968, equity interests are held in the following foreign financial institutions: Bank of Tonga--30%; Banque de Nouvelle Caledonie, New Caledonia--91%; Banque de Tahiti--92%; Pacific Commercial Bank, Limited, Western Samoa--43%; Banque d'Hawaii (Vanuatu) Ltd.--100%; and National Bank of Solomon Islands Ltd.--51%. On March 10, 1997, Bank of Hawaii International, Inc. completed the acquisition of Indosuez Niugini Bank Ltd., Papua New Guinea, which will operate as Bank of Hawaii (PNG) Ltd., a wholly owned subsidiary of Bancorp Hawaii International, Inc.

    Bancorp Pacific, Inc.'s only significant business is conducted through its wholly owned subsidiary, First Federal Savings and Loan Association of America ("First Federal"). First Federal, a federally chartered stock savings and loan association, has been in operation since 1904. In 1978, First Federal merged with Island Federal Savings and Loan Association of Honolulu, Hawaii, and during the 1980s acquired several smaller savings and loan associations. First Federal operates 25 full service offices throughout Hawaii. Its deposits are also insured by the FDIC. As of December 31, 1996, First Federal had total assets of $1.2 billion and total deposits of $867.9 million. Its subsidiary, First Savings and Loan Association of America, operates three offices in the Territory of Guam and one in Saipan.

    BHI also owns all the outstanding stock (except for directors' qualifying shares) of Pacific Century Bank, N.A. (which, until March 21, 1997 was known as First National Bank of Arizona), organized under the laws of the United States and having its principal office in Phoenix, Arizona. Pacific Century Bank, N.A., with assets of $203.3 million as of December 31, 1996, provides customary banking services through six branches located in the State of Arizona. On March 21, 1997, it completed the acquisition of four additional branches in Arizona from Home Savings of America, F.S.B., with combined deposits of approximately $250 million. In addition, BHI owns other non-banking subsidiaries engaged in insurance agency and credit life insurance services.

    As discussed in the documents incorporated herein by reference, BHI and its subsidiaries are subject to extensive regulation by federal and state regulators, including the Board of Governors of the Federal Reserve, the FDIC, the Office of Thrift Supervision, the Comptroller of the Currency, and the Department of Commerce and Consumer Affairs of the State of Hawaii. These regulatory bodies examine BHI or one or more of its subsidiaries and supervise numerous aspects of their business.

    Additional information about BHI is included in documents incorporated by reference into this Proxy Statement/Prospectus. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."

    CU BANCORP. CU was incorporated under the laws of the State of California on September 3, 1981 and is registered as a bank holding company under the BHCA. CU does not conduct any activities other than in connection with its ownership of CU Bank, a California state chartered bank, which is its sole subsidiary. As of December 31, 1996, CU had total consolidated assets of $844.2 million, total consolidated deposits of $737.4 million and total shareholders' equity of $88.5 million. The principal executive offices of CU are located at 16030 Ventura Boulevard, Encino, California 91436-4487, and its telephone number at that address is (818) 907-9122.

    At December 31, 1995, CU's sole subsidiary was California United Bank, National Association ("CUBNA"), a national banking association. On January 12, 1996, CUBNA merged with Corporate Bank, a California state chartered bank, with CUBNA as the surviving association. On August 9, 1996, CU merged with Home Interstate Bancorp, with CU being the surviving corporation. At the same time, CUBNA merged with and into Home Bank, a California state chartered bank and a wholly owned subsidiary of Home Interstate Bancorp, with Home Bank being the surviving corporation, under the name of California United Bank. Home Bank was founded in February 1950 and was licensed by the California State Banking department and commenced operations as a state chartered bank on October 28, 1950. CU Bank is a member of the Federal Reserve System and its deposits are insured up to the maximum extent permitted by law.

    CU Bank provides varied commercial and individual banking services through its commercial banking operation as well as through its Entertainment, Private Banking, Investment, Business Banking and SBA divisions and through its International Trade Services Group. CU Bank makes real estate construction loans and a variety of other real estate loans. CU Bank also offers a wide range of banking services to individuals including personal checking accounts, NOW and savings accounts and time certificates of deposit and offers a variety of special banking and financial services to its individual customers including telephone transfers between accounts, travelers' checks, money orders, safe deposit boxes, discount stock brokerage and notary services. CU Bank has walk-up, drive through and ATM facilities with extended hours for customers' convenience.

    CU Bank's lending activities are concentrated in four primary areas: commercial loans, real estate construction loans, other real estate loans and installment loans. At December 31, 1996, these four categories accounted for approximately 55%, 5%, 32%, and 8%, respectively of CU Bank's loan portfolio.

    CU Bank operates from 21 locations in California including its head office in Encino and branches in West Los Angeles, Camarillo, Gardena, City of Industry, Santa Ana, Anaheim, Signal Hill, Brea, Hacienda Heights, Irvine, Lomita, Los Alamitos, Lynwood, Manhattan Beach, Paramount, Redondo Beach, San Pedro (2), Torrance and Westminster.

                              THE SPECIAL MEETING

RECORD DATE

    The CU Board of Directors has fixed the close of business on April 28, 1997, as the Record Date for the determination of shareholders entitled to notice of, and to vote at, the Special Meeting. Accordingly, only holders of record of shares of CU Stock on the Record Date will be entitled to vote at the Special Meeting. As of the Record Date, there were [11,377,197] shares of CU Stock outstanding held by approximately [1,400] shareholders of record.

PROXIES

    When a proxy card is returned, properly signed and dated, the shares represented thereby will be voted in accordance with the instructions on the proxy card. If a shareholder does not attend the Special Meeting and if a shareholder does not return the signed proxy card, such holder's shares will not be voted and this will have the effect of a vote "AGAINST" the approval of the Merger Agreement and the Merger (except for purposes of dissenters' rights, as explained under "DISSENTERS' RIGHTS".) Shareholders are urged to mark the box on the proxy card to indicate how their shares are to be voted. If a shareholder returns a signed proxy card but does not indicate how the shares represented by the proxy card are to be voted, such shares will be voted "FOR" approval of the Merger Proposal. The proxy card also confers discretionary authority on the proxy holder to vote the shares represented thereby on any other matter that is properly presented for action at the Special Meeting. A shareholder who has given a proxy may revoke it at any time prior to its exercise at the Special Meeting by delivering an instrument of revocation to the Secretary of CU, by duly executing and submitting a proxy card bearing a later date, or by appearing at the Special Meeting and voting in person. However, the mere presence at the Special Meeting of the shareholder who has given a proxy will not revoke such proxy. In addition, brokers who hold shares of CU Stock as nominees will not have discretionary authority to vote such shares in connection with the Merger Proposal in the absence of instructions from the beneficial owners.

    Expenses related to solicitation of proxies for the Special Meeting will be borne by CU. Proxies will be solicited by mail and may also be solicited by telephone or other means of communication. Certain directors, officers and employees of CU may solicit proxies (for no additional compensation) by personal interview, telephone, telegram or similar means of communication. CU has retained the services of D.F. King & Co., Inc. to assist in soliciting proxies from shareholders and brokers, banks and other institutions, nominees and fiduciaries for a fee estimated at $10,000, plus reimbursement of reasonable expenses. Banks, trust companies, brokerage firms and other custodians, nominees and fiduciaries will be reimbursed for their reasonable expenses in forwarding these proxy materials to their principals.

CU SHAREHOLDERS SHOULD NOT SEND STOCK CERTIFICATES WITH THEIR PROXY CARDS.

QUORUM

    The presence, either in person or by properly executed proxies, of the holders of a majority of the outstanding shares of CU Stock is necessary to constitute a quorum at the Special Meeting. Abstentions will be counted for purposes of establishing a quorum.

VOTE REQUIRED

    CU shareholders are entitled to one vote at the Special Meeting for each share of CU Stock held of record by them on the Record Date. Approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of CU Stock. Abstentions and broker non-votes will have the same effect as a vote "AGAINST" the proposal, except for purposes of entitlement to dissenters' rights. See "DISSENTERS' RIGHTS."

    Directors, executive officers and affiliates of such directors and executive officers of CU beneficially owned an aggregate of [1,164,849] shares of outstanding CU Stock (not including shares issuable upon exercise of stock options) or approximately [10.24]% of the shares outstanding as of the Record Date. All of CU's directors have agreed to vote their approximately [612,573] shares (approximately [5.38]%) in favor of the Merger Proposal. See "CERTAIN RELATED AGREEMENTS--Shareholder's Agreements." As of the Record Date, BHI beneficially owned [53,900] shares of CU Stock and intends to vote such shares in favor of the Merger Proposal.

    A majority of the shares of CU Stock present at the Special Meeting, in person or by proxy, whether or not constituting a quorum, may vote to, and the CU Board of Directors in its discretion may, adjourn the Special Meeting from time to time without further notice, including for the purpose of soliciting additional proxies. Proxies containing a vote against the Merger Proposal will not be used to vote in favor of any such adjournment.

                                   THE MERGER

    The following information, insofar as it relates to matters contained in the Merger Agreement and the Exhibits thereto, is qualified in its entirety by reference to the Merger Agreement, which is incorporated herein by reference and attached hereto as Appendix A. CU shareholders are urged to read the Merger Agreement carefully.

BACKGROUND OF AND REASONS FOR THE MERGER

    CU's informal strategy as expressed in its past performance and strategic planning discussions was to continue as an independent bank and to grow, through both internal growth and by acquisition/merger with other quality institutions. CU was actively engaged in seeking out acceptable candidates for such acquisition or merger.

    In September 1996, representatives of BHI's financial advisors, Credit Suisse First Boston Corporation, contacted Stephen G. Carpenter, Chairman of the Board and Chief Executive Officer of CU, to explore the possibility of a combination between BHI and CU. This telephone conversation was unsolicited by CU. As a result, Mr. Carpenter engaged in informal discussions with several members of the CU Board of Directors to seek their views on the matter. Issues discussed were the impact on CU's strategic plan, the fact that the integration of Home Interstate Bancorp and CU was still ongoing and the possible benefits to the CU shareholders from such a transaction. The informal consensus was that further exploration of the possible combination was appropriate.

    On October 4, 1996, Mr. Carpenter and David Rainer, CU's President and Chief Operating Officer, met with David Houle, BHI's Chief Financial Officer, in Los Angeles. They discussed the general structure of BHI's possible acquisition of CU, including that the consideration would be a mix of cash and BHI Stock which was traded on the NYSE. Mr. Houle requested Messrs. Carpenter and Rainer to visit with BHI at its headquarters to further discuss the proposal and become acquainted with BHI and its leadership. Mr. Carpenter and Mr. Rainer informally consulted with the CU Board of Directors, informing them of these matters.

    On November 14, 1996, Messrs. Carpenter and Rainer met with BHI Chairman and Chief Executive Officer Lawrence Johnson, President and Chief Operating Officer Richard Dahl, Chief Financial Officer David Houle, and other BHI officers in Honolulu. During the course of those meetings, corporate culture, credit policies, management and business strategies, continuity of management, and similar issues were discussed. Upon their return, Messrs. Carpenter and Rainer reported the results of these meetings to the CU Board of Directors. The Board determined that CU should review the proposal completely, should it be formally made by BHI. Management was requested to retain an investment banker to assist CU in negotiations should they take place and to provide to the Board of Directors appropriate information on the fairness of any proposal from a financial point of view.

    In the course of the discussions with BHI, BHI had requested that CU provide certain information which was not public. As a result, on November 22, 1996, CU and BHI entered into a confidentiality and standstill agreement.

    During December 1996, CU interviewed investment bankers to assist CU with the possible transaction. At a meeting of the CU Board of Directors on December 16, 1996, the Board considered the qualifications, background and expertise of investment bankers as well as the terms and conditions of their engagement. On January 2, 1997, CU entered into an engagement letter with Montgomery. Montgomery had acted as a financial advisor to CU in connection with the sale of its mortgage division in 1993, and in connection with its merger with Home Interstate Bancorp in August 1996. Montgomery had also acted as a financial advisor to Home Interstate Bancorp both prior to the agreement to merge with CU and in connection with that transaction.

    In a letter dated January 9, 1997, Thomas Leppert, Vice Chairman of BHI, expressed BHI's interest in acquiring CU. Under the terms of the January 9 non-binding proposal, each share of CU would have been exchanged for consideration consisting of BHI Stock and cash, having a value of $14 per share.

    Over the course of the two following weeks, CU and its financial advisor reviewed and analyzed the BHI proposal. Based upon this review, including the market price of CU during that period, CU's advisors notified BHI's advisors that CU viewed $14 per share as inadequate.

    On January 18, 1997, Messrs. Leppert and Houle came to Los Angeles where they met with Messrs. Carpenter and Rainer. In the course of those discussions, Mr. Leppert indicated that, subject to due diligence, BHI would be prepared to raise its offer to $15.55 per share.

    At the regular meeting of the CU Board on January 28, Mr. Carpenter communicated this new offer to the CU Board and its financial advisors. The CU Board directed management to continue negotiations, commence due diligence and employ counsel. Discussions among the financial advisors and counsel continued on an outline of terms.

    At a meeting of the CU Board held on February 7, 1997, the CU Board reviewed, with the assistance of CU management, legal and financial advisors, the BHI proposal, presentations by management and Montgomery concerning the BHI proposal and an outline of terms of the definitive merger agreement. Based upon that review and after consideration of other factors, the CU Board unanimously approved management's going forward with the due diligence process and the negotiation of a definitive agreement.

    BHI conducted due diligence during the week of February 10, 1996. On February 14, BHI indicated that the number of outstanding options to acquire CU Stock was higher than BHI had previously ascertained, due, in part, to grants of options in November 1996, grants in which executive officers did not participate. As a result, BHI indicated that its prior offer (which was based on 11,650,000 fully diluted shares of CU Stock, for a total purchase price of $181,157,500) was to be adjusted by a reduction of $0.34 per share. The advisors continued to negotiate while discussions were ongoing relative to the number of outstanding options and other information related to stock options. On February 18, the CU Board held a telephonic meeting to consider a transaction at a revised price of $15.34 per share of CU Stock (which, based on the larger number of fully diluted shares outstanding, resulted in a purchase price of approximately $182,803,000). It was determined to call a full meeting of the Board of Directors on February 21.

    On February 21, the CU Board met to review the definitive agreement, including the final consideration. With the assistance of CU's management, legal and financial advisors, the CU Board heard presentations concerning the BHI proposal, including review of the definitive Merger Agreement, an analysis of BHI's financial performance and Montgomery's fairness opinion concerning the fairness of the consideration to the shareholders of CU. Based upon that review and after consideration of all relevant factors, the CU Board unanimously approved the Merger Agreement.

    BHI has undertaken the Merger as part of its strategy of geographic diversification across the Asia-Pacific region. Southern California has been a focus of that strategy because it is a large and vibrant market with a substantial Asia-Pacific trade orientation, and a banking market that offers expansion opportunities. In evaluating Southern California acquisition candidates, BHI viewed CU as an attractive opportunity because of its financial condition, its quality management, its strength with middle-market businesses that form an important part of BHI's customer base, and CU's recent initiatives involving international trade finance. BHI believes the Merger with CU will create diversification and growth opportunities and position BHI to accomplish further expansion through additional acquisitions. On February 24, 1997 the BHI Board of Directors approved the Merger Agreement and the Plan of Merger and determined that the Merger and the issuance of the BHI Stock pursuant thereto are in the best interests of BHI and its shareholders. Approval of BHI's shareholders is not required for the Merger Proposal.

RECOMMENDATION OF THE CU BOARD OF DIRECTORS

    The CU Board of Directors has determined that the Merger Agreement and related Plan of Merger are fair to, and in the best interests of, CU and its shareholders, and unanimously recommends that the CU shareholders approve the Merger Proposal. The CU Board of Directors believes that the Merger will enable CU shareholders to realize significant value on their investment and also enable them to participate in opportunities for growth that the CU Board of Directors believes the Merger makes possible.

    In reaching its determination that the Merger Agreement and related Plan of Merger are fair to, and in the best interests of, CU and the CU shareholders, the CU Board of Directors considered a number of factors including, among other things, the following:

        (i) information concerning the financial performance and condition, business operations, capital levels, asset quality and prospects of BHI, including the significant performance and market share achieved by BHI in its principal markets;

        (ii) the unique strategic fit between two financially sound institutions such as BHI and CU with complimentary markets, and the resulting geographic diversity of the combined entity;

       (iii) the value of the consideration offered by BHI, especially in light of the value of the consideration received in other bank mergers both in California and elsewhere in the United States in recent years;

        (iv) the benefits to be realized by the CU shareholders who choose to receive BHI Stock in the Merger in holding a more liquid stock, traded on the NYSE, and with a record of strong dividends;

        (v) the fact that the Merger will generally be tax-free for federal income tax purposes for the CU shareholders to the extent they receive BHI Stock in the Merger;

        (vi) the opportunity to receive cash for CU shareholders who choose to do so;

       (vii) BHI's expressed intention to retain and build on substantially all of the management team of CU;

      (viii) the terms of the Merger Agreement, related Plan of Merger and other documents executed in connection with the Merger and the overall structure of the transaction; and

        (ix) the financial and other presentations of Montgomery, financial advisor to CU, and the written opinion of Montgomery, delivered to the CU Board of Directors on February 21, 1997 and updated by Montgomery's written opinion dated the date of this Proxy Statement/Prospectus, that the consideration is fair to the shareholders of CU from a financial point of view.

    While each member of the CU Board of Directors individually evaluated each of the foregoing as well as other factors, the CU Board of Directors collectively did not assign any specific or relative weight to the factors under consideration and did not make any determinations with respect to any individual factor. The CU Board of Directors collectively made its determination with respect to the Merger Proposal based on the unanimous conclusion reached by its members that the Merger Proposal, in light of the factors that each of them individually considered as appropriate, is fair and in the best interests of CU and its shareholders.

THE CU BOARD OF DIRECTORS HAS UNANIMOUSLY CONCLUDED THAT THE MERGER PROPOSAL IS IN THE BEST INTERESTS OF CU AND ITS SHAREHOLDERS. THE BOARD OF DIRECTORS OF CU HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT, THE PLAN OF MERGER, THE MERGER AND THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT, AND UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE TO APPROVE THE MERGER PROPOSAL.

OPINION OF FINANCIAL ADVISOR

    GENERAL. Pursuant to an engagement letter dated January 2, 1997 (the "Engagement Letter"), CU engaged Montgomery to evaluate a potential merger between CU and BHI. As part of its engagement, Montgomery agreed, if requested by CU, to render to the Board of Directors a fairness opinion with respect to a potential sale of CU. Montgomery is a nationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with merger transactions and other types of acquisitions, negotiated underwritings, private placements and valuations for corporate and other purposes. CU selected Montgomery to render the opinion on the basis of Montgomery's experience and expertise in transactions similar to the Merger and its reputation in the banking and investment communities. Montgomery was not retained nor did it advise CU with respect to alternatives to the Merger. Further, Montgomery was not requested to nor did it solicit or assist CU in soliciting indications of interest from third parties for all or any part of CU.

    At a meeting of the CU Board of Directors on February 21, 1997, Montgomery delivered its oral opinion that the consideration to be received by the holders of CU Stock pursuant to the Merger was fair to such shareholders from a financial point of view, as of the date of such opinion. Montgomery's oral opinion was subsequently confirmed in writing as of such date. Montgomery also delivered to the CU Board of Directors a written opinion as of the date of this Proxy Statement/Prospectus reconfirming its conclusions, as of the date of this Proxy Statement/Prospectus. No limitations were imposed by CU on Montgomery with respect to the investigation made or procedures followed in rendering its opinion.

    THE FULL TEXT OF MONTGOMERY'S WRITTEN OPINION TO THE CU BOARD OF DIRECTORS, DATED THE DATE OF THIS PROXY STATEMENT/PROSPECTUS, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED, AND LIMITATIONS OF THE REVIEW BY MONTGOMERY, IS ATTACHED HERETO AS APPENDIX D AND IS INCORPORATED HEREIN BY REFERENCE. THE FOLLOWING SUMMARY OF MONTGOMERY'S OPINION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION, WHICH SHOULD BE READ CAREFULLY AND IN ITS ENTIRETY. IN FURNISHING SUCH OPINION, MONTGOMERY DOES NOT ADMIT THAT IT IS AN EXPERT WITH RESPECT TO THE REGISTRATION STATEMENT OF WHICH THIS PROXY STATEMENT/ PROSPECTUS IS PART WITHIN THE MEANING OF THE TERM "EXPERTS" AS USED IN THE SECURITIES ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER, OR THAT ITS OPINION CONSTITUTES A REPORT OR VALUATION WITHIN THE MEANING OF SECTION 11 OF THE SECURITIES ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER, AND STATEMENTS TO THAT EFFECT ARE INCLUDED IN THE TEXT OF MONTGOMERY'S WRITTEN OPINION. MONTGOMERY'S OPINION IS ADDRESSED TO THE CU BOARD OF DIRECTORS, COVERS ONLY THE FAIRNESS OF THE CONSIDERATION TO BE RECEIVED BY HOLDERS OF CU STOCK FROM A FINANCIAL POINT OF VIEW AS OF THE DATE OF THE OPINION AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY HOLDER OF CU STOCK AS TO HOW SUCH SHAREHOLDER SHOULD VOTE AT THE SPECIAL MEETING.

    In connection with its February 21, 1997 opinion, Montgomery, among other things: (i) reviewed certain publicly available financial and other data with respect to CU and BHI, including the audited, consolidated financial statements for the fiscal years ended December 31, 1994 and 1995 and unaudited consolidated financial statements for the fiscal year ended December 31, 1996, and certain other relevant financial and operating data relating to CU and BHI made available to Montgomery from published sources and, in the case of CU, from the internal records of CU; (ii) reviewed a draft of the Merger Agreement; (iii) reviewed certain publicly available information concerning the trading of, and the trading market for, CU Stock and BHI Stock; (iv) compared both CU and BHI from a financial point of view with certain other companies in the banking industry, respectively, which Montgomery deemed to be relevant; (v) considered the financial terms, to the extent publicly available, of business combinations in the banking industry which Montgomery deemed to be comparable, in whole or in part, to the Merger; (vi) reviewed and discussed with representatives of the management of CU certain information of a business and financial nature regarding CU furnished to Montgomery by them, including financial forecasts and related assumptions of CU; (vii) made inquiries regarding and discussed the Merger and the Merger Agreement and other matters related thereto with CU's counsel; and (viii) performed such other analyses and examinations as Montgomery deemed appropriate.

    In connection with Montgomery's review, Montgomery did not assume any obligation independently to verify the foregoing information and relied on its being accurate and complete in all material respects. With respect to the financial forecasts for CU provided to Montgomery by its management, upon their advice and with CU's consent, Montgomery assumed for purposes of its opinion that the forecasts were reasonably prepared on bases reflecting the best available estimates and judgment of CU's management at the time of preparation and that they provided a reasonable basis from which Montgomery could form its opinion. Montgomery also assumed with CU's consent that Montgomery's research analysts' estimates as to the future financial performance of BHI provided a reasonable basis upon which Montgomery could form its opinion. Montgomery also assumed that there were no material changes in CU's or BHI's assets, financial condition, results of operations, business or prospects since the respective dates of their last financial statements made available to Montgomery. Montgomery relied on advice of counsel and independent accountants to CU as to all legal and financial reporting matters with respect to CU, the Merger and the Merger Agreement. Montgomery assumed that the Merger will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act, the Exchange Act and all other applicable federal and state statutes, rules and regulations. Montgomery is not an expert in the evaluation of loan portfolios for purposes of assessing the adequacy of the allowances for losses with respect thereto and assumed, with CU's consent, that such allowances for each of CU and BHI were in the aggregate adequate to cover such losses. In addition, Montgomery did not assume responsibility for reviewing any individual credit files, or making an independent evaluation, appraisal or physical inspection of any of the assets or liabilities (contingent or otherwise) of CU or BHI, nor was Montgomery furnished with any such appraisals. CU informed Montgomery, and Montgomery assumed, that the Merger will be recorded as a purchase under generally accepted accounting principles. Finally, Montgomery's opinion was based on economic, monetary, market and other conditions as in effect on, and the information made available to Montgomery as of, the date of the opinion. Accordingly, although subsequent developments may affect the opinion, Montgomery has not assumed any obligation to update, revise or reaffirm its opinion.

    Set forth below is a brief summary of the report presented by Montgomery to CU's Board of Directors on February 21, 1997 in connection with its opinion. For purposes of the report, Montgomery assumed 11.917 million fully diluted shares of CU Stock outstanding, 3.3 million shares to be issued by BHI in the Merger for 80% of the shares outstanding, cash consideration of $15.34 per share for 20% of the shares outstanding, and CU balance sheet figures as of December 31, 1996. Although the total consideration payable in the Merger may vary between 60% and 80% BHI Stock and 40% and 20% cash, unless otherwise noted, Montgomery's analysis assumed that 80% of the purchase price will be in the form of BHI Stock (valued at $15.34 per share, based upon the closing price of BHI Stock on February 20, 1997) and 20% of the purchase price will be in the form of cash.

    ANALYSIS OF SELECTED MERGER TRANSACTIONS. Montgomery reviewed the consideration paid in selected categories of bank transactions. Specifically, Montgomery reviewed bank transactions from January 1, 1992 to February 7, 1997 involving (i) mergers in California; (ii) mergers in California with transaction value greater than $50 million; and (iii) U.S. bank transactions involving sellers with assets greater than $500 million and less than $1.5 billion. Several transactions appeared on more than one of these lists. For each transaction, Montgomery analyzed data illustrating, among other things, the multiple of purchase price to book value, the multiple of purchase price to tangible book value, the ratio of purchase price to deposits, the ratio of the premium (i.e., purchase price in excess of tangible book value) to core deposits, and the multiple of purchase price to last twelve-months ("LTM") earnings.

    A summary of the median multiples and ratios in the analysis is as follows:

                                               PRICE TO   PRICE TO              PREM. TO    PRICE TO      # OF
                                                 BOOK     TAN. BK.   PRICE TO     CORE        LTM        TRANS.
TRANSACTION CATEGORIES:                          VALUE      VALUE    DEPOSITS   DEPOSITS    EARNINGS    EXAMINED
---------------------------------------------  ---------  ---------  ---------  ---------  ----------  -----------
Mergers in California........................    1.63x      1.67x     16.94%      7.01%      16.82x        78
Mergers in California with transaction value
  greater than $50 million...................    1.86x      1.87x     17.92%      8.14%      16.63x        17
National sellers with assets more than $500
  million and less than $1.5 billion.........    1.67x      1.76x     17.91%      8.92%      15.28x        162

    A summary of the results of Montgomery's analysis concerning the Merger is as follows:

                                               PRICE TO   PRICE TO              PREM. TO    PRICE TO
                                                 BOOK     TAN. BK.   PRICE TO     CORE        LTM
                                                 VALUE      VALUE    DEPOSITS   DEPOSITS    EARNINGS
                                               ---------  ---------  ---------  ---------  ----------
CU/BHI.......................................    1.96x      2.22x     24.79%     14.38%      21.61x

    Montgomery used a group of 35 national bank acquisitions announced since January 1, 1992 with purchase prices of greater than $100 million and less than $250 million where pricing information was available to analyze premiums paid compared to the seller stock price at various times prior to the announcement of the acquisition. These figures produced: (i) a median ratio of premium to the seller's stock price one month prior to announcement of 23.7%; (ii) a median ratio of premium to the seller's stock price six days prior to announcement of 23.1%; and (iii) a median ratio of premium to the seller's stock price the day prior to announcement of 13.4%. In comparison, BHI's offer of $15.34 per share exceeded the CU Stock price one month prior to the announcement by 20.3%, the CU Stock price six days prior to the announcement by 18.0% and the CU Stock price one day prior to the announcement by 18.0%.

    PRESENT VALUE ANALYSIS. In performing the present value analysis, Montgomery estimated the future earnings per share and dividend payments of CU over a five year period. The estimated earnings per share in the year 2001 was multiplied by an estimated price to earnings multiple ranging from 9.0x to 13.0x. This product was then added to the cumulative estimated dividends and the sum of these two numbers was discounted to the present using a discount rate of 15%. This analysis indicated that the present value of CU's future stock price plus dividends ranged from $11.52 to $15.97 per share, as compared to BHI's offer of $15.34 per share.

    CONTRIBUTION ANALYSIS. Montgomery analyzed the contribution of each of CU and BHI to, among other things, total equity, assets, deposits and core deposits of the pro forma combined companies for the period ending December 31, 1996 and projected net income for the calendar year ending December 31, 1997. This analysis showed, among other things, that based on pro forma combined balance sheets for CU and BHI at December 31, 1996, CU would have contributed 7.7% of the total equity, 5.7% of the total assets, 7.8% of the total deposits and 7.9% of the total core deposits. The pro forma projected income statement for the period ending December 31, 1997 showed that CU would contribute 7.8% of the net income of the combined companies. Based on an exchange ratio of 0.3496 of BHI Stock for each share of CU Stock and assuming a 100% stock transaction, holders of CU Stock would own approximately 9.3% of the combined companies based on common shares outstanding at December 31, 1996.

    DILUTION ANALYSIS. Using earnings estimates and projected growth rates for CU provided by CU's management and, for BHI, derived from published reports by Montgomery's research analysts, Montgomery compared estimated reported EPS ("Reported EPS") and estimated cash EPS ("Cash EPS") of BHI Stock on a stand-alone basis to the Reported EPS and Cash EPS of the common stock for the pro forma combined company for the calendar years 1997, 1998, 1999, 2000 and 2001. Montgomery noted that, based upon its research analysts estimates, as adjusted to reflect management's pretax cost savings estimates, management's estimates of one-time charges related to the transaction and certain assumptions as to, among other things, the merger consideration and cost of acquisition funds, (i) the Merger would be dilutive to BHI's Reported EPS in 1997, 1998 and 1999 and accretive thereafter, and (ii) the Merger would be dilutive to Cash Earnings in 1997 and accretive thereafter. This analysis did not include the effect of share repurchases contemplated by BHI's management. These estimates were used for purposes of this analysis only and are not necessarily indicative of expected results or plans of BHI, CU, or the combined institution.

    DIVIDEND PICKUP ANALYSIS. In performing the dividend pickup analysis, Montgomery analyzed the exchange ratio of 0.3496 (assuming a 100% stock transaction) of BHI Stock for each share of CU Stock based on their respective stock prices as of February 20, 1997 and applied it to BHI's current annual dividend rate per share of $1.20. This analysis showed that holders of CU Stock would receive an annual dividend of $0.42 per share or a 49.8% increase from CU's current annual dividend of $0.28 per share.

    In connection with its written opinion dated the date of this Proxy Statement/Prospectus, Montgomery performed procedures to reconfirm, as necessary, certain of the analyses described above and reviewed the assumptions on which such analyses were based and the factors considered in connection therewith.

    The summary set forth above does not purport to be a complete description of the presentation by Montgomery to the CU Board of Directors on February 21, 1997 or of the analyses performed by Montgomery. The preparation of a fairness opinion is not necessarily susceptible to partial analysis or summary description. Montgomery believes that its analyses and the summary set forth above must be considered as a whole and that selecting a portion of its analyses and factors, without considering all analyses and factors, would create an incomplete view of the process underlying the analyses set forth in its presentation to the CU Board of Directors. In addition, Montgomery may have given various analyses more or less weight than other analyses and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Montgomery's view of the actual value of CU or the combined companies. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis.

    In performing its analyses, Montgomery made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of CU or BHI. The analyses performed by Montgomery are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of Montgomery's analysis of the fairness of the consideration to be received by the holders of CU Stock in the Merger and were provided to the CU Board of Directors in connection with the delivery of Montgomery's opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at the present time or any time in the future. The projections used in Montgomery's analyses are based on numerous variables and assumptions which are inherently unpredictable and must be considered not certain of occurrence as projected. Accordingly, actual results could vary significantly from those set forth in such projections.

    As described above under "THE MERGER--Recommendation of the CU Board of Directors," Montgomery's February 21, 1997 opinion and presentation to the CU Board of Directors were among the many factors taken into consideration by the CU Board of Directors in making its determination to approve the Merger Agreement.

    Pursuant to the Engagement Letter, CU paid Montgomery a fee of $250,000 upon delivery of its February 21, 1997 fairness opinion. An additional $250,000 will be due upon the mailing of this Proxy Statement/Prospectus. In addition, Montgomery will receive approximately $1,250,000 upon the closing of the Merger. As a result, a significant portion of Montgomery's fee is contingent on consummation of the

Merger. CU has also agreed to reimburse Montgomery for its reasonable out-of-pocket expenses, including any fees and disbursements for Montgomery's legal counsel and other experts retained by Montgomery. CU has agreed to indemnify Montgomery, its affiliates, and their respective partners, directors, officers, agents, consultants, employees and controlling persons against certain liabilities, including liabilities under the federal securities laws.

    In 1996, CU completed its merger with Home Interstate Bancorp. Montgomery served as an advisor to both parties in this transaction and received fees totaling $900,000 for its services. In addition, in 1995, Montgomery and CU entered into a general advisory agreement under which CU paid fees totaling $125,000. A portion of those fees were credited towards the fee due Montgomery in connection with the merger with Home Interstate Bancorp and $50,000 of those fees will be credited towards the fee due upon consummation of the Merger.

    In the ordinary course of its business, Montgomery may trade equity securities of CU and BHI for its own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

EFFECT OF THE MERGER

    At the Effective Time, CU will merge with and into BHI, and CU's separate corporate existence will cease. BHI will be the surviving corporation. At the Effective Time, the BHI Articles of Incorporation and the BHI Bylaws as in effect immediately prior thereto will be the Articles of Incorporation and Bylaws of the surviving corporation. In addition, the directors and officers of BHI immediately prior to the Effective Time will continue as the directors and officers of the surviving corporation.

CONSIDERATION PAYABLE UPON CONSUMMATION OF THE MERGER

    CONVERSION OF CU STOCK. In the aggregate, at least 60% and not more than 80% of the shares of CU Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares and Cancelled Shares) will be converted into the right to receive BHI Stock. The remaining shares of CU Stock will be converted into the right to receive cash. Holders of CU Stock will have the opportunity to indicate their preference for the proportion of cash and BHI Stock to be exchanged for their shares of CU Stock in the Merger, and may indicate a preference for receiving all cash or all BHI Stock.

    Each such share of CU Stock will, by virtue of the Merger, be converted into the right to receive either: (i) a fraction of a share of BHI Stock equal to the quotient (such quotient, the "Exchange Ratio") of (a) $15.34 divided by (b) the average of the daily closing prices of a share of BHI Stock on the NYSE as reported in The Wall Street Journal for the twenty consecutive trading days ending on the third trading day immediately prior to the Closing Date (such average, the "Average Price of BHI Stock"); provided, however, that if the Average Price of BHI Stock is more than $51.03125, such average will be deemed to be $51.03125 and, accordingly, the Exchange Ratio will be fixed at 0.3006, and if the Average Price of BHI Stock is less than $37.71875, such average will be deemed to be $37.71875 and, accordingly, the Exchange Ratio will be fixed at
 .4067; or (ii) cash in the amount of $15.34. The fraction of a share of BHI Stock into which each share of CU Stock covered by an effective Stock Election or Combination Stock Election will be converted in the Merger cannot be determined until the Effective Time. MOREOVER, BECAUSE THE EXCHANGE RATIO IS SUBJECT TO UPPER AND LOWER LIMITS, AND BECAUSE THE EXCHANGE RATIO IS BASED ON AN AVERAGE, THE BHI STOCK ISSUED IN EXCHANGE FOR EACH SHARE OF CU STOCK MAY HAVE AN INITIAL MARKET VALUE THAT IS GREATER OR LESS THAN $15.34.

    At the Effective Time, Cancelled Shares shall be cancelled, retired and shall cease to exist, and no exchange or payment shall be made with respect to such Cancelled Shares.

    ELECTION AND ALLOCATION PROCEDURE. BHI will with CU's consent appoint a financial institution (the "Exchange Agent") to effect the exchange of CU shares for the Merger consideration. The Exchange

Agent will mail a form of transmittal letter ("Letter of Transmittal") at least thirty-five days prior to the anticipated Effective Time or on such other date as CU and BHI mutually agree (the "Mailing Date") to each holder of CU Stock of record as of five business days prior to the Mailing Date. Each Letter of Transmittal will permit the holder to elect (an "Election") to receive either BHI Stock (a "Stock Election") with respect to all of such holder's CU Stock, cash (a "Cash Election") with respect to all of such holder's CU Stock, or a combination of shares of BHI Stock and cash (a "Combination Election") in the proportions specified in the Letter of Transmittal. The stock and cash components of Combination Elections are referred to in the Merger Agreement and in the following description as "Combination Stock Elections" and "Combination Cash Elections," respectively. Any CU Stock (other than Dissenting Shares and Cancelled Shares) with respect to which the Exchange Agent does not receive an effective, properly completed Letter of Transmittal prior to the Election Deadline (as hereinafter defined) will be deemed to be "Undesignated Shares."

    An Election will be deemed properly made and effective only if the Exchange Agent actually receives a properly completed Letter of Transmittal by 5:00 P.M. Pacific Daylight Time on or before the 30th day following the Mailing Date (or such other time and date as CU and BHI mutually agree) (the "Election Deadline"). The Election Deadline will be specified in the Letter of Transmittal. A Letter of Transmittal will be deemed properly completed only if an Election is indicated for each share of CU Stock covered by such Letter of Transmittal and if accompanied by one or more certificates (or customary affidavits and indemnification regarding the loss or destruction of such certificates or the guaranteed delivery of such certificates) representing all shares of CU Stock covered by such Letter of Transmittal, together with duly executed transmittal materials included in or required by the Letter of Transmittal.

    CU SHAREHOLDERS SHOULD NOT FORWARD CU STOCK CERTIFICATES TO THE EXCHANGE AGENT UNTIL THEY HAVE RECEIVED LETTERS OF TRANSMITTAL. CU SHAREHOLDERS SHOULD NOT RETURN STOCK CERTIFICATES WITH THE ENCLOSED PROXY.

    An Election may be revoked or changed at any time prior to the Election Deadline. In the event an Election is revoked prior to the Election Deadline, the related shares of CU Stock will automatically become Undesignated Shares unless and until a new Election is properly made with respect to such shares on or before the Election Deadline.

    If holders of CU Stock effectively elect, in the aggregate, to convert into BHI Stock at least the Minimum Stock Amount and no more than the Maximum Stock Amount, Undesignated Shares will be converted into cash and all shares covered by an effective Election will be converted into the right to receive the form of consideration specified therein.

    If holders of CU Stock effectively elect, in the aggregate, to convert into BHI Stock more than 80% of the shares of CU Stock outstanding immediately prior to the Effective Time (the "Maximum Stock Amount"), then (i) all Cash Elections will be accepted; (ii) all Undesignated Shares and Dissenting Shares will be deemed to have made Cash Elections; and (iii) to the extent necessary so that the number of shares of CU Stock to be converted into BHI Stock does not exceed the Maximum Stock Amount, the Exchange Agent will select by lot some or all of the persons who hold of record 100 or less shares of CU Stock who effectively made a Stock Election or a Combination Stock Election and shall treat such persons as having made a Cash Election as to all of such persons' CU Stock. If thereafter the number of remaining shares as to which Stock Elections and Combination Stock Elections have been effectively made exceeds the Maximum Stock Amount, the holders of such shares will receive a prorated number of shares of BHI Stock and a prorated amount of cash such that a number of shares of CU Stock approximately equal to the Maximum Stock Amount is converted into shares of BHI Stock.

    If holders of CU Stock effectively elect, in the aggregate, to convert into BHI Stock less than 60% of the shares of CU Stock outstanding immediately prior to the Effective Time (the "Minimum Stock Amount"), to the extent necessary to meet the Minimum Stock Amount the Exchange Agent will select by lot, some or all persons holding Undesignated Shares and treat them as having made a Stock Election. If

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thereafter the total number of shares of CU Stock as to which Stock Elections and Combination Stock Elections have been made or deemed made is less than the Minimum Stock Amount, persons who have made effective Cash Elections or Combination Cash Elections will receive a prorated number of shares of BHI Stock and a prorated amount of cash such that the number of shares of CU Stock converted into BHI Stock is approximately equal to the Minimum Stock Amount.

    BECAUSE OF THE PRORATION PROVISIONS OF THE MERGER AGREEMENT, THERE IS NO ASSURANCE THAT A HOLDER OF CU STOCK WILL RECEIVE THE PROPORTION OF BHI STOCK AND CASH INDICATED ON SUCH HOLDER'S ELECTION. ALSO, RECORD HOLDERS OF 100 OR LESS SHARES OF CU STOCK MAY RECEIVE CASH IN EXCHANGE FOR THOSE SHARES, AND BE SUBJECT TO TAX AS A RESULT THEREOF, DESPITE DELIVERY OF AN EFFECTIVE STOCK ELECTION OR COMBINATION STOCK ELECTION.

    For a more complete discussion of the foregoing proration procedure, see
Section 2.3 of the Merger Agreement. For a discussion of the rights of dissenting shareholders, see "DISSENTERS' RIGHTS."

    NO FRACTIONAL SHARES. Notwithstanding the foregoing, each holder of shares of CU Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of BHI Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of BHI Stock multiplied by the Average Price of BHI Stock. No holder will be entitled to dividends, voting rights or any other rights as a shareholder in respect of any fractional share of BHI Stock.

EFFECTIVE TIME; CLOSING DATE.

    The Merger will become effective upon filing of Articles of Merger and the Plan of Merger with the Director of the Department of Commerce and Consumer Affairs of the State of Hawaii, or on such later date as may be agreed by CU and BHI and specified in the Articles of Merger. Such filings are to be made on or as soon as practicable following the Closing Date. The Closing Date is to occur on the first Friday (unless such date is not a business day, in which case it will be the preceding business day) that is both (i) after satisfaction of each of the conditions set forth in Articles IX, X and XI of the Merger Agreement (see "THE MERGER--Conditions to Consummation of the Merger") and (ii) no less than four business days after the occurrence of the Election Deadline. The parties anticipate that they may waive the four business day waiting period. Within three business days following the Effective Time, the parties will make such filings with the Secretary of State of the State of California as are required by California law, which filings are expected to include an executed counterpart of the Articles of Merger, a copy of the Merger Agreement, officers' certificates conforming to Section 1103 of the California Code, and a tax clearance certificate from the California Franchise Tax Board with respect to CU.

    If the Merger Proposal is approved by the shareholders of CU, subject to the satisfaction or waiver of certain conditions described herein, the Effective Time currently is expected to occur on or about June 30, 1997.

SURRENDER OF CU STOCK CERTIFICATES; DELIVERY OF MERGER CONSIDERATION.

    As soon as practicable following the Effective Time, and after the proration procedures described above are completed, each holder of CU Stock who submits (or submitted) a properly completed Letter of Transmittal accompanied by such holder's certificates for CU Stock will be issued a certificate or certificates representing the number of shares of BHI Stock to which such holder is entitled, if any (and, if applicable, a check for the amount to be paid in lieu of fractional shares of BHI Stock), and/or an amount of cash (without interest) to which such holder is entitled, if any. Holders of CU Stock who did not submit a Letter of Transmittal prior to the Election Deadline must nevertheless submit a properly completed Letter of Transmittal (other than the section pertaining to the Election) and the certificate or certificates representing CU Stock to the Exchange Agent in order to receive the Merger consideration payable in respect of such shares.

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
    After the Effective Time, there will be no transfers on CU's stock transfer books of shares of CU Stock. If certificates representing shares of CU Stock are presented for transfer after the Effective Time, together with documents sufficient to evidence and effect such transfer, they will be cancelled and exchanged for shares of BHI Stock and/or cash, if any, deliverable in respect thereof.

    No dividend or other distribution declared or made with respect to BHI Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered certificate for CU Stock until the holder duly surrenders such certificate. Following the surrender of any such certificate, there will be paid to the holder, without interest, (i) the amount of any cash payable with respect to a fractional share of BHI Stock to which such holder is entitled and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of BHI Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such shares of BHI Stock.

    None of BHI, CU, the Exchange Agent or any other person will be liable to any former holder of CU Stock for any shares of BHI Stock (or dividends or distributions with respect thereto) or cash delivered to a public official pursuant to applicable unclaimed property, abandoned property, escheat or similar laws. BHI or the Exchange Agent will be entitled to deduct and withhold from the Merger consideration otherwise payable to the holder of CU Stock such amounts as are required to be deducted and withheld pursuant to federal, state, local or foreign tax laws.

    If a certificate for CU Stock has been lost, stolen or destroyed, the Exchange Agent will issue the consideration properly payable in accordance with the Merger Agreement upon receipt of appropriate evidence as to such loss, theft or destruction, appropriate evidence as to the ownership of such certificate by the claimant, and appropriate and customary indemnification.

    Any shares as to which dissenters' rights have been perfected will be purchased in accordance with the procedures described under "DISSENTERS' RIGHTS" and in Appendix C to this Proxy Statement/ Prospectus.

    Certificates surrendered by persons who are "affiliates" of CU for purposes of Rule 145 under the Securities Act will not be exchanged for certificates representing BHI Stock until BHI has received an affiliate's agreement. See "CERTAIN RELATED AGREEMENTS--Resale of BHI Stock; Affiliate's Agreements."

CONDITIONS TO CONSUMMATION OF THE MERGER

    CONDITIONS TO EACH PARTY'S OBLIGATIONS. The respective obligations of BHI and CU to effect the Merger are subject to the satisfaction or waiver prior to the Effective Time of certain conditions, including the following:

        (1) Receipt of the approval of the shareholders of CU solicited hereby;

        (2) The absence of any judgment, decree, injunction, order or proceeding that prohibits, enjoins or restrains consummation of the Merger, or the other transactions contemplated by the Merger Agreement;

        (3) Receipt of all required approvals, waivers or consents of any governmental agency or regulatory authority and expiration of all applicable waiting periods (all such approvals and the expiration of all applicable waiting periods being the "Regulatory Approvals"), the satisfaction of all other statutory or regulatory requirements for the valid completion of the transactions contemplated by the Merger Agreement, and the absence of any statute, rule or regulation that prohibits or makes illegal consummation of the Merger;

        (4) CU and BHI shall have received a tax opinion from Carlsmith Ball Wichman Case & Ichiki, counsel to BHI, to the effect that the Merger will qualify as a reorganization under Section 368 of the Code and that BHI and CU will each be a party to such reorganization within the meaning of Section 368(b) of the Code, which opinion will be based in part on certain representations to be made by BHI and CU;

        (5) No stop order suspending the effectiveness under the Securities Act of the Registration Statement of which this Proxy Statement/Prospectus is a part shall have been issued and no proceeding for that purpose shall have been initiated and copies of the Proxy Statement/Prospectus shall have been timely mailed to the shareholders of CU on the Record Date; and

        (6) The shares of BHI Stock to be issued in the Merger shall be approved for listing on the NYSE, subject to official notice of issuance.

    For a discussion of the Regulatory Approvals required for consummation of the Merger, see "THE MERGER--Regulatory Approvals."

    CU CONDITIONS. The obligation of CU to effect the Merger is subject to the satisfaction or waiver prior to the Effective Time of certain additional conditions, including the following:

        (1) The truth of each of the representations and warranties of BHI contained in the Merger Agreement, in all material respects, as of the date of the Merger Agreement and (with certain exceptions) as of the Closing Date; compliance with and performance by BHI in all material respects of the covenants, terms and conditions of the Merger Agreement to be complied with and performed by BHI at or before the Closing Date; the absence of any change or event that has had or could reasonably be expected to have a material adverse effect on the business, financial condition, or results of operations of BHI and its subsidiaries taken as a whole; and the receipt by CU of an officer's certificate of BHI to the foregoing effect;

        (2) The Board of Directors of BHI shall have adopted the BHI Option Plan Amendment (subject to subsequent approval or ratification by BHI's shareholders) referred to under "THE MERGER--Stock Options."

        (3) Receipt by CU of an opinion from Carlsmith Ball Wichman Case & Ichiki, counsel to BHI, as to certain legal matters.

    BHI CONDITIONS. The obligation of BHI to effect the Merger is subject to the satisfaction or waiver prior to the Effective Time of certain additional conditions, including the following:

        (1) The truth of each of the representations and warranties of CU contained in the Merger Agreement, in all material respects, as of the date of the Merger Agreement and (with certain exceptions) as of the Closing Date; compliance with and performance by CU in all material respects of the covenants, terms and conditions of the Merger Agreement to be complied with and performed by CU at or before the Closing Date; the completion of all actions necessary to authorize performance of the Merger Agreement by CU and the consummation of the transactions contemplated thereby as required by applicable law; the receipt by CU of all consents of third parties to its and CU Bank's material mortgages, notes, leases, franchises, agreements, licenses and permits as may be necessary to permit the Merger and other transactions contemplated by the Merger Agreement to be consummated without material default, acceleration, breach or loss of rights or benefits thereunder; the absence of any change or event that has had or could reasonably be expected to have a material adverse effect on the business, financial condition, or results of operations of CU and its subsidiaries taken as a whole; and the receipt by BHI of an officer's certificate of CU to the foregoing effect;

        (2) The absence of any action by any governmental entity or agency or regulatory authority in connection with any Regulatory Approval, and the lack of any existing or proposed statute, rule, regulation or order, which in either case would impose any condition or restriction on BHI or any of its subsidiaries (including CU Bank after the Merger) that BHI reasonably determines in the good faith exercise of its business judgment will be materially burdensome to BHI or any such subsidiary;

        (3) Delivery by each person identified by CU as an "affiliate" for purposes of Rule 145 under the Securities Act of an affiliate's agreement in the form specified by the Merger Agreement;

        (4) Receipt by BHI and certain others of letters from CU's independent auditors, dated as of the effective date of the Registration Statement of which this Proxy Statement is a part, and dated as of the Closing Date, with respect to certain financial information regarding CU in form and substance reasonably satisfactory to BHI and in scope and substance consistent with applicable professional standards for such letters delivered by independent public accountants in connection with such registration statements;

        (5) Receipt by BHI of resignations of all of the directors of CU and CU Bank, other than those directors of CU Bank designated by BHI prior to the Closing Date to remain in office after the Effective Time;

        (6) Receipt by BHI of the final calculation of certain fees and expenses incurred by CU and CU Bank in connection with the Merger through the fifth business day preceding the Closing Date, the payment of such fees and expenses by CU and CU Bank, and the release of BHI from liability for such fees and expenses (subject to certain exceptions);

        (7) The number of shares of CU Stock as to which dissenters' rights are exercised shall not exceed 10% of the issued and outstanding shares of CU Stock;

        (8) As of the last day of the month preceding the Effective Time, the total deposits of CU Bank (excluding CD Network deposits) shall be no less than $605 million; and

        (9) Receipt by BHI of the opinion of Sullivan & Cromwell, counsel to CU, or other counsel acceptable to BHI, as to certain legal matters.

REGULATORY APPROVALS

    The consummation of the Merger is subject to the approval of the Federal Reserve Board under the BHCA and also requires approval of the Superintendent of Banks of the State of California or the successor thereto (the
"Superintendent"). Receipt of all requisite Regulatory Approvals and consents is a condition precedent to the consummation of the Merger. See "THE
MERGER--Conditions to Consummation of the Merger."

    Applications for prior approval of the Merger were filed with the Federal
Reserve Board on April   , 1997 and with the Superintendent on April   , 1997.
Although neither BHI nor CU is aware of any reason why the requisite approvals of the Merger would not be granted, there can be no assurance such approvals and consents will be obtained or that, if obtained, such approvals and consents will not include conditions of a type that would relieve BHI of its obligation to consummate the Merger. See "THE MERGER-- Conditions to Consummation of the Merger" and "--Amendment and Termination."

    In determining whether to approve the Merger, the Federal Reserve Board and Superintendent will consider factors such as the financial and managerial resources and future prospects of BHI and CU separately and as a combined entity, and the convenience and needs of the communities to be served. The BHCA prohibits approval of the Merger if it would have specified anti-competitive effects unless the Federal Reserve Board finds those effects are clearly outweighed by the probable benefits of the Merger. The Federal Reserve Board also has the authority to deny any application if it concludes that the combined organization would have an inadequate capital position or if the acquiring organization does not meet the requirements of the Community Reinvestment Act. Under the BHCA, the Merger may not be consummated until the 15th day following the date of the Federal Reserve Board approval, during which time the United States Department of Justice may challenge the Merger on antitrust grounds. The BHCA also provides for the publication of notice and the opportunity for administrative hearings relating to an application for approval under the BHCA and authorizes the Federal Reserve Board to permit interested parties to intervene in the proceedings. If an interested party is permitted to intervene, such intervention could substantially delay the regulatory approval required for consummation of the Merger.

REPRESENTATIONS AND WARRANTIES

    The Merger Agreement contains substantial representations and warranties made by BHI and CU to each other relating to their respective assets, liabilities, obligations, business operations and other matters. The representations and warranties were made upon execution of the Merger Agreement and are required to be true and correct in all material respects on such date and (with certain exceptions) upon the Closing Date.

CONDUCT OF BUSINESS PENDING THE MERGER

    CU. The Merger Agreement contains certain restrictions and requirements as to the conduct of CU's business pending consummation of the Merger.

    The Merger Agreement provides that, during the period from the date of the Merger Agreement to the Effective Time, CU and CU Bank will each conduct its respective business only in the normal and customary manner and in accordance with sound banking practices and will not, without the prior written consent of BHI, which will not be unreasonably withheld, take any of the following actions:
(i) issue any security except pursuant to the exercise of options outstanding as of the date of the Merger Agreement; (ii) except for paying regular quarterly dividends in an amount not to exceed $0.07 per share, declare, set aside or pay any dividend or make any other distribution upon, or purchase or redeem any shares of CU Stock; (iii) amend its Articles of Incorporation or its Bylaws;
(iv) grant any general or uniform increase in the rate of pay of employees or employee benefits or grant any material increase in salary, incentive compensation or employee benefits or pay any bonus to any person (except for salary increases in the ordinary course of business consistent with past practices, increases that are required by certain preexisting contracts or plans, or payment of certain bonuses accrued in the ordinary course of business through the end of the month preceding the Closing Date); (v) make any capital expenditure in excess of $250,000, except for ordinary repairs, renewals and replacements; (vi) compromise, settle or adjust any assertion or claim of a deficiency in taxes (or interest thereon or penalties in connection therewith) in excess of $200,000, extend the statute of limitations with any tax authority or file any pleading in court in any tax litigation or any appeal from an asserted deficiency in excess of $200,000; (vii) grant or commit to grant any new extension of credit or amend the terms of any such credit outstanding on the date of the Merger Agreement to any executive officer, director or principal shareholder, or to any corporation, partnership, trust or other entity controlled by any such person, except as consistent with practices and policies in existence as of the date of the Merger Agreement; (viii) close or open any offices at which business is conducted except as disclosed to BHI prior to the date of the Merger Agreement; (ix) adopt or amend any employee plan or other benefit plan or arrangement of any such type except such amendments as are required by law or do not materially increase the costs or benefits of such plan or arrangement (other than certain previously approved amendments); (x) change any policies and practices with respect to deposits, investments or accounting except such changes as may be required by the rules of the American Institute of Certified Public Accountants or the Financial Accounting Standards Board or by applicable governmental authorities; (xi) grant any person a power of attorney or similar authority except in connection with tax audits; (xii) make any material investment by purchase of stock or securities, contributions to capital, property transfers or otherwise in any other person, except for investments made in the ordinary course of business consistent with policies in effect on January 31, 1997; (xiii) amend, modify or terminate, except in accordance with its terms, any material contract or enter into any material agreement or contract; (xiv) create or incur or suffer to exist any mortgage, lien, pledge, security interest, charge, encumbrance or restraint of any kind against or in any of its properties or rights (except for liens incurred in the ordinary course of business and certain other liens); (xv) sell, lease or otherwise dispose of any assets which are material, individually or in the aggregate, except in the ordinary course of business consistent with past practice or as disclosed to BHI prior to execution of the Merger Agreement;
(xvi) make any extraordinary payment exceeding $25,000 to any person; (xvii) except as required by law, take or cause to be taken any action which would prevent the contemplated transactions from qualifying as a reorganization under
Section 368 of the Code; (xviii) take any action which would reasonably be expected to adversely affect or delay the ability of BHI or CU to obtain any necessary Regulatory Approvals or third-party consents or to adversely affect the ability of CU to perform its covenants on a timely basis; (xix) incur indebtedness for borrowed money or assume, guaranty, endorse or otherwise as an accommodation become responsible for the obligations of others, except in connection with banking customers in the ordinary course of business and except for certain short-term borrowings; (xx) become a party to any transaction (other than repurchase agreements and reverse repurchase agreements) involving derivative instruments; or (xxi) agree or make any commitment to take any of the foregoing actions.

    The Merger Agreement also requires that CU and CU Bank will each, among other things, (i) use its best efforts to maintain its business or organization and relationships with customers, employees, and others; (ii) maintain its assets in good condition; (iii) use commercially reasonable efforts to keep in full force and effect all material licenses and permits; (iv) use commercially reasonable efforts to maintain insurance coverage substantially similar to that in effect upon execution of the Merger Agreement; (v) perform its material legal, regulatory, and contractual obligations and not become in material default on any thereof; (vi) duly and timely file all required governmental reports; (vii) periodically furnish to BHI certain information, loan reports and updates of information previously provided; (viii) promptly notify BHI of certain communications from tax authorities, events whereby any person or group acquires 5% or more of the outstanding CU Stock, material litigation, and any event which has had or may reasonably be expected to have a materially adverse effect on the business, financial condition or results of operations of CU or CU Bank; (ix) provide BHI with access to certain information; (x) use commercially reasonable efforts to obtain any requisite third-party consent; and (xi) comply with certain obligations concerning the filing of tax returns and payment of tax liabilities. CU has also agreed to notify BHI of any fact or event that could reasonably be expected to cause CU's disclosure schedules to be materially incorrect, and to notify BHI of any fact or event which may reasonably be expected to have a material adverse effect on the business, financial condition, results of operations or prospects of CU and CU Bank, or if CU determines that it is likely to become unable to fulfill any of the conditions to the performance of BHI's obligation under the Merger Agreement.

    Among other things, CU has agreed that (i) it will coordinate with BHI the declaration of any dividends and the record and payment dates related thereto, such that holders of CU Stock will not receive two dividends, or fail to receive one dividend, for any single calendar quarter with respect to CU Stock exchanged for BHI Stock in the Merger; (ii) neither it nor CU Bank will prior to the Effective Time apply reserves for loan and lease losses except for the purposes for which such reserves were created, or in the case of other reserves existing as of December 31, 1996, apply those reserves except with respect to those specific items and those specific amounts for which the applicable portion of such reserve was created, except to the extent the purpose of such reserve no longer exists and is required to be taken into income under generally accepted accounting principles consistently applied; and (iii) it will use reasonable efforts to cause the delivery to BHI at Closing of the resignations of all directors of CU and CU Bank, other than directors of CU Bank designated by BHI prior to the Closing Date to remain in office after the Effective Time.

    BHI. In the Merger Agreement, BHI has agreed not to (i) take any action which would reasonably be expected to delay or adversely affect the ability of BHI or CU to obtain any necessary Regulatory

Approval or third-party consent or to adversely affect BHI's ability to perform its covenants or agreements on a timely basis under the Merger Agreement; (ii) amend BHI's Articles of Incorporation in any respect that materially and adversely affects the rights and privileges attendant to the BHI Stock; (iii) except as required by law, take any action that could reasonably be expected to prevent the contemplated transactions from qualifying as a reorganization under
Section 368 of the Code (it being acknowledged that although BHI has no present intention to reacquire from CU's shareholders BHI Stock issued in the Merger, BHI does intend to repurchase shares of BHI Stock in the open market from time to time before and after the Effective Time); or (iv) agree to, or make any commitment to, do any of the foregoing.

    BHI has further agreed prior to the Effective Time to observe all lawful requirements applicable to BHI and its subsidiaries that are material to their business on a consolidated basis; to notify CU of any fact or event that could reasonably be expected to cause its disclosure schedules to be materially incorrect as of the Closing Date; to use commercially reasonable efforts to obtain any requisite third party consents to be obtained by BHI in connection with the Merger; to provide CU with access to certain information; to notify CU of any fact or event which may reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of BHI and its subsidiaries taken as a whole or if BHI determines it is likely to become unable to fulfill any conditions to the performance of CU's obligations under the Merger Agreement. BHI has also agreed to take all steps necessary to adopt the BHI Option Plan Amendment, subject to subsequent approval or ratification by BHI's shareholders at BHI's 1998 annual shareholders meeting. See "THE MERGER--Stock Options." The BHI Board of Directors is required to recommend that the BHI shareholders approve or ratify such amendment and to use its reasonable best efforts to obtain such approval or ratification. Within two business days following such approval, BHI is required to file a registration statement with the Securities and Exchange Commission to permit the public resale of BHI Stock to be issued upon the exercise of the CU options assumed pursuant to such amendment. BHI has also agreed, in those portions of a November 22, 1996 confidentiality agreement which survived execution of the Merger Agreement, that except pursuant to the Merger Agreement or the Stock Option Agreement and subject to certain other exceptions, BHI will not for a period of one year acquire securities or property of CU.

    ADDITIONAL COVENANTS. BHI and CU have entered into various additional agreements, including agreements to cooperate with the other; to prepare and file all necessary applications and filings; to use reasonable best efforts to accomplish all actions necessary to comply with applicable legal requirements related to the Merger and to obtain requisite Regulatory Approvals; and to consult with the other party before issuing any press release or other public statement with respect to the transactions contemplated by the Merger Agreement and to make no such statement without the prior approval of the other party (except on the advice of counsel that such disclosure is required by law, in which case the other party is to be afforded a reasonable opportunity to review and comment upon such disclosure).

NONSOLICITATION

    Under the terms of the Merger Agreement, CU has agreed not to directly or indirectly solicit, initiate, recommend, endorse or enter into (or, subject to the proviso noted below, encourage or entertain) any agreement or agreement in principle, or announce any intention to do any of the foregoing, with respect to any Alternative Transaction (as hereafter defined). CU also agreed upon execution of the Merger Agreement to terminate any prior activities, discussions or negotiations with any parties other than BHI with respect to any Alternative Transaction. In addition, CU has agreed not to directly or indirectly participate in any negotiations or discussions regarding, or furnish any information with respect to, or otherwise cooperate in any way in connection with or assist or participate in, facilitate or encourage, any effort or attempt to effect, any Alternative Transaction with or involving any person other than BHI; provided that CU may provide such information or undertake such discussions or negotiations if CU shall have received an unsolicited, bona fide written offer from a person other than BHI to effect an Alternative Transaction and the Board of Directors of CU reasonably and in good faith determines, based on advice of its outside counsel, that the failure to provide such information to or undertake such discussions or negotiations with the person submitting such unsolicited written offer could cause the members of CU's Board of Directors to breach their fiduciary duties under applicable laws. CU has agreed to promptly communicate to BHI the terms of any proposal which it may receive in respect of any Alternative Transaction and keep BHI informed as to the status of any actions, including negotiations or discussions or the provision of information, taken pursuant to the foregoing proviso. The term "Alternative Transaction" means any of the following involving CU or CU Bank: any merger, consolidation, share exchange or other business combination; a sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets of CU or CU Bank representing 10% or more of CU's consolidated assets; a sale of shares of capital stock (or securities convertible or exchangeable into or otherwise evidencing, or any agreement or instrument evidencing, the right to acquire capital stock, representing 10% or more of the voting power of CU or CU Bank; a tender offer or exchange offer for at least 10% of the outstanding shares of CU or CU Bank; a bonafide solicitation of proxies in opposition to approval of the Merger by CU's shareholders; or a public announcement of a proposal, plan, or intention to do any of the foregoing.

AMENDMENT AND TERMINATION

    AMENDMENT AND WAIVER. Except as otherwise required by law, the Merger Agreement may be modified or amended by action of the Boards of Directors of CU and BHI, without action by their respective shareholders, pursuant to a writing signed by the parties to the Merger Agreement or their agents. Prior to the Effective Time, any provision of the Merger Agreement may be waived by the party benefitted by that provision or by both parties.

    TERMINATION. The Merger Agreement may be terminated at any time prior to the Effective Time of the Merger upon the occurrence of any of the following:

        (1) By mutual consent of BHI and CU;

        (2) By BHI or CU, if any governmental authority or regulatory agency (including the Federal Reserve Board) has denied any approval, waiver or consent required to consummate the Merger and such denial has become final and nonappealable;

        (3) By BHI, if (a) CU's Board of Directors fails to recommend approval of the Merger Agreement to the shareholders of CU or withdraws, revokes or materially modifies its recommendation in a manner adverse to BHI; (b) the shareholders of CU fail to approve the Merger Agreement at the Special Meeting, including any adjournments or postponements hereof; or (c) there occurs a material breach by CU of any representation, warranty or agreement in the Merger Agreement which is not cured or not curable within 30 days after written notice of such breach is given to CU;

        (4) By CU, in the event of a material breach by BHI of any representation, warranty or agreement contained in the Merger Agreement which is not cured or not curable within 30 days after written notice of such breach is given to BHI;

        (5) By BHI or CU, if the Merger is not consummated by September 30, 1997 (except that such date shall be extended at the request of either party for no more than ninety days, if as of September 30, 1997, there remain pending any applications for Regulatory Approvals other than appeals of Regulatory Approvals which have been denied); provided that a party cannot terminate the Merger Agreement if the failure to consummate the Merger by such time is due to the breach of any representation, warranty or agreement in the Merger Agreement by the party seeking to terminate;

        (6) By BHI or CU, if any governmental or regulatory authority or agency, or court of competent jurisdiction, shall have issued a final and nonappealable permanent order or injunction enjoining or otherwise prohibiting the consummation of the Merger and the time for appeal or petition for reconsideration of such order or injunction shall have expired without such appeal or petition being granted;

        (7) By CU, if both: (a) the closing price of BHI Stock for any period of ten consecutive trading days prior to the Closing Date is less than $37.71875 and (b) for each such day the number obtained by dividing the closing price of BHI Stock by $44.375 (which was the closing price of BHI Stock on February 21, 1997, the last trading day prior to execution of the Merger Agreement) is less than 85% of the number obtained by dividing the Index Price for that day by 524.05 (the Index Price on February 21, 1997).

        (8) By BHI, if (a) CU shall have exercised a right pursuant to Section 6.2(b) of the Merger Agreement with respect to any Alternative Transaction, and shall continue discussions with any third party concerning such Alternative Transaction for more than ten business days after the date CU was first apprised of such Alternative Transaction; or (b) a proposal to effect an Alternative Transaction shall have been commenced, publicly announced or communicated to CU which contains a proposal as to price and CU shall not have rejected such proposal within ten business days of its receipt or the date its existence first becomes publicly disclosed, if earlier; or

        (9) By BHI or CU, if the closing price of BHI Stock for any period of ten consecutive trading days prior to the Closing Date is less than $35.50.

    If the Merger Agreement is terminated by either CU or BHI, the Merger Agreement shall be void and have no further effect, except that no termination of the Merger Agreement shall release CU or BHI from their respective obligations: (i) under the Stock Option Agreement (termination of which will be governed by the terms of that agreement), (ii) to maintain confidentiality of information and documents concerning the other party, as provided by Sections
6.4 and 7.3 of the Merger Agreement, (iii) to pay their own costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby, or (iv) from any liability or damage to the other party arising directly or indirectly out of said party's intentional breach, default or failure to perform any of its covenants, agreements, duties or obligations arising under the Merger Agreement.

    PRICE-BASED TERMINATION. As discussed above, if the closing price of BHI Stock (which was [$43.875] on [March 27,] 1997) falls below certain specified amounts for ten consecutive trading days prior to the Closing Date, the CU Board of Directors may, in its discretion, terminate the Merger Agreement. In making any such determination, the CU Board of Directors anticipates that it would review current information relating to BHI and CU, receive presentations from its officers, financial advisor and legal counsel and consider a variety of factors including those which it considered in making its initial decision to enter into the Merger Agreement. See "THE MERGER--Background of and Reasons for the Merger." If a right of termination arises after the Merger Proposal is approved by a majority of the outstanding shares of CU Stock, the Board of Directors of CU will have the power and authority, without the necessity of a further vote of the CU shareholders, to determine whether or not to proceed with the Merger. As such, the Board of Directors may determine not to exercise a right to terminate the Merger Agreement resulting from a decline in the price of BHI Stock.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

    In considering the recommendation of the CU Board of Directors with respect to the Merger Proposal, the shareholders of CU should be aware that certain members of CU's management and the CU Board of Directors may be deemed to have certain interests in the Merger that are in addition to their interests as shareholders of CU generally.

    INDEMNIFICATION OF DIRECTORS AND OFFICERS; D & O COVERAGE. The Merger Agreement provides that all rights to indemnification or exculpation existing in favor of the directors and officers of CU or CU Bank as of January 31, 1997, as provided in their respective Articles of Incorporation and Bylaws shall, with respect to matters occurring before the Effective Time, survive the Merger and continue in full force and effect for a period of six years following the Effective Time of the Merger.

    In addition, the Merger Agreement requires that, if requested by BHI, CU shall use commercially reasonably efforts to obtain (i) coverage for at least three years following the Effective Time for the directors and officers of CU and CU Bank under a directors' and officers' liability insurance policy (on terms and conditions no less protective than the CU's existing policy) covering acts and omissions occurring prior to the Effective Time and actions related to the Merger Agreement and (ii) coverage for at least three (3) years following the Effective Time under a banker's blanket bond (on terms and conditions which are no less protective than CU's existing policy) covering losses incurred prior to the Effective Time and actions relating to the Merger Agreement. If BHI makes no such request, then it shall provide the coverage contemplated by clause (i) of the preceding sentence pursuant to directors' and officers' liability insurance maintained by BHI.

    CERTAIN OPTIONS. As of the Record Date, the directors and executive officers of CU beneficially owned [622,041] outstanding shares of CU Stock (not including shares such persons may acquire through the exercise of stock options) which will be converted into the right to receive cash or BHI Stock or both at the Effective Time in the same manner as will the shares of CU Stock held by all other CU shareholders. In addition, directors and executive officers of CU held as of such date options to purchase [566,702] shares of CU Stock. Certain options held by CU's directors and executive officers that are not presently exercisable will become exercisable as the result of the Merger. See "THE MERGER--Stock Options." As therein discussed, all options held by directors and executive officers who at the Effective Time are employees of CU Bank are eligible for conversion into replacement options to be issued by BHI. Any unexercised options held by non-employees of CU Bank, including existing and former directors, will be cancelled at the Effective Time.

    MANAGEMENT RETENTION AND OTHER AGREEMENTS. In connection with a change in control of CU or CU Bank (including a change of more than 50% in the current shareholders of CU), Mr. Carpenter and Mr. Rainer are entitled to any accrued but unpaid bonus at that time. The Merger Agreement generally permits payment at or prior to Closing to all CU employees of bonuses accrued in the ordinary course of business through the end of the month preceding the Closing Date. Additionally, if there is a change of control, and if a position commensurate with Mr. Carpenter's or Mr. Rainer's current position with CU Bank is not offered, CU is to pay such party, subject to non-disapproval by regulatory authorities, twelve months' compensation. Under the Merger Agreement, CU is required to make cash payments to Mr. Carpenter and Mr. Rainer in the amount of $265,000 and $212,000, respectively, at the Effective Time and, in addition, to enter into management retention agreements with them as described below.

    Prior to the Closing Date, CU Bank is required to enter into management retention agreements with nine key employees of CU Bank (the "Key Employees") who will be entitled to receive incentive compensation (the "Incentive Payments") equivalent to between six months' and one year's salary, subject to the conditions set forth in the retention agreements. The aggregate Incentive Payments to all Key Employees is $1,082,000. The executive officers of CU who will be offered such retention agreements, and the respective Incentive Payments set forth therein, are as follows: Mr. Carpenter--$265,000; Mr. Rainer--$212,000; Anne Williams, Chief Credit Officer-- $150,000; and Anita Wolman, Corporate Secretary and General Counsel--$105,000.

    Under each retention agreement, if the Key Employee is employed by CU Bank at the Effective Time, he or she shall be paid the Incentive Payment in the following installments, if the Employee is at the time of the required installment employed by CU Bank: (i) one-third on the first anniversary of the Effective Time; (ii) one-third on the thirtieth month anniversary of the Effective Time; and (iii) one-third on the thirtieth month anniversary of the Effective Time, provided that the third installment payment shall not be made unless the cumulative net income (less extraordinary items) of CU Bank for the fiscal years ended December 31, 1998 and 1999 shall exceed $33,458,000. Payment of the Incentive Payment shall be in lieu of any other severance payment otherwise payable to Employee by CU Bank. The obligations of CU Bank under the retention agreements shall be subject to and expressly conditioned on the execution and delivery by each of the Key Employees of a Waiver and Release Agreement dated as of the Effective Time granting a general release in favor of CU and its affiliates.

    The Merger Agreement further provides that following the Effective Time, BHI shall grant to the Key Employees who are employed by CU Bank at the Effective Time incentive stock options to acquire 39,000 shares of BHI Stock, pursuant to the Bancorp Hawaii, Inc. Stock Option Plan of 1994 (the "BHI Option Plan"), subject to certain conditions. Such options will, among other provisions, have an exercise price equal to the fair market value of BHI Stock as of the date of grant, have a ten (10) year term and will vest upon one (1) year of employment following the date of grant. Messrs. Carpenter and Rainer will each be entitled to receive an option for 9,000 shares of BHI Stock and the other Key Employees (including Ms. Williams and Ms. Wolman) will each be entitled to receive an option for 3,000 shares of BHI Stock.

    The Merger Agreement also provides that prior to the Closing Date, CU Bank is to enter into a retention agreement with Patrick Hartman, Chief Financial Officer of CU and CU Bank. If Mr. Hartman is employed by CU or CU Bank at the Effective Time, he is entitled thereunder to receive a payment of $194,667 upon termination of his employment or his death, whichever is earlier. Such payment shall be in lieu of any other severance payment otherwise payable to Mr. Hartman by CU Bank. The obligations of CU Bank under the agreement with Mr. Hartman are conditioned upon the execution and delivery by him of Waivers and Releases which will grant a general release in favor of CU and BHI and their affiliates. It is anticipated that Mr. Hartman will not continue as an executive of CU Bank after a transition period following the Merger.

    FEES TO CU FINANCIAL ADVISOR. Montgomery will receive certain fees in connection with investment advisory services provided to CU. See "THE MERGER--Opinion of Financial Advisor."

STOCK OPTIONS

    CU has maintained various plans pursuant to which options have been issued to directors, officers and employees of CU. As of the Record Date, options were outstanding under such Plans to acquire [1,013,691] shares of CU Stock at a weighted average exercise price of [$7.16] per share. Of those amounts, directors and executive officers as a group held options to acquire [566,702] shares of CU Stock, at a weighted average exercise price of $[5.91] per share. At the Effective Time of the Merger, all CU option plans will be terminated and any options not exercised or replaced by BHI options will be cancelled.

    Under CU's option plans, any options granted prior to a reorganization, merger or consolidation of CU in which CU will not be the surviving or resulting entity (a "Terminating Event") will become exercisable in full, whether or not then vested, no later than thirty (30) days prior to the completion of any such Terminating Event. As of [March 14], 1997, there were a total of [492,490] options to acquire CU Stock issued under such plans that were not presently exercisable, all of which would become exercisable as a result of the Merger. The following table sets forth as to each of the CU directors and executive officers, who on that date held options that would become exercisable due to the Merger, the number of shares subject to such options and the exercise prices thereof:

                                                            UNVESTED OPTIONS--     EXERCISE
                                                                  NUMBER             PRICE
DIRECTOR OR EXECUTIVE OFFICER                                    OF SHARES         PER SHARE
----------------------------------------------------------  -------------------  -------------
Kenneth L. Bernstein......................................           2,500         $    6.25
                                                                     3,750         $    6.88
                                                                     5,000         $   10.50
                                                                    ------
                                                                    11,250
                                                                    ------
                                                                    ------

Paul W. Glass.............................................           3,750         $    6.25
                                                                     5,625         $    6.88
                                                                     5,000         $   10.50
                                                                    ------
                                                                    14,375
                                                                    ------
                                                                    ------

Ronald S. Parker..........................................           2,500         $    6.25
                                                                     3,750         $    6.88
                                                                     5,000         $   10.50
                                                                    ------
                                                                    11,250
                                                                    ------
                                                                    ------

Stephen G. Carpenter......................................          14,800         $    5.13
                                                                     5,000         $    4.88
                                                                       750         $   10.50
                                                                     5,708         $    6.63
                                                                    38,585         $    6.63
                                                                    ------
                                                                    64,843
                                                                    ------
                                                                    ------

David I. Rainer...........................................           1,194         $    5.00
                                                                     9,806         $    5.00
                                                                     4,430         $    4.88
                                                                     1,141         $    6.88
                                                                     3,750         $   10.50
                                                                    14,182         $    6.63
                                                                    23,318         $    6.63
                                                                    ------
                                                                    57,821
                                                                    ------
                                                                    ------

Anne Williams.............................................           3,000         $    4.75
                                                                     1,000         $    6.88
                                                                     1,000         $    6.00
                                                                     5,000         $    6.63
                                                                     6,250         $    7.13
                                                                     5,625         $   10.50
                                                                    ------
                                                                    21,875
                                                                    ------
                                                                    ------

                                                            UNVESTED OPTIONS--     EXERCISE
                                                                  NUMBER             PRICE
DIRECTOR OR EXECUTIVE OFFICER                                    OF SHARES         PER SHARE
----------------------------------------------------------  -------------------  -------------
Patrick Hartman...........................................           2,980         $    6.88
                                                                     3,021         $    6.88
                                                                     2,000         $    6.00
                                                                     5,000         $    6.63
                                                                     6,250         $    7.13
                                                                    ------
                                                                    19,251
                                                                    ------
                                                                    ------

Anita Wolman..............................................           1,400         $    4.88
                                                                     1,200         $    6.00
                                                                     3,750         $    6.63
                                                                     3,750         $    7.13
                                                                     1,875         $   10.50
                                                                    ------
                                                                    11,975
                                                                    ------
                                                                    ------

    Under the Merger Agreement, unexercised options issued pursuant to CU's employee option plans that are held by a person who is an employee of CU Bank at the Effective Time will be assumed or replaced by BHI as of the Effective Time with a comparable substituted option, subject to certain conditions described below. Such assumption shall be effected pursuant to (i) an amendment (the "BHI Option Plan Amendment") to the BHI Option Plan to be adopted prior to the Closing Date (subject to subsequent approval or ratification by the holders of a majority of the outstanding BHI Stock) and (ii) new option agreements with each optionee. Each option so assumed or replaced shall at the Effective Time be deemed to be an option to acquire BHI Stock (a "Replacement Option") granted by BHI. Subject to certain other requirements, the per share exercise price for the Replacement Options granted to each optionee will equal the exercise price of such optionee's CU options which are converted into such Replacement Options divided by the Exchange Ratio, and shall be for such number of shares of BHI Stock as are equal to the product of the Exchange Ratio multiplied by the number of shares of CU Stock subject to such Options (except that no option shall be deemed granted by BHI to acquire a fractional share of BHI Stock). The new option agreements granting Replacement Options will be distributed to CU employees who then hold unexercised options no later than 20 calendar days prior to the anticipated Closing Date, and must be executed and returned to BHI no later than 10 calendar days prior to the anticipated Closing Date in order for such assumption or replacement to be effective.

    The assumption of the options by BHI shall be contingent upon (i) the Closing, (ii) the execution prior to the Closing Date by the particular optionee, BHI and CU of a new option agreement providing for the assumption or replacement of such optionee's unexercised options and (iii) the employment of the optionee by CU Bank at the Effective Time. To the extent that the assumption or replacement of an option by BHI would result in the issuance of an option to purchase a fractional share of BHI Stock, such fractional share option shall be canceled, and the aggregate exercise price of the optionee's Replacement Options shall be reduced by the proportionate amount of the aggregate exercise price attributable to the fractional share.

    The assumption or replacement by BHI of the CU options pursuant to the BHI Option Plan Amendment and the new option agreements shall (unless otherwise agreed by BHI and CU) be subject to the following limitations: (i) the excess of the aggregate fair market value of the shares of BHI Stock subject to a Replacement Option immediately after the assumption over the aggregate option exercise price for such shares of BHI Stock shall not be greater than the excess of the aggregate fair market value of the shares subject to the CU option immediately before the assumption over the aggregate option exercise price for such shares of CU Stock; (ii) for any option, on a share by share comparison, the ratio of the option exercise price to the fair market value of the BHI Stock subject to the Replacement Option immediately after the assumption shall not be more favorable to the optionee than the ratio of the CU option exercise price to the fair market value of the CU Stock subject to the option immediately before the assumption; (iii) the optionee shall not receive additional benefits under the Replacement Option which he did not have under the CU option; and (iv) Replacement Options shall not be exercisable prior to the date ("Ratification Date") on which the BHI Option Plan Amendment is approved or ratified by the holders of a majority of the outstanding shares of BHI Stock. However, in the event that the exercise period for a Replacement Option would otherwise expire during the period from the Effective Time through the Ratification Date (including expiration of the exercise period following termination of employment), such Replacement Option shall be deemed to be a nonqualified stock option not described in Code Section 422 (if not otherwise already designated a nonqualified stock option) and the exercise period for such Replacement Option shall be extended to the date that is 90 days following the Ratification Date.

    Each option to acquire CU Stock issued by CU that is outstanding and unexercised at the Effective Time and that is not assumed or replaced as provided above (including any such option as to which an optionee has executed a new option agreement, but has ceased to be an employee of CU Bank at the Effective Time) will terminate at the Effective Time.

    If approval or ratification of BHI's shareholders is not received on or prior to June 30, 1998, each Replacement Option will be void, and BHI will pay the holder thereof the Replacement Option Amount (as defined below) which shall be calculated by reference to the closing price of BHI Stock on the earlier of the date of disapproval or June 30, 1998 (the "Determination Date"), and paid within five business days thereafter in cash or cash equivalent or, at the election of BHI, by delivery of such number of shares of BHI Stock as equals the Replacement Option Amount divided by the closing price of BHI Stock on the Determination Date, rounded down to a whole share, plus cash for any fractional share. The "Replacement Option Amount" means an amount equal to (i) the product of the number of shares of BHI Stock covered by such optionee's Replacement Options multiplied by the closing price of BHI Stock on the relevant date, less
(ii) the aggregate exercise price for all such Replacement Options held by the optionee.

    Except for options assumed by BHI as provided above: (i) CU shall cause each plan, program or arrangement pursuant to which CU is or may be required to issue CU Stock or compensation based on CU Stock, and all rights thereunder to purchase shares of CU Stock or BHI Stock, to be terminated as of the Effective Time, and (ii) CU shall ensure that following the Effective Time no holder of any options to acquire CU Stock or any participant in any CU plan providing for the issuance of CU Stock or options shall have any right thereunder to acquire any equity securities of CU or of BHI.

EMPLOYEE BENEFIT PLANS

    Pursuant to the Merger Agreement, employee benefits provided to employees of CU Bank immediately following the Effective Time shall, in the aggregate, be substantially equivalent to the employee benefits to which such employees were entitled and which were in effect as of the date of the Merger Agreement. Notwithstanding the foregoing, neither BHI nor any subsidiary of BHI (including CU Bank after the Merger) shall be required to maintain any particular plan, program, policy or arrangement following the Effective Time.

    The Merger Agreement also provides that employees of CU Bank who become participants in any employee benefit plan, practice or policy of BHI or its subsidiaries shall be given credit thereunder for all service prior to the Effective Time with CU or CU Bank, or any predecessor employer (to the extent such credit was given by CU or CU Bank), for purposes of eligibility and vesting, for determination of benefits such as vacation and sick leave allowances, and for such other purposes, if any (other than benefit accrual) for which such service is either taken into account or recognized by BHI or its subsidiaries.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

    The following discussion summarizes certain of the material federal income tax consequences of the Merger. The summary is based upon current law and the opinion of Carlsmith Ball Wichman Case & Ichiki, counsel to BHI ("Tax Counsel"). Future legislative, administrative or judicial changes or interpretations, which may be retroactive, could alter or modify the discussion set forth below. The opinion of Tax Counsel, as set forth below, is also based, among other things, on certain assumptions regarding the factual circumstances that will exist at the Effective Time of the Merger and on the truth and correctness of certain representations, to be made by BHI, CU and certain CU shareholders pursuant to the Merger Agreement prior to or as of the Effective Time, including representations regarding intended actions of BHI and certain CU shareholders following the Merger. If any of these factual assumptions or representations is inaccurate, the tax consequences of the Merger could differ from those described below. Neither BHI nor CU intends to apply for a ruling from the Internal Revenue Service ("IRS") with respect to the federal income tax consequences of the Merger. There can be no assurance that the IRS will not take a view contrary to those expressed herein. CU shareholders should also be aware that the opinion of Tax Counsel represents the best judgment of such counsel, but is not binding on the IRS or the courts.

    The following discussion is intended to provide only a general summary and does not include a complete analysis of all the potential federal income tax consequences or consequences that may vary with or be contingent upon individual circumstances of particular CU shareholders, or to certain types of shareholders subject to special treatment under the federal income tax laws, such as financial institutions, broker-dealers, life insurance companies, tax-exempt organizations, investment companies, foreign taxpayers, persons who acquired their shares of CU Stock pursuant to the exercise of employee stock options, taxpayers subject to the alternative minimum tax and other special status taxpayers. This discussion also does not address any aspects of state, local, or foreign tax laws or any federal tax laws other than those pertaining to income tax. CU shareholders who are individuals should be aware that the federal income tax rate on long-term capital gains of individuals is significantly lower than the tax rate that may apply to ordinary income or short-term capital gains of individuals, and that the amount of long-term capital gain, short-term capital gain or ordinary income that may be realized by a particular CU shareholder as a result of the Merger may vary depending on a shareholder's particular circumstances. ALL SHAREHOLDERS SHOULD THEREFORE CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM ARISING FROM THE MERGER.

    CONTINUITY OF INTEREST. It is intended that the Merger will be treated as a tax-deferred reorganization within the meaning of Section 368 of the Code and that BHI and CU will each be treated as a party to the reorganization within the meaning of Section 368(b) of the Code, as the result of which neither BHI nor CU will recognize gain or loss, for federal income tax purposes, as a result of the Merger. The treatment of the Merger as a tax-deferred reorganization will depend upon, among other things, whether the CU shareholders maintain a sufficient continuity of stock ownership interest in BHI after the Merger. In order for the continuity of interest requirement to be met, CU shareholders must not, pursuant to a plan or intent existing at or prior to the Effective Time, dispose of so much of either (i) their CU Stock in anticipation of the Merger (including CU Stock surrendered in the exercise of dissenters' rights, if any), or (ii) the BHI Stock to be received in the Merger (collectively the "Planned Dispositions"), such that the CU shareholders, as a group, no longer have a significant equity interest in the CU business being conducted after the Merger. CU shareholders will generally be regarded as having a significant equity interest as long as the BHI Stock received in the Merger (after taking into account Planned Dispositions), in the aggregate, represents a substantial portion of the entire consideration received by the holders of CU Stock in the Merger. The actual continuity of interest percentages will be influenced by the percentage of cash that BHI pays in this transaction, Planned Dispositions, the cash paid to dissenting shareholders, and the trading value of BHI Stock at the Effective Time. Prior to its adoption of its current policy that it will not issue "comfort rulings" regarding certain reorganizations, the IRS took the position for purposes of issuing advance rulings under Section 368(a)(1)(A) of the Code that the shareholders of an acquired corporation (such as CU) had to maintain a continuing equity ownership interest in the acquiring corporation (such as

BHI) equal to at least 50% of the value of their equity ownership interest in the acquired corporation. The case law standard is less stringent than the IRS advance rulings standard, which expressly did not define the lower limits of "continuity of interest" as a matter of substantive law. It is anticipated that the Merger will satisfy the continuity of shareholder interest requirement as reflected in advance rulings standard, but it is possible that post-merger sales, exchanges or other transactions affecting BHI Stock undertaken by the former CU shareholders could disqualify the Merger as a tax-deferred reorganization within the meaning of Section 368(a) of the Code. It is a condition to the obligation of BHI and CU to consummate the Merger that BHI and CU receive an opinion as of the Effective Time from Tax Counsel, concluding that the Merger qualifies as a tax-deferred reorganization within the meaning of
Section 368 of the Code, and that BHI and CU will each be a party to such reorganization within the meaning of Section 368(b) of the Code. The ability of Tax Counsel to give that opinion will depend, upon other things, on Tax Counsel's determination as to whether the continuity of interest requirement is satisfied. If the continuity of interest requirement is not satisfied, the Merger would be treated as a taxable event. In that case, the Merger would constitute a fully taxable transaction for CU and its shareholders and BHI would succeed to CU's tax liability (if any) resulting from the Merger.

    CU SHAREHOLDERS--GENERALLY. Subject to the assumptions discussed above, the federal income tax consequences of the Merger to a CU shareholder will depend on whether the shareholder receives cash, shares of BHI Stock, or both in exchange for his or her shares of CU Stock. If a CU shareholder (who does not otherwise actually or constructively own any stock of BHI) receives cash in exchange for all shares of CU Stock actually owned by him or her, the federal income tax consequences will also depend on whether any shares of CU Stock constructively owned by that shareholder (pursuant to the constructive ownership rules of Section 318 of the Code) are exchanged for cash or for shares of BHI Stock. The federal income tax consequences of the Merger to a CU shareholder who receives only cash in the Merger but who also owns BHI Stock (either actually or constructively pursuant to Section 318 of the Code), or who receives both cash and BHI Stock in the Merger, may depend on whether the distribution of cash to such shareholder has the effect of the distribution of a dividend to such shareholder (see "Impact of Section 302 of the Code"). In short, the tax consequences of the Merger to a CU shareholder who receives only cash in the Merger may depend on (1) the nature of the consideration received in the Merger by certain individuals and entities owning Shares of CU Stock if the shares owned by such persons are attributed to the CU shareholder (as described under "Constructive Ownership" below), and (2) whether the particular CU shareholder owns any BHI Stock, either actually or constructively (as described under "Constructive Ownership"), other than as a result of participating in the Merger.

    RECEIPT OF BHI STOCK FOR ALL CU STOCK ACTUALLY OWNED. A CU shareholder who receives shares of BHI Stock in exchange for all the shares of CU Stock actually owned by that shareholder will recognize no gain or loss as a result of the Merger (except with respect to any cash received in lieu of a fractional share). The basis of the BHI Stock received by that shareholder (including any fractional interests deemed received) will be the same as the basis of the shares of the CU Stock exchanged therefor, and the holding period of those shares of BHI Stock will include the holding period of the CU Stock surrendered in the exchange, provided the latter shares were held by the shareholder as a capital asset at the Effective Time. The foregoing result will be obtained regardless of whether the shareholder is treated as owning other shares under the constructive ownership rules described in "Constructive Ownership" below.

    RECEIPT OF CASH FOR ALL CU STOCK ACTUALLY OWNED. If cash is received for all shares of CU Stock actually owned by a CU shareholder, that shareholder will recognize gain or loss in an amount equal to the difference between the amount of cash received by the shareholder and his or her tax basis for the shares of CU Stock exchanged. That gain or loss generally will be capital gain or loss if the shares of CU Stock are held as a capital asset at the Effective Time and will be long-term capital gain or capital loss if the CU shareholder's holding period for his or her shares of CU Stock is more than one year at the Effective Time. The Code imposes significant limitations on the ability of individuals to offset capital losses against ordinary income, and corporations may not offset capital losses against ordinary income to any extent. If, however, any such CU shareholder constructively owns shares of CU Stock (pursuant to the constructive ownership rules of Section 318 of the Code) that are exchanged for shares of BHI Stock in the Merger or owns shares of BHI Stock actually or constructively after the Merger, the consequences to such shareholder may be similar to the consequences described below under, "Receipt of Both Shares of BHI Stock and Cash for CU Stock Actually Owned," except that the amount of consideration, if any, treated as a dividend may not be limited to the amount of such shareholder's gain. BECAUSE THE TAX TREATMENT DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE IS NOT FREE FROM DOUBT, A SHAREHOLDER IN THAT SITUATION IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES TO SUCH SHAREHOLDER.

    RECEIPT OF BOTH SHARES OF BHI STOCK AND CASH FOR CU STOCK ACTUALLY OWNED. A CU shareholder who, in the Merger, receives both shares of BHI Stock and cash (other than cash received in lieu of a fractional share of BHI Stock) in exchange for all of the shares of CU Stock actually owned by that shareholder, will not be permitted to recognize any loss as a result of the Merger, but will be required to recognize gain (if any) equal to the lesser of: (1) the amount of cash so received; and (2) the gain realized (i.e., the amount by which the sum of the amount of cash so received and the fair market value at the Effective Time of the shares of BHI Stock received, including any fractional interest, exceeds that shareholder's basis for the shares of CU Stock surrendered). For this purpose, gain or loss must be calculated separately for each identifiable block of shares surrendered in the exchange, and a loss realized on a particular block of shares of CU Stock cannot be used to offset a gain recognized on another block of shares of CU Stock. Any shareholder who holds shares of CU Stock with differing tax bases is urged to consult his, her or its own tax advisor regarding the tax consequences of the Merger. The Clinton Administration's Fiscal Year 1998 Revenue Proposals, issued February 6, 1997, would require an investor who disposes of shares of a particular security acquired at different times and at different costs to use the average cost of all shares owned before the disposition in determining gain or loss. In addition, the Administration's Proposals would require taxpayers to use the first-in, first-out method in determining holding periods. There is no way to know whether legislation will be enacted containing the Administration's Proposals or any variation thereof or, if enacted, the effect of such legislation on any CU shareholder.

    The characterization of any recognized gain as capital gain or ordinary (dividend) income will depend upon whether the receipt of cash by that shareholder has the effect of a distribution of a dividend under Section 302 of the Code with respect to BHI Stock. See "Impact of Section 302 of the Code" below. In general, Section 302 of the Code sets forth three tests for determining the character of the gain. Provided that any one of the three tests for sale or exchange treatment is satisfied, the gain so recognized will be capital gain if that shareholder's shares of CU Stock are held as a capital asset at the Effective Time. If none of the three sale or exchange tests is satisfied, the entire amount of gain required to be recognized by that shareholder will be treated as a dividend to the extent of the shareholder's ratable share of the earnings and profits of CU (or possibly the earnings and profits of CU and BHI) accumulated through the Effective Time, and any remaining amount of recognized gain will be characterized in accordance with the preceding sentence. The tax basis of the shares of BHI Stock received by such a shareholder will be the same as the tax basis of the shares of CU Stock surrendered in exchange therefor, increased by the amount recognized as either dividend income or capital gain, and decreased by the amount of cash received, other than cash received in lieu of a fractional share of BHI Stock, and by any basis allocable to such a fractional share of BHI Stock. The holding period of the shares of BHI Stock received by that shareholder in the Merger will include the holding period of the shares of CU Stock exchanged therefor, provided the shares of CU Stock are held as a capital asset at the Effective Time.

    IMPACT OF SECTION 302 OF THE CODE. The manner in which Section 302 of the Code is applied depends upon whether a CU shareholder receives only cash or both cash and shares of BHI Stock in exchange for the shares of CU Stock actually owned by that shareholder and on whether such CU shareholder constructively owns
(1) other shares of CU Stock that are exchanged for BHI Stock in the Merger or
(2) other shares of BHI Stock, or actually owns other shares of BHI Stock. The receipt of cash by a CU shareholder who receives only cash in exchange for his or her shares of CU Stock will be considered to be in connection with a sale or exchange and not to have the effect of a distribution of a dividend under Section 302 only if, after giving effect to the constructive ownership rules of Section 318 of the Code and, if applicable, the exception thereto provided in Section 302(c)(2) of the Code, the receipt of that cash is: (A) "not essentially equivalent to a dividend," (B) a "substantially disproportionate redemption" with respect to that shareholder, or (C) a "complete termination of interest" in all the shares of CU Stock actually and constructively owned by that shareholder.

    The determination of whether any of the three tests of Section 302 for sale or exchange treatment is satisfied is made by treating the exchange as if all the shares of CU Stock actually and constructively owned by the shareholder had been exchanged solely for shares of BHI Stock, and the shares of BHI Stock that were not in fact received had then been redeemed by BHI for cash (the "hypothetical redemption of BHI Stock"). The rules of Section 302 are then applied by comparing a shareholder's hypothetical stock ownership in BHI before the hypothetical redemption of BHI Stock with that shareholder's stock ownership in BHI after the Merger.

    Whether the receipt of cash by a CU shareholder will be "not essentially equivalent to a dividend" depends on the facts and circumstances of the individual CU shareholder. The receipt of cash by a CU shareholder in exchange for the shares of CU Stock actually owned by that shareholder should not be taxable as a dividend if the shareholder's relative stock interest in BHI is minimal, the shareholder exercises no control over BHI's affairs, and the hypothetical redemption of BHI shares described above causes the shareholder to undergo some reduction in equity interest in BHI (taking into account the hypothetical redemption of BHI Stock) in relation to all BHI shareholders taken as a group. It is not clear what constitutes a "minimal" stock interest for this purpose, nor how much reduction in relative equity interest is required. BECAUSE OF THE UNCERTAINTY IN THIS AREA, SHAREHOLDERS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO WHETHER THE RECEIPT OF CASH QUALIFIES FOR CAPITAL GAINS TREATMENT UNDER THIS TEST.

    Whether the receipt of cash by a CU shareholder will constitute a "substantially disproportionate redemption" within the meaning of Section 302 of the Code is determined by the application of certain numerical tests. If cash is received for shares of CU Stock actually owned by a shareholder, those numerical tests are applied as follows: First, immediately, after the exchange, the shareholder must own, both actually and constructively, less than 50% of the total combined voting power of all classes of BHI Stock entitled to vote. Second, the ratio that the voting stock of BHI owned, both actually and constructively, by the shareholder immediately after the hypothetical redemption bears to all the voting stock of BHI outstanding at that time must be less than 80% of the ratio that the voting stock of BHI owned, both actually and constructively, by the shareholder immediately before the hypothetical redemption of BHI Stock described above bears to all the voting stock of BHI outstanding at that time. In making the calculations required to determine whether the hypothetical redemption of BHI Stock is "substantially disproportionate," the constructive ownership rules described below apply. See "Constructive Ownership" below.

    The receipt of cash by a CU shareholder will be a "complete termination of interest" only if cash is received for all of the shares of CU Stock actually and constructively owned by that shareholder at the Effective Time. For these purposes, the attribution rules of Section 318 of the Code will apply as described below. However, Section 302(c)(2) provides that, for the purpose of determining whether there is a "complete termination of interest," the family attribution rules of Section 318(a)(1) of the Code (described in "Constructive Ownership" below) will not apply if certain conditions are met. If those conditions are met, a CU shareholder will not be deemed to own shares of CU Stock owned or deemed to be owned by family members for the purpose of determining whether there is a complete termination of that shareholder's interest.

    The Merger Agreement permits CU shareholders to make certain elections regarding their preference for receiving cash and BHI Stock in the Merger. In planning which election to make, shareholders of CU should take into account the rules regarding Section 302 of the Code described above. The factors determining whether a particular shareholder will obtain sale or exchange treatment (as opposed to dividend treatment) with respect to any cash received must be analyzed on a shareholder-by-shareholder basis. In addition, the relative benefits of receiving sale or exchange treatment (as opposed to dividend treatment) with respect to any cash received must be determined and weighed on a shareholder-by-shareholder basis. In planning for such an election, each shareholder should consult with his or her own tax advisor.

    CONSTRUCTIVE OWNERSHIP. Under Section 318 of the Code, a CU shareholder will be deemed to own CU Stock that is owned or deemed to be owned by certain members of his family and other related parties including, for example, certain entities in which the shareholder has a direct or indirect interest (including partnerships, estates, trusts and corporations) as well as shares of CU Stock that the shareholder (or a related person) has the right to acquire upon exercise of an option or conversion right held by the shareholder (or a related person). Similarly, a shareholder of BHI, including a former CU shareholder after the Merger, will be deemed to own BHI Stock that is owned or deemed to be owned as described in the preceding sentence, including any BHI Stock received in exchange for CU Stock as a result of the Merger. Because application of these constructive ownership rules could affect the application of Section 302 to a CU shareholder, each shareholder should consult his or her own tax advisor with respect to the application of the constructive ownership rules to his or her particular circumstances prior to making an election pursuant to the terms of the Merger.

    FRACTIONAL SHARES. Any CU shareholder who receives cash in lieu of a fractional share of BHI Stock will be treated as if that shareholder had received the fractional share of BHI Stock in the Merger, and such fractional share was then redeemed by BHI.

    OTHER CONSIDERATIONS APPLICABLE TO CU SHAREHOLDERS. Treasury Regulations require that every taxpayer who receives stock in connection with the Merger must file with his or her income tax return a statement of facts pertinent to the nonrecognition of gain or loss upon the transaction, including (i) a statement of the basis of the stock transferred in the transaction and (ii) a statement of the fair market value of the stock transferred in the transaction. In addition, taxpayers are required to maintain permanent records with respect to the foregoing information. CU shareholders will be required to comply with these requirements. CU shareholders will also be required to provide their social security numbers or their taxpayer identification numbers or, in some circumstances, certain other information to the Exchange Agent in order to avoid the "backup withholding" requirements that might otherwise apply under the Code. If a CU shareholder is subject to backup withholding, federal tax will be withheld at the rate of 31% on the cash consideration received by such shareholder in the Merger. Any amount paid as backup withholding will be creditable against the shareholder's federal income tax liability.

    SHARES ISSUED IN CONNECTION WITH STOCK OPTIONS OR THE PERFORMANCE OF SERVICES. The preceding discussion of federal income tax consequences may not be applicable to a CU shareholder who acquired shares of CU Stock: (1) pursuant to the exercise of any incentive stock option that was granted less than two years prior to the Effective Time; (2) pursuant to the exercise of an incentive stock option that was exercised less than one year prior to the Effective Time; or (3) in connection with the performance of services where the shares of CU Stock continue to be subject to a "substantial risk of forfeiture" (or are substantially non-vested), as of the Effective Time. Such a CU shareholder may be treated as having received compensation (taxable as ordinary income) as a result of the conversion of such shares, at the Effective Time of the Merger, into BHI Stock and/or cash. Accordingly, any such shareholder should consult his or her own tax advisor with respect to the federal income tax consequences of the Merger.

    FEDERAL INCOME TAX TREATMENT OF DISSENTERS. Any CU shareholder who effectively dissents from the Merger (see "DISSENTERS' RIGHTS," below) and who receives cash for his or her shares should recognize capital gain or loss for federal income tax purposes in an amount equal to the difference between the adjusted tax basis for their shares and the amount of cash received in exchange therefor, provided that such payment is not essentially equivalent to a dividend within the meaning of Section 302 of the Code. See "Impact of Section 302 of the Code," above. The amount of that gain (or loss), if any, will be treated as ordinary income (or loss) or long-term or short-term capital gain (or loss) depending on the length of time the shares are held by the dissenter, whether the shares are held as a capital asset, and whether the dissenter actually owns BHI Stock or is deemed to own shares of CU Stock or BHI Stock pursuant to the attribution rules of Section 318 of the Code. See "Constructive Ownership," above.

    THE SUMMARY FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY. EACH SHAREHOLDER IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER APPLICABLE TO HIM OR HER, INCLUDING THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL, AND FOREIGN AND OTHER TAX LAWS.

ACCOUNTING TREATMENT

    The Merger will be accounted for by BHI under the purchase method of accounting in accordance with Accounting Principles Board Opinion No. 16, "Business Combinations," as amended. Under this method of accounting, the purchase price will be allocated to assets acquired and liabilities assumed based on their estimated fair values at the Effective Time. Income of the surviving company will not include income (or loss) of CU prior to the Closing.

EXPENSES

    The Merger Agreement provides that each party will pay its own expenses in connection with the Merger Agreement.

CERTAIN POST-MERGER MATTERS

    BHI presently expects CU Bank will continue its banking business following the Merger as a wholly owned subsidiary of BHI under the direction of current management, whom BHI has sought to retain (see "THE MERGER--Interests of Certain Persons in the Merger--Management Retention and Other Agreements," "THE MERGER--Stock Options," and "THE MERGER--Employee Benefit Plans").

    BHI management presently intends during 1997 to acquire a number of shares of BHI Stock approximately equal to those issued in the Merger. BHI presently anticipates that any such acquisitions will be accomplished with a combination of cash and borrowings. However, the amount and timing of such anticipated purchases of BHI Stock may be affected, among other things, by market and other factors that could affect whether shares of BHI Stock are available at prices deemed favorable by BHI, by changes in credit markets or general economic conditions that could affect the cost of any related borrowings, by the possibility that alternate opportunities will arise for utilization of capital resources by BHI, and by the fact that any such acquisitions (like other share repurchase programs conducted by BHI) will be subject to BHI's overriding strategy of maintaining capital levels that qualify as "well capitalized" for regulatory purposes.

                           CERTAIN RELATED AGREEMENTS

SHAREHOLDER'S AGREEMENTS

    In connection with the Merger Agreement, the directors of CU, together holding an aggregate of approximately [612,573] outstanding shares of CU Stock (approximately [5.38%] of the shares of CU Stock outstanding on the Record
Date), have entered into agreements with BHI dated February 24, 1997 (the "Shareholder's Agreements") in the form attached as Exhibit D to the Merger Agreement committing such directors, among other things, to vote their shares of CU Stock in favor of the Merger and to comply with certain representations concerning the ownership and disposition of CU Stock. Pursuant to the Shareholder's Agreements, the CU directors have agreed, among other things, to vote or cause to be voted all shares of CU Stock as to which they have sole or shared voting power in favor of the Merger, the Merger Agreement and the other matters contemplated by the Merger Agreement. In addition, such persons have agreed to vote or cause to be voted all of their shares of CU Stock, against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement): (i) any extraordinary corporate transactions, such as a merger, consolidation or other business combination involving CU or its subsidiaries; (ii) any sale, lease or transfer of a material amount of the assets of CU or its subsidiaries; (iii) any change in the majority of the Board of Directors of CU; (iv) any material change in the present capitalization of CU; (v) any amendment of the Articles of Incorporation of CU; (vi) any other material change in CU's corporate structure or business; or (vii) any other action which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or materially adversely affect the contemplated economic benefits to BHI of the Merger or the transactions contemplated by the Merger Agreement or the Stock Option Agreement.

    Such persons have also agreed that, from and after the date of the Shareholder's Agreements and during the term thereof, they will not take any action that will alter or affect in any way the right to vote CU Stock and will not pledge or otherwise encumber, sell, assign, transfer or otherwise dispose of or reduce their risk of ownership or investment in any CU Stock except (i) pursuant to the Merger; or (ii) for any Shares acquired by such persons after the Record Date upon exercise of options held by such persons as of the date of the Shareholder's Agreements. In addition, CU has issued stop transfer instructions to its transfer agent in accordance with the restrictions set forth in the Shareholder's Agreements and intends to maintain such instructions in effect until termination of the Shareholder's Agreements. The Shareholder's Agreements will (except for certain provisions related to the Stock Option Agreement) terminate at the earlier of the Effective Time or the termination of the Merger Agreement in accordance with its terms.

    The shareholders subject to the Shareholder's Agreements have further agreed that they will not in their individual capacity as shareholders directly or indirectly solicit any inquiries or proposals from any person relating to any proposal or transaction for the disposition of the business or assets of CU or any of its subsidiaries, or the acquisition of voting securities of CU or any subsidiary of CU or any business combination between CU or any subsidiary of CU and any person other than BHI.

STOCK OPTION AGREEMENT

    GENERAL. Concurrently with the execution and delivery of the Merger Agreement, and as a condition and inducement to BHI to enter into the Merger Agreement, BHI and CU entered into the Stock Option Agreement, pursuant to which CU granted BHI an option to purchase up to 2,260,421 shares of CU Stock (or such other number shares of CU Stock as shall represent 19.9% of the then outstanding shares of CU Stock) at a price per share of $13.00 (the "Option"). The consummation of a purchase or repurchase (as described below) pursuant to the Stock Option Agreement will be subject to, among other things, obtaining any required regulatory approvals.

    The following is a summary of certain provisions of the Stock Option Agreement which is included as Appendix B to this Proxy Statement/Prospectus and is incorporated herein by reference. The following summary is qualified in its entirety by reference to the Stock Option Agreement.

    EXERCISE OF OPTION. The Option is exercisable only after the occurrence of certain specified events (each a "Triggering Event"). These events include, but are not limited to:

        (1) CU or its subsidiary enter into an agreement to engage in an "Acquisition Transaction." An Acquisition Transaction is (i) a merger or consolidation, or any similar transaction, involving CU or its subsidiary,
    (ii) a purchase, lease or other acquisition representing 10% or more of the consolidated assets of CU and its subsidiary, (iii) a purchase or other acquisition of securities representing 10% or more of the voting power of CU or its subsidiary, or (iv) any substantially similar transaction.

        (2) CU or its subsidiary shall have authorized, recommended, proposed or publicly announced its intention to authorize, recommend or propose an agreement to enter into an Acquisition Transaction with any person other than BHI or its subsidiaries or the Board of Directors of CU shall have withdrawn or modified or announced its intent to withdraw or modify its recommendation that the shareholders of CU approve the transaction contemplated by the Merger Agreement.

        (3) Any person or group other than BHI shall acquire beneficial ownership of 10% or more of the outstanding shares of CU Stock.

        (4) Any person other than BHI shall make a bona fide proposal to CU or its shareholders by public announcement or written communication that it is or becomes the subject of public disclosure to engage in an Acquisition Transaction.

        (5) After a proposal is made by a third party to CU or its shareholders to engage in an Acquisition Transaction, CU breaches any covenant or obligation in the Merger Agreement entitling BHI to terminate the Merger Agreement unless such breach is cured before BHI exercises the Option.

        (6) Any person other than BHI or its subsidiaries files an application with the Federal Reserve Board or other federal or state bank regulatory authority, which application has been accepted for processing, for approval to engage in an Acquisition Transaction.

    If the Merger Agreement is terminated in a manner that does not immediately render the Option exercisable, the Option may thereafter become exercisable upon the occurrence of a Triggering Event, provided the Option has not expired.

    EXPIRATION. The right to exercise the Option expires under various circumstances, including but not limited to, (i) upon the Effective Time of the Merger, (ii) termination of the Merger Agreement by CU if for any ten consecutive trading days prior to the Closing Date the Closing Price of BHI Stock is less than $37.71875 and for each such day the number obtained by dividing the Closing Price of BHI Stock by $44.375 is less than 85% of the number obtained by dividing the Index Price for that day by 524.05, (iii) termination of the Merger Agreement by CU or BHI if the Closing Price of BHI Stock is less than $35.50 for any ten consecutive trading days prior to the Closing Date, (iv) provided a Triggering Event has not occurred, termination of the Merger Agreement in accordance with its terms including due to a material breach thereof by BHI, the failure to obtain regulatory approval or shareholder approval or the failure to consummate the merger by September 30, 1997 (except as extended pursuant to the terms of the Merger Agreement), or (v) twelve months after termination of the Merger Agreement if such occurs after the occurrence of a Triggering Event or if a termination by BHI is due to a material breach of the Merger Agreement by CU or as a result of the negotiation for or failure to timely reject an Alternative Transaction under Section 13.1(h) of the Merger Agreement.

    ADJUSTMENT OF NUMBER OF SHARES. The number and type of securities subject to the Option and the purchase price of the shares of CU Stock, are subject to adjustment upon any change in CU Stock by reason of dividend, stock split, recapitalization, combination, exchange of shares or other similar transactions or events such that BHI will receive (upon exercise of the Option) the same number and class of securities as if the Option had been exercised immediately prior to the occurrence of such transaction or event. The number of shares of CU Stock subject to the Option will also be adjusted in the event CU issues additional shares of CU Stock such that the number of shares of CU Stock subject to the Option shall be 19.9% of CU Stock then outstanding. The exercise price shall be reduced downward in the event that, except as otherwise permitted under the Merger Agreement, CU shall sell CU Stock at less than $13.00 per share.

    SUBSTITUTE OPTION. In the event of certain mergers or consolidations involving CU or its subsidiary, or the sale or transfer of substantially all of CU's assets, BHI has the right to cause the Option to convert into or be exchanged for a substitute option. This substitute option shall be subject to exercise by BHI and repurchase by the issuer at the request of BHI at prices, and subject to the conditions, specified in the Stock Option Agreement.

    REPURCHASE AT THE OPTION OF BHI. At any time after a Triggering Event and prior to the expiration of the Option, BHI has the right to require CU to repurchase the Option and, to the extent permitted by applicable law, all shares of CU Stock purchased by BHI pursuant to a previous exercise of the Option.

    Any repurchase of the Option will be at a price specified in the Stock Option Agreement as the "Option Repurchase Price." Generally, the Option Repurchase Price equals the excess of the "Market/ Offer Price" over $13.00, multiplied by the number of shares of CU's common stock with respect to which the Option has not been exercised. Any repurchase of shares of CU common stock will be at a price specified in the Stock Option Agreement as the "Option Share Repurchase Price." Generally, the Option Share Repurchase Price equals the Market/Offer Price multiplied by the number of shares of CU Stock acquired by BHI under the Option and then beneficially held by it and which BHI elects to have repurchased.

    Under the Stock Option Agreement, the "Market/Offer Price" generally refers to the highest price per share of CU Stock (i) paid by another party in an Acquisition Transaction, (ii) received by CU shareholders in any transaction which causes a substitute option to be issued, or (iii) which is trading in the public market during the six month period prior to BHI's exercise of its repurchase right. In the event of a sale of less than all of CU's assets, "Market/Offer Price" will be determined with respect to the market value of CU's remaining assets.

    MINIMUM OPTION REPURCHASE PRICE. The Stock Option Agreement provides that the Option Repurchase Price (assuming that the Option has not been exercised) shall not be less than $5,000,000, thereby providing BHI a minimum premium in such amount in the event of a repurchase of the Option. If the Option is exercised, then the $5,000,000 minimum premium upon repurchase is apportioned on a per share basis (based upon the number of shares which could be obtained upon exercise of the Option in full) between the shares remaining for exercise under the Option, and the shares which have been purchased by BHI under the Option and will be payable to the extent that BHI elects to have CU repurchase the Option or the CU Stock purchased under the Option and such minimum premium is more than the premium otherwise payable under the Option Repurchase Price or the Option Share Repurchase Price.

    REGISTRATION RIGHTS. BHI has certain rights to require registration under the securities laws of any shares of CU common stock purchased pursuant to the Stock Option Agreement if necessary to enable BHI to sell such shares.

    EFFECT OF STOCK OPTION AGREEMENT. The Stock Option Agreement is intended to increase the likelihood that the Merger will be consummated on the terms set forth in the Merger Agreement. Consequently, certain aspects of the Stock Option Agreement may have the effect of discouraging persons who might now or prior to the Effective Time be interested in acquiring all or a significant interest in CU from considering or proposing such an acquisition, even if such persons were prepared to offer higher consideration per share for CU Stock than the consideration set forth in the Merger Agreement.

RESALE OF BHI STOCK; AFFILIATE'S AGREEMENTS

    The shares of BHI Stock issued pursuant to the Merger Agreement upon consummation of the Merger will be freely transferable under the Securities Act except for shares issued to any shareholder who may be deemed to be an "affiliate" of CU for purposes of Rule 145 under the Securities Act as of the date of the Special Meeting. Affiliates may not sell their shares of BHI Stock acquired in connection with the Merger except pursuant to an effective registration statement under the Securities Act covering such shares or in compliance with Rule 145 under the Securities Act or another applicable exemption from the registration requirements of the Securities Act. Persons who may be deemed to be affiliates of CU generally include individuals or entities that control, are controlled by or are under common control with CU and may include certain officers and directors of CU as well as principal shareholders of CU.

    The Merger Agreement requires CU to use all reasonable efforts to cause certain persons who CU believes to be "affiliates" of CU within the meaning of Rule 145 to enter into and deliver to BHI, prior to the Closing Date, affiliate's agreements providing that such persons: (i) will not pledge or otherwise encumber, nor sell, assign, transfer or otherwise dispose of or reduce their risk of ownership or investment in, any of their shares of CU Stock except with the prior written consent of BHI or pursuant to the Merger; (ii) will not sell, transfer or dispose of any of their shares of BHI Stock which they may acquire in connection with the Merger or any securities which may be paid as a dividend or otherwise distributed with respect thereto or issued or delivered in exchange or substitution therefor (collectively, "Restricted Securities"), or any option, right or other interest with respect to any Restricted Securities, unless such sale, transfer or disposition is effected (x) pursuant to an exemption from the registration requirements of the Securities Act, (y) pursuant to an effective registration statement under, and in compliance with, the Securities Act, or (z) in compliance with Rule 145(d) (as evidenced by a broker's letter stating that the requirements of Rule 145 have been met); (iii) have no present plan or intent to (x) engage in a sale, exchange, transfer, redemption or reduction in any way of their risk of ownership by short sale or otherwise, or other disposition, directly or indirectly (such actions being collectively referred to as a "Sale") of BHI Stock to be received by such persons pursuant to the Merger; (y) engage in a Sale of their shares of CU Stock (other than in exchange for BHI Stock pursuant to the Merger), or (z) exercise dissenters' rights in connection with the Merger. BHI will place a legend on certificates representing shares of Restricted Securities to the effect that such shares were issued in a transaction covered by Rule 145 of the Securities Act and may be sold, transferred or otherwise disposed of only in accordance with the terms of the affiliate's agreement. Stop transfer instructions shall be given to BHI's transfer agent in accordance with the restrictions on transfer set forth in the affiliate's agreement. The Merger Agreement provides that certificates for CU Stock held by a person who is an affiliate of CU for purposes of Rule 145 will not be exchanged for certificates representing BHI Stock until BHI has received an affiliate's agreement from such person.

                        DESCRIPTION OF BHI CAPITAL STOCK

    The following description summarizes certain information regarding the capital stock of BHI. This information does not purport to be complete and is subject in all respects to the applicable provisions of the Hawaii Business Corporation Act ("HBCA"), BHI's Articles of Incorporation (the "BHI Articles") and BHI's Bylaws (the "BHI Bylaws"). For discussion of certain other rights associated with the BHI Stock, see "COMPARISON OF RIGHTS OF SHAREHOLDERS."

COMMON STOCK

    The BHI Articles authorize the issuance of up to 100,000,000 shares of common stock, par value $2.00 per share (the "BHI Stock"), of which approximately [39,685,182] shares were outstanding at [March 26,] 1997. The common stock is listed on NYSE. The Transfer Agents and Registrars are Continental Stock Transfer & Trust Company and Hawaiian Trust Company, Limited.

    Each share of common stock is entitled to one vote per share on each matter submitted to a vote at a meeting of shareholders. The affirmative vote of the holders of at least a majority of the shares of common stock represented in person or by proxy at the applicable meeting of shareholders and entitled to vote thereat is required with respect to the election of directors and certain other matters. The BHI Bylaws provide for a classified board of directors, and cumulative voting is not permitted. Shares of BHI Common Stock have no preemptive or other subscription or conversion rights, and are not assessable. The BHI Articles permit BHI's Board of Directors to issue authorized shares of its capital stock without shareholder approval. However, BHI Stock is listed on the NYSE, which requires shareholder approval for the issuance of additional shares of BHI capital stock under certain circumstances.

    Dividends may be paid on BHI Stock at the discretion of the BHI Board of Directors out of any funds of BHI legally available therefor. Upon liquidation, dissolution or winding up of BHI, the assets legally available for distribution to holders of BHI Stock after satisfaction of liabilities would be distributed ratably among such holders. BHI's ability to pay dividends on the BHI Stock, or the rights of holders of common stock to receive payments upon liquidation, could be limited by the terms and conditions of the BHI Preferred Stock authorized by the BHI Articles if shares of such preferred stock are issued. In addition, the ability of BHI to pay dividends or liquidating payments on, or redeem its capital stock, is subject to BHI's obligations in connection with $100 million in liquidation amount of 8.25% Capital Securities, Series A, issued by Bancorp Hawaii Capital Trust I, a wholly owned subsidiary of BHI, and guaranteed by BHI. The sole assets of the Trust are Junior Subordinated Debt Securities issued by BHI to the Trust, which have a maturity date of December 15, 2026 and provide for semi-annual distributions at a cumulative fixed rate of 8.25%. BHI has the right to defer payment of interest on the Junior Subordinated Debt Securities for periods of up to 5 years. During any such deferral period, and also if certain defaults have occurred, BHI will not be permitted (subject to certain exceptions) to declare or pay any cash dividends or redemptions or otherwise make cash distributions with respect to BHI's capital stock. As of the date of this Proxy Statement/Prospectus, BHI has not deferred any interest on the Junior Subordinated Debt Securities.

PREFERRED STOCK

    The BHI Articles authorize the issuance of up to 20,000,000 shares of preferred stock, par value $1.00 per share (the "BHI Preferred Stock"). No BHI Preferred Stock is presently outstanding. The BHI Board is authorized without further action by shareholders to establish one or more series of BHI Preferred Stock, and to fix and determine the relative rights, preferences and limitations of each such series with respect to dividend rates, voting rights, conversion into common stock, and amounts payable upon redemption, liquidation or dissolution.

CERTAIN PROVISIONS OF THE BHI ARTICLES AND OF HAWAII LAW

    The following provisions may have the effect of preventing, discouraging or delaying any change of control of BHI.

    The BHI Bylaws provide for a board of directors divided into three classes as nearly equal in number as possible. Directors serve staggered three-year terms, with the term of one class expiring each year. Hawaii law permits a classified board only if a corporation has at least nine directors. There are currently 11 directors of BHI. Thus, at each annual meeting of shareholders, approximately one-third of the members of the BHI Board will be elected for a three-year term, and the other directors will remain in office until their three-year terms expire. The BHI Articles require that the BHI Board consist of at least 3 and not more than 15 directors, and the BHI Bylaws provide that the number of directors is to be determined from time to time by resolution of a majority of the entire BHI Board. The BHI Articles permit the board to fill any vacancy resulting from an increase in Board size, and provide that a decrease in the size of the board shall not shorten the term of any incumbent director.

    The authority of the BHI Board under the BHI Articles to issue preferred stock in one or more series provides BHI with increased flexibility in structuring its capital. Having such shares available permits BHI to issue shares of preferred stock without the delay and expense of a shareholders meeting. Although the BHI Board has no intention at the present time of doing so, it would have the power to issue a series of preferred stock that could, depending on the terms of such series, increase the difficulty and expense of obtaining control of BHI in a merger, tender offer, proxy fight or similar transaction.

    Sections 171 and 172 of the HBCA (the "CSA Statutes") regulate "control share acquisitions," which are transactions that would cause the beneficial ownership of the acquiring person to enter a new range of voting power specified in the CSA Statutes. Those ranges begin at 10%, 20%, 30%, 40% and a majority of voting power in the election of directors. The CSA Statutes do not apply to acquisitions from the issuer, or to certain other transactions. Any person proposing to make a control share acquisition is required to deliver to the affected corporation an information statement setting forth (among other things) the terms of the proposed control share acquisition, funding and financial arrangements, any plans or proposals to engage in a merger, liquidation, sale of substantial assets or similar transaction, plans to materially alter the corporation's business activities, or plans to take certain actions affecting management, employees, suppliers, customers or the communities in which the corporation operates. Thereafter, the corporation is required on a specific schedule to call and conduct a special meeting of shareholders to vote upon the proposed control acquisition. A proxy relating to such special meeting must be solicited separately from any offer to purchase or solicitation of an offer to sell, and a proxy may not be solicited sooner than 30 days prior to such special meeting. The CSA Statutes permit consummation of a proposed control share acquisition only if it is approved by the affirmative vote of the holders of a majority of voting power of all shares entitled to vote which are not beneficially owned by the acquiring person, and only if the acquisition is consummated within 180 days after shareholder approval. Otherwise, for a period of one year after the acquisition, shares acquired in the control share acquisition have no voting rights, are not transferrable on the books of the corporation, and may be redeemed by the corporation either at the price at which they were acquired or at book value.

    The Hawaii Corporate Take-Overs Act, Chapter 417E of the Hawaii Revised Statutes, generally applies to "take-over offers" made to residents of the State of Hawaii in which the offeror would acquire more than 10% of the equity securities of any publicly traded corporation organized under Hawaii law unless the takeover is approved by the board of directors of the corporation or is registered under and complies with the Hawaii Corporate Take-Overs Act.

    Under the Hawaii Environmental Disclosure Act, Chapter 343D of the Hawaii Revised Statutes, a person (including such person's affiliates) who beneficially owns at least 10% but less than 50% of the securities entitled to vote for the election of directors of BHI may not acquire more than an additional 5% of such securities during any 12-month period without filing an environmental disclosure statement concerning environmental, financial and other matters with the Hawaii Office of Environmental Quality Control.

    Section 415-35 of the HBCA, which deals with the duties of directors, provides that a director of a Hawaii corporation, in determining the best interests of the corporation, may consider, in such director's discretion, the following factors in addition to the interests of the corporation's shareholders: the interests of the corporation's employees, customers, suppliers and creditors; community and societal considerations, including, without limitation, the impact of any action upon the communities in or near which the corporation has offices or operations; the economy of the State of Hawaii and of the United States; and the long-term as well as the short-term interests of the corporation and its shareholders, including, without limitation, the possibility that these interests may be best served by the continued independence of the corporation.

    Article X of the BHI Articles provides that a director shall not be personally liable to BHI or its shareholders for monetary damages for breach of fiduciary duties as a director, except for liability for

(i) breach of the director's duty of loyalty to the corporation or its shareholders; (ii) acts or omissions not performed in good faith, or which involve intentional misconduct or knowing violation of law, or constitute a willful or reckless disregard of the director's fiduciary duty; (iii) the director's willful or negligent violation of certain HBCA provisions regarding payment of dividends or stock purchases or redemptions; or (iv) transactions from which the director received an improper benefit.

                      COMPARISON OF RIGHTS OF SHAREHOLDERS

    At the Effective Time, shareholders of CU (except for any CU shareholder who elects and receives only cash or who properly exercises dissenters' rights) automatically will become shareholders of BHI, and their rights as shareholders will be determined by the HBCA, the BHI Articles and the BHI Bylaws. The following is a summary of material differences in the rights of shareholders of BHI and CU. For additional information as to certain provisions of the BHI Articles and Hawaii law, see "DESCRIPTION OF BHI CAPITAL STOCK--Certain Provisions of the BHI Articles and of Hawaii Law."

    The CU Articles provide for a minimum of 7 directors and a maximum of 13 directors, elected annually. CU shareholders have cumulative voting rights in the election of directors, which are not available to BHI shareholders.

    The BHI Articles require that the BHI Board of Directors consist of at least 3 and not more than 15 directors, at least one-third of whom must be Hawaii residents. The number of directors is fixed by the BHI Board of Directors, and is divided into three classes, serving staggered three-year terms. Under the CU Bylaws, a vacancy in the CU Board of Directors, except for a vacancy created by removal of a director, may be filled by the CU Board of Directors. Shareholders may fill any vacancy if the CU Board of Directors does not do so. Under the BHI Bylaws, only the BHI Board of Directors may fill a vacancy in its membership, except that a vacancy created by a director reaching the age of 70 is to be filled by the shareholders at an annual meeting. Each director who fills a vacancy holds office until the next election of the class to which such director was elected or appointed.

    In order to nominate a candidate for the CU Board of Directors, a shareholder must deliver written notice of such nomination to CU by the later of 21 days prior to the meeting or 10 days after the date of mailing of notice of the meeting. BHI shareholders who wish to nominate persons for election as directors or propose business for consideration at meetings of shareholders are permitted to do so only if they deliver a notice that complies with strict timing requirements set forth in Article II of the BHI Bylaws. For example, a person wishing to propose business to be considered at an annual meeting, or to nominate a candidate for election to the BHI Board of Directors at that meeting, must ordinarily give a written notice thereof containing specified information that is received by the BHI secretary no later than 80 days nor earlier than 90 days prior to the first anniversary of the preceding year's annual meeting.

    Shareholders of CU may accomplish various actions (subject to specified procedures) by written consent of the holders of such number of shares as would be required to approve that action at a meeting of shareholders. Hawaii law does not permit action by written consent in lieu of a meeting of shareholders unless that written consent is unanimous.

    Approval of a majority of the outstanding CU Stock is required to amend its Articles of Incorporation or to approve a merger or certain other extraordinary corporate transactions. Amendments to the BHI Articles require approval of two-thirds of its shares having voting power (except no shareholder approval is required for amendments that result from establishing a series of preferred stock by resolution of the BHI Board of Directors, or (if there is only one class of stock outstanding) for amendments involving certain changes to the number of authorized shares in connection with a stock split or stock dividend). A merger, consolidation or share exchange requires the affirmative vote of three-fourths of the outstanding shares of BHI's voting stock (irrespective of any provision of the BHI Articles or Bylaws that restrict or deny such shares the right to vote). However, in the case of a merger, no such approval is required from shareholders of the surviving corporation if among other things the merger will not alter the number or rights of those shares outstanding prior to the merger, and the number of voting shares outstanding immediately following the merger plus the number of voting shares issuable on conversion of other securities issued in the merger will not exceed by more than 20% the number of voting shares outstanding immediately before the merger. The dissolution of BHI or the sale of substantially all its assets outside the ordinary course of business would require the approval of three-fourths of the shares entitled to vote thereon (and also three-fourths of any class of shares entitled to vote thereon as a class).

                               DISSENTERS' RIGHTS

    Because CU Stock is traded on the Nasdaq National Market, dissenters' rights will be available to the shareholders of CU only if the holders of five percent (5%) or more of the outstanding CU Stock make a written demand upon CU for the purchase of Dissenting Shares in accordance with Chapter 13 of the California Code. If this condition is satisfied and the Merger is consummated, shareholders of CU who vote against the Merger Proposal and otherwise perfect their rights by complying with the procedures set forth in Chapter 13 of the California Code will be entitled to receive an amount equal to the fair market value of their shares as of February 24, 1997, the day before the public announcement of the Merger. The high, low and closing sales prices for CU Stock on February 24, 1997 were $13.25, $12.75 and $13.25, respectively. A copy of Chapter 13 of the California Code is attached hereto as Appendix C and should be read for more complete information concerning dissenters' rights. THE REQUIRED PROCEDURE SET FORTH IN CHAPTER 13 OF THE CALIFORNIA CODE MUST BE FOLLOWED EXACTLY OR ANY DISSENTERS' RIGHTS MAY BE LOST. The information set forth below is a general summary of dissenters' rights as they apply to CU shareholders and is qualified in its entirety by reference to Appendix C.

    In order to be entitled to exercise dissenters' rights, a shareholder of CU must vote "Against" the Merger Proposal. Thus, any shareholder who wishes to dissent and executes and returns a proxy in the accompanying form must specify that his or her shares are to be voted "Against" the Merger. If the shareholder returns a proxy without voting instructions or with instructions to vote "For" the Merger, his or her shares will automatically be voted in favor of the Merger and the shareholder will lose any dissenters' rights. In addition, if the shareholder abstains from voting his or her shares, the shareholder will lose his or her dissenters' rights.

    Furthermore, in order to preserve his or her dissenters' rights, a shareholder must make a written demand upon CU for the purchase of Dissenting Shares and payment to such shareholder of their fair market value, specifying the number of shares held of record by such shareholder and a statement of what the shareholder claims to be the fair market value of those shares as of February 24, 1997. Such demand must be addressed to CU Bancorp, 16030 Ventura Boulevard, Encino, California 91436, Attention: Anita Wolman, Esq., and must be received by CU not later than the date of the Special Meeting. A vote "Against" the Merger or the giving of a proxy directing a negative vote does not constitute such written demand. A proxy that fails to include instructions with respect to approval of the Merger will be voted in favor of the Merger. Accordingly, shares covered by such a proxy will not be Dissenting Shares. In addition, a vote in favor of the Merger, or a failure to vote at all, will nullify any previously filed written demand for payment as to those shares.

    If the holders of five percent (5%) or more of the outstanding shares of CU Stock have submitted a written demand for CU to purchase their shares, which demands are received by CU on or before the date of the Special Meeting and the Merger is approved by the CU shareholders, CU will have ten (10) days after such approval to send those shareholders who have submitted such written demands and who have voted against the approval of the Merger written notice of such approval accompanied by a copy of Chapter 13 of the California Code, a statement of the price determined by CU to represent the fair market value of the Dissenting Shares as of February 24, 1997 (which is expected to be the closing price per share as reported on Nasdaq on February 24, 1997), and a brief description of the procedure to be followed if a shareholder desires to exercise dissenters' rights. The statement of price will constitute an offer by CU to purchase the Dissenting Shares at the price stated therein. It is, however, a condition to closing the Merger that Dissenting Shares shall not exceed 10% of the aggregate number of issued and outstanding shares of CU Stock. In the event that Dissenting Shares exceed 10% of the aggregate number of issued and outstanding shares of CU Stock, BHI will not consummate the Merger unless such condition is waived in writing by BHI. See "THE MERGER--Conditions to Consummation of the Merger" . Within 30 days after the date on which the notice of the approval of the Merger is mailed, the dissenting shareholder must surrender to CU, at the office designated in the notice of approval, the certificates representing the Dissenting Shares to be stamped or endorsed with a statement that they are Dissenting Shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed. Any shares of CU Stock that are transferred prior to their submission for endorsement lose their status as Dissenting Shares.

    If CU and the dissenting shareholder agree that the surrendered shares are Dissenting Shares and agree upon the price of the shares, the dissenting shareholder will be entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Payment of the fair market value of the Dissenting Shares shall be made within 30 days after the amount thereof has been agreed upon or 30 days after any statutory or contractual conditions to the Merger have been satisfied, whichever is later, subject to the surrender of the certificates therefor, unless provided otherwise by agreement. Any holder of CU Stock who becomes entitled, pursuant to the provisions of Chapter 13 of the California Code, to payment for his or her Dissenting Shares will receive payment therefor directly or indirectly from BHI and such shares of CU Stock shall be cancelled.

    If CU denies that the shares surrendered are Dissenting Shares, or CU and the dissenting shareholder fail to agree upon a fair market value of such shares of CU Stock, then the dissenting shareholder must, within six months after the notice of approval is mailed, file a complaint at the Superior Court of the proper county requesting the court to make such determinations or intervene in any pending action brought by any other dissenting shareholder. If the complaint is not filed or intervention in a pending action is not made within the specified six-month period, the dissenters' rights are lost.

    The court will proceed to determine whether the shares are Dissenting Shares, or if the fair market value of the Dissenting Shares is at issue the court will determine, or will appoint one or more impartial appraisers to determine, the fair market value of any Dissenting Shares. If judgment is rendered against CU, the court will direct payments of the appraised value of such shares, together with interest thereon at the legal rate on judgments from the date on which the judgment was entered, by CU to the dissenting shareholder upon the surrender of the certificates representing such shares. The cost of any such proceeding shall be apportioned as the court considers equitable, but if the appraisal exceeds the price offered by CU, CU shall pay such cost, and if the appraisal is more than 125% of the price offered by CU, CU also may be required to pay attorneys' and other fees and interest at the legal rate on judgments from the date the dissenting shareholder complied with Sections 1300-1302 of Chapter 13 of the California Code.

    A dissenting shareholder may not withdraw his or her dissent or demand for payment unless CU consents to such withdrawal.

                             VALIDITY OF BHI STOCK

    The validity of the BHI Stock to be issued in the Merger will be passed upon for BHI by Carlsmith Ball Wichman Case & Ichiki. As of [March 27,] 1997, attorneys in that firm who have rendered legal services to BHI related to the Merger beneficially owned an aggregate of [16,536] shares of BHI Stock.

                                    EXPERTS

    The consolidated financial statements of CU and subsidiary as of December 31, 1996 and 1995 and for each of the three years then ended, incorporated by reference from CU's Annual Report on Form 10-K for the year ended December 31, 1996, have been incorporated herein in reliance upon the report of Arthur Andersen LLP, independent auditors, incorporated herein by reference, and upon the authority of such firm as experts in accounting and auditing. Representatives of Arthur Andersen LLP are expected to be present at the Special Meeting and are expected to be available to respond to appropriate questions.

    The consolidated financial statements of BHI and subsidiaries appearing in BHI's Annual Report (Form 10-K) for the year ended December 31, 1996 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                 OTHER MATTERS

    The Board of Directors of CU does not know of any matter to be presented at the Special Meeting other than as set forth above. However, if other matters come before the meeting, it is the intention of the persons named in the accompanying Proxy to vote the shares represented by the Proxy in their discretion, taking into account any recommendations of the Board of Directors of CU on such matters, and discretionary authority to do so is included in the Proxy.

                                   APPENDIX A
                                   AGREEMENT
                                      AND
                             PLAN OF REORGANIZATION
                              BANCORP HAWAII, INC.
                                   CU BANCORP
                               FEBRUARY 24, 1997

                               TABLE OF CONTENTS

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
ARTICLE I

  DEFINITIONS..............................................................................................           1

ARTICLE II

  THE MERGER AND RELATED MATTERS...........................................................................           6

    2.1  THE MERGER........................................................................................           6

    2.2  CONVERSION OF CU STOCK............................................................................           7

    2.3  ELECTION AND PRORATION PROCEDURES.................................................................           7

    2.4  ADJUSTMENTS FOR DILUTION AND OTHER MATTERS........................................................          10

    2.5  CONVERSION OF DISSENTING SHARES...................................................................          10

    2.6  EXCHANGE PROCEDURES...............................................................................          10

    2.7  VOTING AND DIVIDENDS..............................................................................          11

    2.8  NO LIABILITY......................................................................................          11

    2.9  WITHHOLDING RIGHTS................................................................................          11

    2.10 EFFECTS OF MERGER.................................................................................          12

    2.11 ARTICLES OF INCORPORATION AND BYLAWS OF SURVIVING COMPANY.........................................          12

    2.12 DIRECTORS AND OFFICERS OF SURVIVING COMPANY.......................................................          12

    2.13 OPTIONS...........................................................................................          12

    2.14 CU STOCK OPTION AGREEMENT.........................................................................          13

ARTICLE III

  THE CLOSING..............................................................................................          13

    3.1  CLOSING...........................................................................................          13

    3.2  FILINGS...........................................................................................          14

    3.3  DOCUMENTS TO BE DELIVERED.........................................................................          14

ARTICLE IV

  REPRESENTATIONS AND WARRANTIES OF CU.....................................................................          14

    4.1  INCORPORATION, STANDING AND POWER.................................................................          14

    4.2  CAPITALIZATION....................................................................................          14

    4.3  SUBSIDIARIES......................................................................................          15

    4.4  FINANCIAL STATEMENTS..............................................................................          15

    4.5  SEC/REGULATORY FILINGS............................................................................          15

    4.6  AUTHORITY OF CU...................................................................................          15

    4.7  INSURANCE.........................................................................................          16

    4.8  TITLE TO ASSETS...................................................................................          16

    4.9  REAL ESTATE.......................................................................................          16

    4.10 LITIGATION........................................................................................          17

    4.11 TAXES.............................................................................................          17

    4.12 COMPLIANCE WITH LAWS AND REGULATIONS..............................................................          18

    4.13 PERFORMANCE OF OBLIGATIONS........................................................................          18

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    4.14 EMPLOYEES.........................................................................................          18

    4.15 BROKERS AND FINDERS...............................................................................          19

    4.16 MATERIAL CONTRACTS................................................................................          19

    4.17 ABSENCE OF MATERIAL CHANGE........................................................................          20

    4.18 LICENSES AND PERMITS..............................................................................          20

    4.19 NO MATERIAL LIABILITIES; ENVIRONMENTAL............................................................          21

    4.20 EMPLOYEE BENEFIT PLANS............................................................................          22

    4.21 CORPORATE RECORDS.................................................................................          24

    4.22 OFFICES AND ATMS..................................................................................          24

    4.23 OPERATING LOSSES..................................................................................          25

    4.24 LOAN PORTFOLIO....................................................................................          25

    4.25 POWER OF ATTORNEY.................................................................................          25

    4.26 DISCLOSURE DOCUMENTS, REPORTS AND APPLICATIONS....................................................          25

    4.27 ACCURACY OF INFORMATION FURNISHED.................................................................          26

    4.28 LOAN SERVICING PORTFOLIO..........................................................................          26

    4.29 CERTAIN INTERESTS.................................................................................          26

    4.30 INVESTMENT SECURITIES.............................................................................          26

    4.31 COMMUNITY REINVESTMENT ACT........................................................................          26

    4.32 KNOWLEDGE AS TO CONDITIONS........................................................................          26

    4.33 ALLOWANCE FOR POSSIBLE LOAN LOSSES................................................................          26

    4.34 LISTING OF LOANS..................................................................................          26

    4.35 DERIVATIVE TRANSACTIONS...........................................................................          27

    4.36 TRUST ADMINISTRATION..............................................................................          27

    4.37 ACCOUNTING RECORDS................................................................................          27

    4.38 INTELLECTUAL PROPERTY RIGHTS......................................................................          27

    4.39 1996 FINANCIAL STATEMENTS.........................................................................          28

    4.40 POOLING OF INTERESTS..............................................................................          28

ARTICLE V

  REPRESENTATIONS AND WARRANTIES OF BHI....................................................................          28

    5.1  INCORPORATION, STANDING AND POWER.................................................................          28

    5.2  CAPITALIZATION....................................................................................          28

    5.3  FINANCIAL STATEMENTS..............................................................................          28

    5.4  SEC/REGULATORY FILINGS............................................................................          28

    5.5  AUTHORITY OF BHI..................................................................................          29

    5.6  LITIGATION........................................................................................          29

    5.7  COMPLIANCE WITH LAWS AND REGULATIONS..............................................................          29

    5.8  BROKERS AND FINDERS...............................................................................          30

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    5.9  ABSENCE OF MATERIAL CHANGE........................................................................          30

    5.10 DISCLOSURE DOCUMENTS, REPORTS AND APPLICATIONS....................................................          30

    5.11 ACCURACY OF INFORMATION FURNISHED.................................................................          30

    5.12 CAPITAL STOCK.....................................................................................          30

    5.13 KNOWLEDGE AS TO CONDITIONS........................................................................          31

ARTICLE VI

  COVENANTS OF CU PENDING EFFECTIVE TIME OF THE MERGERS....................................................          31

    6.1  LIMITATION ON CU'S AND CU BANK'S CONDUCT PRIOR TO EFFECTIVE TIME..................................          31

    6.2  NO SOLICITATION, ETC..............................................................................          33

    6.3  AFFIRMATIVE CONDUCT OF CU AND CU BANK PRIOR TO EFFECTIVE TIME.....................................          33

    6.4  ACCESS TO INFORMATION.............................................................................          35

    6.5  NOTICES...........................................................................................          35

    6.6  CU SHAREHOLDERS' MEETING..........................................................................          35

    6.7  D&O COVERAGE......................................................................................          35

    6.8  CERTAIN LOANS AND OTHER EXTENSIONS OF CREDIT......................................................          36

    6.9  TERMINATION OF CU STOCK PLAN......................................................................          36

    6.10 COORDINATION OF DIVIDENDS.........................................................................          36

    6.11 CERTAIN RESERVES..................................................................................          36

ARTICLE VII

  COVENANTS OF BHI.........................................................................................          36

    7.1  LIMITATION ON BHI'S CONDUCT PRIOR TO EFFECTIVE TIME...............................................          36

    7.2  AFFIRMATIVE CONDUCT OF BHI PRIOR TO EFFECTIVE TIME................................................          37

    7.3  ACCESS TO INFORMATION.............................................................................          37

    7.4  NOTICES; REPORTS..................................................................................          37

    7.5  BHI OPTION PLAN AMENDMENT.........................................................................          38

ARTICLE VIII

  ADDITIONAL COVENANTS.....................................................................................          38

    8.1  REGULATORY MATTERS................................................................................          38

    8.2  LEGAL CONDITIONS TO MERGER........................................................................          39

    8.3  CUSTOMER CALLS....................................................................................          39

    8.4  CERTAIN FILINGS, CONSENTS AND ARRANGEMENTS........................................................          39

    8.5  ADDITIONAL AGREEMENTS; PARTIES....................................................................          40

    8.6  PUBLICITY.........................................................................................          40

    8.7  PRE-CLOSING ADJUSTMENTS...........................................................................          40

    8.8  DIRECTOR RESIGNATIONS.............................................................................          40

    8.9  [RESERVED.].......................................................................................          40

    8.10 [RESERVED.].......................................................................................          40

                                      iii
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    8.11 NOTICES AND COMMUNICATIONS........................................................................          40

    8.12 INSURANCE POLICIES ASSIGNMENT.....................................................................          41

    8.13 AFFILIATES AND FIVE PERCENT SHAREHOLDERS..........................................................          41

    8.14 LETTERS OF CU'S ACCOUNTANTS.......................................................................          41

    8.15 SHAREHOLDERS' AGREEMENT...........................................................................          41

    8.16 COOPERATION OF CU BANK............................................................................          41

ARTICLE IX

  CONDITIONS PRECEDENT TO THE MERGER.......................................................................          41

    9.1  SHAREHOLDER APPROVAL..............................................................................          41

    9.2  NO JUDGMENTS OR ORDERS............................................................................          41

    9.3  REGULATORY APPROVALS..............................................................................          42

    9.4  TAX OPINION.......................................................................................          42

    9.5  S-4 AND PROXY STATEMENT...........................................................................          42

    9.6  NYSE LISTING......................................................................................          42

ARTICLE X

  CONDITIONS PRECEDENT TO THE OBLIGATIONS OF CU............................................................          42

    10.1  LEGAL OPINION....................................................................................          42

    10.2  REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF COVENANTS.........................................          42

    10.3  ABSENCE OF CERTAIN CHANGES.......................................................................          42

    10.4  OFFICERS' CERTIFICATE............................................................................          42

ARTICLE XI

  CONDITIONS PRECEDENT TO OBLIGATIONS OF BHI...............................................................          43

    11.1  LEGAL OPINION....................................................................................          43

    11.2  REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF COVENANTS.........................................          43

    11.3  AUTHORIZATION OF MERGERS.........................................................................          43

    11.4  ABSENCE OF REGULATORY CONDITIONS.................................................................          43

    11.5  THIRD PARTY CONSENTS.............................................................................          43

    11.6  ABSENCE OF CERTAIN CHANGES.......................................................................          43

    11.7  OFFICERS' CERTIFICATE............................................................................          43

    11.8  BLUE SKY MATTERS.................................................................................          43

    11.9  AFFILIATE AGREEMENTS.............................................................................          44

    11.10 SHAREHOLDER'S AGREEMENTS.........................................................................          44

    11.11 COMFORT LETTERS..................................................................................          44

    11.12 CU STOCK OPTION AGREEMENT........................................................................          44

    11.13 RESIGNATIONS.....................................................................................          44

    11.14 PAYMENT OF EXPENSES..............................................................................          44

    11.15 DISSENTERS.......................................................................................          44

                                       iv
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    11.16 DEPOSITS.........................................................................................          44

    11.17 AUDIT OPINION....................................................................................          44

ARTICLE XII

  EMPLOYEE MATTERS.........................................................................................          44

    12.1  EMPLOYEE BENEFITS................................................................................          44

    12.2  PRIOR SERVICE CREDIT.............................................................................          45

    12.3  MANAGEMENT RETENTION AND OTHER AGREEMENTS........................................................          45

    12.4  GRANT OF BHI OPTIONS.............................................................................          45

    12.5  PAYMENT OF ACCRUED BONUSES.......................................................................          45

    12.6  INDEMNIFICATION OF DIRECTORS AND OFFICERS........................................................          45

ARTICLE XIII

  TERMINATION..............................................................................................          45

    13.1  TERMINATION......................................................................................          45

    13.2  EFFECT OF TERMINATION............................................................................          46

ARTICLE XIV

  MISCELLANEOUS............................................................................................          47

    14.1  EXPENSES.........................................................................................          47

    14.2  NOTICES..........................................................................................          47

    14.3  SUCCESSORS AND ASSIGNS...........................................................................          48

    14.4  COUNTERPARTS.....................................................................................          48

    14.5  EFFECT OF REPRESENTATIONS AND WARRANTIES.........................................................          48

    14.6  THIRD PARTIES....................................................................................          48

    14.7  SCHEDULES; EXHIBITS; INTEGRATION.................................................................          48

    14.8  KNOWLEDGE; MATERIALTY............................................................................          48

    14.9  GOVERNING LAW....................................................................................          48

    14.10 SCHEDULES........................................................................................          48

    14.11 CAPTIONS.........................................................................................          49

    14.12 SEVERABILITY.....................................................................................          49

    14.13 WAIVER AND MODIFICATION..........................................................................          49

    14.14 ATTORNEY'S FEES..................................................................................          49

    14.15 JURY WAIVER......................................................................................          49

                      AGREEMENT AND PLAN OF REORGANIZATION

    This AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") is made and entered into as of the 24th day of February, 1997, by and between Bancorp Hawaii, Inc., a Hawaii corporation ("BHI"), and CU Bancorp, a California corporation ("CU").

                                R E C I T A L S:

    WHEREAS, BHI and CU desire to effect a merger (the "Merger") in accordance with the terms of this Agreement.

    WHEREAS, the respective Boards of Directors of BHI and CU believe that the proposed Merger, on the terms and conditions set forth herein, is in the best interests of their respective corporations and shareholders.

    WHEREAS, BHI and CU Bancorp desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated by this Agreement.

    WHEREAS, the parties intend that for federal income tax purposes the Merger qualify as a "reorganization" within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended.

    NOW, THEREFORE, on the basis of the foregoing recitals and in consideration of the mutual representations, warranties, covenants and agreements contained herein, BHI and CU hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

    Except as otherwise expressly provided for in this Agreement, or unless the context otherwise requires, as used throughout this Agreement the following terms shall have the respective meanings specified below:

    1.1 "Affiliate" of, or a Person "Affiliated" with, a specific Person is a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

    1.2 "Agreement of Merger" means the Agreement and Plan of Merger to be entered into by and between BHI and CU substantially in the form of Exhibit A hereto, but subject to any changes that may be necessary to conform to any requirements of any regulatory agency having authority over the Merger.

    1.3 "Alternative Transaction" means any of the following involving CU or CU Bank (other than transactions with BHI contemplated by this Agreement): any merger, consolidation, share exchange or other business combination; a sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets of CU or CU Bank (as applicable) representing 10% or more of CU's consolidated assets; a sale of shares of capital stock (or securities convertible or exchangeable into or otherwise evidencing, or any agreement or instrument evidencing, the right to acquire capital stock), representing 10% or more of the voting power of CU or CU Bank; a tender offer or exchange offer for at least 10% of the outstanding shares of CU; a bona fide solicitation of proxies in opposition to approval of the Merger by CU's shareholders; or a public announcement of a proposal, plan, or intention to do any of the foregoing.

    1.4 "ATM" has the meaning set forth in Section 4.22.

    1.5 "Average Price of BHI Stock" means the average of the Closing Price of BHI Stock for the 20 consecutive trading days ending on the third trading day immediately prior to the Closing Date (subject to adjustment as provided below). The term "trading day" shall mean a day on which trading generally takes place on the NYSE and on which trading in BHI Stock has not been halted or suspended. In the event BHI pays, declares or otherwise effects a stock split, reverse stock split, reclassification or stock dividend or distribution with respect to the BHI Stock between the date of this Agreement and the Effective Time, appropriate adjustments will be made to the Average Price of BHI Stock.

    1.6 "BHC Act" means the Bank Holding Company Act of 1956, as amended.

    1.7 "BHI Option Plan Amendment" means the amendment to the BHI Stock Option Plan contemplated by Section 2.13.

    1.8 "BHI Options" means options to purchase BHI Stock granted by BHI.

    1.9 "BHI Schedules" means the schedules prepared and delivered by BHI pursuant to this Agreement.

    1.10  "BHI Stock" means the common stock, $2.00 par value, of BHI.

    1.11 "BHI Stock Option Plan" means the Bancorp Hawaii, Inc. Stock Option Plan of 1994.

    1.12  "BHI Supplied Information" has the meaning set forth in Section 5.10.

    1.13 "Business Day" means any day other than Saturday, Sunday or a day on which commercial banks in either of California or Hawaii are authorized or required to be closed.

    1.14 "California Secretary" means the Secretary of State of the State of California.

    1.15  "Cash Election" has the meaning set forth in Section 2.3(a).

    1.16  "Cash Proration Factor" has the meaning set forth in Section 2.3(c).

    1.17  "Closing" has the meaning set forth in Section 3.1.

    1.18 "Closing Date" means the date on which the Closing is to be conducted, as provided by Section 3.1.

    1.19 "Closing Price of BHI Stock" means the closing price of BHI Stock on the NYSE as reported in The Wall Street Journal.

    1.20  "Code" means the Internal Revenue Code of 1986, as amended.

    1.21 "Combination Cash Election" and "Combination Stock Election" have the meanings set forth in Section 2.3(a).

    1.22 "Commissioner" means the Commissioner of Financial Institutions of the State of Hawaii.

    1.23  "Covered Loan" has the meaning set forth in Section 4.24.

    1.24 "CU Bank" means California United Bank, a California-chartered commercial bank.

    1.25  "CU Bank Stock" means the common stock, $5.00 par value, of CU Bank.

    1.26  "CUBNA" means California United Bank, National Association.

    1.27  "CU Employee Plans" has the meaning set forth in Section 4.20.

    1.28 "CU Option Plan" means, collectively, each plan included in the CU Stock Plan that provides for the issuance of options to acquire CU Stock.

    1.29 "CU Options" means options, rights or warrants to purchase CU Stock granted by CU (other than the CU Stock Option Agreement).

    1.30  "CU Real Property" has the meaning set forth in Section 4.9.

    1.31  "CU Scheduled Contracts" has the meaning set forth in Section 4.16.

    1.32 "CU Schedules" means the Schedules prepared and delivered by CU pursuant to this Agreement.

    1.33 "CU Shareholders' Meeting" means the meeting of CU's shareholders referred to in Section 6.6 hereof, including any adjournments or postponements thereof.

    1.34 "CU Stock" means the common stock, no par value, of CU (including certificates representing securities of any Predecessor entitled to be converted into or exchanged for certificates for CU common stock).

    1.35 "CU Stock Option Agreement" or "Stock Option Agreement" means the Stock Option Agreement entered into between CU and BHI and attached hereto as Exhibit B.

    1.36 "CU Stock Plan" means, collectively, the following CU plans: (i) the 1983 Employee Stock Option Plan, (ii) 1985 Employee Stock Option Plan, (iii) 1987 Special Stock Option Plan, (iv) 1993 Employee Stock Option Plan, (v) 1994 Non-Employee Director Stock Option Plan, (vi) 1995 Restricted Stock Plan, (vii) 1996 Non-Employee Director Stock Option Plan, (viii) 1996 Employee Stock Option Plan, (ix) 1996 Restricted Stock Plan, and (x) the CU Bancorp 1996 Conversion Option Plan.

    1.37  "CU Supplied Information" has the meaning set forth in Section 4.26.

    1.38 "DCCA" means the Director of the Department of Commerce and Consumer Affairs of the State of Hawaii.

    1.39 "Dissenting Shares" means any shares of CU Stock issued and outstanding immediately prior to the Effective Time of the Merger that are "dissenting shares" as that term is defined in Section 1300(b) of the California Corporations Code.

    1.40 "Effective Time" means the date and time of filing of Articles of Merger and the Agreement of Merger with DCCA or such later effective time as may be agreed by the parties and set forth in such Articles.

    1.41  "Election Deadline" has the meaning set forth in Section 2.3(b).

    1.42  "Election Form" has the meaning set forth in Section 2.3(a).

    1.43  "Election Form Record Date" has the meaning set forth in Section
2.3(a).

    1.44  "Employee Benefit Plan" has the meaning set forth in Section 4.20(a).

    1.45 "Employee Pension Benefit Plan" has the meaning set forth in Section 4.20(b).

    1.46 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

    1.47 "Environmental Law" means any federal, state, provincial or local statute, law, ordinance, rule, regulation, order, consent decree, judicial or administrative decision or directive of the United States or other jurisdiction whether now existing or as hereinafter promulgated, issued or enacted relating to: (A) pollution or protection of the environment, including natural resources;
(B) exposure of Persons, including employees, to Hazardous Substances or other products, materials or chemicals; (C) protection of the public health or welfare from the effects of products, by-products, wastes, emissions, discharges or releases of chemical or other substances; or (D) regulation of the manufacture, use or introduction into commerce of substances, including, without limitation, their manufacture, formulation, packaging, labeling, distribution transportation, handling, storage and disposal. For the purposes of this definition the term "Environmental Law" shall include, without limiting the foregoing, the following statutes, as amended from time to time: (1) the Clean Air Act, as amended, 42 U.S.C. Section 7401 ET SEQ.; (2) the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 ET SEQ.; (3) the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. Section 6901 ET SEQ.; (4) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (including the Superfund Amendments and Reauthorization Act of 1986), 42 U.S.C. Section 2601 ET SEQ.; (5) the Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601 ET SEQ.; (6) The Occupational Safety and Health Act, as amended, 29 U.S.C. Section 651; (7) the Emergency Planning and Community Right-To-Know Act of 1986, 42 U.S.C.

Section 1101 ET SEQ.; (8) the Mine Safety and Health Act of 1977, as amended, 30 U.S.C. Section 801 ET SEQ.; (9) the Safe Drinking Water Act, 42 U.S.C. Section 300f ET SEQ.; and (10) all comparable state and local laws, laws of other jurisdictions or orders and regulations including, but not limited to, the Carpenter-Presley-Tanner Hazardous Substance Account Act, Cal. Health & Safety Code Section 25300 ET SEQ.

    1.48  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

    1.49 "Exchange Agent" means the financial institution appointed by BHI, with the consent of CU, to effect the exchange contemplated by Article II hereof.

    1.50  "Exchange Ratio" has the meaning set forth in Section 2.2(a).

    1.51  "FDIC" means the Federal Deposit Insurance Corporation.

    1.52 "FDIC Filings of CU" means all reports, registration statements, proxy statements or other filings made by CU or CU Bank with the FDIC during the time period from January 1, 1994 through the date of this Agreement.

    1.53 "Financial Statements of BHI" means (i) the audited consolidated financial statements and notes thereto of BHI and the related opinions thereon included in BHI's Annual Reports on Form 10-K for the years ended December 31, 1993, 1994 and 1995 and (ii) the unaudited consolidated interim financial statements and notes thereto of BHI included in BHI's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1996.

    1.54 "Financial Statements of Corporate Bank" means the audited consolidated financial statements of Corporate Bank for the years ended December 31, 1993 and 1994, the unaudited statements of operations of Corporate Bank for the nine months ended September 30, 1995 and 1994, and the unaudited balance sheets of Corporate Bank as of September 30, 1995 and 1994.

    1.55 "Financial Statements of CU" means (i) the audited consolidated financial statements and notes thereto of CU and the related opinions thereon included in CU's Annual Reports on Form 10-K for the years ended December 31, 1993, 1994 and 1995 and (ii) the unaudited consolidated interim financial statements and notes thereto of CU included in CU's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1996.

    1.56 "Financial Statements of Home" mean (i) the audited consolidated financial statements and notes thereto of Home Interstate Bancorp and the related opinions thereon included in its Annual Reports on Form 10-K for the years ended December 31, 1993, 1994 and 1995 and (ii) the unaudited consolidated interim financial statements and notes thereto of Home Interstate Bancorp included in its Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 1996.

    1.57  "FRB" means the Board of Governors of the Federal Reserve System.

    1.58 "FRB Filings of CU" means all reports, registration statements, proxy statements or other filings made by CU or CU Bank with the FRB during the time period from January 1, 1994 through the date of this Agreement.

    1.59 "Hazardous Substances" means (i) substances that are defined or listed in, or otherwise classified pursuant to, or the use or disposal of which are regulated by, any Environmental Law as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, toxicity, carcinogenicity, or reproductive toxicity; (ii) oil, petroleum or petroleum derived from substances and drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources; (iii) any flammable substances or explosives, any radioactive materials, any hazardous wastes or substances, any toxic wastes or substances or any other materials or pollutants which pose a hazard to any property or to

Persons on or about such property; and (iv) asbestos in any form or electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

    1.60  "Home" means Home Interstate Bancorp, a California corporation.

    1.61 "Immediate Family" means a Person's spouse, parents, in-laws, children and siblings.

    1.62  "IRS" means the Internal Revenue Service.

    1.63 "Maximum Stock Amount" and "Minimum Stock Amount" have the meanings set forth in Section 2.3(c).

    1.64 "Non-Performing Loans" means loans or investments held by CU Bank which are (i) more than ninety (90) days past due with respect to any scheduled payment of principal or interest, (ii) classified as "loss," "doubtful," "substandard," "other assets especially mentioned" or "special mention," or
(iii) on non-accrual status in accordance with CU Bank's loan review procedures.

    1.65  "NYSE" means the New York Stock Exchange.

    1.66  "OCC" means the Office of the Comptroller of the Currency.

    1.67 "OCC Filings of CU" means all reports, registration statements, proxy statements or other filings made by CU or CU Bank with the OCC during the time period from January 1, 1994 through the date of this Agreement.

    1.68  "Operating Loss" has the meaning set forth in Section 4.23.

    1.69 "Other Real Estate Owned" means any real property owned or acquired by foreclosure or otherwise, in the ordinary course of collecting a debt previously contracted for in good faith.

    1.70 "Per Share Cash Consideration" has the meaning set forth in Section 2.2(a).

    1.71 "Person" means any individual, corporation, association, partnership, joint venture, other entity, government or governmental department or agency.

    1.72 "Predecessors" means such corporations and banks as heretofore have been merged into either of CU or CU Bank (including without limitation, in the case of CU, Home Interstate Bancorp, a California corporation, and in the case of CU Bank, CUBNA and Corporate Bank, a California state-chartered bank).

    1.73 "Proxy Statement" means the Proxy Statement and Prospectus that is used to solicit proxies for the CU Shareholders' Meeting and to offer and sell the shares of BHI Stock to be issued in connection with the Merger.

    1.74  "Ratification Date" has the meaning set forth in Section 2.13(d).

    1.75 "Related Group of Persons" means Affiliates, members of an Immediate Family or Persons the obligations of whom would be attributed to another Person pursuant to the regulations promulgated by the SEC (as defined herein).

    1.76 "S-4" means the registration statement on Form S-4 to be filed with the SEC relating to the registration under the Securities Act of the BHI Stock to be issued in connection with the Merger.

    1.77  "SEC" means the Securities and Exchange Commission.

    1.78 "SEC Filings of BHI" means all reports, registration statements, proxy statements or other filings made by BHI with the SEC during the time period from January 1, 1994 through the date of this Agreement.

    1.79 "SEC Filings of CU" means all reports, registration statements, proxy statements or other filings made by CU with the SEC during the time period from January 1, 1994 through the date of this Agreement.

    1.80  "Secured Loan" has the meaning set forth in Section 4.24.

    1.81  "Securities Act" means the Securities Act of 1933, as amended.

    1.82 "Senior Management Group" means the following senior officers of CU and its subsidiaries: Stephen Carpenter, David Rainer, Anne Williams, Anita Wolman, Patrick Hartman, Doug Goddard, Emily Hamilton and James P. Staes.

    1.83  "Stock Election" has the meaning set forth in Section 2.3(a).

    1.84  "Stock Proration Factor" has the meaning set forth in Section 2.3(c).

    1.85 "Superintendent" means the Superintendent of Banks of the State of California or the successor thereto.

    1.86  "Surviving Company" means the corporation surviving the Merger.

    1.87 "Taxes" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, business, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, workers' compensation, disability, Pension Guaranty Benefit Corporation premium, real property, personal property, ad valorem, sales, use, transfer, conveyance, registration, value added, alternative or add-on minimum, estimated, or other taxes, or assessments in the nature of taxes, of any kind whatsoever and however denominated, including any interest, penalty, or addition thereto, whether disputed or not.

    1.88 "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to or required to be filed in connection with any Taxes, including any schedule or attachment thereto, and including any amendment thereof.

    1.89 "Understanding" means any contract, agreement, understanding, commitment or offer, whether written or oral, which is or to the knowledge of CU is reasonably likely to become a binding obligation if accepted by another Person.

    1.90  "Undesignated Shares" has the meaning set forth in Section 2.3(a).

                                   ARTICLE II
                         THE MERGER AND RELATED MATTERS

    2.1 THE MERGER. The Merger shall become effective at the date and time of filing of Articles of Merger and the Agreement of Merger with DCCA (or at such later effective time as may be agreed by the parties and set forth in the Articles of Merger) in accordance with applicable provisions of Hawaii law. At the Effective Time, the following transactions will be deemed to have occurred simultaneously:

        (a) CU shall be merged with and into BHI with BHI being the Surviving Company, the separate corporate existence of CU shall cease, and BHI shall continue its existence under the laws of the State of Hawaii.

        (b) Each share of BHI Stock issued and outstanding immediately prior to the Effective Time shall remain an issued and outstanding share of common stock of the Surviving Company and shall not be converted or otherwise affected by the Merger.

        (c) Subject to Sections 2.1(d), 2.1(e) and 2.3(e), each share of CU Stock issued and outstanding immediately prior to the Effective Time shall, on and after the Effective Time, be automatically canceled and cease to be an issued and outstanding share of CU Stock and shall be converted into the right to receive BHI Stock or cash as provided in Section 2.2(a).

        (d) Each Dissenting Share of CU Stock shall not be converted into or represent a right to receive BHI Stock or cash hereunder unless and until such shares have lost their status as dissenting shares under Chapter 13 of the California Corporations Code, at which time such shares shall be converted either into cash or BHI Stock pursuant to Section 2.5.

        (e) Any shares of CU Stock held by BHI (or any of its wholly owned subsidiaries) or CU (or any of its wholly owned subsidiaries), other than those held in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

    2.2  CONVERSION OF CU STOCK.

    (a) Subject to the other provisions of this Article II, each share of CU stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares and CU Stock described in Section 2.1(e) ) shall, by virtue of the Merger, be converted into the right to receive, at the election of the holder thereof as provided in Section 2.3, either:

        (i) a fraction of a share of BHI Stock equal to the quotient (such quotient, the "Exchange Ratio") of (i) $15.34 divided by (ii) the Average Price of BHI Stock; provided, in the event that the Average Price of BHI Stock shall be more than $51.03125, the Exchange Ratio shall be .3006 and in the event that the Average Price of BHI Stock shall be less than $37.71875, the Exchange Ratio shall be .4067; or

        (ii) cash in the amount of $15.34 (such amount, the "Per Share Cash Consideration").

        (b) At the Effective Time, the stock transfer books of CU shall be closed as to holders of CU Stock immediately prior to the Effective Time and no transfer of CU Stock by any such holder shall thereafter be made or recognized. If, after the Effective Time, certificates are properly presented in accordance with Section 2.6 of this Agreement to the Exchange Agent, such certificates shall be canceled and exchanged for certificates representing the number of whole shares of BHI Stock, if any, and/or a check representing the amount of cash, if any, into which the CU Stock represented thereby was converted in the Merger, plus any payment for a fractional share of BHI Stock.

    2.3  ELECTION AND PRORATION PROCEDURES.

    (a) ELECTION FORMS AND TYPES OF ELECTION. An election form and other appropriate and customary transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of CU Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent) in such form as BHI and CU shall mutually agree ("Election Form") shall be mailed no less than thirty-five days prior to the anticipated Closing Date or on such other date as BHI and CU shall mutually agree ("Mailing Date") to each holder of record of CU Stock as of five Business Days prior to the Mailing Date ("Election Form Record Date"). CU shall make available one or more Election Forms as may be reasonably requested by all Persons who become holders (or beneficial owners) of CU Stock after the Election Form Record Date and prior to the Election Deadline (as defined herein), and CU shall provide to the Exchange Agent all information reasonably necessary for it to perform its obligations as specified herein. Each Election Form shall permit the holder (or the beneficial owner through appropriate and customary documentation and instructions) to elect (an "Election") to receive either (i) BHI Stock (a "Stock Election") with respect to all of such holder's CU Stock, or (ii) cash (a "Cash Election") with respect to all of such holder's CU Stock, or (iii) a specified number of shares of CU Stock to receive BHI Stock (a "Combination Stock Election") and a specified number of shares of CU Stock to receive cash (a "Combination Cash Election"). Any CU Stock (other than Dissenting Shares) with respect to which the holder (or the beneficial owner, as the case may be) shall not have submitted to the

Exchange Agent, an effective, properly completed Election Form received prior to the Election Deadline shall be deemed to be "Undesignated Shares" hereunder.

    (b) PROPER AND TIMELY ELECTION. Any Election shall have been properly made and effective only if the Exchange Agent shall have actually received a properly completed Election Form by 5:00 p.m. on the later of the 30th day following the Mailing Date or the 31st day following the mailing of any notice required by
Section 1301 of the California Corporations Code (or such other time and date as BHI and CU may mutually agree) (the "Election Deadline"). An Election Form shall be deemed properly completed only if an Election is indicated for each share of CU Stock covered by such Election Form and if accompanied by one or more certificates (or customary affidavits and indemnification regarding the loss or destruction of such certificates or the guaranteed delivery of such certificates) representing all shares of CU Stock covered by such Election Form, together with duly executed transmittal materials included in or required by the Election Form. Any Election Form may be revoked or changed by the Person submitting such Election Form at or prior to the Election Deadline. In the event an Election Form is revoked prior to the Election Deadline, the shares of CU Stock represented by such Election Form shall automatically become Undesignated Shares unless and until a new Election is properly made with respect to such shares on or before the Election Deadline, and BHI shall cause the certificates representing such shares of CU Stock to be promptly returned without charge to the Person submitting the revoked Election Form upon written request to that effect from the holder who submitted such Election Form. Subject to the terms of this Agreement and of the Election Form, the Exchange Agent shall have reasonable discretion to determine whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in the Election Forms, and any decisions of BHI and CU required by the Exchange Agent and made in good faith in determining such matters shall be binding and conclusive. Neither BHI nor the Exchange Agent shall be under any obligation to notify any Person of any defect in an Election Form.

    (c) PRORATION. As promptly as practicable but not later than ten calendar days after the Effective Time, BHI shall cause the Exchange Agent to effect the allocation among the holders of CU Stock of rights to receive BHI Stock or cash in the merger in accordance with the Election Forms as follows:

        (i) if the aggregate number of shares of CU Stock as to which Stock Elections and Combination Stock Elections shall have effectively been made exceeds, and is not approximately equal to, 80% of the issued and outstanding shares of CU Stock as of the Effective Time (the "Maximum Stock Amount"), then:

           (A) All Undesignated Shares and Dissenting Shares shall be deemed to have made Cash Elections; and

           (B) the Exchange Agent shall select by lot some or all of the Persons who hold of record 100 or less shares of CU Stock who effectively made Stock Elections or Combination Stock Elections and shall treat them for purposes of this Section 2.3(c) as having made a Cash Election, to the extent necessary to reach the Maximum Stock Amount. If the remaining shares of CU Stock as to which Stock Elections and Combination Stock Elections have been effectively made (the "Remaining Stock Election Shares") exceeds, and is not approximately equal to, the Maximum Stock Amount, then:

           (C) a stock proration factor (the "Stock Proration Factor") shall be determined by dividing the Maximum Stock Amount by the Remaining Stock Election Shares. Each holder of such Remaining Stock Election Shares shall be entitled to receive in respect thereof:

                (I) the number of shares of BHI Stock equal to the product of
           (x) the Exchange Ratio, multiplied by (y) the number of such Remaining Stock Election Shares held by such holder multiplied by (z) the Stock Proration Factor; and

               (II) cash in an amount equal to the product of (x) the Per Share Cash Consideration, multiplied by (y) the number of Remaining Stock Election Shares held by such holder, multiplied by (z) one minus the Stock Proration Factor.

        (ii) if the aggregate number of shares of CU Stock as to which Stock Elections and Combination Stock Elections shall have effectively been made shall be less than, and not approximately equal to, 60% of the issued and outstanding shares of CU Stock as of the Effective Time (the "Minimum Stock Amount"), then:

           (A) the Exchange Agent shall select by lot some or all of the Persons who hold of record Undesignated Shares and shall treat them for purposes of this Section 2.3(c) as having made a Stock Election, to the extent necessary to reach the Minimum Stock Amount. All Undesignated Shares so selected shall be converted into the right to receive BHI Stock (and if it is not necessary to select all Undesignated Shares to reach the Minimum Stock Amount, Undesignated Shares not so selected shall be converted into the right to receive cash). If thereafter the total number of shares of CU Stock as to which Stock Elections and Combination Stock Elections have been effectively made or deemed made is less than, and not approximately equal to, the Minimum Stock Amount, then:

           (B) a cash proration factor (the "Cash Proration Factor") shall be determined by dividing the Minimum Stock Amount (less the shares for which a Stock Election or Combination Stock Election has been effectively made or deemed made) by the total number of shares of CU Stock as to which Cash Elections and Combination Cash Elections have been effectively made (the "Cash Election Shares"). Each holder of such Cash Election Shares shall be entitled to receive in respect thereof:

                (I) cash equal to the product of (x) the Per Share Cash Consideration, multiplied by (y) the number of Cash Election Shares held by such holder, multiplied by (z) one minus the Cash Proration Factor; and

               (II) the number of shares of BHI Stock equal to the product of
           (x) the Exchange Ratio, multiplied by (y) the number of Cash Election Shares held by such holder, multiplied by (z) the Cash Proration Factor.

       (iii) if the aggregate number of shares of CU Stock as to which Stock Elections and Combination Stock Elections shall have effectively been made is approximately equal to or exceeds the Minimum Stock Amount and is also less than or approximately equal to the Maximum Stock Amount, then:

           (A) all Undesignated Shares and Dissenting Shares shall be deemed to have made Cash Elections; and

           (B) each holder of CU Stock who made an effective Stock Election or Combination Stock Election shall be entitled to receive BHI Stock with respect to the number of shares of CU Stock covered by such Stock Election or Combination Stock Election; and

           (C) each holder of CU Stock who made an effective Cash Election or Combination Cash Election shall be entitled to receive cash with respect to the number of shares of such holder's CU Stock covered by such Cash Election or Combination Cash Election.

    (d) CALCULATIONS. The calculations required by Section 2.2(a)(i) shall be prepared by BHI prior to the anticipated Effective Time and shall be set forth in a certificate executed by the Chief Financial Officer of BHI and furnished to CU two Business Days prior to the Closing Date showing the manner of calculation in reasonable detail, which shall be conclusive absent manifest error. Any calculation of a portion of a share of BHI Stock shall be rounded to the nearest ten-thousandth of a share, and any cash payment shall be rounded to the nearest cent. For purposes of this Section 2.3, the shares of CU Stock for which BHI Stock is to be issued as consideration in the Merger shall be deemed to be "approximately equal" to the Minimum or Maximum Stock Amount if such number is within 25,000 shares (of CU Stock) of such amount.

    (e) NO FRACTIONAL SHARES. Notwithstanding any other provisions of this Agreement, each holder of shares of CU Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of BHI Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of BHI Stock multiplied by the Average Price of BHI Stock. No holder will be entitled to dividends, voting rights or any other rights as a stockholder in respect of any fractional share of BHI Stock.

    2.4 ADJUSTMENTS FOR DILUTION AND OTHER MATTERS. If prior to the Effective Time, (a) CU shall declare a stock dividend or distribution on the CU Stock, or subdivide, split up, reclassify or combine the CU Stock, or declare a dividend, or make a distribution, on the CU Stock, in any security convertible into CU Stock (provided that no such action may be taken by CU without BHI's prior written consent as provided in Section 6.1) or (b) the outstanding shares of BHI Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities, in each case as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in BHI's capitalization, then an appropriate adjustment or adjustments will be made to the Exchange Ratio (including the Average Price of BHI Stock and the Average Price of BHI Stock below and above which the Exchange Ratio is a specified amount pursuant to
Section 2.2).

    2.5  CONVERSION OF DISSENTING SHARES.

    (a) CU shall give BHI prompt notice upon receipt by CU of any written demands for appraisal rights, withdrawal of such demands, and any other documents received or instruments served pursuant to Chapter 13 of the California Corporations Code and shall give BHI the opportunity to direct all negotiations and proceedings with respect to such demands. CU shall not voluntarily make any payment with respect to any demands for appraisal rights and shall not, except with the prior written consent of BHI, settle or offer to settle such demands. Each holder of CU Stock who becomes entitled, pursuant to provisions of said Chapter 13 of the California Corporations Code, to payment for his or her Dissenting Shares under the provisions of said Chapter shall receive payment therefor directly or indirectly from BHI and such shares of CU Stock shall be canceled.

    (b) If prior to the Election Deadline any shareholder of CU shall fail to perfect, or shall effectively withdraw or lose, his or her rights under Chapter 13 of the California Corporations Code, the Dissenting Shares of such holder shall be treated for purposes of this Article II as any other shares of outstanding CU Stock. If, after the Election Deadline, any holder of CU Stock shall fail to perfect, or shall effectively withdraw or lose, his or her right to appraisal of and payment for his or her Dissenting Shares under Chapter 13 of the California Corporations Code, each Dissenting Share of such holder shall be converted into the right to receive the Per Share Cash Consideration pursuant to this Article II.

    2.6  EXCHANGE PROCEDURES.

    (a) EXCHANGE AGENT. No later than the Effective Time, BHI shall deposit with the Exchange Agent the number of shares of BHI Stock issuable in the Merger and the amount of cash payable in the Merger. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to BHI Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares for the account of the Persons entitled thereto.

    (b) EXCHANGE OF CERTIFICATES AND CASH. After completion of the allocation procedure set forth in Section 2.3, each holder of a certificate formerly representing CU Stock (other than Dissenting Shares) who surrenders or has surrendered such certificate (or customary affidavits and indemnification regarding the loss or destruction of such certificate), together with duly executed transmittal materials included in or required by the Election Form, to the Exchange Agent shall, upon acceptance thereof, be entitled to a certificate representing BHI Stock and/or cash to which such holder would otherwise be entitled. The

Exchange Agent shall accept such CU certificate upon compliance with such reasonable and customary terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal practices. Until surrendered as contemplated by this Section 2.6, each certificate representing CU Stock shall be deemed from and after the Effective Time to evidence only the right to receive cash and/or BHI Stock, as the case may be, upon such surrender. BHI shall not be obligated to deliver the consideration to which any former holder of CU Stock is entitled as a result of the Merger until such holder surrenders his certificate or certificates representing shares of CU Stock (or customary affidavits and indemnification regarding the loss or destruction of such certificate) for exchange as provided in this Section 2.6. If any certificate for shares of BHI Stock, or any check representing cash and/ or declared but unpaid dividends, is to be issued in a name other than that in which a certificate surrendered for exchange is issued, the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and the Person requesting such exchange shall affix any requisite stock transfer tax stamps to the certificate surrendered or provide funds for their purchase or establish to the satisfaction of the Exchange Agent that such taxes are not payable.

    (c) AFFILIATES. Certificates surrendered for exchange by any Person constituting an "affiliate" of CU for purposes of Rule 145 under the Securities Act shall not be exchanged for certificates representing whole shares of BHI Stock until BHI has received a written agreement from such Person as contemplated by Section 8.13(a).

    2.7 VOTING AND DIVIDENDS. Former shareholders of record of CU shall be entitled to vote after the Effective Time at any meeting of BHI stockholders the number of whole shares of BHI Stock into which their respective shares of CU Stock are converted, regardless of whether such holders have exchanged their certificates representing CU Stock for certificates representing BHI Stock in accordance with the provisions of this Agreement. Until surrendered for exchange in accordance with the provisions of Section 2.6 of this Agreement, each certificate theretofore representing shares of CU Stock (other than shares to be canceled pursuant to Section 2.1(e) of this Agreement) shall from and after the Effective Time represent for all purposes only the right to receive shares of BHI Stock, cash in lieu of fractional shares and/or cash, as set forth in this Agreement. No dividends or other distributions declared or made after the Effective Time with respect to BHI Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered certificate of CU Stock with respect to the shares of BHI Stock represented thereby, until the holder of such certificate of CU Stock shall surrender such certificate. Subject to the effect of applicable laws, following surrender of any such certificates of Stock for which shares of BHI Stock are to be issued, there shall be paid to the holder of the certificates, without interest, (i) the amount of any cash payable with respect to a fractional share of BHI Stock to which such holder is entitled pursuant to Section 2.3(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of BHI Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of BHI Stock.

    2.8 NO LIABILITY. Neither BHI, CU nor the Exchange Agent shall be liable to any holder of shares of CU Stock for any shares of BHI Stock (or dividends or distributions with respect thereto) or cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

    2.9 WITHHOLDING RIGHTS. BHI or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of CU Stock such amounts as BHI or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by BHI or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of CU Stock in respect of which such deduction and withholding was made by BHI or the Exchange Agent.

    2.10 EFFECTS OF MERGER. At and after the Effective Time, the Merger will have the effects set forth in the Hawaii Business Corporation Act and the California Corporations Code.

    2.11 ARTICLES OF INCORPORATION AND BYLAWS OF SURVIVING COMPANY. At the Effective Time, the Articles of Incorporation and Bylaws of BHI as in effect immediately prior to the Effective Time shall continue to be the Articles of Incorporation and Bylaws of the Surviving Company.

    2.12 DIRECTORS AND OFFICERS OF SURVIVING COMPANY. At the Effective Time, the directors and officers of BHI immediately prior to the Effective Time shall be the directors and officers of the Surviving Company.

    2.13  OPTIONS.

    (a) Subject to Sections 2.13(a) through 2.13(d), the unexercised CU Options held by each Person who is at the Effective Time an employee of CU Bank shall be assumed, or replaced with a comparable substituted option, by the Surviving Company as of the Effective Time. Such assumption shall be accomplished pursuant to the BHI Option Plan Amendment to be adopted prior to the Closing Date (subject to subsequent approval or ratification by the holders of a majority of the outstanding BHI Stock) and pursuant to new option agreements with each optionee. Each CU Option so assumed or replaced shall at the Effective Time be deemed to be an option (a "Replacement Option") granted by the Surviving Company to acquire BHI Stock. Subject to Section 2.13(d), the per share exercise price for the Replacement Options granted to each optionee shall be equal to the exercise price of such optionee's CU Options which are converted into such Replacement Options divided by the Exchange Ratio, and shall be for such number of shares of BHI Stock as are equal to the product of the Exchange Ratio multiplied by the number of shares of CU Stock subject to such CU Options (except that no option shall be deemed granted by the Surviving Company to acquire a fractional share of BHI Stock). The new option agreements contemplated by this Section 2.13(a) shall be distributed to CU employees who then hold unexercised CU Options no later than 20 calendar days prior to the anticipated Closing Date, which new option agreements as executed by the employees must be returned to BHI no later than 10 calendar days prior to the anticipated Closing Date in order for such assumption or replacement to be effective.

    (b) Assumption of such CU Options shall be contingent upon (i) the Closing,
(ii) the execution prior to the Closing Date by the particular optionee, BHI and CU of a new option agreement providing for the assumption or replacement of such optionee's unexercised CU Options and (iii) the employment by CU Bank of the optionee at the Effective Time.

    (c) To the extent that the assumption or replacement of a CU Option by the Surviving Company would result in the issuance of an option to purchase a fractional share of BHI Stock, such fractional share option shall be canceled, and the aggregate exercise price of the optionee's Replacement Options shall be reduced by the proportionate amount of the aggregate exercise price attributable to the fractional share.

    (d) The assumption or replacement by the Surviving Company of CU Options pursuant to the BHI Option Plan Amendment and the new option agreements shall (unless otherwise agreed by BHI and CU) be subject to the following limitations:

        (i) The excess of the aggregate fair market value of the shares of BHI Stock subject to a Replacement Option immediately after the assumption over the aggregate option exercise price for such shares of BHI Stock shall not be greater than the excess of the aggregate fair market value of the shares subject to the CU Option immediately before the assumption over the aggregate option exercise price for such shares of CU Stock.

        (ii) For any option, on a share by share comparison, the ratio of the option exercise price to the fair market value of the BHI Stock subject to the Replacement Option immediately after the assumption shall not be more favorable to the optionee than the ratio of the CU Option exercise price to the fair market value of the CU Stock subject to the option immediately before the assumption.

       (iii) The optionee shall not receive additional benefits under the Replacement Option which he did not have under the CU Option.

        (iv) Replacement Options shall not be exercisable prior to the date ("Ratification Date") on which the BHI Option Plan Amendment is approved or ratified by the holders of a majority of the outstanding shares of BHI Stock. However, in the event that the exercise period for a Replacement Option would otherwise expire during the period from the Effective Time through the Ratification Date (including expiration of the exercise period following termination of employment), such Replacement Option shall be deemed to be a nonqualified stock option not described in Code Section 422 (if not otherwise already designated a nonqualified stock option) and the exercise period for such Replacement Option shall be extended to the date that is 90 days following the Ratification Date.

    (e) Each CU Option issued pursuant to the CU Stock Plan that is outstanding and unexercised at the Effective Time and that is not assumed or replaced pursuant to Sections 2.13(a) to 2.13(d) (including any such CU Option as to which an optionee has executed a new option agreement as contemplated by Section 2.13(b) but has ceased to be an employee of CU Bank at the Effective Time) shall automatically terminate at the Effective Time.

    (f) If approval or ratification of BHI's shareholders is not received on or prior to June 30, 1998, each Replacement Option shall be void, and BHI shall pay the holder thereof the amount provided by this Section 2.13(f), which amount shall be calculated by reference to the Closing Price of BHI Stock on the earlier of the date of disapproval or June 30, 1998 (the "Determination Date"), and paid within five (5) Business Days thereafter in cash or cash equivalent or, at the election of BHI in its sole discretion, by delivery of such number of shares of BHI Stock as equals the amount to be paid hereunder divided by the Closing Price of BHI Stock on the Determination Date, rounded down to a whole share, plus cash for any fractional share. Any payment required by this Section 2.13(f) shall be in an amount equal to difference between (a) the product of the number of shares of BHI Stock covered by such optionee's Replacement Options multiplied by the Closing Price of BHI Stock on the relevant date, less (b) the aggregate exercise price for all such Replacement Options held by the optionee.

    (g) Except for CU Options assumed as provided herein: (i) CU shall cause the CU Stock Plan and any other plan, program or arrangement pursuant to which CU is or may be required to issue CU Stock or compensation based on CU Stock, and all rights thereunder to purchase shares of CU Stock or BHI Stock, to be terminated as of the Effective Time, and (ii) CU shall ensure that following the Effective Time no holder of CU Options or any participant in any CU Stock Plan shall have any right thereunder to acquire any equity securities of CU or of BHI.

    (h) Each BHI Option issued and outstanding immediately prior to the Effective Time shall not be affected by the Merger.

    2.14 CU STOCK OPTION AGREEMENT. Concurrently with the execution of this Agreement, BHI and CU have executed the CU Stock Option Agreement, pursuant to which agreement CU has granted the right to purchase up to 19.9% of the issued and outstanding shares of capital stock of CU on the terms and subject to the conditions set forth in such agreement.

                                  ARTICLE III
                                  THE CLOSING

    3.1 CLOSING. The closing of the Merger (the "Closing") will take place at 9:00 a.m. Pacific time, on the first Friday (unless such date is not a Business Day, in which case it will be the preceding Business Day), that is both (a) after satisfaction of each of the conditions set forth in Articles IX, X and XI; and (b) no less than four Business Days after the occurrence of the Election Deadline. The Closing will be conducted at 555 South Flower Street, 25th Floor, Los Angeles, California 90071-2326 or such other location as the parties may agree.

    3.2 FILINGS. Concurrently with execution of this Agreement, the parties have executed the Agreement of Merger, and shall promptly reexecute the Agreement of Merger if any changes thereto are necessary to conform to any requirements of any regulatory agency having authority over the Merger. On the Closing Date, or as soon as practicable thereafter, the parties shall cause to be duly filed with DCCA, as required by applicable law and regulations, duly executed Articles of Merger with the Agreement of Merger, together with all requisite certificates. BHI and CU shall each execute, deliver and/or certify each and every document, certificate or other instrument required under California law to be filed with the California Secretary in order for the effectiveness of the merger to be recognized in California. BHI shall file such items no later than three Business Days following the Effective Time.

    3.3 DOCUMENTS TO BE DELIVERED. At the Closing, the parties hereto shall deliver, or cause to be delivered, such documents or certificates as may be necessary, in the reasonable opinion of counsel for any of the parties, to effectuate the transactions contemplated by this Agreement. From and after the Effective Time, each of the parties hereto hereby covenants and agrees, without the necessity of any further consideration whatsoever, to execute, acknowledge and deliver any and all other documents and instruments and take any and all such other action as may be reasonably necessary or desirable to effectuate the transactions set forth herein or contemplated hereby, and the officers and directors of the parties hereto shall execute and deliver, or cause to be executed and delivered, all such documents as may reasonably be required to effectuate such transactions.

                                   ARTICLE IV
                      REPRESENTATIONS AND WARRANTIES OF CU

    CU represents and warrants to BHI as follows:

    4.1 INCORPORATION, STANDING AND POWER. CU has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of California and is registered as a bank holding company under the BHC Act. CU Bank has been duly incorporated and is validly existing as a state chartered bank under the laws of the State of California and is a member of the Federal Reserve System, and its deposits are insured by the FDIC in the manner and to the fullest extent provided by law. CU and CU Bank have all requisite corporate power and authority to own, lease and operate their respective properties and assets and to carry on their respective businesses as presently conducted. Neither the scope of the business of CU or CU Bank nor the location of any of their respective properties requires that CU or CU Bank be licensed to do business in any jurisdiction other than the State of California where the failure to be so licensed would, individually or in the aggregate, have a material adverse effect on the business, financial condition or results of operations of CU and its subsidiaries taken as a whole.

    4.2  CAPITALIZATION.

    (a) As of the date of this Agreement, the authorized capital stock of CU consists of 24,000,000 shares of CU Stock, of which 11,358,898 shares were outstanding on February 21, 1997, and 10,000,000 shares of serial preferred stock, none of which is outstanding. All of the outstanding shares of CU Stock are duly authorized, validly issued, fully paid and nonassessable, and are not subject to preemptive rights. As of the date of this Agreement, except for CU Options covering 1,025,488 shares of CU Stock granted pursuant to the CU Option Plan, outstanding warrants dated February 1, 1994 covering 7,500 shares of CU Stock at an aggregate exercise price of $53,475 (the form of which has been furnished to BHI) and 2,260,421 shares covered by the CU Stock Option Agreement, there are no outstanding options, warrants or other rights in or with respect to the unissued shares of CU Stock or CU serial preferred stock nor any securities convertible into such stock, and CU is not obligated to issue any additional shares of CU Stock or preferred stock or any additional options, warrants or other rights in or with respect to the unissued shares of such stock or any other securities convertible into such stock. Schedule 4.2 sets forth the name of each holder of a CU Option, the number of shares of CU Stock covered by each such CU Option, the exercise price per share and the expiration date of each such CU Option.

    (b) As of the date of this Agreement, the authorized capital stock of CU Bank consists of 4,000,000 shares of CU Bank Stock, of which 1,938,746 shares are outstanding and all of which are owned of record and beneficially by CU. All the outstanding shares of CU Bank Stock are duly authorized, validly issued, fully paid and nonassessable (except for assessments that may be made by order of the Superintendent pursuant to the Section 662 of the California Finance
Code) and are not subject to preemptive rights. There are no outstanding options, warrants or other rights in or with respect to the unissued shares of CU Bank Stock or any other securities convertible into such stock, and CU Bank is not obligated to issue any additional shares of its common stock or any options, warrants or other rights in or with respect to the unissued shares of its common stock or any other securities convertible into such stock.

    4.3 SUBSIDIARIES. Except for CU Bank, a wholly owned subsidiary of CU, CU does not own, directly or indirectly (except as pledgee pursuant to loans or upon acquisition in satisfaction of debt previously contracted), any outstanding stock of or other equity or voting interest in any corporation, partnership, joint venture or other entity.

    4.4 FINANCIAL STATEMENTS. CU has previously made available to BHI copies of the Financial Statements of Home, the Financial Statements of Corporate Bank, and the Financial Statements of CU. Each of the Financial Statements of Home, the Financial Statements of Corporate Bank and the Financial Statements of CU (as well as the financial statements of CU included in any of its subsequent Annual Reports on Form 10-K or Quarterly Reports on Form 10-Q): (a) present or will present fairly the consolidated financial condition of such entity and its subsidiaries as of the respective dates indicated and their consolidated results of operations and changes in financial position/cash flow, as applicable, for the respective periods then ended (subject, in the case of the unaudited consolidated interim financial statements, to normal recurring adjustments and the absence of certain footnote information); (b) have been or will be prepared in accordance with generally accepted accounting principles consistently applied (except as otherwise indicated in such financial statements for periods ended prior to the date of this Agreement); (c) did or will set forth as of the respective dates indicated adequate reserves for all foreseeable loan losses and other contingencies; and (d) are or will be in accordance with the books and records of such entity and its subsidiaries.

    4.5 SEC/REGULATORY FILINGS. Since January 1, 1994, CU, CU Bank, CUBNA and Home have each filed all material reports, registrations and statements that were required to be filed with the (i) FDIC; (ii) the FRB; (iii) the OCC; (iv) the SEC; (v) any other applicable federal, state or local governmental or regulatory authority; and (vi) any self-regulatory organization, and have paid all fees and assessments due and payable in connection therewith. CU has previously furnished to BHI a copy of the SEC Filings, FDIC Filings, OCC Filings and FRB Filings of CU, CU Bank, CUBNA and Home. As of their respective dates, the SEC Filings, FDIC Filings, OCC Filings and FRB Filings of CU, CU Bank, CUBNA and Home complied in all material respects with the requirements of their respective forms, the information contained therein was true and correct in all material respects and, in the case of such filings with the SEC, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

    4.6 AUTHORITY OF CU. The execution and delivery by CU of this Agreement and the Agreement of Merger and, subject to the requisite approval of the shareholders of CU, the consummation of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of CU, including without limitation approval by a vote of the board of directors of CU (which approval includes a resolution recommending that this Agreement and the transactions contemplated hereby be approved by the shareholders of CU), and this Agreement is, and the Agreement of Merger will be, a valid and binding obligation of CU, enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, liquidation, receivership, conservatorship, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles and by applicable laws and regulations affecting bank holding companies. Except as set forth in

Schedule 4.6, neither the (i) execution and delivery by CU of this Agreement or the Agreement of Merger; (ii) the consummation of the Merger or the transactions contemplated herein; nor (iii) compliance by CU or CU Bank with any of the provisions hereof, will: (a) conflict with or result in a breach of any provision of the Articles of Incorporation, as amended, or Bylaws, as amended, of CU or CU Bank; (b) constitute a breach of or result in a default (or give rise to any rights of termination, cancellation or acceleration, or any right to acquire any securities or assets) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, franchise, license, permit, agreement or other instrument or obligation to which CU or CU Bank is a party, or by which CU or CU Bank or any of their respective properties or assets is bound, if in any such circumstances, such event could have consequences materially adverse to CU and its subsidiaries taken as a whole; or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to CU or CU Bank or any of their respective properties or assets, if such violation could have consequences materially adverse to CU and its subsidiaries taken as a whole. Except as set forth in the CU Schedules, no consent of, approval of, notice to or filing with any regulatory agency or governmental authority having jurisdiction over any aspect of the business or assets of CU or CU Bank, and no consent of, approval of or notice to any other Person that if not obtained or given would have consequences materially adverse to CU and its subsidiaries taken as a whole, is required in connection with the execution and delivery by CU of this Agreement or the Agreement of Merger, or the consummation by CU of the Merger or the transactions contemplated hereby, except (i) the approval of this Agreement and the transactions contemplated hereby by the shareholders of CU; (ii) such approvals as may be required by the FRB, the Superintendent and the Commissioner; (iii) the filings with DCCA, the California Franchise Tax Board and the California Secretary pursuant to Section 3.2; and (iv) such filings, approvals, consents, or waivers as are required under federal or state securities laws.

    4.7 INSURANCE. CU and CU Bank have policies of insurance and bonds with respect to their respective assets and businesses against such casualties and contingencies and in such amounts, types and forms as are appropriate for their respective businesses, operations, properties and assets. All such insurance policies and bonds are in full force and effect. To the knowledge of CU and except as set forth on Schedule 4.7, no insurer under any such policy or bond has canceled or indicated an intention to cancel or not to renew or to materially amend any such policy or bond or generally disclaimed liability thereunder. To the knowledge of CU and except as set forth on Schedule 4.7, neither CU nor CU Bank is in default under any such policy or bond and all material claims thereunder have been filed in a timely fashion. Set forth on
Schedule 4.7 is a list of all bonds and all policies of insurance carried and owned by CU or CU Bank, showing the name of the issuer or insurance company, the nature of the coverage, limits, the annual premiums and the expiration dates. CU has made available to BHI copies of all such policies of insurance and bonds.

    4.8 TITLE TO ASSETS. CU and CU Bank have good and marketable title to all their respective material properties and assets, other than real property, owned or stated to be owned by CU or CU Bank (including without limitation all personal and intangible properties reflected in CU's September 30, 1996 Quarterly Report on Form 10-Q or acquired thereafter and in either case not subsequently disposed of for fair value in the ordinary course of business). All such properties and assets are free and clear of all mortgages, liens, encumbrances, pledges or charges of any kind or nature except: (a) as set forth in the SEC Filings of CU; (b) for liens or encumbrances for current taxes not yet due; (c) for liens or encumbrances incurred in the ordinary course of business; (d) for liens that are not substantial in character, amount or extent or that do not materially detract from the value, or interfere with present use, of the property subject thereto or affected thereby, or otherwise materially impair the conduct of business of CU on a consolidated basis; or (e) as set forth on Schedule 4.8.

    4.9 REAL ESTATE. Schedule 4.9 sets forth a list of real property, including leaseholds, owned or leased by CU or CU Bank (the "CU Real Property"). CU or CU Bank has good and marketable title to the CU Real Property, and valid leasehold interests in the leaseholds, described on Schedule 4.9, free and clear of all mortgages, covenants, conditions, restrictions, easements, liens, security interests, charges, claims, assessments and encumbrances, except (a) for rights of lessors, co-lessees or sublessees in such matters that are reflected in the lease; (b) for current taxes not yet due and payable; (c) for liens and encumbrances of public record;
(d) for such imperfections of title, liens and encumbrances, if any, as do not materially detract from the value of or materially interfere with the present use of such property; and (e) as described in the SEC Filings of CU or set forth on Schedule 4.9.

    4.10 LITIGATION. Except as specifically identified in the SEC Filings of CU or Schedule 4.10, there are no private or governmental suits, claims, actions or proceedings pending, nor to CU's knowledge, threatened against CU or CU Bank or against any of their respective directors, officers or employees relating to the performance of their duties in such capacities or against or affecting any properties of CU or CU Bank that individually or in the aggregate has had or may reasonably be expected to have a material adverse effect upon the business, financial condition or results of operations of CU and its subsidiaries taken as a whole or to materially hinder or delay the Merger or which may involve a payment by CU or CU Bank in excess of $100,000 of applicable insurance coverage. Also, except as specifically identified in the SEC Filings of CU or on Schedule 4.10, there are no material judgments, decrees, stipulations or orders against CU or CU Bank enjoining either of them or any of their respective directors, officers or employees in respect of, or the effect of which is to prohibit, any business practice or the acquisition of any property or the conduct of business in any area. Schedule 4.10 lists all pending litigation in which CU, CU Bank, or a Predecessor is named as a defendant, cross-defendant or third-party defendant.

    4.11  TAXES.

    (a) Each of CU and CU Bank has filed all Tax Returns required to be filed by it or them on or before the date hereof and has paid all Taxes, together with any interest and penalties owing in connection therewith, shown on such Tax Returns to be due in respect of the periods covered by such Tax Returns or which are required to be paid by them without the filing of a Tax Return. Neither CU nor CU Bank has any known liability for Taxes with respect to such periods in excess of the amounts so paid, except to the extent accruals or reserves therefor are set forth in the CU Financial Statements or as otherwise set forth in Schedule 4.11. Schedule 4.11 sets forth a complete list of (i) all Tax Returns of CU and CU Bank for periods ending before January 1, 1997 which have not yet been filed and the due dates therefor; (ii) dates through which the Internal Revenue Service ("IRS"), California Franchise Tax Board, and any other taxing authority has examined the Tax Returns of CU and CU Bank; (iii) all Tax Returns of CU and CU Bank for which the statute of limitations for the assessment of Taxes has not yet expired, the expiration date(s) of such statutes of limitations and whether such statutes of limitations have been requested to be extended; and (iv) all Tax Returns of CU and CU Bank which have been examined by any taxing authority since January 1, 1994 or are presently under examination by any taxing authority and the results or status of such examinations. Except as set forth on Schedule 4.11, neither the IRS nor any other taxing authority is now asserting or to the knowledge of CU threatening or proposing to assert any deficiency or claim for material additional Taxes of CU or CU Bank, nor is any administrative or court proceeding pending with respect thereto. Except as set forth in Schedule 4.11, neither CU nor CU Bank has entered into a closing agreement or similar arrangement with the IRS or any other taxing authority that is presently in effect. CU and CU Bank have delivered or made available to BHI true and complete copies of all Tax Returns filed by CU and CU Bank for all years for which the statute of limitations for the assessment of Taxes has not yet expired. CU and CU Bank have complied with all information reporting requirements under the Code. For purposes only of this Section 4.11(a) and the first two sentences of Section 4.11(b), the terms "CU" and "CU Bank" shall include all predecessor entities or transferors for whose Taxes CU and/or CU Bank is responsible.

    (b) As of the Effective Time, each of CU and CU Bank will have timely filed all Tax Returns not due as of the date hereof but required to be filed prior to the Effective Time (taking into account valid extensions) and paid all Taxes, together with any interest and penalties owing in connection therewith, shown on such Tax Returns to be due in respect of the periods covered by such Tax Returns or which are required to be paid by them without the filing of a Tax Return. The positions taken by CU and CU Bank in connection with the Tax Returns described in the preceding sentence and in
Section 4.11(a) were (or in the case of the returns not yet filed, will be) asserted with reasonable cause and in good faith. When available, CU and CU Bank will deliver to BHI true and complete copies of their draft and final Tax Returns for 1996. CU and CU Bank will not take any position on their 1996 Tax Returns inconsistent with the federal income tax discussions in CU's SEC Filings in 1996 with respect to any transactions described in such SEC Filings. CU has no reason to believe that the tax opinions rendered in those transactions were incorrect.

    (c) Except as set forth in Schedule 4.11, Neither CU nor CU Bank has agreed to or is required to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise. Except as set forth in
Schedule 4.11 to the knowledge of CU or CU Bank, CU and CU Bank have no liability for Taxes, including employment taxes, of any Person other than CU or CU Bank under Treasury Regulation Section 1.1502-6, or as a transferee or successor, or otherwise. Except as set forth in Schedule 4.11, neither CU nor CU Bank has made, nor is either of them obligated to make, nor is either of them a party to any agreement that could reasonably be expected to obligate either of them to make, any payments that are not deductible pursuant to Section 280G of the Code. Neither CU nor CU Bank is a dealer within the meaning of Section 475 of the Code and the applicable Treasury Regulations.

    4.12 COMPLIANCE WITH LAWS AND REGULATIONS. Neither CU nor CU Bank is in default under or in breach of any provision of their respective Articles of Incorporation or Bylaws, each as amended. Neither CU nor CU Bank is in material violation of any law, ordinance, rule or regulation promulgated by any governmental agency or regulatory authority having authority over either of them, where such default, breach or violation would have a material adverse effect on the business, financial condition or results of operations of CU and its subsidiaries taken as a whole. Except for normal examinations conducted by governmental agencies or regulatory authorities in the regular course of the business of CU and CU Bank, or as set forth in SEC Filings of CU made prior to the date hereof or in Schedule 4.12, (i) no governmental agency or regulatory authority has initiated or, to the best knowledge of CU or CU Bank threatened, any proceeding or investigation into the business or operations of CU, CU Bank or any Predecessor since January 1, 1994 and (ii) neither CU nor CU Bank is subject to any cease and desist order, written agreement, memorandum of understanding or any similar regulatory action or order with any federal or state governmental agencies or regulatory authorities, nor in receipt of any extraordinary supervisory letter from, nor has it adopted any board resolution at the request of, any of its regulators, nor been advised that any such issuance or request is contemplated. Except as set forth in the Schedule 4.12, there is no material unresolved violation, criticism or exception by any government agency or regulatory authority with respect to any report or statement relating to any examinations of CU, CU Bank or any Predecessor.

    4.13 PERFORMANCE OF OBLIGATIONS. CU and CU Bank have performed in all material respects all of the obligations required to be performed by them to date, are not in default under or in breach of any term or provision of any material covenant, contract, lease, indenture or any other covenant to which either of them is a party, is subject or is otherwise bound, and no event has occurred that, with the giving of notice or the passage of time or both, would constitute such default or breach, where such default or breach would have a material adverse effect on the business, financial condition or results of operations of CU and its subsidiaries taken as a whole. Except for loans and leases made by CU Bank in the ordinary course of business, to CU's knowledge, no party with whom CU or CU Bank has an agreement that is of material importance to the business of CU and its subsidiaries taken as a whole is in default thereunder.

    4.14  EMPLOYEES.

    (a) There are no controversies pending or, to the knowledge of CU threatened, between CU or CU Bank and any of their respective employees that are likely to have a material adverse effect on the business, financial condition or results of operations of CU and its subsidiaries taken as a whole. Neither CU nor CU Bank is a party to any collective bargaining agreement with respect to any of their respective employees or any labor organization to which their respective employees or any of them belong.

    (b) Except as disclosed on Schedule 4.14 or as otherwise specifically provided by this Agreement, there are no Understandings with respect to the employment of any officer or employee of CU or CU Bank which are not terminable by CU or CU Bank without liability on not more than thirty (30) days' notice.

    (c) Except as disclosed in the CU Financial Statements or on Schedule 4.14, all material sums due for employee compensation have been paid or accrued and all employer contributions for employee benefits, including deferred compensation obligations, and any benefits under any CU Employee Plan have been duly and adequately paid or provided for in accordance with plan documents.

    (d) Schedule 4.14 sets forth the name of each director, officer, employee, agent or representative of CU or CU Bank and every other Person entitled to receive any benefit, any increase in benefits, any acceleration of vesting or benefits, or any payment of any amount under any existing employment agreement, severance plan or other benefit plan or Understanding as a result of the consummation of any transaction contemplated in this Agreement (other than Montgomery Securities, Credit Suisse First Boston Corporation, accountants, attorneys, proxy solicitors, information agents, printers or other Persons providing services to CU or BHI of a type customarily provided in connection with transactions like those contemplated by this Agreement), and with respect to each such Person, the nature of such benefit, increase or acceleration or the amount of such payment, the event triggering the benefit increase, acceleration or payment, and the date of, and parties to, such employment agreement, severance or other benefit plan or Understanding. BHI has been provided with a complete and accurate listing of the names and current annual salary rates of all Persons employed by CU or CU Bank showing for each such Person the amounts paid or payable as salary, bonus payments and any indirect compensation for the year ended December 31, 1996, the names of all of the directors and officers of CU and CU Bank, and the names of all Persons, if any, holding tax or other powers of attorney for CU or CU Bank.

    4.15 BROKERS AND FINDERS. Except for financial advisory services performed for CU by Montgomery Securities pursuant to an agreement dated January 2, 1997, a copy of which has been furnished to BHI, neither CU nor CU Bank nor any of its or their officers, directors, employees or agents, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees in connection with this Agreement or the transactions contemplated hereby.

    4.16 MATERIAL CONTRACTS. Except as set forth on Schedule 4.16 hereto (all items listed or required to be listed on Schedule 4.16 being referred to herein as "CU Scheduled Contracts"), neither CU nor CU Bank is a party or otherwise subject to:

        (a) any employment, deferred compensation, bonus or consulting contract that requires payment by CU or CU Bank of $100,000 or more per annum;

        (b) any advertising, brokerage, licensing, dealership, representative or agency relationship or contract not terminable by CU or CU Bank on 30 days' or less notice and which requires payment by CU or CU Bank of $50,000 or more per annum;

        (c) any contract or agreement that restricts CU (or would restrict any Affiliate of CU after the Effective Time) from competing in any line of business with any Person or using or employing the services of any Person;

        (d) any lease of real or personal property providing for annual lease payments by or to CU or CU Bank in excess of $200,000 per annum other than
    (i) financing leases entered into in the ordinary course of business in which CU or CU Bank is lessor and (ii) leases of real property presently used by CU Bank as banking offices;

        (e) any mortgage, pledge, conditional sales contract, security agreement, option, or any other similar agreement with respect to any interest of CU or CU Bank (other than as mortgagor or pledgor in the ordinary course of their banking business or as mortgagee, secured party or deed of trust beneficiary in the ordinary course of their business) in personal property having a value of $200,000 or more;

        (f) any agreement to acquire equipment or any commitment to make capital expenditures of $200,000 or more;

        (g) other than agreements entered into in the ordinary course of business, including sales of Other Real Estate Owned, any agreement for the sale of any property or assets in which CU or CU Bank has an ownership interest or for the grant of any preferential right to purchase any such property or asset;

        (h) any agreement for the borrowing of any money (other than liabilities or interbank borrowings made in the ordinary course of their banking business or reflected in the Financial Statements of CU);

        (i) any guarantee or indemnification which involves the sum of $200,000 or more, other than letters of credit or loan commitments issued in the normal course of business;

        (j) any supply, maintenance or landscape contracts not terminable by CU or CU Bank without penalty on 30 days' or less notice and which provide for payments in excess of $50,000 per annum;

        (k) any material agreement which would be terminable other than at the election of CU or CU Bank as a result of the consummation of the transactions contemplated by this Agreement;

        (l) any contract of participation with any other bank in any loan entered into subsequent to December 31, 1995 in excess of $200,000 or any sales with recourse of any kind to CU or CU Bank except the sale of mortgage loans, Small Business Administration loans, servicing rights, repurchase or reverse repurchase agreements, securities or other financial transactions in the ordinary course of business;

        (m) any other Understanding of any other kind not terminable on 30 days' or less notice which involves future payments or receipts or performances of services or delivery of items requiring payment of $50,000 or more to or by CU or CU Bank other than payments made under or pursuant to loan agreements, participation agreements and other agreements for the extension of credit in the ordinary course of their business; or

        (n) any Understanding that is otherwise material to the business, financial condition or results of operations of CU and its subsidiaries taken as a whole.

CU has made available to BHI copies of all CU Scheduled Contracts, including all amendments and supplements thereto.

    4.17 ABSENCE OF MATERIAL CHANGE. Except as set forth in CU's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996, or in other SEC Filings of CU, or Schedule 4.17, since December 31, 1995, the businesses of CU and CU Bank have been conducted only in the ordinary course, substantially in the same manner as theretofore conducted and there has not occurred: (i) any event that has had or may reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of CU and its subsidiaries taken as a whole; (ii) any amendment to the Articles of Incorporation or Bylaws of CU or CU Bank; (iii) any declaration, setting aside or payment of any dividend or any other distribution in respect of the capital stock of CU other than regular quarterly dividends; or (iv) any change by CU or CU Bank in accounting principles or methods or tax methods, except as required or permitted by the Financial Accounting Standards Board or by any governmental agencies or regulatory authorities having jurisdiction over CU or CU Bank.

    4.18 LICENSES AND PERMITS. CU and CU Bank have all material licenses and permits that are necessary for the conduct of their respective businesses, and such licenses are in full force and effect, except for any failure to be in full force and effect that would not, individually or in the aggregate, have a material adverse effect on the business, financial condition, or results of operations of CU and its subsidiaries taken as a whole. The properties and operations of CU and CU Bank are and have been maintained and conducted, in all material respects, in compliance with all applicable laws and regulations.

    4.19  NO MATERIAL LIABILITIES; ENVIRONMENTAL.

    (a) Schedule 4.19 sets forth all material liabilities of CU and CU Bank, including liabilities for Hazardous Substances or under any Environmental Law, contingent or otherwise, that are not reflected or reserved against in the CU Financial Statements, except for liabilities incurred or accrued since September 30, 1996 in the ordinary course of business which have not had and cannot reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of CU and its subsidiaries taken as a whole. Except as set forth in Schedule 4.19, neither CU nor CU Bank knows of any basis for the assertion against it of any liability, obligation or claim that could reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of CU and its subsidiaries taken as a whole.

    (b) To CU's knowledge, all of the properties and operations of CU and CU Bank are in compliance in all material respects with all material Environmental Laws applicable to such properties and operations.

    (c) To CU's knowledge, CU and CU Bank have each obtained all material permits, licenses, and authorizations which are required for its and their operations under Environmental Laws.

    (d) Except as set forth in Schedule 4.19 or except to the extent that as a result thereof no material liability has been incurred or could reasonably be expected to be incurred by CU or CU Bank, to CU's knowledge, no Hazardous Substances exist on, about, or within or have been used, generated, stored, transported, disposed of on, or released from, any of the properties of CU or CU Bank except in accordance in all material respects with Environmental Laws and there are no underground storage tanks or surface impoundments on or in any such properties. Neither CU nor CU Bank has any knowledge that any prior owners, occupants or operators of any such properties ever deposited, disposed of, or allowed to be deposited or disposed of, in, on, or under or handled or processed on, or released, emitted or discharged from, such properties any Hazardous Materials except in accordance in all material respects with Environmental Laws, or that any prior or present owners, occupants or operators of any properties in which it holds a security interest, mortgage or other lien or interest, deposited or disposed of, in, on or under or handled and/or processed on, or released, emitted or discharged from, such properties any Hazardous Material except in accordance in all material respects with Environmental Laws, that in any such case has caused or is reasonably likely to cause CU or CU Bank to incur a material liability. The use which each of CU and CU Bank has made, makes or intends to make of its properties will not result in the use, generation, storage, transportation, accumulation, disposal, or release of any Hazardous Substance on, in, or from any such properties except in accordance in all material respects with applicable Environmental Laws.

    (e) Except as set forth in Schedule 4.19, there is no action, suit, proceeding, investigation, or inquiry before any court, administrative agency or other governmental authority pending, or, to the knowledge of CU, threatened against CU or CU Bank relating in any way to any violation of any applicable Environmental Law. Except as set forth in Schedule 4.19: to the knowledge of CU, neither it nor CU Bank has any material liability for remedial action with respect to an Environmental Law, nor has CU or CU Bank received any written requests for information relating to any material violation of any Environmental Law from any governmental authority with respect to the condition, use, or operation of any of its properties nor has either of them received any notice from any governmental authority or any written notice from any other Person with respect to any material violation of or material liability for any remedial action under any Environmental Law.

    (f) CU has made available to BHI true copies of all environmental assessments and reports obtained by CU or CU Bank with respect to those properties of CU or CU Bank owned, operated or leased by CU or CU Bank as of December 31, 1996, and will after the date of this Agreement upon request of BHI make available to BHI environmental assessments and reports in the possession of CU or CU Bank concerning other properties of CU and CU Bank.

    (g) As used in this Section 4.19, the term "properties" shall include: all real property now or previously owned, operated or leased by CU or CU Bank or any Predecessor, all property as to which CU or CU Bank holds any security interest, deed of trust, mortgage or other lien, and all property of which CU or CU Bank could be deemed an "owner" or "operator" under any applicable Environmental Law; provided that solely for purposes of representations and warranties made in this Section 4.19 on the date of this Agreement with respect to properties that are not presently owned, operated or leased by CU or CU Bank and with respect to properties in which CU or CU Bank holds any security interest, deed of trust, mortgage or other lien, the "knowledge" of CU Bank as of the date of this Agreement shall be limited to the actual knowledge of the members of CU's Senior Management Group, without inquiry of such officers' subordinates. Such knowledge limitation shall not apply with respect to the representations and warranties under this Section 4.19 to be made as of the Closing Date (and Schedule 4.19 shall be updated accordingly within 30 days following execution of this Agreement), but (x) the truth and accuracy of the representations made as of the date of this Agreement and those made as of the Closing Date shall in each such case be determined by reference to the knowledge standard applicable on such date and (y) any variations between information disclosed pursuant to such representations made as of the date of this Agreement as those made as of the Closing Date that result from application of such alternate knowledge standards shall not constitute a failure of a condition precedent under Article XI unless such variations have or could reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of CU and its subsidiaries taken as a whole.

    4.20  EMPLOYEE BENEFIT PLANS.

    (a) Schedule 4.20 sets forth all employee benefit plans and any collective bargaining agreements or labor contracts in which CU or CU Bank participates, or by which they are bound, including, without limitation; (i) any profit sharing, stock bonus, employee stock ownership, deferred compensation, bonus, stock option, stock appreciation rights, phantom stock, stock purchase, pension, retainer, consulting, retirement, welfare or incentive plan or agreement whether legally binding or not; (ii) any plan providing for "fringe benefits" to its employees, including but not limited to vacation, holiday, sick leave, disability, severance, medical, hospitalization, dental, vision, counseling, life insurance and other insurance plans, personal leave, employee discount, educational, and related benefits; (iii) any written employment agreement and any other employment agreement not terminable at will; or (iv) any other "employee benefit plan" (within the meaning of Section 3(3) of ERISA) ("Employee Benefit Plan") (collectively, the "CU Employee Plans"). Except as set forth in
Schedule 4.20, (i) CU is in compliance in all material respects with the reporting and disclosure requirements of Part 1 of Subtitle IB of ERISA and the corresponding provisions of the Code to the extent applicable to all Employee Benefit Plans; (ii) CU has performed in all material respects all of its obligations under all CU Employee Plans required to be performed heretofore; and
(iii) there are no actions, suits or claims pending or, to the knowledge of CU or CU Bank, threatened against any CU Employee Plan or the assets of such plans, and to the best knowledge of CU, no facts exist which are likely to give rise to any material actions, suits or claims against such plans or the assets of such plans. CU or CU Bank shall notify BHI in writing of any such actions, suits or claims existing after the date of this Agreement but before the Effective Time.

    (b) The "employee pension benefit plans" (within the meaning of Section 3(2) of ERISA) ("Employee Pension Benefit Plan") described on Schedule 4.20 have been duly authorized by the Board of Directors of CU. Except as set forth in Schedule 4.20, each such plan and associated trust intended to be qualified under Section 401(a) and to be exempt from tax under Section 501(a) of the Code, respectively, has either received a favorable determination letter from the IRS, has applied for such a determination letter (or will apply for such a determination letter) before the expiration of the remedial amendment period set forth in Section 401(b) of the Code, as the IRS may extend such period, and to the knowledge of

CU no event has occurred that will or is likely to give rise to disqualification of any such plan which is intended to be qualified under Section 401(a) of the Code or loss of the exemption from tax of any such trust which is intended to be exempt from tax under Section 501(a) of the Code. Except as disclosed in
Schedule 4.20, no event has occurred that will or is likely to subject any such plans to material tax under Section 511 of the Code. Except as disclosed in
Schedule 4.20, none of such plans has engaged in a merger or consolidation with any other plan or transferred assets or liabilities from any other plan. No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) has occurred with respect to any of such plans which could subject CU or CU Bank to material excise tax or penalty. All costs of each Employee Pension Benefit Plan have been provided for on the basis of consistent methods in accordance with sound actuarial assumptions and practices. No Employee Pension Benefit Plan maintained by CU or CU Bank, or any entity which is part of a group which includes CU or CU Bank and which is treated as a single employer under Section 414 of the Code ("Controlled Group Member") has incurred any "accumulated funding deficiency" (as defined in Section 302(2) of ERISA), whether or not waived, taking into account contributions made within the period described in Section 412(c)(10) of the Code; nor has CU or CU Bank failed to make any contributions or pay any amount due and owing as required by law or the terms of any Employee Benefit Plan or employment agreement. No nondeductible contributions (within the meaning of Section 4972 of the Code) have been made with respect to any Employee Pension Benefit Plan which could subject CU or CU Bank to any excise tax or penalty. Since the last valuation date for each Employee Pension Benefit Plan, there has been no amendment or change to such plan that would increase the amount of benefits thereunder.

    (c) Except as set forth on Schedule 4.20, neither CU nor CU Bank (nor any Controlled Group Member) sponsors or participates in, or has sponsored or participated in, any Employee Pension Benefit Plan to which Section 4021 of ERISA applies that would create a liability under Title IV of ERISA.

    (d) Neither CU nor CU Bank (nor any Controlled Group Member) sponsors or participates in, or has sponsored or participated in, any Employee Pension Benefit Plan that is a "multiemployer plan" (within the meaning of Section 3(37) of ERISA) or "multiple employer plan" (within the meaning of Section 413 of the
Code).

    (e) All group health plans of CU or CU Bank (including any plans of Affiliates of CU that must be taken into account under Section 162(i) or (k) of the Code as in effect immediately prior to the Technical and Miscellaneous Revenue Act of 1988 and Section 4980B of the Code) have been operated in compliance in all material respects with the group health plan continuation coverage requirements and notice requirements of Section 4980B of the Code and Sections 601 through 608 of ERISA to the extent such requirements are applicable.

    (f) To the best knowledge of CU or CU Bank, there have been no acts or omissions by CU or CU Bank that have given rise to or may give rise to material fines, penalties, or related charges under Sections 502(c) or (i) or 4071 of ERISA or Chapter 43 of the Code which could be imposed on CU or CU Bank.

    (g) Except as described in Section 4.20(j), neither CU or CU Bank maintains any Employee Benefit Plan or employment agreement pursuant to which any benefit or other payment will be required to be made by CU or CU Bank to, or pursuant to which any benefit or other payment will accrue or vest in, any director, officer or employee of CU or CU Bank, in either case as a result of the consummation of the transactions contemplated by the Agreement.

    (h) No "reportable event," as defined in Section 4043 of ERISA, has occurred with respect to any of the Employee Pension Benefit Plans.

    (i) All amendments required to bring each of the Employee Pension Benefit Plans into conformity with all of the applicable provisions of Section 401(a) of the Code have been made, or will be made before the expiration of the remedial amendment period, if applicable, as set forth under Section 401(b) of the Code, as such period may be extended by the IRS.

    (j) CU has furnished BHI with true and correct copies of all documents with respect to the plans and agreements referred to in Schedule 4.20 delivered as of the date of the Agreement, including all amendments and supplements thereto, and all related summary plan descriptions. For each of the Employee Benefit Plans of CU and CU Bank referred to in Schedule 4.20 delivered as of the date of the Agreement, CU has furnished BHI with true and correct copies of (i) to the extent required to be filed, the Form 5500, 5500-C or 5500-R which was filed in each of the three most recent plan years, including without limitation, all schedules thereto and all financial statements with attached opinions of independent accountants to the extent required; (ii) if applicable, the most recent determination letter from the IRS; (iii) if applicable, the statement of assets and liabilities as of the most recent valuation date; and (iv) if applicable, the statement of changes in fund balance and in financial position or the statement of changes in net assets available for benefits under each of said plans for the most recently ended plan year. The documents referred to in subdivisions (iii) and (iv) fairly present the financial condition of each of said plans as of and at such dates and the results of operations of each of said plans, all in accordance with generally accepted accounting principles or on the cash method of accounting applied on a consistent basis.

    (k) Except as set forth in Schedule 4.20, neither CU nor CU Bank has any obligation to provide, or any liability with respect to, any post-retirement benefits for any current or former employee under any "welfare benefit plan" (within the meaning of Section 3(1) of ERISA).

    (l) The written terms of each of the CU Employee Plans and any related trust agreement, group annuity contract, insurance policy or other agreement, have been administered in substantial compliance with the applicable requirements of ERISA.

    (m) All contributions to CU Employee Plans for all periods ending prior to the Effective Time (including periods from the first day of the current plan year to the Effective Time) will be made or accrued prior to the Effective Time by CU or CU Bank, as applicable, in accordance with prior practice.

    (n) All material expenses and liabilities up to the Effective Time with respect to all of the CU Employee Plans have been, or will on the Effective Time, be fully and properly accrued on CU's books and records (subject to normal recurring audit adjustments in the case of unaudited books, records, and financial statements) to the extent required by generally accepted accounted principles.

    4.21 CORPORATE RECORDS. The minute books of CU and CU Bank accurately reflect (or in the case of meetings held between December 31, 1996 and the date of this Agreement will in due course so reflect) all material actions taken by the respective shareholders, boards of directors and committees of CU and CU Bank and contain true and complete copies of their Articles of Incorporation, Bylaws and other charter documents, and all amendments thereto.

    4.22 OFFICES AND ATMS. Schedule 4.22 sets forth the headquarters of CU and CU Bank (identified as such) and each of the offices and automated teller machines ("ATMs") maintained and operated by CU Bank (including, without limitation, representative and loan production offices and operations centers) and the location thereof. Except as set forth on Schedule 4.22, neither CU nor CU Bank maintains any other office or ATM nor conducts business at any other location. Neither CU nor CU Bank has applied for or received permission to open any additional branch or operate at any other location.

    4.23 OPERATING LOSSES. Schedule 4.23 sets forth a list of any Operating Loss (as herein defined) which to the knowledge of CU or CU Bank has occurred at CU Bank during the period after September 30, 1996, and any other action or omission known to CU or CU Bank that might reasonably be expected to result in the incurrence of any individual Operating Loss after September 30, 1996, which, net of any insurance proceeds payable in respect thereof, would exceed $100,000. For purposes of this Agreement "Operating Loss" means any loss resulting from cash shortages, lost or misposted items, disputed clerical and accounting errors, forged checks, payment of checks over stop payment orders, merchant credit card processing, counterfeit money, wire transfers made in error, theft, robberies, defalcations, check kiting, fraudulent use of credit cards or electronic teller machines or other similar acts or occurrences.

    4.24 LOAN PORTFOLIO. All loans or other extensions of credit, and guaranties, security agreements or other agreements supporting any loans or extensions of credit, and investments of CU or CU Bank are, in all material respects, legal, enforceable and authorized under applicable federal and state laws and regulations, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles. Except as previously disclosed in writing to BHI, no loans or investments held by CU Bank are, as of December 31, 1996 (i) more than ninety (90) days past due with respect to any scheduled payment of principal or interest; (ii) classified by any bank regulatory authority or any unit of CU or CU Bank as "Loss," "Doubtful," "Substandard," "Special Mention," or "Criticized" or any comparable classification by any bank regulatory authority or any unit of CU or CU Bank; or
(iii) on a non-accrual status in accordance with CU Bank's loan review procedures. No material amount of any such investments is subject to any restrictions, contractual, statutory or other, that would materially impair the ability of the entity holding such investment to dispose freely of any such investments at any time, except restrictions on the public distribution or transfer of any such investments under the Securities Act and the regulations thereunder or state securities laws and pledges or security interests given in connection with government deposits. Except as previously disclosed in writing to BHI, CU Bank has no loans, leases or other extensions of credit outstanding, or commitments to make any loans, leases or other extensions of credit to any Affiliates of CU or CU Bank which are not on substantially the same terms (including interest rates, repayment terms and collateral) as would be available for comparable transactions with Persons of similar creditworthiness who are not Affiliates of CU or CU Bank. For each outstanding loan or extension of credit or commitment to make a loan or extension of credit where the original principal amount is in excess of $100,000 and which by its terms is either secured by collateral ("Secured Loan") or supported by a guaranty or similar obligation ("Covered Loan"), in the case of each Secured Loan, to the best knowledge of CU Bank, the security interest has been perfected and, in the case of each Covered Loan, the guaranty or similar obligation has been executed and delivered to CU Bank and is still in full force and effect.

    4.25 POWER OF ATTORNEY. Neither CU nor CU Bank has granted any Person a power of attorney or similar authorization that is presently in effect or outstanding other than in connection with a tax audit.

    4.26 DISCLOSURE DOCUMENTS, REPORTS AND APPLICATIONS. None of the information supplied or to be supplied by or on behalf of CU (the "CU Supplied Information") for inclusion in the S-4 or the Proxy Statement, or incorporated by reference therein, or any amendments or supplements thereto will, at the respective times such documents are filed or become effective, and in the case of the Proxy Statement or any amendment thereof or supplement thereto at the date it is mailed to shareholders of CU and at the time of the CU Shareholders' Meeting, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. CU represents, warrants and agrees that through the Effective Time of the Merger, each of the reports, registrations, statements, applications and other filings filed by it or CU Bank with the SEC, the FRB or any other governmental agency or regulatory authority will be filed on a timely basis, will comply in all material respects with all of the applicable statutes, rules and regulations enforced or promulgated by the governmental agency or regulatory authority with which it will be filed and that the information contained therein will be true and correct in all material respects (and in the case of such filings with the SEC will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they will be made, not misleading). Any financial statement contained in any such report, registration, statement, application or other filing that is intended to present the financial position of CU and/or CU Bank will fairly present the financial position of such entities or entity and will be prepared in accordance with generally accepted accounting principles or applicable regulatory accounting principles consistently applied during the periods involved. Notwithstanding anything to the contrary set forth in this Section 4.26, CU makes no representation or warranty with respect to any information supplied by and relating to BHI.

    4.27 ACCURACY OF INFORMATION FURNISHED. The representations and warranties made by CU or CU Bank hereby contain no statements of material fact which are untrue or misleading, or omit to state any material fact which is necessary under the circumstances to prevent the statements contained herein from being misleading.

    4.28 LOAN SERVICING PORTFOLIO. Except as set forth on Schedule 4.28, CU Bank services no loans owned in whole or in part by other parties.

    4.29 CERTAIN INTERESTS. Schedule 4.29 sets forth a description of each instance in which an executive officer or director of CU or CU Bank or any such Person's related interests (as defined under FRB Regulation "O") (a) has any material interest in any property, real or personal, tangible or intangible, used by or in connection with the business of CU or CU Bank; (b) is indebted to CU or CU Bank except for normal business expense advances; or (c) is a creditor (other than as a deposit holder of CU Bank) of CU or CU Bank except for amounts due under normal salary and related benefits or reimbursement of ordinary business expenses. Except as set forth in Schedule 4.29, all such arrangements are arm's length transactions pursuant to normal commercial terms and conditions.

    4.30 INVESTMENT SECURITIES. All investment securities held by CU or CU Bank are legal investments under applicable law and regulations. Each of CU and CU Bank has good and marketable title to all securities held by it (except securities sold under repurchase agreements or held in any fiduciary or agency capacity), free and clear of any mortgage, lien, pledge or encumbrance, except to the extent such securities are pledged in the ordinary course of business consistent with prudent banking practice to secure obligations of CU or CU Bank. Such securities are valued on the books of CU in accordance with generally accepted accounting principles.

    4.31 COMMUNITY REINVESTMENT ACT. Each of CU Bank, Home and Corporate Bank received a rating of "satisfactory" in its most recent examination or interim review with respect to the Community Reinvestment Act. CU Bank has not been advised of any supervisory concerns regarding CU Bank's compliance with the Community Reinvestment Act.

    4.32 KNOWLEDGE AS TO CONDITIONS. CU knows of no reason why the approvals, consents and waivers of governmental authorities referred to in Section 9.3 should not be obtained without the imposition of any burdensome condition of the type referred to in Section 11.4.

    4.33 ALLOWANCE FOR POSSIBLE LOAN LOSSES. The allowance for loan and lease losses for CU Bank is adequate in accordance with generally accepted accounting principles and regulatory accounting principles.

    4.34 LISTING OF LOANS. Copies, in writing, have been made available to BHI of the detailed listing of all loans and notes receivable of CU and CU Bank as of December 31, 1996, including participations, with the outstanding principal balance of each such loan and note receivable, and the past due status of any loan or note receivable, and such copies reflect correctly the detail of trial balance totals in all material respects as of the date of such reports.

    4.35 DERIVATIVE TRANSACTIONS. Except for repurchase agreements and reverse repurchase agreements, and except as disclosed on Schedule 4.35, neither CU nor CU Bank is a party to a transaction in or involving forwards, futures, options on futures, swaps or other derivative instruments.

    4.36 TRUST ADMINISTRATION. Neither CU nor CU Bank presently exercises trust powers, including, but not limited to, trust administration, and neither they nor any Predecessor has exercised such trust powers for a period of at least 3 years prior to the date hereof. The term "trusts" as used in this
Section 4.36 includes (i) any and all common law or other trusts between an individual, corporation or other entities and CU, CU Bank or a Predecessor, as trustee or co-trustee, including, without limitation, pension or other qualified or nonqualified employee benefit plans, compensation, testamentary, inter vivos, and charitable trust indentures; (ii) any and all decedents' estates where CU, CU Bank or a Predecessor is serving or has served as a co-executor or sole executor, personal representative or administrator, administrator de bonis non, administrator de bonis non with will annexed, or in any similar fiduciary capacity; (iii) any and all guardianships, conservatorships or similar positions where CU, CU Bank or a Predecessor is serving or has served as a co-grantor or a sole grantor or a conservator or a co-conservator of the estate, or any similar fiduciary capacity; and (iv) any and all agency and/or custodial accounts and/or similar arrangements, including plan administrator for employee benefit accounts, under which CU, CU Bank or Predecessor is serving or has served as an agent or custodian for the owner or other party establishing the account with or without investment authority.

    4.37  ACCOUNTING RECORDS.

    (a) Each of CU and CU Bank maintains records that accurately, validly and fairly reflect its transactions and dispositions of assets and maintains a system of internal accounting controls, policies and procedures sufficient to make it reasonable to expect that (i) such transactions are executed in accordance with its management's general or specific authorization, (ii) such transactions are recorded in conformity with generally accepted accounting principles and in such a manner as to permit preparation of financial statements in accordance with generally accepted accounting principles and any other criteria applicable to such statements and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization, (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (v) records of such transactions are retained, protected and duplicated in accordance with prudent banking practices and applicable regulatory requirements.

    (b) The data processing equipment, data transmission equipment, related peripheral equipment and software used by CU and CU Bank in the operation of their businesses (including any disaster recovery facility) to generate and retrieve such records (whether owned or leased by CU or CU Bank, or provided under any agreement or other arrangement with a third party for data processing services) are adequate for the needs of CU and CU Bank.

    (c) CU has made available to BHI for inspection all management letters and opinions and all reviews, correspondence, and other documents in the files of CU and CU Bank, prepared by any certified public accounting firm and delivered to CU, CU Bank or any of its Predecessors since January 1, 1994.

    4.38 INTELLECTUAL PROPERTY RIGHTS. To CU's knowledge, Schedule 4.38 contains a true, correct and complete list of all trademarks, service marks and patents used by CU or CU Bank that are material to the conduct of their respective businesses. To CU's knowledge, CU or CU Bank owns, has the exclusive right to use, sell, license or dispose of, has the exclusive right to bring actions for the infringement of, and has taken all appropriate actions and made all applicable applications and filings pursuant to any applicable laws to perfect or protect its interest in, all such trademarks, services marks and patents. Neither the execution, delivery and performance of this Agreement nor the consummation of the Merger or any of the other transactions contemplated hereby will materially impair the right of CU, CU Bank or the Surviving Company to use, sell, license or dispose of or to bring any action for the infringement of, any such trademarks, service marks or patents. CU and CU Bank have taken all reasonable steps necessary or appropriate to safeguard and maintain their respective proprietary rights in all such trademarks, service marks and patents.

    4.39 1996 FINANCIAL STATEMENTS. The audited consolidated financial statements of CU and its subsidiaries included in CU's Annual Report on Form 10-K for the year ended December 31, 1996 will with respect to the financial data reported thereon conform in all respects to the summary consolidated statements of income, selected financial data and summary consolidated statements of financial condition included in the CU news release dated January 29, 1997 (except to the extent of reductions in net income not exceeding $200,000 in the aggregate that result from normal recurring audit adjustments).

    4.40 POOLING OF INTERESTS. The merger of Home with CU has been and will be accounted for on a pooling of interests basis, and no event has occurred or is reasonably foreseeable (including any transaction contemplated by this Agreement) that could alter such treatment.

                                   ARTICLE V
                     REPRESENTATIONS AND WARRANTIES OF BHI

    BHI represents and warrants to CU as follows:

    5.1 INCORPORATION, STANDING AND POWER. BHI has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Hawaii and is registered as a bank holding company under the BHC Act. BHI has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. BHI is licensed to do business in all jurisdictions where such licensing is required, except where the failure to be so licensed would not have a material adverse effect on the business, financial condition, results of operations or prospects of BHI and its subsidiaries on a consolidated basis.

    5.2 CAPITALIZATION. As of the date of this Agreement, the authorized capital stock of BHI consists of 100,000,000 shares of BHI Stock, of which 39,750,880 shares were outstanding on February 21, 1997, and 20,000,000 shares of preferred stock, none of which are outstanding. All of the outstanding shares of BHI Stock are duly authorized, validly issued, fully paid and nonassessable, and are not subject to preemptive rights.

    5.3 FINANCIAL STATEMENTS. BHI has previously furnished to CU a copy of the Financial Statements of BHI. The Financial Statements of BHI (as well as the financial statements of BHI included in any of its subsequent Annual Reports on Form 10-K or Quarterly Reports on Form 10-Q): (a) present or will present fairly the consolidated financial condition of BHI and its subsidiaries as of the respective dates indicated and their consolidated results of operations and changes in financial position/cash flow, as applicable, for the respective periods then ended (subject, in the case of the unaudited consolidated interim financial statements, to normal recurring adjustments and the absence of certain footnote information); (b) have been or will be prepared in accordance with generally accepted accounting principles consistently applied (except as otherwise indicated in such financial statements for periods ended prior to the date of this Agreement); (c) did or will set forth as of the respective dates indicated adequate reserves for all foreseeable loan losses and other contingencies; and (d) are or will be in accordance with the books and records of BHI and its subsidiaries, which books and records are and will be complete and accurate in all material respects and which have been and will have been maintained in accordance with good business practices.

    5.4 SEC/REGULATORY FILINGS. Since January 1, 1994, BHI has filed all material reports, registrations, and statements that were required to be filed with the SEC and any other applicable federal, state or local governmental agency or regulatory authority. BHI has previously furnished to CU a copy of the SEC Filings of BHI. As of their respective dates, the SEC Filings of BHI complied in all material respects with the requirements of their respective forms and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

    5.5 AUTHORITY OF BHI. The execution and delivery by BHI of this Agreement and the Agreement of Merger, and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of BHI, including without limitation approval by a vote of the board of directors of BHI, and this Agreement is, and the Agreement of Merger will be, a valid and binding obligation of BHI, enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, liquidation, receivership, conservatorship, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles and by applicable law and regulations affecting bank holding companies. Except as set forth in Schedule 5.5, neither the (i) execution and delivery by BHI of this Agreement or the Agreement of Merger; (ii) the consummation of the Merger or the transactions contemplated herein; nor (iii) compliance by BHI with any of the provisions hereof, will: (a) conflict with or result in a breach of any provision of its Articles of Incorporation, as amended, or Bylaws, as amended; (b) constitute a breach of or result in a default (or give rise to any rights of termination, cancellation or acceleration, or any right to acquire any securities or assets) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, franchise, license, permit, agreement or other instrument or obligation to which BHI or any BHI subsidiary is a party, or by which BHI or any BHI subsidiary or any of their respective properties or assets is bound, if in any such circumstances, such event could have consequences materially adverse to BHI and its subsidiaries taken as a whole, or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to BHI or any BHI subsidiary or any of their respective properties or assets, if such violation could have consequences materially adverse to BHI and its subsidiaries taken as a whole. Except as set forth in the BHI Schedules, no consent of, approval of, notice to or filing with any governmental agency or regulatory authority having jurisdiction over any aspect of the business or assets of BHI, and no consent of, approval of or notice to any other Person that if not obtained or given would have consequences materially adverse to BHI and its subsidiaries taken as a whole, is required in connection with the execution and delivery by BHI of this Agreement or the Agreement of Merger, or the consummation by BHI of the Merger and transactions contemplated hereby, except (i) such approvals as may be required by the FRB, the Superintendent and the Commissioner; (ii) the filings with DCCA, the California Franchise Tax Board and the California Secretary pursuant to Section 3.2; and (iii) such filings, approvals, consents or waivers as are required under federal or state securities laws.

    5.6 LITIGATION. Except as specifically identified in the SEC Filings of BHI or Schedule 5.6, there is no private or governmental suit, claim, action or proceeding pending, nor to BHI's knowledge, threatened against BHI or any BHI subsidiary or against any of their respective directors, officers or employees relating to the performance of their duties in such capacities or against or affecting any properties of BHI or its subsidiaries that has had or may reasonably be expected to have a material adverse effect upon the business, financial condition or results of operations of BHI and its subsidiaries taken as a whole or to materially hinder or delay the Merger.

    5.7 COMPLIANCE WITH LAWS AND REGULATIONS. Neither BHI nor any BHI subsidiary is in default under or in breach of any provision of its Articles of Incorporation or Association, as amended, as the case may be, or Bylaws, as amended. Neither BHI nor any BHI subsidiary is in material violation of any law, ordinance, rule or regulation promulgated by any governmental agency having authority over any of them, where such default, breach or violation would have a material adverse effect on the business, financial condition or results of operations of BHI and its subsidiaries taken as a whole. Except for normal examinations conducted by governmental agencies and regulatory authorities in the regular course of the business of BHI and its subsidiaries, or as set forth in Schedule 5.7, (i) no governmental agency or regulatory authority has initiated or, to the best knowledge of BHI threatened, any proceeding or investigation into the business or operations of BHI or its banking subsidiaries since January 1, 1994 and (ii) neither BHI nor any BHI banking subsidiary is subject to any cease and desist order, written agreement, memorandum of understanding or any similar regulatory action or order with any federal or state governmental agencies or regulatory authorities, nor in receipt of any extraordinary supervisory letter from, nor has it adopted any board resolution at the request of, any of its regulators, nor been advised that any such issuance or request is contemplated. Except as set forth in Schedule 5.7, there is no material unresolved violation, criticism or exception by any government agency or regulatory authority with respect to any report or statement relating to any examinations of BHI or any BHI banking subsidiary by any governmental agency or regulatory authority with respect to any report or statement relating to any examinations of BHI or such subsidiary.

    5.8 BROKERS AND FINDERS. Other than financial advisory services performed for BHI by Credit Suisse First Boston Corporation, neither BHI nor any of its subsidiaries nor any of its or their officers, directors, employees or agents, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees in connection with this Agreement or the transactions contemplated hereby.

    5.9 ABSENCE OF MATERIAL CHANGE. Except as set forth in BHI's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996, or in other SEC Filings of BHI, or in Schedule 5.9, since December 31, 1995 there has not occurred any event that has had or may reasonably be expected to have a material adverse effect on the business, financial or results of operations of BHI and its subsidiaries taken as a whole or any change by BHI in accounting principles or methods or tax methods, except as required or permitted by the Financial Accounting Standards Board or by any governmental agencies or regulatory authorities having jurisdiction over BHI or its subsidiaries.

    5.10 DISCLOSURE DOCUMENTS, REPORTS AND APPLICATIONS. None of the information supplied or to be supplied by or on behalf of BHI (the "BHI Supplied Information") for inclusion in the S-4 or the Proxy Statement, or incorporated by reference therein, or any amendments or supplements thereto will, at the respective times such documents are filed or become effective, and in the case of the Proxy Statement or any amendment thereof or supplement thereto at the date it is mailed to shareholders of CU and at the time of the CU Shareholders' Meeting, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. BHI represents, warrants and agrees that through the Effective Time of the Merger, each of the reports, registrations, statements, applications and other filings filed by it with the SEC, FRB or any other governmental agency or regulatory authority will be filed on a timely basis, will comply in all material respects with all of the applicable statutes, rules and regulations enforced or promulgated by the governmental agency or regulatory authority with which it will be filed, and that the information contained therein will be true and correct in all material respects (and in the case of such filings with the SEC will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they will be made, not misleading). Any financial statement contained in any such report, registration, statement, application or other filing that is intended to present the financial position of BHI will fairly present the financial position of BHI and will be prepared in accordance with generally accepted accounting principles or applicable regulatory accounting principles consistently applied during the periods involved. Notwithstanding anything to the contrary set forth in this
Section 5.10, BHI makes no representation or warranty with respect to any information supplied by and relating to CU or CU Bank.

    5.11 ACCURACY OF INFORMATION FURNISHED. The representations and warranties made by BHI hereby or in the schedules hereto contain no statements of material fact which are untrue or misleading, or omit to state any material fact which is necessary under the circumstances to prevent the statements contained herein or in such schedules from being misleading.

    5.12 CAPITAL STOCK. The BHI Stock issuable to holders of CU Stock upon consummation of the Merger will be duly authorized, validly issued, fully paid and nonassessable at the Effective Time.

    5.13 KNOWLEDGE AS TO CONDITIONS. BHI knows of no reason why the approvals, consents and waivers of governmental agencies and regulatory authorities referred to in Section 9.3 should not be obtained without the imposition of any burdensome condition of the type referred to in Section 11.4.

                                   ARTICLE VI
                                COVENANTS OF CU
                     PENDING EFFECTIVE TIME OF THE MERGERS

    CU covenants and agrees with BHI as follows:

    6.1  LIMITATION ON CU'S AND CU BANK'S CONDUCT PRIOR TO EFFECTIVE
TIME. Between the date hereof and the Effective Time, except as contemplated by this Agreement, CU and CU Bank will conduct their respective businesses only in the normal and customary manner and in accordance with sound banking practices, and CU and CU Bank shall not, without the prior written consent of BHI (which shall not be unreasonably withheld):

        (a) issue any CU Stock (except pursuant to the exercise of CU Options outstanding as of the date hereof and those warrants identified in Section 4.2(a)), CU preferred stock, CU Bank Stock, CU Bank preferred stock, any other securities (including long term debt) of CU or CU Bank or any rights, options or securities to acquire any CU Stock, CU preferred stock, CU Bank Stock, CU Bank preferred stock or any other securities (including long term debt) of CU or CU Bank;

        (b) except for paying regular quarterly dividends (subject to Section 6.10) in an amount not to exceed $0.07 per share of CU Stock, declare, set aside or pay any dividend or make any other distribution upon, or purchase or redeem any shares of, CU Stock (but nothing in this Agreement shall preclude payment of dividends by CU Bank to CU in the ordinary course of business);

        (c) amend their respective Articles of Incorporation or its Bylaws;

        (d) grant any general or uniform increase in the rate of pay of employees or employee benefits except with respect to salary increases permitted by subsection (e) below;

        (e) grant any material increase in salary, incentive compensation or employee benefits or pay any bonus to any Person (except for (i) such salary increases as are made in the ordinary course of business consistent with past practices; (ii) such other increases as are required by any pre-existing contract, arrangement or plan disclosed on the CU Schedules; and (iii) the bonus payments referred to in Section 12.5);

        (f) make any capital expenditure in excess of $250,000, except for ordinary repairs, renewals and replacements;

        (g) compromise or otherwise settle or adjust any assertion or claim of a deficiency in taxes (or interest thereon or penalties in connection therewith) in excess of $200,000, extend the statute of limitations with any tax authority or file any pleading in court in any tax litigation or any appeal from an asserted deficiency in excess of $200,000;

        (h) grant or commit to grant any new extension of credit or amend the terms of any such credit outstanding on the date hereof to any executive officer or director of CU or any holder of five percent (5%) or more of the outstanding CU Stock, or to any corporation, partnership, trust or other entity controlled by any such Person, except as consistent with practices and policies in existence as of the date of this Agreement;

        (i) close or open any offices at which business is conducted except as disclosed to BHI prior to the date hereof;

        (j) adopt or amend any CU Employee Plan or other benefit plan or arrangement of any such type except for such amendments as are required by law or do not materially increase the costs or benefits of such plan or arrangement (other than previously approved amendments to CU's 401(k) Plan);

        (k) change any of CU's or CU Bank's policies and practices with respect to deposits, investments, or accounting, except such changes as may be required by the rules of the American Institute of Certified Public Accountants or the Financial Accounting Standards Board or by applicable governmental authorities;

        (l) grant any Person a power of attorney or similar authority other than in connection with tax audits;

        (m) make any material investment by purchase of stock or securities, contributions to capital, property transfers or otherwise in any other Person, except for investments made in the ordinary course of business consistent with policies in effect on January 31, 1997;

        (n) amend, modify or terminate, except in accordance with its terms, any CU Scheduled Contract or enter into any agreement, contract or Understanding that would be a CU Scheduled Contract under Section 4.16;

        (o) create or incur or suffer to exist any mortgage, lien, pledge, security interest, charge, encumbrance or restraint of any kind against or in respect of any property or right of CU and/or CU Bank except: (a) for liens or encumbrances for current taxes not yet due, (b) for liens or encumbrances incurred in the ordinary course of business and (c) for liens that are not substantial in character, amount or extent or that do not materially detract from the value, or interfere with the conduct of business of CU on a consolidated basis;

        (p) sell, lease or otherwise dispose of any of its assets which are material, individually or in the aggregate, to CU or CU Bank, except in the ordinary course of business consistent with past practice or as disclosed to BHI prior to the date hereof;

        (q) make any extraordinary payment in excess of $25,000 to any Person;

        (r) except as required by law, take or cause to be taken any action which would prevent the transactions contemplated hereby from qualifying as a tax free reorganization under Section 368 of the Code;

        (s) take any action which would reasonably be expected to adversely affect or delay the ability of BHI or CU to obtain any necessary approvals, consents or waivers of any governmental agency or regulatory authority or other parties required for the transactions contemplated by this Agreement or to adversely affect the ability of CU to perform its covenants or agreements under this Agreement on a timely basis;

        (t) incur any indebtedness for borrowed money or assume, guaranty, endorse or otherwise as an accommodation become responsible for the obligations of any other Person, except for (i) in connection with banking transactions with banking customers in the ordinary course of business, or
    (ii) short-term borrowings not at any time exceeding $5,000,000 in the aggregate made in the ordinary course of business consistent with past practice at prevailing market rates and terms;

        (u) become a party to any transaction (other than repurchase agreements and reverse repurchase agreements) involving forwards, futures, options on futures, swaps or other derivative instruments; or

        (v) agree to, or make any commitment to, take any of the actions prohibited by this Section 6.1.

    For purposes of this Section 6.1, any consent required from BHI, unless earlier given or denied, shall be deemed to have been given five Business Days after the time CU shall have requested such consent in writing, unless during such five-day period BHI shall have promptly requested further information in writing reasonably necessary to allow the decision to be made, in which case such consent, unless earlier given or denied, shall be deemed to have been given five Business Days after the time such reasonably requested information has been furnished.

    6.2  NO SOLICITATION, ETC.

    (a) CU and CU Bank shall not, and shall cause each of their respective officers, directors, employees, agents, legal and financial advisors and Affiliates not to, directly or indirectly, solicit, initiate, recommend, endorse or enter into (or except to the extent permitted by Section 6.2(b) hereof encourage or entertain) any agreement or agreement in principle, or announce any intention to do any of the foregoing, with respect to any Alternative Transaction. CU will immediately cease and cause to be terminated any activities, discussions or negotiations conducted prior to the date of this Agreement with any parties other than BHI with respect to any Alternative Transaction.

    (b) CU and CU Bank shall not, and shall cause each of its officers, directors, employees, agents, legal and financial advisors and Affiliates not to, directly or indirectly, participate in any negotiations or discussions regarding, or furnish any information with respect to, or otherwise cooperate in any way in connection with, or assist or participate in, facilitate or encourage, any effort or attempt to effect, any Alternative Transaction with or involving any Person other than BHI; provided that CU may provide such information or undertake such discussions or negotiations if CU shall have received an unsolicited, bona fide written offer from a Person other than BHI to effect an Alternative Transaction and the Board of Directors of CU reasonably and in good faith determines, based on advice of its outside counsel, that the failure to provide such information to or undertake such discussions or negotiations with the Person submitting such unsolicited written offer could cause the members of CU's Board of Directors to breach their fiduciary duties under applicable laws.

    (c) CU will promptly communicate to BHI the terms of any proposal which it may receive in respect of any Alternative Transaction and will keep BHI informed as to the status of any actions, including negotiations or discussions or the provision of information, taken pursuant to subsection (b) of this Section 6.2.

    6.3 AFFIRMATIVE CONDUCT OF CU AND CU BANK PRIOR TO EFFECTIVE TIME. Between the date hereof and the Effective Time, CU and CU Bank shall:

    (a) use and devote their respective best efforts consistent with this Agreement to maintain and preserve intact their respective present business organizations and to maintain and preserve their respective relationships and goodwill with account holders, borrowers, employees and others having business relationships with CU or CU Bank;

    (b) use their respective commercially reasonable efforts to keep in full force and effect all of the existing material permits and licenses of CU or CU Bank;

    (c) use their respective commercially reasonable efforts to maintain insurance coverage at least equal to that now in effect on all properties for which they are responsible and on their respective business operations;

    (d) perform their respective material contractual obligations and not become in material default on any thereof;

    (e) duly and timely file all reports and returns required to be filed with any federal, state or local governmental authority, unless any extensions have been duly granted by such authority;

    (f) duly observe and substantially comply with and perform all material obligations and duties imposed by all federal and state laws, and rules, regulations and orders imposed by federal or state governmental authorities;

    (g) maintain their respective assets and properties in good condition and repair, normal wear and tear excepted;

    (h) promptly advise BHI in writing of any event or any other transaction within CU's or CU Bank's knowledge whereby any Person or Related Group of Persons acquires, directly or indirectly, record or beneficial ownership or control (as defined in Rule 13d-3 promulgated by the SEC under the Exchange Act) of five percent (5%) or more of the outstanding CU Stock prior to the record date fixed for the CU Shareholders' Meeting or any adjourned meeting thereof to approve this Agreement and the transactions contemplated herein;

    (i) promptly notify BHI regarding receipt from any tax authority of any notification of the commencement of an audit, any request to extend the statute of limitations, any statutory notice of deficiency, any revenue agent's report, any notice of proposed assessment, or any other similar notification of potential adjustments to the tax liabilities of CU and/or CU Bank, or any actual or threatened collection enforcement activity by any tax authority with respect to tax liabilities of CU and/or CU Bank;

    (j) furnish to BHI, as soon as practicable, and in any event within fifteen days after it is prepared, (i) a copy of any report submitted to the board of directors or any committee thereof of CU or CU Bank, provided, however, that CU need not furnish to BHI communications of CU's legal counsel regarding CU's rights and obligations under this Agreement or the transactions contemplated hereby or books, records and documents covered by confidentiality agreements or the attorney-client privilege, or which are attorneys' work product, (ii) copies of all reports, filings, certificates, correspondence and other documents filed with or received from the SEC, FRB, FDIC, Superintendent or any other governmental agency or regulatory authority, to the extent permitted by law (and CU and CU Bank shall use their reasonable best efforts to obtain any waiver or consent necessary to provide such materials under applicable law), (iii) monthly unaudited consolidated balance sheets and consolidated statements of operations of CU, (iv) such other existing reports as BHI may reasonably request relating to CU or CU Bank, and (v) all proxy statements, information statements, financial statements, reports, letters and communications sent by CU to its shareholders or other security holders;

    (k) promptly notify BHI of any fact or event that does or could reasonably be expected to cause the CU Schedules to be incorrect in any material respect as of the date of this Agreement or as of the Closing Date;

    (l) use commercially reasonable efforts to obtain any requisite third party consent with respect to any contract, agreement, lease, license, amendment, permit or release that is material to the business of CU or CU Bank or that is contemplated or required to be obtained by CU or CU Bank in connection with this Agreement or the Merger;

    (m) promptly notify BHI of the filing of any material litigation, or the filing of any governmental or regulatory action, including any investigation or notice of investigation, or similar proceeding or notice of any claim against CU or CU Bank or any of their assets; and

    (n) prepare and timely file all tax returns and amendments thereto required to be filed by them on or before the Effective Time. BHI shall have a reasonable opportunity to review all such returns and amendments thereto on a pre-filing basis. CU and CU Bank shall each discharge all taxes, assessments and governmental charges in the nature of taxes upon or against it or any of its properties or assets, and all tax liabilities at any time existing, before the same shall become delinquent and before penalties accrue thereon, except to the extent and as long as: (i) the same are being contested in good faith and by appropriate proceedings pursued diligently and in such manner as not to cause any material adverse effect upon the condition (financial or otherwise) or operations of CU or CU Bank; and
(ii) CU and CU Bank shall have set aside on their books appropriate reserves relating thereto, if any.

    6.4 ACCESS TO INFORMATION. CU and CU Bank will afford BHI and its representatives, counsel, accountants, agents and employees access during normal business hours to all of their respective businesses, operations, properties, books, files and records and will do everything reasonably necessary to enable BHI and its representatives, counsel, accountants, agents and employees to make a complete examination of the financial statements, businesses, assets and properties of CU and CU Bank and the condition thereof and to update such examination at such intervals as BHI shall deem appropriate. Such examination shall be conducted in cooperation with the officers of CU and CU Bank and in such a manner as to minimize any disruption of, or interference with, the normal business operations of CU and CU Bank. Upon the request of BHI, CU will request that the independent auditors of CU, CU Bank and their Predecessors and all predecessor firms of independent auditors of any of them, provide reasonable access to auditors' work papers with respect to the businesses and properties of CU and CU Bank, including tax accrual work papers prepared for CU, CU Bank or their Predecessors during the preceding sixty (60) months, other than (a) books, records and documents covered by the attorney-client privilege, or that are attorneys' work product, and (b) books, records and documents that CU or CU Bank is legally obligated to keep confidential. No examination or review conducted by BHI under this Section 6.4 shall constitute a waiver or relinquishment on the part of BHI of the right to rely upon the representations and warranties made by CU herein; provided, that BHI shall disclose in writing to CU any fact or circumstance it may discover which BHI believes renders any representation or warranty made by CU hereunder incorrect in any respect. BHI covenants and agrees that it and its representatives, counsel, accountants, agents and employees will hold in strict confidence all documents and information concerning CU and CU Bank so obtained (except to the extent that such documents or information are a matter of public record or require disclosure in the S-4 or Proxy Statement or become publicly available information by reason of applications required to be filed with any governmental agency or regulatory authority to obtain the approvals and consents required to effect the transactions contemplated hereby), and if the transactions contemplated herein are not consummated, such confidence shall be maintained and all such documents shall be returned to CU and CU Bank.

    6.5 NOTICES. CU will promptly notify BHI of any event of which CU or CU Bank obtains knowledge which has had or may reasonably be expected to have a material adverse effect on the business, financial condition, results of operations or prospects of CU or CU Bank or in the event that CU determines that it is or is likely to become unable to fulfill any of the conditions to the performance of BHI's obligations hereunder, as set forth in Articles IX or XI herein.

    6.6 CU SHAREHOLDERS' MEETING. Promptly after the execution of this Agreement, CU will take all action necessary in accordance with applicable law and its Articles of Incorporation and Bylaws to convene a meeting of its shareholders to consider and vote upon this Agreement and the transactions contemplated hereby. The Board of Directors of CU shall, except to the extent it is advised by its outside counsel that to do so could constitute a violation of its fiduciary duties, recommend that CU's shareholders approve this Agreement and the transactions contemplated hereby, and the Board of Directors of CU shall, except to the extent it is advised by its outside counsel that to do so could constitute a violation of its fiduciary duties, use its reasonable best efforts (including if BHI so requests the retention of a proxy solicitation firm and an information agent) to obtain the requisite vote of the holders of CU Stock to approve this Agreement and the transactions contemplated hereby.

    6.7 D&O COVERAGE. If requested to do so by BHI prior to June 30, 1997: CU shall use commercially reasonable efforts to obtain (i) coverage for a period of at least 36 months following the Effective Time for the directors and officers of CU and CU Bank under a directors' and officers' liability insurance policy which is no less protective in terms of coverage or limitations then now possessed by CU covering acts or omissions occurring prior to the Effective Time and actions related to this Agreement and (ii) coverage for a period of at least 36 months following the Effective Time under a bankers' blanket bond which is no less protective in terms of coverage or limitations then now possessed by CU which covers losses incurred prior to the Effective Time and actions related to this Agreement. If no such request is made, BHI shall provide the coverage contemplated by clause (i) of the preceding sentence pursuant to directors' and officers' liability insurance policies maintained by BHI.

    6.8 CERTAIN LOANS AND OTHER EXTENSIONS OF CREDIT. CU Bank will promptly inform BHI of the amounts and categories of any loans, leases or other extensions of credit that have been classified by any bank regulatory authority or by any unit of CU or CU Bank as "Criticized," "Specially Mentioned," "Substandard," "Doubtful," "Loss" or any comparable classification ("Classified Credits"). CU Bank will furnish BHI, as soon as practicable, and in any event within 30 days after the end of each calendar month, schedules, including the following: (a) Classified Credits (including with respect to each credit its classification category; (b) nonaccrual credits; (c) accrual exception credits that are delinquent 90 or more days and have not been placed on nonaccrual status; (d) credits delinquent as to payment of principal or interest, including an aging into 30-89 and 90+ day categories; (e) participating loans and leases, stating, with respect to each, whether it is purchased or sold; (f) loans or leases (including any commitments) by CU or CU Bank to any CU or CU Bank director, officer at or above the senior vice president level, or shareholder holding five percent (5%) or more of the capital stock of CU, including with respect to each such loan or lease the identity and, to the knowledge of CU, the relation of the borrower to CU or CU Bank, and the outstanding and undrawn amounts; (g) letters of credit; (h) loans or leases wholly or partially charged off during the previous month (including with respect to each loan or lease, the originating amount and the write-off amount); and (i) other real estate or assets acquired in satisfaction of debt.

    6.9 TERMINATION OF CU STOCK PLAN. CU will take all steps necessary to cause the CU Stock Plan to be terminated as of or prior to the Effective Time, and for any CU Options eligible for assumption or replacement pursuant to
Section 2.13 and the terms of the BHI Option Plan Amendment, to obtain at the earliest practicable date and prior to the Closing Date a revised stock option contract with each holder of such unexercised options, incorporating such terms as may be necessary in order to make such option contracts consistent with the BHI Option Plan Amendment.

    6.10 COORDINATION OF DIVIDENDS. CU shall coordinate with BHI the declaration of any dividends that may be allowed hereunder in respect of CU and the record date and payment dates relating thereto, it being the intention of the parties that holders of CU Stock shall not receive two dividends, or fail to receive one dividend, for any single calendar quarter with respect to their shares of CU Stock and any shares of BHI Stock any such holder will receive in exchange therefor in the Merger.

    6.11 CERTAIN RESERVES. CU represents, warrants and agrees that neither CU nor CU Bank has applied, and will not apply prior to the Effective Time, any portion of (x) any reserve existing on its books as of December 31, 1996 (other than reserves for loan and lease losses) except with respect to those specific items and in those specific amounts for which the applicable portion of such reserve was created, and except to the extent that the purpose of such reserve no longer exists and is required to be taken into income under generally accepted accounting principles consistently applied in accordance with prior practices of CU;or (y) any reserves for loan and lease losses except for the purposes for which such reserves were created.

                                  ARTICLE VII
                                COVENANTS OF BHI
                      PENDING EFFECTIVE TIME OF THE MERGER

    BHI covenants and agrees with CU as follows:

    7.1 LIMITATION ON BHI'S CONDUCT PRIOR TO EFFECTIVE TIME. Except as contemplated by this Agreement, during the period from the date of this Agreement to the Effective Time, BHI shall not (a) take any action which would reasonably be expected to adversely affect or delay the ability of BHI or CU to obtain any necessary approvals, consents or waivers of any governmental agency or regulatory authority or other parties required for the transactions contemplated by this Agreement or to adversely affect the ability of BHI to perform its covenants or agreements under this Agreement on a timely basis, (b) amend its Articles of Incorporation in any respect that materially and adversely affects the rights and privileges attendant to the BHI Stock, (c) except as required by law, take or cause to be taken any action which would reasonably be expected to prevent the transactions contemplated hereby from qualifying as a reorganization under Section 368 of the Code (provided it is understood and acknowledged that although BHI has no present plan or intention to reacquire from CU's shareholders the shares of BHI Stock to be issued pursuant to the Merger, BHI does intend to repurchase shares of BHI Stock in the open market from time to time before and after the Effective Time, and nothing in this Agreement shall preclude BHI from such open market purchases of BHI Stock), or (d) agree to, or make any commitment to, take any of the actions prohibited by this Section 7.1.

    7.2 AFFIRMATIVE CONDUCT OF BHI PRIOR TO EFFECTIVE TIME. Between the date hereof and the Effective Time, BHI shall:

    (a) duly observe and conform to all lawful requirements applicable to BHI and its subsidiaries that are material to their business on a consolidated basis;

    (b) promptly notify CU of any fact or event that does or could reasonably be expected to cause the BHI Schedules to be incorrect in any material respect as of the date of this Agreement or as of the Closing Date; and

    (c) use commercially reasonable efforts to obtain any requisite third party consent with respect to any contract, agreement, lease, license, amendment, permit or release that is material to the business of BHI on a consolidated basis or that is contemplated or required to be obtained by BHI in connection with the Merger.

    7.3 ACCESS TO INFORMATION. Upon reasonable request by CU, BHI shall (i) make its Chief Financial Officer and General Counsel available to discuss with CU and its representatives BHI's operations and (ii) shall provide CU with written information which is (a) similar to the written information that CU reviewed in connection with this Agreement, and (b) related to BHI's business condition, operations and prospects. No information provided under this Section
7.3 shall constitute a waiver or relinquishment on the part of CU of the right to rely upon the representations and warranties made by BHI herein; provided, that CU shall disclose in writing to BHI any fact or circumstance it may discover which CU believes renders any representation or warranty made by BHI hereunder incorrect in any respect. CU covenants and agrees that it and its representatives, counsel, accountants, agents and employees will hold in strict confidence all documents and information concerning BHI and its subsidiaries so obtained (except to the extent that such documents or information are a matter of public record or require disclosure in the S-4 or Proxy Statement or become publicly available information by reason of any applications required to be filed with any governmental agency or regulatory authority to obtain the approvals and consents required to effect the transactions contemplated hereby), and if the transactions contemplated herein are not consummated, such confidence shall be maintained and all such documents shall be returned to BHI.

    7.4 NOTICES; REPORTS. BHI will promptly notify CU of any event of which BHI obtains knowledge which has had or may reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of BHI and its subsidiaries taken as a whole or in the event that BHI determines that it is or is likely to become unable to fulfill any of the conditions to the performance of CU's obligations hereunder, as set forth in Articles IX or X herein, and BHI will furnish CU as soon as available, all proxy statements, information statements, financial statements, reports, letters and communications sent by BHI to its shareholders or other security holders, and all reports filed by BHI with the SEC.

    7.5 BHI OPTION PLAN AMENDMENT. BHI will take all steps necessary to adopt the BHI Option Plan Amendment, subject to subsequent approval or ratification by BHI's shareholders at BHI's 1998 annual shareholders' meeting, and take any other actions necessary or appropriate to effect the assumption of CU Options contemplated by Section 2.13(a). The Board of Directors of BHI shall recommend that its shareholders approve or ratify the BHI Option Plan Amendment and use its reasonable best efforts to obtain the affirmative vote of the outstanding BHI Stock to approve or ratify the BHI Option Plan Amendment. At or prior to the 1998 annual meeting of BHI's shareholders, BHI shall take all corporate action necessary to reserve for issuance a sufficient number of shares of BHI Stock for delivery upon exercise of CU Options assumed by it in accordance with Section 2.13(a). Within two Business Days following such approval or ratification, BHI shall file a registration statement on Form S-8 (or any successor or other appropriate form) with respect to the CU Stock subject to such CU Options. BHI shall use its reasonable best efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses related thereto) for so long as the CU Options remain outstanding.

                                  ARTICLE VIII
                              ADDITIONAL COVENANTS

    8.1  REGULATORY MATTERS.

    (a) BHI and CU shall promptly prepare and BHI shall file with the SEC the S-4, in which the Proxy Statement will be included as a prospectus. BHI shall use all reasonable efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing, and CU shall promptly thereafter mail the Proxy Statement to its shareholders. BHI shall also use all reasonable efforts to obtain any necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement, and obtain the approval for listing on the NYSE of the shares of BHI Stock to be issued in the Merger. CU shall furnish all information concerning CU and the holders of CU Stock as may be reasonably requested in connection with any such action. Each party shall immediately notify the other party in writing in the event that such party becomes aware that the S-4 or Proxy Statement at any time contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading or that the S-4 or the Proxy Statement otherwise is required to be amended or supplemented, which notice shall specify, in reasonable detail, the circumstances thereof.

    (b) The parties hereto shall cooperate with each other and use reasonable efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and governmental agencies and regulatory authorities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including, without limitation, the Merger) and (subject to Section 11.4) to comply with the terms and conditions of all such permits, consents, approvals, and authorizations and to the extent practicable each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to BHI or CU, as the case may be, and any of their respective subsidiaries which appear in any filing made with, or written materials submitted to, any third party or any governmental authority in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and governmental authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

    (c) BHI and CU shall, upon request, furnish each other with all information concerning themselves, their subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement or the S-4 or any other statement, filing, notice or application made by or on behalf of BHI, CU or any of their respective subsidiaries to any governmental authority in connection with the transactions contemplated by this Agreement.

    (d) BHI and CU shall promptly advise each other upon receiving any communication from any governmental agency or regulatory authority whose consent or approval is required for consummation of the transactions contemplated by this Agreement which causes such party to believe that there is a reasonable likelihood that the approval of any governmental agency or regulatory authority required to consummate the transactions contemplated as this Agreement will not be obtained or that the receipt of any such approval will be materially delayed beyond August 31, 1997.

    8.2  LEGAL CONDITIONS TO MERGER.

    (a) Each of BHI and CU shall, and shall cause each of its subsidiaries to, use its reasonable best efforts (i) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or its subsidiaries with respect to the Merger and, subject to the conditions set forth in Articles IX, X and XI hereof, to consummate the transactions contemplated by this Agreement and (ii) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any governmental agency or regulatory authority which is required to be obtained by CU or BHI or any of their respective subsidiaries in connection with the Merger and the other transactions contemplated by this Agreement, and (subject to Section 11.4) to comply with the terms and conditions of any such consent, authorization, order or approval.

    (b) Each of BHI and CU agrees to use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective, as soon as practicable after the date of this Agreement, the transactions contemplated hereby, including, without limitation, using reasonable efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby and using reasonable efforts to defend any litigation seeking to enjoin, prevent or delay the consummation of the transactions contemplated hereby or seeking material damages.

    8.3 CUSTOMER CALLS. Following regulatory and shareholder approval and prior to the Effective Time, representatives of BHI will be permitted to conduct joint calls, accompanied by representatives of CU Bank, upon such of CU Bank's customers and upon such schedule as are agreed upon between the parties; provided, however, that in the event that either party terminates this Agreement in accordance with the terms hereof, BHI shall not, for a period of one (1) year from the date of the termination of this Agreement contact any customer of CU Bank contacted pursuant to this Section 8.3.

    8.4  CERTAIN FILINGS, CONSENTS AND ARRANGEMENTS.  BHI, CU and CU Bank shall
(a) promptly make any filings and applications required to be filed in order to obtain all requisite approvals, consents and waivers of the FRB, the Superintendent, the Commissioner and any other governmental agencies or regulatory authorities necessary or appropriate for the consummation of the transactions contemplated hereby, (b) cooperate with one another (i) in promptly determining what filings are required to be made or approvals, consents or waivers are required to be obtained under any relevant Federal, state or foreign law or regulation, (ii) in providing the other a reasonable opportunity to review and comment upon the publicly available portions of such filings, and
(iii) in promptly making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such approvals, consents or waivers and (c) deliver to the other copies of publicly available portions of all such filings and applications promptly after they are filed.

    8.5 ADDITIONAL AGREEMENTS; PARTIES. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all commercially reasonable efforts to take promptly, or cause to be taken promptly, all actions and to do promptly or cause to be done promptly, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable, including using commercially reasonable efforts to obtain all necessary actions or nonactions, extensions, waivers, consents and approvals from all applicable governmental authorities, effecting all necessary registrations, applications and filings and obtaining any required contractual consents (including consent to assignment of leases where required) and regulatory approvals.

    8.6 PUBLICITY. The initial press release announcing this Agreement shall be a joint press release or dual press releases, which in either case shall (subject to the proviso in the last sentence of this section) be issued only with the prior approval of the other party as to the content and timing thereof. Thereafter BHI and CU shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and in making any filings with any governmental authority or with any national securities exchange with respect thereto. Neither party shall issue any such press release or public statement concerning the transactions contemplated hereby without the prior approval of the other party, which shall not be unreasonably withheld or delayed; provided that if either party hereto, on the advice of counsel, determines that a disclosure is required by law, it may make such disclosure without the approval of the other party, but only after affording such party a reasonable opportunity to review and comment upon the disclosure.

    8.7 PRE-CLOSING ADJUSTMENTS. At or before the Closing, CU and CU Bank shall make such accounting entries or adjustments, including charge-offs of loans, as BHI shall direct in order to implement its plans for CU Bank following the Closing or to reflect expenses and costs related to the Merger; provided, however, that (a) CU and CU Bank shall not be required to take such actions more than one day prior to the Closing Date or prior to the time BHI agrees in writing that all of the conditions to its obligation to close as set forth in
Article XI have been satisfied or waived, and (b) based upon consultation with counsel and accountants for CU, no such adjustment shall (i) require any filing with any governmental agency or regulatory authority, (ii) violate any law, rule or regulation applicable to CU or CU Bank, or (iii) otherwise materially disadvantage CU or CU Bank if the Merger were not consummated; provided that in any event, no accrual or reserve made by CU or CU Bank pursuant to this Section 8.7, or any litigation or regulatory proceeding arising out of any such accrual or reserve, shall constitute or be deemed to be a breach, violation of or failure to satisfy any representation, warranty, covenant, condition or other provision of this Agreement or otherwise be considered in determining whether any such breach, violation or failure to satisfy shall have occurred. The recording of such adjustments shall not be deemed to imply any misstatement of previously furnished financial statements or information, shall not be construed as concurrence of CU's or CU Bank's management with any such adjustments, and shall not affect the Exchange Ratio or the Per Share Cash Consideration.

    8.8 DIRECTOR RESIGNATIONS. CU shall use reasonable efforts to cause to be delivered to BHI at the Closing, the resignations of all of the directors of CU and CU Bank (other than those directors of CU Bank designated by BHI prior to the Closing Date to remain in office after the Effective Time), to be effective at the Effective Time.

    8.9  [Reserved.]

    8.10  [Reserved.]

    8.11 NOTICES AND COMMUNICATIONS. CU and CU Bank shall, if requested to do so by BHI cooperate with BHI by sending necessary or appropriate customer notifications and communications as drafted by BHI to advise such customers of the impending transaction and of plans following the Effective Time.

    8.12 INSURANCE POLICIES ASSIGNMENT. CU and CU Bank shall make commercially reasonable efforts to obtain consent to partial or complete assignments of any of their insurance policies if requested to do so by BHI, to the extent necessary to maintain the benefits thereof to BHI and to CU Bank after the Merger. CU and CU Bank shall also inform BHI no later than the Closing Date of any material unfiled insurance claims of which they have knowledge and for which they believe coverage exists.

    8.13  AFFILIATES AND FIVE PERCENT SHAREHOLDERS.

    (a) At least 40 days prior to the anticipated Closing Date, CU after consulting with its counsel shall deliver to BHI a letter identifying all Persons who are, at the time this Agreement is submitted for approval to the stockholders of CU, "affiliates" of CU for purposes of Rule 145 under the Securities Act, and CU shall update that letter as of the Closing Date. CU shall use all reasonable efforts to cause each such affiliate to deliver to BHI at or prior to the Closing Date a written "Affiliates" agreement, substantially in the form of Exhibit C.

    (b) Prior to the Closing Date, CU shall use all reasonable efforts to cause each Person or group of Persons who holds five percent (5%) or more of CU's Stock (regardless of whether such Person is an "affiliate") to deliver to the firm delivering the opinion pursuant to Section 9.4 a letter stating that such shareholder(s) have no present intention to dispose of the BHI Stock he or she or they will receive in the Merger, and committing that he, she or they will not dispose of such BHI Stock in such a manner as to cause a violation of the "continuity of shareholder interest" requirements of Treasury Regulation 1.368-1.

    8.14 LETTERS OF CU'S ACCOUNTANTS. CU shall use all reasonable efforts to cause to be delivered to BHI letters of Arthur Andersen, LLP, CU's independent auditors, dated as of the date on which the S-4 shall become effective and as of the Closing Date and addressed to BHI and its directors who sign the S-4, in form and substance reasonably satisfactory to BHI, and in scope and substance consistent with applicable professional standards for letters delivered by independent public accountants in connection with registration statements similar to the S-4.

    8.15 SHAREHOLDERS' AGREEMENT. CU will use all reasonable efforts to cause all of the directors of CU who own CU Stock to execute and deliver to BHI concurrently with execution of this Agreement one or more shareholders' agreements substantially in the form of Exhibit D hereto, committing such Persons, among other things, to vote their shares of CU Stock in favor of the Merger at the CU Shareholders' Meeting held for that purpose, and to comply with certain representations concerning the ownership and disposition of CU Stock.

    8.16 COOPERATION OF CU BANK. CU shall and shall cause CU Bank to cooperate with BHI in all reasonable respects relevant to this Agreement or the transactions contemplated hereby. Any provision of this Agreement requiring CU Bank to take or refrain from taking any action shall be construed as requiring CU to cause CU Bank's compliance therewith.

                                   ARTICLE IX
                       CONDITIONS PRECEDENT TO THE MERGER

    The obligations of each of the parties hereto to consummate the transactions contemplated herein are subject to the satisfaction, on or before the Closing Date, of the following conditions:

    9.1 SHAREHOLDER APPROVAL. The transactions contemplated hereby shall have received all requisite approvals of the shareholders of CU.

    9.2 NO JUDGMENTS OR ORDERS. No judgment, decree, injunction, order or proceeding shall be outstanding by any governmental agency or entity or any regulatory authority or court which prohibits, enjoins or restrains consummation of the Merger or the other transactions contemplated by this Agreement.

    9.3 REGULATORY APPROVALS. To the extent required by applicable law or regulation, there shall have been obtained or granted all approvals, waivers or consents of any governmental agency or regulatory authority, including, without limitation, those of the FRB, necessary for consummation of the Merger and the transactions contemplated hereby, all such approvals, waivers or consents shall remain in full force and effect, and the applicable waiting period under all laws shall have expired. All other statutory or regulatory requirements for the valid completion of the transactions contemplated hereby shall have been satisfied, and there shall be in effect no statute, rule or regulation that prohibits or makes illegal consummation of the Merger.

    9.4 TAX OPINION. BHI and CU shall have received an opinion dated the Closing Date from Carlsmith Ball Wichman Case & Ichiki, counsel to BHI, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, which are consistent with the state of facts existing at the Closing Date, (i) the Merger will qualify as a reorganization under Section 368 of the Code, and (ii) BHI and CU will each be a party to such reorganization within the meaning of Section 368(b) of the Code. The representations which will be required of BHI and of CU in connection with the opinion shall include those set forth in Exhibit E hereto, together with such other representations as may reasonably be requested by such counsel.

    9.5 S-4 AND PROXY STATEMENT. The S-4 shall have become effective under the Securities Act and shall not be subject to any stop order or proceeding seeking a stop order and copies of the Proxy Statement shall have been timely mailed to the shareholders of record of CU on the record date.

    9.6 NYSE LISTING. The shares of BHI Stock issuable to holders of CU Stock upon consummation of the Merger shall have been duly authorized for listing on the NYSE, subject to official notice of issuance.

                                   ARTICLE X
                 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF CU

    All of the obligations of CU to effect the transactions contemplated hereby shall be subject to the satisfaction, on or before the Closing Date, of the following conditions, any of which may be waived in writing by CU:

    10.1 LEGAL OPINION. CU shall have received the opinion of Carlsmith Ball Wichman Case & Ichiki, counsel to BHI, dated as of the Closing Date, in substantially the form required by Exhibit F hereto.

    10.2 REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF COVENANTS. All covenants, terms and conditions of this Agreement to be complied with and performed by BHI at or before the Closing Date shall have been complied with and performed in all material respects; the representations and warranties of BHI contained herein shall have been true and correct in all material respects on and as of the date of this Agreement and on and as of the Closing Date (or on the date when made in the case of a representation or warranty which by its express provisions is made with respect to a date prior to the date of this Agreement), with the same effect as though such representations and warranties had been made on and as of the Closing Date.

    10.3 ABSENCE OF CERTAIN CHANGES. Between the date of this Agreement and the Effective Time, there shall not have occurred any change or event that has had or could reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of BHI and its subsidiaries taken as a whole, whether or not such event, change or effect is reflected in any amendment or supplement to the BHI Schedules delivered after the date of this Agreement.

    10.4 OFFICERS' CERTIFICATE. There shall have been delivered to CU on the Closing Date a certificate executed by the Chief Executive Officer and the Chief Financial Officer of BHI certifying compliance with all of the provisions of Sections 10.2 and 10.3.

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
    10.5 BHI OPTION PLAN AMENDMENT. The Board of Directors of BHI shall have adopted the BHI Option Plan Amendment, subject to subsequent approval or ratification by BHI's shareholders.

                                   ARTICLE XI
                   CONDITIONS PRECEDENT TO OBLIGATIONS OF BHI

    All of the obligations of BHI to effect the transactions contemplated hereby shall be subject to the satisfaction, on or before the Closing Date, of the following conditions, any of which may be waived in writing by BHI:

    11.1 LEGAL OPINION. BHI shall have received the opinion of Sullivan & Cromwell, counsel to CU, or other counsel acceptable to BHI, dated as of the Closing Date, in substantially the form required by Exhibit G hereto.

    11.2 REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF COVENANTS. All the covenants, terms and conditions of this Agreement to be complied with and performed by CU at or before the Closing Date shall have been complied with and performed in all material respects; the representations and warranties of CU contained herein shall have been true and correct in all material respects on and as of the date of this Agreement and on and as of the Closing Date (or on the date when made in the case of a representation or warranty which by its express provisions is made with respect to a date prior to the date of this Agreement), with the same effect as though such representations and warranties had been made on and as of the Closing Date.

    11.3 AUTHORIZATION OF MERGERS. All actions necessary to authorize the execution, delivery and performance of this Agreement and the Agreement of Merger by CU, and the consummation of the transactions contemplated hereby and thereby shall have been duly and validly taken by the Board of Directors and shareholders of CU, as required by applicable law, and CU shall have full power and right to merge pursuant to this Agreement and the Agreement of Merger.

    11.4 ABSENCE OF REGULATORY CONDITIONS. There shall not be any action taken by any governmental entity or agency or regulatory authority in connection with the grant of any approval, waiver or consent referred to in Section 9.3, or any statute, rule, regulation or order enacted, entered, proposed or deemed applicable to the Merger, which does or would impose any condition or restriction upon the Surviving Company or any of its subsidiaries (including CU Bank after the Merger) that BHI reasonably determines in the good faith exercise of its business judgment would be materially burdensome to BHI or any such subsidiary in the context of the transactions contemplated by this Agreement.

    11.5 THIRD PARTY CONSENTS. CU shall have obtained all consents of other parties to its and CU Bank's material mortgages, notes, leases, franchises, agreements, licenses and permits as may be necessary to permit the Merger and the transactions contemplated herein to be consummated without a material default, acceleration, breach or loss of rights or benefits thereunder.

    11.6 ABSENCE OF CERTAIN CHANGES. Between the date of this Agreement and the Effective Time, there shall not have occurred any change or event that has had or could reasonably be expected to have a material adverse effect on the business, financial condition, results of operations of CU and its subsidiaries taken as a whole, whether or not such event, change or effect is reflected in any amendment or supplement to the CU Schedules delivered after the date of this Agreement.

    11.7 OFFICERS' CERTIFICATE. There shall have been delivered to BHI on the Closing Date a certificate executed by the Chief Executive Officer and the Chief Financial Officer of each of CU and CU Bank certifying compliance with all of the provisions of Sections 11.2, 11.3, 11.5 and 11.6.

    11.8 BLUE SKY MATTERS. The issuance of the BHI Stock in the Merger shall have been qualified or registered with the appropriate governmental entity under any applicable state securities or Blue Sky laws, and such qualifications or registrations shall be in effect on the Closing Date, if required by such laws.

    11.9 AFFILIATE AGREEMENTS. Each of those Persons identified by CU pursuant to Section 8.13(a) shall have executed and delivered to BHI agreements acceptable to BHI in substantially the form of Exhibit C.

    11.10 SHAREHOLDER'S AGREEMENTS. The directors of CU shall have executed and delivered to BHI shareholder's agreements acceptable to BHI in substantially the form of Exhibit D.

    11.11 COMFORT LETTERS. BHI and its directors who sign the S-4 shall have received from CU's independent auditors each of the letters contemplated by
Section 8.14.

    11.12 CU STOCK OPTION AGREEMENT. Concurrently with the execution of this Agreement, CU shall have executed and delivered to BHI the CU Stock Option Agreement.

    11.13 RESIGNATIONS. BHI shall have received resignations of all of the directors of CU and CU Bank, other than those directors of CU Bank designated by BHI prior to the Closing Date to remain in office after the Effective Time, which resignations shall be effective as of the Effective Time.

    11.14 PAYMENT OF EXPENSES. At least three Business Days prior to the Closing Date, all attorneys, accountants, investment bankers and other advisors and agents for CU and CU Bank shall have submitted to CU (with a copy to BHI) estimates of their fees and expenses for all services rendered or to be rendered in any respect in connection with the transactions contemplated hereby to the extent not already paid, and based on such estimates, CU shall have prepared and submitted to BHI a summary of such fees and expenses for the transaction. At the Closing Date (i) such advisors shall have submitted their full final bills for such fees and expenses to CU and CU Bank for services rendered and expenses incurred through the fifth Business Day preceding the Closing Date, with a copy to be delivered to BHI, and based on such final bills, CU shall have prepared and submitted to BHI a final calculation of such fees and expenses, (ii) CU and CU Bank shall have accrued and paid the amount of such fees and expenses as calculated above, after BHI has been given an opportunity to review and comment upon all such bills and calculation of such fees and expenses, and (iii) such advisors shall have released BHI from liability for all such fees and expenses. BHI shall not be liable for any such fees and expenses. The foregoing provisions shall not preclude the subsequent payment to any such advisor of fees and expenses incurred between the fifth Business Day preceding the Closing Date and the Effective Time that are reasonably consistent with the good faith estimate submitted by such advisor, and shall not require the release by Montgomery Securities of its rights under its indemnification agreement with CU included in the agreement referred to in Section 4.15.

    11.15 DISSENTERS. Dissenting Shares shall not exceed 10% of the aggregate number of issued and outstanding shares of CU Stock.

    11.16 DEPOSITS. At the close of business on the last day of the month preceding the Effective Time, total deposits (excluding CD Network deposits) of CU Bank, calculated pursuant to regulatory accounting principles and generally accepted accounting principles, shall be no less than $605 million.

    11.17 AUDIT OPINION. CU's independent auditors shall have issued an unqualified opinion with respect to the audited financial statements of CU included in its Report on Form 10-K for the year ended December 31, 1996.

                                  ARTICLE XII
                                EMPLOYEE MATTERS

    12.1 EMPLOYEE BENEFITS. Employee benefits provided to employees of CU Bank following the Effective Time shall, in the aggregate, be substantially equivalent to the employee benefits to which such employees were entitled and which were in effect as of the date hereof. Notwithstanding the foregoing, nothing herein contained shall require BHI or any subsidiary of BHI (including CU Bank after the Merger) to maintain any particular plan, program, policy or arrangement following the Effective Time. BHI will, and will cause CU Bank after the Effective Time to perform its obligations existing as of the

Effective Time under those employee (or former employee) benefit obligations, employment agreements and severance agreements that are listed on Schedule 12.1, each in accordance with its terms.

    12.2 PRIOR SERVICE CREDIT. Employees of CU Bank who become participants in any employee benefit plan, practice or policy of BHI or its subsidiaries shall be given credit thereunder for all service prior to the Effective Time with CU or CU Bank, or any predecessor employer (to the extent such credit was given by CU or its CU Bank), for purposes of eligibility and vesting, for determination of benefits such as vacation and sick leave allowances, and for such other purposes, if any (other than benefit accrual) for which such service is either taken into account or recognized by BHI or its subsidiaries.

    12.3 MANAGEMENT RETENTION AND OTHER AGREEMENTS. CU will make cash payments to Stephen G. Carpenter and David I. Rainer at the Effective Time in the amount of $265,000 and $212,000, respectively. In addition, CU Bank shall at least eight days before the Closing Date enter into (i) agreements in the form attached as Exhibit H with the CU Bank employees listed on Exhibit I, providing for payment to such individuals of the respective amounts set forth on Exhibit I and (ii) an agreement in the form attached as Exhibit J with Patrick Hartman.

    12.4 GRANT OF BHI OPTIONS. Within five (5) Business Days following the Effective Time, BHI shall grant BHI Options pursuant to the BHI Stock Option Plan to those individuals identified as option recipients on Exhibit G (except that no such options shall be issued to any such person who is not an employee of CU Bank at the Effective Time). Each such option shall be for the number of shares of BHI Stock set forth on Exhibit G for such employee, shall conform with the terms and conditions of the BHI Stock Option Plan, and shall be an incentive stock option under Code Section 422 that (a) has an exercise price equal to the fair market value of BHI Stock as of the date of grant; (b) vests upon one (1) year of employment following the date of grant; (c) has a ten (10) year term;
(d) is exercisable for a period of no longer than one (1) year following the death or disability of the optionee; (e) is exercisable for a period of no longer than three (3) months following any other termination of employment by optionee; (f) will be forfeited in the event of termination of employment by optionee for "cause" (within the meaning of the Plan); and (g) will be immediately exercisable in the event of a "change in control" (within the meaning of the Plan) of BHI.

    12.5 PAYMENT OF ACCRUED BONUSES. CU shall be entitled on or prior to the Closing Date to pay employee bonuses accrued in the ordinary course of business through the end of the month immediately preceding the Closing Date pursuant to bonus arrangements which are disclosed on the CU Schedules, in amounts that are consistent with CU's historical compensation practices.

    12.6 INDEMNIFICATION OF DIRECTORS AND OFFICERS. BHI agrees that all rights to indemnification or exculpation existing as of January 31, 1997 in favor of the directors and officers of CU or CU Bank as provided in their respective articles of incorporation, bylaws, or in any indemnification agreements listed and identified as such on the CU Schedules shall, with respect to matters occurring prior to the Effective Time, survive the Merger and continue in full force and effect for a period of six years following the Effective Time.

                                  ARTICLE XIII
                                  TERMINATION

    13.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time of the Merger upon the occurrence of any of the following:

    (a) by the mutual consent of BHI and CU if the Board of Directors of each so determines;

    (b) by BHI or CU, if its Board of Directors so determines, if any governmental authority or regulatory agency (including without limitation the FRB) shall have denied any approval, waiver or consent required for consummation of the Merger and such denial has become final and nonappealable;

    (c) by BHI, if its Board of Directors so determines, if (i) CU's Board of Directors fails to recommend approval of the Agreement to the shareholders of CU or withdraws, revokes or materially modifies its recommendation in a manner adverse to BHI; (ii) the shareholders of CU fail to approve the Agreement at the CU Shareholders' Meeting; or (iii) there occurs a material breach by CU of any representation, warranty or agreement contained herein which is not cured or not curable within thirty (30) days after written notice of such breach is given to CU (but in the case of such event that is curable within such 30-day period, this Agreement shall not be terminated pursuant to this Section 13.1(c) or
Section 13.1(e) unless such 30-day period has first elapsed);

    (d) by CU, if its Board of Directors so determines, in the event of a material breach by BHI of any representation, warranty or agreement contained herein which is not cured or not curable within thirty (30) days after written notice of such breach is given to BHI (but in the case of such event that is curable within such 30-day period this Agreement shall not be terminated pursuant to this Section 13.1(d) or Section 13.1(e) unless such 30-day period has first elapsed);

    (e) by BHI or CU if its Board of Directors so determines, in the event that the Merger is not consummated on or prior to September 30, 1997 (except that such date shall be extended at the request of either party for a period not to exceed ninety (90) days, if as of September 30, 1997, there remain pending any applications for regulatory approvals other than appeals of regulatory approvals which have been denied); provided that a party shall not be entitled to terminate this Agreement pursuant to this Section 13.1(e) if the failure to consummate the Merger by such time is due to the breach of any representation, warranty or agreement in this Agreement by the party seeking to terminate;

    (f) by BHI or CU if its Board of Directors so determines, if any governmental or regulatory authority or agency, or court of competent jurisdiction, shall have issued a final and nonappealable permanent order or injunction enjoining, or otherwise prohibiting the consummation of the Merger and the time for appeal or petition for reconsideration of such order or injunction shall have expired without such appeal or petition being granted;

    (g) by CU, if its Board of Directors so determines, if BOTH: (i) the Closing Price of BHI Stock for any period of ten (10) consecutive trading days prior to the Closing Date is less than $37.71875 AND (ii) for each such day the number obtained by dividing the Closing Price of BHI Stock by $44.375 is less than 85% of the number obtained by dividing the Index Price for that day by 524.05. For purposes of clause (ii), the results of each required calculation shall be rounded to the nearest ten-thousandth. The "Index Price" for any day shall mean the closing price of the Standard & Poor's Bank Index (symbol: BIX);

    (h) by BHI, if (i) CU shall have exercised a right specified in the proviso set forth in Section 6.2(b) with respect to any Alternative Transaction and shall, directly or through agents or representatives, continue discussions with any third party concerning such Alternative Transaction for more than ten (10) Business Days after the date CU was first apprised of such Alternative Transaction; or (ii) a proposal to effect an Alternative Transaction shall have been commenced, publicly announced or communicated to CU which contains a proposal as to price (without regard to the specificity of such price proposal) and CU shall not have rejected such proposal within 10 Business Days of its receipt or the date its existence first becomes publicly disclosed, if earlier; or

    (i) by BHI or CU, if its Board of Directors so determines, if the Closing Price of BHI Stock for any period of ten (10) consecutive trading days prior to the Closing Date is less than $35.50. Neither the Per Share Cash Consideration nor the Exchange Ratio determined pursuant to Section 2.2(a)(i) shall be affected by the absence of a determination by the Board of Directors of BHI or CU to exercise a termination right under this subsection (i).

    13.2 EFFECT OF TERMINATION. If this Agreement is terminated pursuant to this Article XIII, this Agreement shall be void and have no further effect, except that no termination of this Agreement under this Article XIII for any reason or in any manner shall release, or be construed as so releasing, CU or BHI from its or their respective obligations (a) under the CU Stock Option Agreement (termination of which shall be governed by the terms of that agreement), (b) under the last sentence of Section 6.4, the last sentence of Section 7.3, or under Section 14.1 hereof, or (c) from any liability or damage to the other party hereto arising out of in connection with or otherwise relating to, directly or indirectly, said party's intentional breach, default or failure to perform any of its covenants, agreements, duties or obligations arising hereunder.

                                  ARTICLE XIV
                                 MISCELLANEOUS

    14.1 EXPENSES. Each party hereto shall pay its own costs and expenses, including but not limited to those of its attorneys and accountants, in connection with this Agreement and the transactions contemplated hereby.

    14.2 NOTICES. Any notice, request, instruction or other document to be given hereunder by any party hereto to another shall be in writing and delivered personally or by facsimile transmission or sent by registered or certified mail, postage prepaid, with return receipt requested, addressed as follows:

To CU:                              16030 Ventura Boulevard
                                    Encino, California 91436-4487
                                    Attention: Stephen G. Carpenter
                                    Facsimile Number: (818) 907-5024

With copies to:                     Anita Wolman, Esq.
                                    16030 Ventura Boulevard
                                    Encino, California 91436-4487
                                    Facsimile Number: (818) 907-5024

and                                 Sullivan & Cromwell
                                    444 South Flower Street
                                    Los Angeles, CA 90071-2901
                                    Attention: Stanley F. Farrar, Esq.
                                    Facsimile Number: (213) 683-0457

To BHI:                             Bancorp Hawaii, Inc.
                                    130 Merchant Street
                                    Honolulu, Hawaii 96813
                                    Attention: David A. Houle
                                    Facsimile Number: (808) 537-8637

With copies to:                     Joseph T. Kiefer, Esq.
                                    130 Merchant Street
                                    Honolulu, Hawaii 96813
                                    Facsimile Number: (808) 538-4346

and                                 Carlsmith Ball Wichman Case & Ichiki
                                    Pacific Tower, Suite 2200
                                    1001 Bishop Street
                                    Honolulu, Hawaii 96813
                                    Attention: J. Thomas Van Winkle, Esq.
                                    Facsimile Number: (808) 523-0842

    Any such notice, request, instruction or other document shall be deemed received on the date delivered personally or sent by facsimile transmission, or on the fourth Business Day after it was sent by registered or certified mail, postage prepaid. Any of the Persons shown above may change its address for purposes of this Section by giving notice in accordance herewith.

    14.3 SUCCESSORS AND ASSIGNS. All terms and conditions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective transferees, successors and permitted assigns; provided, however, that this Agreement and all rights, privileges, duties and obligations of the parties hereto may not be assigned or delegated by either party hereto without the prior written consent of the other party hereto.

    14.4 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which, taken together, shall constitute one original document.

    14.5 EFFECT OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of CU and BHI contained in this Agreement shall terminate immediately after the Effective Time.

    14.6 THIRD PARTIES. Except for the final sentence of Section 12.1 and Sections 12.3, 12.4 and 12.6, or as provided in Exhibits H and J, this Agreement shall not benefit or create any right or cause of action on the part of any Person other than BHI and CU.

    14.7 SCHEDULES; EXHIBITS; INTEGRATION. Each Schedule, exhibit and letter delivered pursuant to this Agreement shall be in writing and shall constitute a part of the Agreement, although Schedules and letters need not be attached to each copy of this Agreement. This Agreement, together with such Schedules, exhibits and letters, and the CU Stock Option Agreement, constitute the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the parties in connection therewith. The Confidentiality Agreement dated November 22, 1996 between CU and BHI is terminated as of the date of this Agreement, except that the provisions of Section IX.A. shall remain in effect (it being agreed that such provisions shall not apply to any acquisition of securities of CU pursuant to the Stock Option Agreement).

    14.8  KNOWLEDGE; MATERIALITY.

    (a) All references herein to the "knowledge" or "best knowledge" of BHI or of CU shall mean facts and other information which an executive vice president, chief financial officer, controller or senior vice president (and any officer superior to any of the foregoing) of BHI or of CU (and, in the case of CU, of any such officer of CU Bank whether or not knowledge of CU Bank is expressly referred to), knows as a result of the performance of his or her duties, or that such officer or a senior executive officer of a bank or bank holding company similar to such party with similar duties reasonably should know after diligent inquiry.

    (b) All references herein to "material adverse change" or "material adverse effect" shall not include the effect of any change in Federal or state banking laws or regulations or any change in generally accepted accounting principles, in each case affecting depository institutions or depository institution holding companies generally.

    14.9 GOVERNING LAW. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of California (however, not to the exclusion of any applicable Federal law), without regard to California statutes or judicial decisions regarding choice of law questions.

    14.10 SCHEDULES. The Schedules are an integral part of this Agreement, and each Schedule shall be applicable as if set forth in full in the text hereof. In the event there is any absolute unconditional representation contained in this Agreement, said representation shall be modified by any contrary information specifically referring to said representation that is set forth in any Schedule.

    14.11 CAPTIONS. The captions contained in this Agreement are for convenience of reference only and do not form a part of this Agreement and shall not affect the interpretation hereof.

    14.12 SEVERABILITY. If any portion of this Agreement shall be deemed by a court of competent jurisdiction to be unenforceable, the remaining portions shall be valid and enforceable only if, after excluding the portion deemed to be unenforceable, the remaining terms hereof shall provide for the consummation of the transactions contemplated herein without a materially adverse impact on the financial or business benefits to the parties hereto that would otherwise be provided by this Agreement.

    14.13 WAIVER AND MODIFICATION. Prior to the Effective Time, any provision of this Agreement may be waived by the party benefitted by that provision or by both parties. No waiver of any term, provision or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, provision or condition of this Agreement. Except as otherwise required by law, this Agreement, may be modified or amended by action of the Boards of Directors of CU and BHI, without action by their respective shareholders. This Agreement may be modified or amended only by an instrument of equal formality signed by the parties or their duly authorized agents.

    14.14 ATTORNEY'S FEES. In the event either party to this Agreement brings an action or suit against the other party by reason of any breach of any covenant, agreement, representation, warranty or other provision hereof, or any breach by such other party of any duty or obligation created hereunder, the prevailing party, as determined by the court or other body having jurisdiction, shall be entitled to have and recover of and from the losing party, as determined by the court or other body having jurisdiction, all reasonable costs and expenses incurred or sustained by such prevailing party in connection with such suit or action, including, without limitation, reasonable legal fees and court costs (whether or not taxable as such).

    14.15 JURY WAIVER. THE PARTIES HERETO WAIVE TRIAL BY JURY IN ANY MATTER ARISING OUT OF THIS AGREEMENT OR RELATED TO THIS AGREEMENT OR IN CONNECTION WITH ANY TRANSACTION OR MATTER CONTEMPLATED IN THIS AGREEMENT.

    IN WITNESS WHEREOF, the parties to this Agreement have duly executed this Agreement as of the day and year first above written.

                                CU BANCORP

                                By:           /s/ STEPHEN G. CARPENTER
                                     -----------------------------------------
                                             Name: Stephen G. Carpenter
                                                  Title: Chairman

                                BANCORP HAWAII, INC.

                                By:             /s/ JOSEPH T. KIEFER
                                     -----------------------------------------
                                               Name: Joseph T. Kiefer
                                               Title: General Counsel

                                   EXHIBIT A
                          AGREEMENT AND PLAN OF MERGER

    THIS AGREEMENT AND PLAN OF MERGER (the "Merger Agreement") is made and entered into as of the 24th day of February, 1997, by and between CU Bancorp, a California corporation ("CU") and Bancorp Hawaii, Inc., a Hawaii corporation ("BHI"), with reference to the following facts:

                                R E C I T A L S:

    (a) CU is a California corporation duly organized, validly existing and in good standing under the laws of the State of California, with authorized capital of 24,000,000 shares of no par value common stock of which there were 11,358,898 shares issued and outstanding on February 21, 1997, and 10,000,000 shares of serial preferred stock, none of which is outstanding.

    (b) BHI is a corporation duly organized, validly existing and in good standing under the laws of the State of Hawaii with authorized capital of 100,000,000 shares of common stock, $2.00 par value, of which there were 39,750,880 shares issued and outstanding on February 21, 1997, and 20,000,000 shares of preferred stock, none of which are outstanding on the date hereof.

    (c) The respective Boards of Directors of CU and BHI deem it desirable and in the best interests of their respective corporations and stockholders that CU be merged (the "Merger") with and into BHI as provided in this Merger Agreement pursuant to the laws of the States of Hawaii and California and that BHI be the surviving company (the "Surviving Company").

    (d) In connection with the Merger, CU and BHI entered into an Agreement and Plan of Reorganization, dated as of February 24, 1997 (the "Reorganization Agreement").

    NOW THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth and for the purpose of prescribing the terms and conditions of such Merger, the parties hereto agree as follows:

                                   ARTICLE I
                                   THE MERGER

    Upon consummation of the Merger at the Effective Time (as defined in Article VII hereof), CU shall be merged with and into BHI which shall thereupon be the Surviving Company, and the separate corporate existence of CU shall cease.

                                   ARTICLE II
                           ARTICLES OF INCORPORATION

    The Articles of Incorporation of BHI as in effect immediately prior to the Effective Time shall, at and after the Effective Time, continue to be the Articles of Incorporation of the Surviving Company.

                                  ARTICLE III
                                     BYLAWS

    The Bylaws of BHI as in effect immediately prior to the Effective Time shall, at and after the Effective Time, continue to be the Bylaws of the Surviving Company.

                                   ARTICLE IV
                               EFFECTS OF MERGER

    At and after the Effective Time, the Merger will have the effects set forth in the Hawaii Business Corporation Act and the California Corporations Code.

                                   ARTICLE V
                              CONVERSION OF SHARES

    5.1  EFFECTS ON STOCK.  At the Effective Time of the Merger:

    (a) Each share of BHI Stock issued and outstanding immediately prior to the Effective Time shall remain an issued and outstanding share of common stock of the Surviving Company and shall not be converted or otherwise affected by the Merger.

    (b) Subject to Sections 5.1(c), 5.1(d) and 5.3(e), each share of CU Stock issued and outstanding immediately prior to the Effective Time shall, on and after the Effective Time, be automatically canceled and cease to be an issued and outstanding share of CU Stock and shall be converted into the right to receive BHI Stock or cash as provided in Section 5.2(a).

    (c) Each Dissenting Share of CU Stock shall not be converted into or represent a right to receive BHI Stock or cash hereunder unless and until such shares have lost their status as dissenting shares under Chapter 13 of the California Corporations Code, at which time such shares shall be converted either into cash or BHI Stock pursuant to Section 5.5.

    (d) Any shares of CU Stock held by BHI (or any of its wholly owned subsidiaries) or CU (or any of its wholly owned subsidiaries), other than those held in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

    5.2  CONVERSION OF CU STOCK.

    (a) Subject to the other provisions of this Article V, each share of CU stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares and CU Stock described in Section 5.1(d) ) shall, by virtue of the Merger, be converted into the right to receive, at the election of the holder thereof as provided in Section 5.3, either:

        (i) a fraction of a share of BHI Stock equal to the quotient (such quotient, the "Exchange Ratio") of (i) $15.34 divided by (ii) the Average Price of BHI Stock; provided, in the event that the Average Price of BHI Stock shall be more than $51.03125, the Exchange Ratio shall be .3006 and in the event that the Average Price of BHI Stock shall be less than $37.71875, the Exchange Ratio shall be .4067; or

        (ii) cash in the amount of $15.34 (such amount, the "Per Share Cash Consideration").

    (b) At the Effective Time, the stock transfer books of CU shall be closed as to holders of CU Stock immediately prior to the Effective Time and no transfer of CU Stock by any such holder shall thereafter be made or recognized. If, after the Effective Time, certificates are properly presented in accordance with
Section 5.6 of this Merger Agreement to the Exchange Agent, such certificates shall be canceled and exchanged for certificates representing the number of whole shares of BHI Stock, if any, and/or a check representing the amount of cash, if any, into which the CU Stock represented thereby was converted in the Merger, plus any payment for a fractional share of BHI Stock.

    5.3  ELECTION AND PRORATION PROCEDURES.

    (a) ELECTION FORMS AND TYPES OF ELECTION. An election form and other appropriate and customary transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of CU Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent) in such form as BHI and CU shall mutually agree ("Election Form") shall be mailed no less than thirty-five days prior to the anticipated closing date or on such other date as BHI and CU shall mutually agree ("Mailing Date") to each holder of record of CU Stock as of five Business Days prior to the Mailing Date ("Election Form Record Date"). CU shall make available one or more Election Forms as may be reasonably requested by all persons who become holders (or beneficial owners) of CU Stock after the Election Form Record Date and prior to the Election Deadline (as defined herein), and CU shall provide to the Exchange Agent all information reasonably necessary for it to perform its obligations as specified herein. Each Election Form shall permit the holder (or the beneficial owner through appropriate and customary documentation and instructions) to elect (an "Election") to receive either (i) BHI Stock (a "Stock Election") with respect to all of such holder's CU Stock, or (ii) cash (a "Cash Election") with respect to all of such holder's CU Stock, or (iii) a specified number of shares of CU Stock to receive BHI Stock (a "Combination Stock Election") and a specified number of shares of CU Stock to receive cash (a "Combination Cash Election"). Any CU Stock (other than Dissenting Shares) with respect to which the holder (or the beneficial owner, as the case may be) shall not have submitted to the Exchange Agent, an effective, properly completed Election Form received prior to the Election Deadline shall be deemed to be "Undesignated Shares" hereunder.

    (b) PROPER AND TIMELY ELECTION. Any Election shall have been properly made and effective only if the Exchange Agent shall have actually received a properly completed Election Form by 5:00 p.m. on the later of the 30th day following the Mailing Date or the 31st day following the mailing of any notice required by
Section 1301 of the California Corporations Code (or such other time and date as BHI and CU may mutually agree) (the "Election Deadline"). An Election Form shall be deemed properly completed only if an Election is indicated for each share of CU Stock covered by such Election Form and if accompanied by one or more certificates (or customary affidavits and indemnification regarding the loss or destruction of such certificates or the guaranteed delivery of such certificates) representing all shares of CU Stock covered by such Election Form, together with duly executed transmittal materials included in or required by the Election Form. Any Election Form may be revoked or changed by the person submitting such Election Form at or prior to the Election Deadline. In the event an Election Form is revoked prior to the Election Deadline, the shares of CU Stock represented by such Election Form shall automatically become Undesignated Shares unless and until a new Election is properly made with respect to such shares on or before the Election Deadline, and BHI shall cause the certificates representing such shares of CU Stock to be promptly returned without charge to the person submitting the revoked Election Form upon written request to that effect from the holder who submitted such Election Form. Subject to the terms of this Merger Agreement and of the Election Form, the Exchange Agent shall have reasonable discretion to determine whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in the Election Forms, and any decisions of BHI and CU required by the Exchange Agent and made in good faith in determining such matters shall be binding and conclusive. Neither BHI nor the Exchange Agent shall be under any obligation to notify any person of any defect in an Election Form.

    (c) PRORATION. As promptly as practicable but not later than ten calendar days after the Effective Time, BHI shall cause the Exchange Agent to effect the allocation among the holders of CU Stock of rights to receive BHI Stock or cash in the merger in accordance with the Election Forms as follows:

        (i) if the aggregate number of shares of CU Stock as to which Stock Elections and Combination Stock Elections shall have effectively been made exceeds, and is not approximately equal to, 80% of the issued and outstanding shares of CU Stock as of the Effective Time (the "Maximum Stock Amount"), then:

           (A) All Undesignated Shares and Dissenting Shares shall be deemed to have made Cash Elections; and

           (B) the Exchange Agent shall select by lot some or all of the persons who hold of record 100 or less shares of CU Stock who effectively made Stock Elections or Combination Stock Elections and shall treat them for purposes of this Section 5.3(c) as having made a Cash Election, to the extent necessary to reach the Maximum Stock Amount. If the remaining shares of CU Stock as to which Stock Elections and Combination Stock Elections have been effectively made (the

       "Remaining Stock Election Shares") exceeds, and is not approximately equal to, the Maximum Stock Amount, then:

           (C) a stock proration factor (the "Stock Proration Factor") shall be determined by dividing the Maximum Stock Amount by the Remaining Stock Election Shares. Each holder of such Remaining Stock Election Shares shall be entitled to receive in respect thereof:

                (I) the number of shares of BHI Stock equal to the product of
           (x) the Exchange Ratio, multiplied by (y) the number of such Remaining Stock Election Shares held by such holder multiplied by (z) the Stock Proration Factor; and

               (II) cash in an amount equal to the product of (x) the Per Share Cash Consideration, multiplied by (y) the number of Remaining Stock Election Shares held by such holder, multiplied by (z) one minus the Stock Proration Factor.

        (ii) if the aggregate number of shares of CU Stock as to which Stock Elections and Combination Stock Elections shall have effectively been made shall be less than, and not approximately equal to, 60% of the issued and outstanding shares of CU Stock as of the Effective Time (the "Minimum Stock Amount"), then:

           (A) the Exchange Agent shall select by lot some or all of the persons who hold of record Undesignated Shares and shall treat them for purposes of this Section 5.3(c) as having made a Stock Election, to the extent necessary to reach the Minimum Stock Amount. All Undesignated Shares so selected shall be converted into the right to receive BHI Stock (and if it is not necessary to select all Undesignated Shares to reach the Minimum Stock Amount, Undesignated Shares not so selected shall be converted into the right to receive cash). If thereafter the total number of shares of CU Stock as to which Stock Elections and Combination Stock Elections have been effectively made or deemed made is less than, and not approximately equal to, the Minimum Stock Amount, then:

           (B) a cash proration factor (the "Cash Proration Factor") shall be determined by dividing the Minimum Stock Amount (less the shares for which a Stock Election or Combination Stock Election has been effectively made or deemed made) by the total number of shares of CU Stock as to which Cash Elections and Combination Cash Elections have been effectively made (the "Cash Election Shares"). Each holder of such Cash Election Shares shall be entitled to receive in respect thereof:

                (I) cash equal to the product of (x) the Per Share Cash Consideration, multiplied by (y) the number of Cash Election Shares held by such holder, multiplied by (z) one minus the Cash Proration Factor; and

               (II) the number of shares of BHI Stock equal to the product of
           (x) the Exchange Ratio, multiplied by (y) the number of Cash Election Shares held by such holder, multiplied by (z) the Cash Proration Factor.

       (iii) if the aggregate number of shares of CU Stock as to which Stock Elections and Combination Stock Elections shall have effectively been made is approximately equal to or exceeds the Minimum Stock Amount and is also less than or approximately equal to the Maximum Stock Amount, then:

           (A) all Undesignated Shares and Dissenting Shares shall be deemed to have made Cash Elections; and

           (B) each holder of CU Stock who made an effective Stock Election or Combination Stock Election shall be entitled to receive BHI Stock with respect to the number of shares of CU Stock covered by such Stock Election or Combination Stock Election; and

           (C) each holder of CU Stock who made an effective Cash Election or Combination Cash Election shall be entitled to receive cash with respect to the number of shares of such holder's CU Stock covered by such Cash Election or Combination Cash Election.

    (d) CALCULATIONS. The calculations required by Section 5.2(a)(i) shall be prepared by BHI prior to the anticipated Effective Time and shall be set forth in a certificate executed by the Chief Financial Officer of BHI and furnished to CU two Business Days prior to the closing date showing the manner of calculation in reasonable detail, which shall be conclusive absent manifest error. Any calculation of a portion of a share of BHI Stock shall be rounded to the nearest ten-thousandth of a share, and any cash payment shall be rounded to the nearest cent. For purposes of this Section 5.3, the shares of CU Stock for which BHI Stock is to be issued as consideration in the Merger shall be deemed to be "approximately equal" to the Minimum or Maximum Stock Amount if such number is within 25,000 shares (of CU Stock) of such amount.

    (e) NO FRACTIONAL SHARES. Notwithstanding any other provisions of this Merger Agreement, each holder of shares of CU Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of BHI Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of BHI Stock multiplied by the Average Price of BHI Stock. No holder will be entitled to dividends, voting rights or any other rights as a stockholder in respect of any fractional share of BHI Stock.

    5.4 ADJUSTMENTS FOR DILUTION AND OTHER MATTERS. If prior to the Effective Time, (a) CU shall declare a stock dividend or distribution on the CU Stock, or subdivide, split up, reclassify or combine the CU Stock, or declare a dividend, or make a distribution, on the CU Stock, in any security convertible into CU Stock (provided that no such action may be taken by CU without BHI's prior written consent) or (b) the outstanding shares of BHI Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities, in each case as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in BHI's capitalization, then an appropriate adjustment or adjustments will be made to the Exchange Ratio (including the Average Price of BHI Stock and the Average Price of BHI Stock below and above which the Exchange Ratio is a specified amount pursuant to Section 5.2).

    5.5  CONVERSION OF DISSENTING SHARES.

    (a) CU shall give BHI prompt notice upon receipt by CU of any written demands for appraisal rights, withdrawal of such demands, and any other documents received or instruments served pursuant to Chapter 13 of the California Corporations Code and shall give BHI the opportunity to direct all negotiations and proceedings with respect to such demands. CU shall not voluntarily make any payment with respect to any demands for appraisal rights and shall not, except with the prior written consent of BHI, settle or offer to settle such demands. Each holder of CU Stock who becomes entitled, pursuant to provisions of said Chapter 13 of the California Corporations Code, to payment for his or her Dissenting Shares under the provisions of said Chapter shall receive payment therefor directly or indirectly from BHI and such shares of CU Stock shall be canceled.

    (b) If prior to the Election Deadline any shareholder of CU shall fail to perfect, or shall effectively withdraw or lose, his or her rights under Chapter 13 of the California Corporations Code, the Dissenting Shares of such holder shall be treated for purposes of this Article V as any other shares of outstanding CU Stock. If, after the Election Deadline, any holder of CU Stock shall fail to perfect, or shall effectively withdraw or lose, his or her right to appraisal of and payment for his or her Dissenting Shares under Chapter 13 of the California Corporations Code, each Dissenting Share of such holder shall be converted into the right to receive the Per Share Cash Consideration pursuant to this Article V.

    5.6  EXCHANGE PROCEDURES.

    (a) EXCHANGE AGENT. No later than the Effective Time, BHI shall deposit with the Exchange Agent the number of shares of BHI Stock issuable in the Merger and the amount of cash payable in the Merger. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to BHI Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares for the account of the persons entitled thereto.

    (b) EXCHANGE OF CERTIFICATES AND CASH. After completion of the allocation procedure set forth in Section 5.3, each holder of a certificate formerly representing CU Stock (other than Dissenting Shares) who surrenders or has surrendered such certificate (or customary affidavits and indemnification regarding the loss or destruction of such certificate), together with duly executed transmittal materials included in or required by the Election Form, to the Exchange Agent shall, upon acceptance thereof, be entitled to a certificate representing BHI Stock and/or cash to which such holder would otherwise be entitled. The Exchange Agent shall accept such CU certificate upon compliance with such reasonable and customary terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal practices. Until surrendered as contemplated by this Section 5.6, each certificate representing CU Stock shall be deemed from and after the Effective Time to evidence only the right to receive cash and/or BHI Stock, as the case may be, upon such surrender. BHI shall not be obligated to deliver the consideration to which any former holder of CU Stock is entitled as a result of the Merger until such holder surrenders his certificate or certificates representing shares of CU Stock (or customary affidavits and indemnification regarding the loss or destruction of such certificate) for exchange as provided in this Section 5.6. If any certificate for shares of BHI Stock, or any check representing cash and/ or declared but unpaid dividends, is to be issued in a name other than that in which a certificate surrendered for exchange is issued, the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and the person requesting such exchange shall affix any requisite stock transfer tax stamps to the certificate surrendered or provide funds for their purchase or establish to the satisfaction of the Exchange Agent that such taxes are not payable.

    (c) AFFILIATES. Certificates surrendered for exchange by any person constituting an "affiliate" of CU for purposes of Rule 145 under the Securities Act shall not be exchanged for certificates representing whole shares of BHI Stock until BHI has received a written affiliate's agreement from such person.

    5.7 VOTING AND DIVIDENDS. Former shareholders of record of CU shall be entitled to vote after the Effective Time at any meeting of BHI stockholders the number of whole shares of BHI Stock into which their respective shares of CU Stock are converted, regardless of whether such holders have exchanged their certificates representing CU Stock for certificates representing BHI Stock in accordance with the provisions of this Merger Agreement. Until surrendered for exchange in accordance with the provisions of Section 5.6, each certificate theretofore representing shares of CU Stock (other than shares to be canceled pursuant to Section 5.1(d)) shall from and after the Effective Time represent for all purposes only the right to receive shares of BHI Stock, cash in lieu of fractional shares and/or cash, as set forth in this Merger Agreement. No dividends or other distributions declared or made after the Effective Time with respect to BHI Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered certificate of CU Stock with respect to the shares of BHI Stock represented thereby, until the holder of such certificate of CU Stock shall surrender such certificate. Subject to the effect of applicable laws, following surrender of any such certificates of CU Stock for which shares of BHI Stock are to be issued, there shall be paid to the holder of the certificates, without interest, (i) the amount of any cash payable with respect to a fractional share of BHI Stock to which such holder is entitled pursuant to
Section 5.3(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of BHI Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of BHI Stock.

    5.8 NO LIABILITY. Neither BHI, CU nor the Exchange Agent shall be liable to any holder of shares of CU Stock for any shares of BHI Stock (or dividends or distributions with respect thereto) or cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

    5.9 WITHHOLDING RIGHTS. BHI or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Merger Agreement to any holder of shares of CU Stock such amounts as BHI or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by BHI or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Merger Agreement as having been paid to the holder of the shares of CU Stock in respect of which such deduction and withholding was made by BHI or the Exchange Agent.

    5.10  OPTIONS.

    (a) Subject to Sections 5.10(a) through 5.10(d), the unexercised CU Options held by each person who is at the Effective Time an employee of California United Bank ("CU Bank") shall be assumed, or replaced with a comparable substituted option, by the Surviving Company as of the Effective Time. Such assumption shall be accomplished pursuant to the BHI Option Plan Amendment to be adopted prior to the closing date (subject to subsequent approval or ratification by the holders of a majority of the outstanding BHI Stock) and pursuant to new option agreements with each optionee. Each CU Option so assumed or replaced shall at the Effective Time be deemed to be an option (a "Replacement Option") granted by the Surviving Company to acquire BHI Stock. Subject to Section 5.10(d), the per share exercise price for the Replacement Options granted to each optionee shall be equal to the exercise price of such optionee's CU Options which are converted into such Replacement Options divided by the Exchange Ratio, and shall be for such number of shares of BHI Stock as are equal to the product of the Exchange Ratio multiplied by the number of shares of CU Stock subject to such CU Options (except that no option shall be deemed granted by the Surviving Company to acquire a fractional share of BHI Stock). The new option agreements contemplated by this Section 5.10(a) shall be distributed to CU employees who then hold unexercised CU Options no later than 20 calendar days prior to the anticipated closing date, which new option agreements as executed by the employees must be returned to BHI no later than 10 calendar days prior to the anticipated closing date in order for such assumption or replacement to be effective.

    (b) Assumption of such CU Options shall be contingent upon (i) the Closing,
(ii) the execution prior to the closing date by the particular optionee, BHI and CU of a new option agreement providing for the assumption or replacement of such optionee's unexercised CU Options and (iii) the employment by CU Bank of the optionee at the Effective Time.

    (c) To the extent that the assumption or replacement of a CU Option by the Surviving Company would result in the issuance of an option to purchase a fractional share of BHI Stock, such fractional share option shall be canceled, and the aggregate exercise price of the optionee's Replacement Options shall be reduced by the proportionate amount of the aggregate exercise price attributable to the fractional share.

    (d) The assumption or replacement by the Surviving Company of CU Options pursuant to the BHI Option Plan Amendment and the new option agreements shall (unless otherwise agreed by BHI and CU) be subject to the following limitations:

        (i) The excess of the aggregate fair market value of the shares of BHI Stock subject to a Replacement Option immediately after the assumption over the aggregate option exercise price for such shares of BHI Stock shall not be greater than the excess of the aggregate fair market value of the shares subject to the CU Option immediately before the assumption over the aggregate option exercise price for such shares of CU Stock.

        (ii) For any option, on a share by share comparison, the ratio of the option exercise price to the fair market value of the BHI Stock subject to the Replacement Option immediately after the assumption shall not be more favorable to the optionee than the ratio of the CU Option exercise price to the fair market value of the CU Stock subject to the option immediately before the assumption.

       (iii) The optionee shall not receive additional benefits under the Replacement Option which he did not have under the CU Option.

        (iv) Replacement Options shall not be exercisable prior to the date ("Ratification Date") on which the BHI Option Plan Amendment is approved or ratified by the holders of a majority of the outstanding shares of BHI Stock. However, in the event that the exercise period for a Replacement Option would otherwise expire during the period from the Effective Time through the Ratification Date (including expiration of the exercise period following termination of employment), such Replacement Option shall be deemed to be a nonqualified stock option not described in Code Section 422 (if not otherwise already designated a nonqualified stock option) and the exercise period for such Replacement Option shall be extended to the date that is 90 days following the Ratification Date.

    (e) Each CU Option issued pursuant to the CU Stock Plan that is outstanding and unexercised at the Effective Time and that is not assumed or replaced pursuant to Sections 5.10(a) to 5.10(d) (including any such CU Option as to which an optionee has executed a new option agreement as contemplated by Section 5.10(b) but has ceased to be an employee of CU Bank at the Effective Time) shall automatically terminate at the Effective Time.

    (f) If approval or ratification of BHI's shareholders is not received on or prior to June 30, 1998, each Replacement Option shall be void, and BHI shall pay the holder thereof the amount provided by this Section 5.10(f), which amount shall be calculated by reference to the Closing Price of BHI Stock on the earlier of the date of disapproval or June 30, 1998 (the "Determination Date"), and paid within five (5) Business Days thereafter in cash or cash equivalent or, at the election of BHI in its sole discretion, by delivery of such number of shares of BHI Stock as equals the amount to be paid hereunder divided by the Closing Price of BHI Stock on the Determination Date, rounded down to a whole share, plus cash for any fractional share. Any payment required by this Section 5.10(f) shall be in an amount equal to difference between (a) the product of the number of shares of BHI Stock covered by such optionee's Replacement Options multiplied by the Closing Price of BHI Stock on the relevant date, less (b) the aggregate exercise price for all such Replacement Options held by the optionee.

    (g) Except for CU Options assumed as provided herein: (i) CU shall cause the CU Stock Plan and any other plan, program or arrangement pursuant to which CU is or may be required to issue CU Stock or compensation based on CU Stock, and all rights thereunder to purchase shares of CU Stock or BHI Stock, to be terminated as of the Effective Time, and (ii) CU shall ensure that following the Effective Time no holder of CU Options or any participant in any CU Stock Plan shall have any right thereunder to acquire any equity securities of CU or of BHI.

    (h) Each BHI Option issued and outstanding immediately prior to the Effective Time shall not be affected by the Merger.

                                   ARTICLE VI
                                 FURTHER ACTION

    The parties hereto shall execute and deliver, or cause to be executed and delivered, all such deeds and other instruments, and will take or cause to be taken all further or other action as they may deem necessary or desirable, in order to vest in and confirm to the Surviving Company title to and possession of all of CU's and BHI's property, rights, privileges, powers and franchises hereunder, and otherwise to carry out the intent and purposes of this Merger Agreement.

                                  ARTICLE VII
                                 EFFECTIVE TIME

    The Merger will become effective at the date and time of filing of Articles of Merger and this Merger Agreement with the Director of the Department of Commerce and Consumer Affairs of the State of Hawaii (or such later date and time as may be agreed by the parties and set forth in the Articles of Merger). Such date and time is referred to herein as the "Effective Time."

                                  ARTICLE VIII
                             SUCCESSORS AND ASSIGNS

    This Merger Agreement shall be binding upon and enforceable by the parties hereto and their respective successors, assigns and transferees, but this Merger Agreement may not be assigned by either party without the written consent of the other.

                                   ARTICLE IX
                                 GOVERNING LAW

    The laws of the State of California (other than those pertaining to choice of law) shall govern the validity and interpretation of this Merger Agreement and the performance by the parties hereto.

                                   ARTICLE X
                                  TERMINATION

    This Merger Agreement may, by the mutual consent and action of the Boards of Directors of CU and BHI, be abandoned at any time before or after approval thereof by the shareholders of CU, but not later than the filing of the documents referred to in Article VII of this Merger Agreement.

                                   ARTICLE XI
                              CERTAIN DEFINITIONS

    Except as otherwise expressly provided for in this Merger Agreement, or unless the context otherwise requires, as used throughout this Merger Agreement the following terms shall have the respective meanings specified below:

    (a) "Average Price of BHI Stock" means the average of the Closing Price of BHI Stock for the 20 consecutive trading days ending on the third trading day immediately prior to the Closing Date (subject to adjustment as provided below). The term "trading day" shall mean a day on which trading generally takes place on the New York Stock Exchange and on which trading in BHI Stock has not been halted or suspended. In the event BHI pays, declares or otherwise effects a stock split, reverse stock split, reclassification or stock dividend or distribution with respect to the BHI Stock between the date of this Merger Agreement and the Effective Time, appropriate adjustments will be made to the Average Price of BHI Stock.

    (b) "BHI Option Plan Amendment" means the amendment to the BHI Stock Option Plan contemplated by Section 5.10.

    (c) "BHI Options" means options to purchase BHI Stock granted by BHI.

    (d) "BHI Stock" means the common stock, $2.00 par value, of BHI.

    (e) "BHI Stock Option Plan" means the Bancorp Hawaii, Inc. Stock Option Plan of 1994.

    (f) "Business Day" means any day other than Saturday, Sunday or a day on which commercial banks in either of California or Hawaii are authorized or required to be closed.

    (g) "Closing Price of BHI Stock" means the closing price of BHI Stock on the New York Stock Exchange as reported in The Wall Street Journal.

    (h) "CU Option Plan" means, collectively, each plan included in the CU Stock Plan that provides for the issuance of options to acquire CU Stock.

    (i) "CU Options" means options, rights or warrants to purchase CU Stock granted by CU (other than the CU Stock Option Agreement).

    (j) "CU Stock" means the common stock, no par value, of CU (including certificates representing securities of any predecessor entitled to be converted into or exchanged for certificates for CU common stock).

    (k) "CU Stock Option Agreement" or "Stock Option Agreement" means the Stock Option Agreement entered into between CU and BHI dated February 24, 1997.

    (l) "CU Stock Plan" means, collectively, the following CU plans: (i) the 1983 Employee Stock Option Plan, (ii) 1985 Employee Stock Option Plan, (iii) 1987 Special Stock Option Plan, (iv) 1993 Employee Stock Option Plan, (v) 1994 Non-Employee Director Stock Option Plan, (vi) 1995 Restricted Stock Plan, (vii) 1996 Non-Employee Director Stock Option Plan, (viii) 1996 Employee Stock Option Plan, (ix) 1996 Restricted Stock Plan, and (x) the CU Bancorp 1996 Conversion Option Plan.

    (m) "Dissenting Shares" means any shares of CU Stock issued and outstanding immediately prior to the Effective Time of the Merger that are "dissenting shares" as that term is defined in Section 1300(b) of the California Corporations Code.

    (n) "Exchange Agent" means the financial institution appointed by BHI, with the consent of CU, to effect the exchange contemplated by Article V hereof.

    IN WITNESS WHEREOF, CU and BHI, pursuant to the approval and authority duly given by resolution of their respective Boards of Directors, have caused this Merger Agreement to be signed by their respective officers as of the day and year first above written.

                                CU BANCORP

                                By:           /s/ STEPHEN G. CARPENTER
                                     -----------------------------------------
                                                Stephen G. Carpenter
                                Title:    CHAIRMAN AND CHIEF EXECUTIVE
                                OFFICER

                                By:             /s/ ANITA Y. WOLMAN
                                     -----------------------------------------
                                                  Anita Y. Wolman
                                Title:            CORPORATE
                                SECRETARY

                                BANCORP HAWAII, INC.

                                By:              /s/ DAVID A. HOULE
                                     -----------------------------------------
                                                   David A. Houle
                                Title:           SENIOR VICE
                                PRESIDENT

                                By:              /s/ CORI C. WESTON
                                     -----------------------------------------
                                                   Cori C. Weston
                                Title:
                                                SECRETARY

                                   EXHIBIT B
                             STOCK OPTION AGREEMENT

                            ------------------------

                  SEE APPENDIX B TO PROXY STATEMENT/PROSPECTUS

                                   EXHIBIT C
                             AFFILIATE'S AGREEMENT
                               ____________,1997

Ladies and Gentlemen:

    Reference is made to the Agreement and Plan of Reorganization, dated as of
        , 1997 (the "Merger Agreement"), by and between Bancorp Hawaii, Inc. ("BHI") and CU Bancorp ("CU"), which Merger Agreement provides for the merger of CU with and into BHI (the "Merger") in a transaction in which, among other things, shares of common stock, without par value, of CU ("CU Common Stock") will be exchanged and converted into the right to receive shares of common stock, $2.00 par value, of BHI ("BHI Common Stock") and/or cash, as more fully provided therein.

    I have been informed that the Merger constitutes a transaction covered by Rule 145 under the Securities Act of 1933, as amended (the "Securities Act"); that I may be deemed to be an "affiliate" of CU within the meaning of Rule 145; and that, accordingly, the shares of BHI Common Stock which I may acquire in connection with the Merger may only be disposed of in conformity with the provisions hereof.

    The capitalized terms used and not defined herein shall have the meanings set forth in the Merger Agreement.

    1.  Provided the Merger occurs on or before        , I, after inquiry of any
agent with discretionary power to transfer my shares of CU Common Stock, represent, warrant and agree as follows:

        a. I have full power to execute this Affiliate's Agreement and to make the representations, warranties and agreements herein, and to perform my obligations hereunder.

        b. I am currently the owner of that number of shares of CU Common Stock set forth in Appendix A hereto (the "CU Shares") and have held the CU Shares at all times since January 1, 1997 unless otherwise set forth in Appendix A.

        c. I will not pledge or otherwise encumber, nor sell, assign, transfer or otherwise dispose of or reduce my risk of ownership or investment in, any of the CU Shares, except (i) with the prior written consent of BHI (which shall not be unreasonably withheld); or (ii) pursuant to the Merger.

        d. I will not sell, transfer or dispose of any shares of BHI Common Stock which I may acquire in connection with the Merger or any securities which may be paid as a dividend or otherwise distributed thereon or with respect thereto or issued or delivered in exchange or substitution therefor (all such shares and other securities herein sometimes collectively referred to as "Restricted Securities"), or any option, right or other interest with respect to any Restricted Securities, unless such sale, transfer or disposition is effected (i) pursuant to an exemption from the registration requirements of the Securities Act as provided in Section 3 hereof, or (ii) pursuant to an effective registration statement under, and in compliance with, the Securities Act (provided that I may make bona fide gifts or distributions without consideration so long as the recipients thereof agree not to sell, transfer or otherwise dispose of the BHI Common Stock except as provided herein).

        e. I have no present plan or intent to engage in a sale, exchange, transfer, redemption or reduction in any way of my risk of ownership by short sale or otherwise, or other disposition, directly or indirectly (such actions being collectively referred to as a "Sale") of BHI Common Stock to be received by me pursuant to the Merger.

        f. I have not engaged in a Sale of any shares of CU Stock at any time since January 1, 1997 except as otherwise set forth in Appendix A.

        g. I have no present plan or intent to (i) engage in a Sale of my CU Shares (other than in exchange for BHI Common Stock pursuant to the Merger), or (ii) exercise dissenters' rights in connection with the Merger.

        h. The representations contained herein shall be true and correct at all times from the date hereof through the date the Merger is consummated.

        i. I have consulted such legal and financial counsel as I have deemed appropriate in connection with the execution of this Affiliate's Agreement.

    2. I understand that BHI is under no obligation to register the sale, transfer or other disposition of the Restricted Securities by me or on my behalf under the Securities Act or to take any other action necessary in order to make available an exemption from registration requirements of the Securities Act.

    3. BHI acknowledges that the provisions of Section 1(d) of this Affiliate's Agreement will be satisfied as to any sale by me of Restricted Securities pursuant to Rule 145(d) under the Securities Act, as evidenced by a broker's letter stating that the requirements of Rule 145 have been met; provided, however, that if counsel for BHI reasonably believes that the provisions of Rule 145 have not been complied with, or if requested by BHI in connection with a proposed disposition, I shall furnish to BHI a copy of a "no action" letter or other communication from the staff of the SEC or an opinion of counsel in form and substance satisfactory to BHI and its counsel, to the effect that the applicable provisions of paragraphs (c), (e), (f) and (g) of Rule 144 under the Securities Act have been complied with or that the disposition may be otherwise effected in the manner requested in compliance with the Securities Act.

    4. I also understand that stop transfer instructions will be given to BHI's transfer agent with respect to the Restricted Securities and that there will be placed on the certificates evidencing the Restricted Securities, or any substitutions therefor, a legend stating in substance:

    "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), APPLIES AND MAY ONLY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE REGISTERED HOLDER HEREOF AND BANCORP HAWAII, INC., A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF BANCORP HAWAII, INC."

    BHI agrees that such stop transfer instructions and legend will be promptly removed if the provisions of Section 3 are complied with, and further, after the expiration of 12 months from the Effective Date of the Merger, upon request, BHI will remove the portion of the legend related to this Agreement.

    5. This Affiliate's Agreement shall be binding upon and enforceable against my administrators, executors, representatives, heirs, legatees and devisees and any pledgee holding the Restricted Securities as collateral.

    6. In the event any of the parties to this Agreement brings an action or suit against any other party by reason of any breach of any covenant, agreement, representation, warranty or other provision hereof, or any breach of any duty or obligation created hereunder by such other party, the prevailing party, as determined by the court or other body having jurisdiction, shall be entitled to have and recover of and from the losing party, as determined by the court or other body having jurisdiction, all reasonable costs and expenses incurred or sustained by such prevailing party in connection with such suit or action, including, without limitation, legal fees and court costs (whether or not taxable as such).

    7. THE PARTIES HERETO WAIVE TRIAL BY JURY IN ANY MATTER ARISING OUT OF THIS AGREEMENT OR RELATED TO THIS AGREEMENT OR IN CONNECTION WITH ANY TRANSACTION OR MATTER CONTEMPLATED IN THIS AGREEMENT.

    IN WITNESS WHEREOF, I have executed the foregoing Affiliate's Agreement
this    day of        , 1997.

                                               Very truly yours,

                                               By:
                                               Name:
                                               Title:
                                                                                   AFFILIATE

Agreed to and accepted:

BANCORP HAWAII, INC.

By:

Title:

By:

Title:

                                SPOUSAL CONSENT

    I am the spouse of the Affiliate in the above Agreement. I understand that I may consult independent legal counsel as to the effect of this Agreement and the consequences of my execution of this Agreement and, to the extent I felt it necessary, I have discussed it with legal counsel. I hereby confirm this Agreement and agree that it shall bind my interest in the Shares, if any.

---------------------------------------------
(Affiliate's Spouse's Name)

                      APPENDIX A TO AFFILIATE'S AGREEMENT

                            DATED             , 1997

                            ------------------------

                               NAME OF AFFILIATE

Shares Held as of

Number of Shares of CU Common Stock as to
which the Affiliate had sole or shared voting
or dispositive power as of the above date
including the number of shares which such
person had the right to acquire as of such     Common Shares    Issuable Upon  Total Common
date                                           Owned            Conversion     Equivalent
---------------------------------------------  ---------------  -------------  -------------

                                   EXHIBIT D
                            SHAREHOLDER'S AGREEMENT

    This SHAREHOLDER'S AGREEMENT (this "Agreement"), dated as of February 24, 1997, is entered into among Bancorp Hawaii, Inc., a Hawaii corporation ("BHI"),
            (the "Shareholder"), and CU Bancorp, a California corporation
("CU").

                                R E C I T A L S

    A. BHI and CU entered into that certain Agreement and Plan of Reorganization dated as of February 24, 1997 (the "Reorganization Agreement").

    B. The Shareholder is a beneficial shareholder of shares of common stock, no par value, of CU (the "CU Stock").

    C.  The Shareholder is a director of CU.

    D. Unless otherwise provided in this Agreement, capitalized terms shall have the meanings ascribed to such terms in the Reorganization Agreement.

    NOW, THEREFORE, in consideration of the premises and of the respective representations, warranties and covenants, agreements and conditions contained herein and in the Reorganization Agreement, and intending to be legally bound hereby, the parties agree as follows:

                                   ARTICLE I
                            SHAREHOLDER'S AGREEMENT

    1.1 AGREEMENT TO VOTE. At any meeting of shareholders of CU to approve the Reorganization Agreement, the Merger and the transactions contemplated thereby (the "CU Shareholders' Meeting"), Shareholder shall vote or cause to be voted in favor of, and to approve, the Reorganization Agreement, the Merger and the transactions contemplated thereby, all of the shares of CU Stock as to which Shareholder has sole or shared voting power (the "Shares"). Shareholder further agrees to vote or cause to be voted all the Shares, except with the prior written consent of BHI, against the following actions (other than the Merger and the transactions contemplated by the Reorganization Agreement): (a) any extraordinary corporate transactions, such as a merger, consolidation or other business combination involving CU or its subsidiaries; (b) any sale, lease or transfer of a material amount of the assets of CU or its subsidiaries; (c) any change in the majority of the board of directors of CU; (d) any material change in the present capitalization of CU; (e) any amendment of CU's Articles of Incorporation; (f) any other material change in CU's corporate structure or business; or (g) any other action which is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or materially adversely affect the contemplated economic benefits to BHI of the Merger or the transactions contemplated by the Reorganization Agreement or the CU Stock Option Agreement.

    1.2 LEGEND. The Shareholder agrees that the following legend may be stamped, printed or typed on the face of his certificates of CU Stock evidencing the Shares:

    "THE VOTING, SALE, ASSIGNMENT, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER ENCUMBRANCE OR DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO A SHAREHOLDER'S AGREEMENT DATED AS OF THE 24TH DAY OF FEBRUARY, 1997 BY AND BETWEEN BANCORP HAWAII, INC. AND (THE RECORD OWNER HEREOF), COPIES OF WHICH ARE ON FILE AT THE OFFICES OF BANCORP HAWAII, INC."

CU agrees to issue stop transfer instructions to CU's transfer agent with respect to Shareholder's CU Stock, to maintain such instructions in effect until termination of this Agreement, and to use its reasonable best efforts to prevent a transfer of Shareholder's CU Stock contrary to the terms of this Agreement.

    1.3 RESTRICTIONS ON DISPOSITIONS. The Shareholder agrees that, from and after the date of this Agreement and during the term of this Agreement, the Shareholder will not take any action that will alter or affect in any way the right to vote the Shares, except (i) with the prior written consent of BHI or
(ii) to change such right from that of a shared right of the Shareholder to vote the Shares to a sole right of the Shareholder to vote the Shares. The Shareholder agrees that he will not pledge or otherwise encumber, nor sell, assign, transfer or otherwise dispose of or reduce his risk of ownership or investment in, any of the Shares currently owned or acquired by such Shareholder after the date of this Agreement, except (i) with the prior written consent of BHI (which shall not be unreasonably withheld); (ii) pursuant to the Merger; or
(iii) for any Shares acquired by Shareholder after the record date for the CU Shareholders' Meeting upon exercise of options presently held by Shareholder.

    1.4 COOPERATION. Shareholder agrees that he/she will not directly or indirectly solicit any inquiries or proposals from any person relating to any proposal or transaction for the disposition of the business or assets of CU or any of its subsidiaries, or the acquisition of voting securities of CU or any subsidiary of CU or any business combination between CU or any subsidiary of CU and any person other than BHI.

                                   ARTICLE II
                 REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER

    The Shareholder represents and warrants to BHI that the statements set forth below are true and correct as of the date of this Agreement, except those that are specifically as of a different date:

    2.1  OWNERSHIP AND RELATED MATTERS.

    (a) Schedule 2.1(a) hereto correctly sets forth the number of Shares beneficially owned by Shareholder and the nature of Shareholder's voting power with respect thereto. The Shareholder has good title to all of the Shares indicated as owned by such Shareholder in the capacity set forth on Schedule 2.1(a), and such Shares are so owned free and clear of any liens, security interest, charges or other encumbrances, except as set forth in such Schedule 2.1(a). Within five Business Days after the record date for the CU Shareholder's Meeting (the "Record Date"), the Shareholder shall amend said Schedule 2.1(a) to correctly reflect the number of Shares and the nature of Shareholder's voting power with respect thereto as of the Record Date.

    (b) There are no proxies, voting trusts or other agreements or understandings to or by which the Shareholder or the Shareholder's spouse is a party or bound or that expressly requires that any of the Shares be voted in any specific manner other than as provided in this Agreement.

    2.2 AUTHORIZATION AND BINDING AGREEMENT. The Shareholder has the legal right, power, capacity and authority to execute, deliver and perform this Agreement, and this Agreement is the valid and binding obligation of the Shareholder enforceable in accordance with its terms, except as the enforcement thereof may be limited by general principles of equity.

    2.3 NON-CONTRAVENTION. The execution, delivery and performance of this Agreement by the Shareholder will not (a) conflict with or result in the breach of, or default or actual or potential loss of any benefit under, any provision of any agreement, instrument or obligation to which the Shareholder or the Shareholder's spouse is a party or by which any of Shareholder's properties or the Shareholder's spouse's properties are bound, or give any other party to any such agreement, instrument or obligation a right to terminate or modify any term thereof; (b) require the consent or approval of any third party; (c) result in the creation or imposition of any lien, mortgage or encumbrance on any of the Shares or any other assets of the Shareholder or the Shareholder's spouse; or
(d) violate any law, rule or regulation to which the Shareholder or the Shareholder's spouse is subject.

                                  ARTICLE III
                                    GENERAL

    3.1 AMENDMENTS. To the fullest extent permitted by law, this Agreement and any schedule or exhibit attached hereto may be amended by agreement in writing of the parties hereto at any time.

    3.2 INTEGRATION. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof and (except for other documents to be executed pursuant to the Reorganization Agreement) supersedes all prior agreements and understandings of the parties in connection therewith.

    3.3 SPECIFIC PERFORMANCE. The Shareholder and BHI each expressly acknowledge that, in view of the uniqueness of the obligations of the Shareholder contemplated hereby, BHI would not have an adequate remedy at law for money damages in the event that this Agreement has not been performed by the Shareholder in accordance with its terms, and therefore the Shareholder and BHI agree that BHI shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which it may be entitled at law or in equity.

    3.4 TERMINATION. This Agreement shall terminate automatically without further action at the earlier of the Effective Time of the Merger (as defined in the Reorganization Agreement) or the termination of the Reorganization Agreement in accordance with its terms (except that the obligation set forth in clause (g) of the last sentence of Section 1.1 shall survive until the CU Stock Option Agreement has terminated or been fully performed). Upon such termination of this Agreement, the respective obligations of the parties hereto shall immediately become void and have no further force and effect.

    3.5 NO ASSIGNMENT. Neither this Agreement nor any rights, duties or obligations hereunder shall be assignable by BHI or the Shareholder, in whole or in part. Any attempted assignment in violation of this prohibition shall be null and void. Subject to the foregoing, all of the terms and provisions hereof shall be binding upon, and inure to the benefit of, the successors of the parties hereto.

    3.6 HEADINGS. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

    3.7 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each party hereto and delivered to each party hereto.

    3.8 NOTICES. Any notice or communication required or permitted hereunder, shall be deemed to have been given if in writing and (a) delivered in person,
(b) delivered by confirmed facsimile transmission (c) sent by overnight carrier, postage prepaid with return receipt requested or (d) mailed by certified or registered mail, postage prepaid with return receipt requested, addressed as follows:

If to BHI, addressed to:

    Bancorp Hawaii, Inc.
    111 S. King Street
    Honolulu, HI 96813
    Attn: David A. Houle

    Fax. No. (808) 537-8637

With a copy addressed to:

    Carlsmith Ball Wichman Case & Ichiki
    2200 Pacific Tower
    1001 Bishop Street
    Honolulu, HI 96813
    Attn: J. Thomas Van Winkle, Esq.

    Fax. No. (808) 523-0842

If to Shareholder, addressed to:

    ----------------------------
    ----------------------------
    ----------------------------

With a copy addressed to:

    CU Bancorp
    16030 Ventura Blvd.
    Encino, CA 91436
    Attn: Anita Y. Wolman, Esq.

    Fax No. (818) 907-5024

or at such other address and to the attention of such other person as a party may notice to the others in accordance with this Section 3.8. Any such notice or communication shall be deemed received on the date delivered personally or delivered by confirmed facsimile transmission, on the first Business Day after it was sent by overnight carrier, postage prepaid with return receipt requested or on the fourth Business Day after it was sent by certified or registered mail, postage prepaid with return receipt requested.

    3.9 GOVERNING LAW. This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of California applicable to contracts between California parties made and performed in such State.

    3.10 SEVERABILITY AND THE LIKE. If any provision of this Agreement shall be held by a court of competent jurisdiction to be unreasonable as to duration, activity or subject, it shall be deemed to extend only over the maximum duration, range of activities or subjects as to which such provision shall be valid and enforceable under applicable law. If any provisions shall, for any reason, be held by a court of competent jurisdiction to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

    3.11 EXPENSES. Each party hereto shall pay its own costs and expenses, including, but not limited to, those of its attorneys and accountants, in connection with this Agreement and transactions covered and contemplated hereby.

    3.12 WAIVER OF BREACH. Any failure or delay by BHI in enforcing any provision of his Agreement shall not operate as a waiver thereof. The waiver by BHI of a breach of any provision of this Agreement by the Shareholder shall not operate or be construed as a waiver of any subsequent breach or violation thereof. All waivers shall be in writing and signed by the party to be bound.

    3.13 ATTORNEYS' FEES. In the event either of the parties to this Agreement brings an action or suit against any other party by reason of any breach of any covenant, agreement, representation, warranty or other provision hereof, or any breach by such other party of any duty or obligation created hereunder, the prevailing party in whose favor final judgment is entered shall be entitled to have and recover of and from the losing party all reasonable costs and expenses incurred or sustained by such prevailing party in connection with such suit or action, including without limitation, legal fees and court costs (whether or not taxable as such).

    3.14 JURY WAIVER. THE PARTIES HERETO AGREE TO WAIVE TRIAL BY JURY IN ANY DISPUTE OVER THIS AGREEMENT OR RELATED THERETO IN ANY MANNER.

    IN WITNESS WHEREOF, the parties to this Agreement have duly executed this Agreement as of the day and year first above written.

BANCORP HAWAII, INC.                          CU BANCORP

By:                                           By:
   ---------------------------------------    ----------------------------------------
   Title: General Counsel                     Title:

                                              By:
                                              ----------------------------------------
                                              Title:

SHAREHOLDER
-------------------------------------------
Name:

                                SPOUSAL CONSENT

    I am the spouse of the Shareholder in the above Agreement. I understand that I may consult independent legal counsel as to the effect of this Agreement and the consequences of my execution of this Agreement and, to the extent I felt it necessary, I have discussed it with legal counsel. I hereby confirm this Agreement and agree that it shall bind my interest in the Shares, if any.

-------------------------------------------
(Shareholder's Spouse's Name)

                   SCHEDULE 2.1(A) TO SHAREHOLDER'S AGREEMENT
                         Dated                  , 1997
                  -------------------------------------------
                              Name of Shareholder

    Shares Held as of

NUMBER OF SHARES OF CU COMMON STOCK AS TO WHICH THE SHAREHOLDER
HAD SOLE OR SHARED VOTING OR DISPOSITIVE POWER AS OF THE ABOVE
DATE INCLUDING THE NUMBER OF SHARES WHICH SUCH PERSON HAD THE        COMMON SHARES   ISSUABLE UPON  TOTAL COMMON
RIGHT TO ACQUIRE AS OF SUCH DATE                                         OWNED        CONVERSION     EQUIVALENT
------------------------------------------------------------------  ---------------  -------------  -------------

                                   EXHIBIT E

                  TAX REPRESENTATIONS TO BE MADE BY BHI AND CU

BHI will make the following representations in connection with the Tax Opinion referenced in Section 9.4 of the Agreement:

1. The terms of the Agreement reflect arm's length bargaining between unrelated parties. Accordingly, BHI believes that the fair market value of the BHI Common Stock and other consideration received by each CU shareholder will be approximately equal to the fair market value of the CU Common Stock surrendered by such shareholder in the Merger.

2. To the best knowledge of the management of BHI after due inquiry and investigation, there is no plan or intention on the part of the shareholders of CU to sell, exchange, or otherwise dispose of a number of shares of BHI Common Stock received in the Merger that would reduce the CU shareholders' ownership of the BHI Common Stock to a number of shares having a value, as of the Closing Date, of less than 50% of the value of all the formerly outstanding CU Common Stock as of the same date. For purposes of this representation, (i) shares of CU Common Stock exchanged by CU for cash or other property or redeemed in the period between [January 1, 1997] and the Closing Date will be treated as outstanding CU Common Stock on the Closing Date; (ii) the value of any extraordinary dividends or other distributions made by CU between [January 1, 1997] and the Closing Date will be treated as part of the value of the outstanding CU Common Stock on the Closing Date; and (iii) shares of CU Common Stock surrendered by dissenters or exchanged for cash in lieu of fractional shares of BHI Common Stock will be treated as outstanding CU Common Stock on the Closing Date. Moreover, shares of BHI Common Stock and shares of CU Common Stock held by CU shareholders as of the commencement of negotiations between BHI and CU regarding the Merger and otherwise sold, redeemed or disposed of before the transaction in contemplation thereof, will be considered in making this representation.

3. The CU shareholders will have unrestricted rights of ownership of BHI common stock received in the transaction, and their ability to retain the BHI common stock received in the transaction will not be limited in any way. BHI has no present plan or intention to reacquire any of the shares of BHI Common Stock to be issued pursuant to the Merger, whether in a private transaction or otherwise; provided, however, that BHI does intend to repurchase shares of BHI Common Stock in the open market from time to time. Any such open market purchases by BHI will be on an anonymous basis and BHI will not know prior to such purchases the identities of the sellers of the shares being purchased, nor will the sellers of such shares have reason to know that their shares are being purchased by BHI. There is no plan or arrangement between BHI and any of CU's shareholders which would require BHI to reacquire from a CU shareholder, or which would require any CU shareholder to surrender to BHI, any of the shares of BHI Common Stock to be issued to the CU shareholders pursuant to the Merger. For purposes of this representation, the term "BHI" shall include any subsidiary or affiliate of BHI.

4. BHI has no plan or intention to sell or otherwise dispose of the stock of CU Bank, or any of the assets of CU or CU Bank acquired in the Merger, except for dispositions made in the ordinary course of business or transfers described in Section 368(a)(2)(C) of the Code.

5. To BHI's knowledge, the liabilities of CU to be assumed by BHI in the Merger and the liabilities to which the transferred assets of CU are subject were incurred by CU in the ordinary course of its business.

6. Following the Merger, BHI will continue the historic business of CU or use a significant portion of CU's business assets in a business, in each case within the meaning of Treasury Regulation Section 1.368-1(d).

7. BHI, CU and their respective shareholders will pay their respective expenses incurred in connection with the Merger.

8. There is no intercorporate indebtedness existing between BHI and CU that was issued, acquired or will be settled at a discount.

9.  BHI is not an investment company as defined in Section 368(a)(2)(F)(iii) and
    (iv) of the Code.

10. The fair market value of the assets of CU transferred to BHI pursuant to the Merger will equal or exceed the sum of the liabilities assumed by BHI plus the amount of liabilities, if any, to which the transferred assets are subject.

11. The BHI Common Stock and other consideration to be issued to CU shareholders pursuant to the Merger will be issued solely on account of each CU shareholder's interest in his, her or its CU stock, and no part of such consideration will represent payment in respect of indebtedness, compensation, or any purpose other than payments for CU Common Stock.

12. None of the compensation paid or to be paid by BHI to any employee will be separate consideration for, or allocable to, any such employee's shares of CU Common Stock exchanged in the Merger; rather, the compensation paid to any shareholder-employee will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services. None of the shares of BHI Common Stock to be issued to any shareholder-employee in the Merger will be separate consideration for, or allocable to, any employment agreement.

13. Cash payments to be made to shareholders of CU in lieu of fractional shares of BHI Common Stock that would otherwise be issued to such shareholders in the Merger will be made for the purpose of saving BHI the expense and inconvenience of issuing and transferring fractional shares of BHI Common Stock, and do not represent separately bargained for consideration. The total cash consideration that will be paid in the transaction to the CU stockholders instead of issuing fractional shares of BHI common stock will not exceed (1) one percent of the total consideration that will be issued in the transaction to the CU stockholders in exchange for their shares of CU common stock. The fractional share interests of each CU stockholder will be aggregated, and no CU stockholder will receive cash for such fractional share interests in an amount equal to or greater than the value of one full share of BHI common stock.

14. The Merger is being undertaken for bona fide reasons germane to the business of BHI.

15. BHI will not take any position on any Federal, state or local income or franchise tax return, or take any other action or reporting position, that is inconsistent with the treatment of the Merger as a reorganization within the meaning of Section 368(a) of the Code or with the foregoing representations.

CU will make the following representations in connection with the Tax Opinion referenced in Section 9.4 of the Agreement:

1. The terms of the Agreement reflect arm's length bargaining between unrelated parties. Accordingly, CU believes that the fair market value of the BHI Common Stock and other consideration received by each CU shareholder will be approximately equal to the fair market value of the CU Common Stock surrendered by such shareholder in the Merger.

2. There is no plan or intention on the part of shareholders of CU who own 5% or more of CU's Common Stock, and to the best knowledge of the management of CU after due inquiry and investigation, there is no plan or intention on the part of the remaining shareholders of CU to sell, exchange, or otherwise dispose of a number of shares of BHI Common Stock received in the Merger that would reduce the CU shareholders' ownership of the BHI Common Stock to a number of shares having a value, as of the Closing Date, of less than 50% of the value of all the formerly outstanding

    CU Common Stock as of the same date. For purposes of this representation,
    (i) shares of CU Common Stock exchanged by CU for cash or other property or redeemed in the period between [January 1, 1997] and the Closing Date will be treated as outstanding CU Common Stock on the Closing Date; (ii) the value of any extraordinary dividends or other distributions made by CU between [January 1, 1997] and the Closing Date will be treated as part of the value of the outstanding CU Common Stock on the Closing Date; and (iii) shares of CU Common Stock surrendered by dissenters or exchanged for cash in lieu of fractional shares of BHI Common Stock will be treated as outstanding CU Common Stock on the Closing Date. Moreover, shares of BHI Common Stock and shares of CU Common Stock held by CU shareholders as of the commencement of negotiations between BHI and CU regarding the Merger and otherwise sold, redeemed or disposed of before the transaction in contemplation thereof, will be considered in making this representation.

3. The CU shareholders will have unrestricted rights of ownership of BHI common stock received in the transaction, and their ability to retain the BHI common stock received in the transaction will not be limited in any way. To the best knowledge of the management of CU after due inquiry and investigation, there is no plan or arrangement between BHI and any of CU's shareholders which would require BHI to reacquire from a CU shareholder, or which would require any CU shareholder to surrender to BHI, any of the shares of BHI Common Stock to be issued to the CU shareholders pursuant to the Merger. For purposes of this representation, the term "BHI" shall include any subsidiary or affiliate of BHI.

4. The liabilities of CU to be assumed by BHI in the Merger and the liabilities to which the transferred assets of CU are subject were incurred by CU in the ordinary course of its business.

5. CU operates at least one significant historic line of business or owns at least a significant portion of its historic business assets, in each case within the meaning of Treasury Regulation Section 1.368-1(d).

6. BHI, CU and their respective shareholders will pay their respective expenses incurred in connection with the Merger.

7. There is no intercorporate indebtedness existing between BHI and CU that was issued, acquired or will be settled at a discount.

8.  CU is not an investment company as defined in Section 368(a)(2)(F)(iii) and
    (iv) of the Code.

9. The fair market value of the assets of CU transferred to BHI pursuant to the Merger will equal or exceed the sum of the liabilities assumed by BHI plus the amount of liabilities, if any, to which the transferred assets are subject.

10. The BHI Common Stock and other consideration to be issued to CU shareholders pursuant to the Merger will be issued solely on account of each CU shareholder's interest in his, her or its CU stock, and no part of such consideration will represent payment in respect of indebtedness, compensation, or any purpose other than payments for CU Common Stock.

11. None of the shares of BHI Common Stock to be issued to any shareholder-employee in the Merger will be separate consideration for, or allocable to, any existing employment agreement with CU or CU Bank.

12. Cash payments to be made to shareholders of CU in lieu of fractional shares of BHI Common Stock that would otherwise be issued to such shareholders in the Merger will be made for the purpose of saving BHI the expense and inconvenience of issuing and transferring fractional shares of BHI Common Stock, and do not represent separately bargained for consideration. The total cash consideration that will be paid in the transaction to the CU stockholders instead of issuing fractional shares of BHI common stock will not exceed (1) one percent of the total consideration that will be issued in the transaction to the CU stockholders in exchange for their shares of CU common stock. The fractional share interests of each CU stockholder will be aggregated, and no CU stockholder will receive cash for such fractional share interests in an amount equal to or greater than the value of one full share of BHI common stock.

13. Since [January 1, 1997], CU has not redeemed any shares of CU Common Stock, or made any extraordinary dividends or distributions to any CU shareholder.

14. The Merger is being undertaken for bona fide reasons germane to the business of CU.

15. CU is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

16. CU will not take any position on any Federal, state or local income or franchise tax return, or take any other action or reporting position, that is inconsistent with the treatment of the Merger as a reorganization within the meaning of Section 368(a) of the Code or with the foregoing representations.

                                   EXHIBIT F
                        FORM OF OPINION OF BHI'S COUNSEL

    The opinion of counsel required by Section 10.1 of the Agreement and Plan of Reorganization (the "Agreement") shall be dated as of the Closing Date, shall be in form and substance reasonably satisfactory to CU, and shall contain opinions substantially in the form set forth below. (All capitalized terms not otherwise defined herein have the meanings specified in the Agreement).

    1. BHI is a Hawaii corporation duly incorporated, validly existing and in good standing under the laws of the State of Hawaii. BHI is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended.

    2. BHI has all necessary corporate power and authority to own, lease and operate its properties and assets and to carry on its businesses as presently conducted.

    3. The authorized capital of BHI is as set forth in Section 5.2 of the Agreement.

    4. The execution and delivery by BHI of the Agreement, the Articles of Merger and the Agreement of Merger, and the consummation of the transactions contemplated thereby, have been duly and validly authorized by all necessary action on the part of BHI. The Agreement and the Agreement of Merger each constitutes a valid and binding obligation of BHI, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally or general equitable principles.

    5. Neither the execution and delivery by BHI of the Agreement or the Agreement of Merger, nor the consummation of the transactions contemplated thereby, nor compliance by BHI with any of the provisions thereof, will (i) conflict with or result in the breach of, or default under, any provision of its articles of incorporation or bylaws, or violate any law, order, writ, injunction, decree, statute, rule or regulation applicable to BHI, (ii) if such violation could have consequences materially adverse to BHI and its subsidiaries on a consolidated basis.

    6. Any consent or approval of, notice to or filing with, and any waiting period imposed by, any governmental agency or regulatory authority which is required or applicable under Federal, California or Hawaii law in connection with the execution and delivery of the Agreement and the Agreement of Merger by BHI and the consummation by BHI of the transactions contemplated thereby has been obtained as specified in such opinion, or has expired.

    7. Except as to those matters set forth on Schedule 5.6 of the Agreement, to such counsel's knowledge, there is no private or governmental suit, claim, action or proceeding pending, nor private or governmental suit, claim, action or proceeding threatened, against BHI or against any of its directors, officers or employees relating to the performance of their duties in such capacities or against or affecting any properties of BHI or challenging or in any way or any manner seeking to prohibit the transactions contemplated by the Agreement or seeking to obtain any damages against any Person as a result of the transactions contemplated thereby.

    8. The portion of the S-4 (including the Proxy Statement and any amendments or supplements thereto) relating to BHI, as of the effective date of the S-4 and as of the date of mailing of the Proxy Statement and the date of the CU Shareholders' Meeting, complied as to form in all material respects with the requirements of the Securities Act and the Exchange Act and all applicable rules and regulations thereunder (except no opinion need be expressed as to operating statistics, financial statements, financial schedules, or other financial or statistical data, or as to material relating to and supplied by CU).

    9. Upon completion of the filings intended to effect the merger of CU into BHI in accordance with the Agreement and provisions of Hawaii and California law, the Merger will have been validly consummated, CU will have been merged into BHI and the separate existence of CU will have ceased, and the outstanding shares of CU Stock will have been converted into the right to receive BHI Stock and cash upon the basis set forth in the Agreement.

    10. The BHI Stock issuable to holders of CU Stock upon consummation of the Merger in the manner contemplated by the Agreement will be duly authorized, validly issued, fully paid and nonassessable.

    Counsel shall further state that although such counsel has not itself confirmed the accuracy or completeness of, or otherwise verified the information included in the S-4 or the Proxy Statement, on the basis of the information developed in the course of such counsel's performance of legal services for BHI in connection with the Agreement and in connection with preparation of the S-4 and Proxy Statement, including such counsel's participation in conferences with representatives of BHI and its auditors, such counsel has not become aware of any information which has caused such counsel to believe that the S-4, insofar as its contents relate to BHI (other than the operating statistics, financial statements, financial schedules, and other financial and statistical data contained therein), as of its effective date, failed to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Proxy Statement (as amended or supplemented, if so amended or supplemented) insofar as its contents relate to BHI (other than the operating statistics, financial statements, financial schedules, and other financial and statistical data contained therein) as of the date of mailing and as of the time of the CU Shareholders' Meeting, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

    In rendering its opinion, such counsel may rely, to the extent that such counsel deems reliance necessary or appropriate, as to matters of fact upon certificates of government officials and officers of BHI or BHI's registrar and transfer agent. The opinion may be limited to matters of California, Hawaii and Federal law, and such counsel may expressly exclude any opinions as to choice of law matters and antitrust matters and may add such other qualifications and explanations of the basis of its opinions as may be reasonably acceptable to CU.

                                   EXHIBIT G
                        FORM OF OPINION OF CU'S COUNSEL

    The opinion of counsel required by Section 11.1 of the Agreement and Plan of Reorganization (the "Agreement") shall be dated as of the Closing Date, shall be in form and substance reasonably satisfactory to BHI, and shall contain opinions substantially in the form set forth below. (All capitalized terms not otherwise defined herein have the meanings specified in the Agreement).

    1. CU Bank is a California state-chartered bank duly incorporated, validly existing and in good standing under the laws of the State of California and is authorized by the Superintendent of Banks of the State of California to conduct a general banking business. The deposits of CU Bank are insured by the FDIC in the manner and to the fullest extent provided by law.

    2. CU is a corporation duly incorporated, validly existing and in good standing under the laws of the state of California. CU is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended.

    3. CU and CU Bank have all necessary corporate power and authority to own, lease and operate their respective properties and assets and to carry on their respective businesses as presently conducted.

    4. The authorized capital of CU and CU Bank is as set forth in Sections 4.2(a) and 4.2(b), respectively, of the Agreement. All of the outstanding shares of CU Stock and CU Bank Stock are duly authorized, validly issued, fully paid and nonassessable (except, in the case of the CU Bank Stock, as provided by Section 662 of the California Financial Code) and are not subject to preemptive rights. To such counsel's knowledge, except for the CU Options granted under the CU Option Plan referred to in Section 4.2(a) of the Agreement and the CU Stock Option Agreement, there are no outstanding options, warrants or other rights in or with respect to the unissued shares of CU Stock, CU serial preferred stock or CU Bank Stock or any other securities convertible into any such stock and neither CU nor CU Bank is obligated to issue any additional shares of CU Stock, CU serial preferred stock or CU Bank Stock or any additional options, warrants or other rights in or with respect to the unissued shares of any such stock or securities convertible into any such stock.

    5. The execution and delivery by CU of the Agreement, the Articles of Merger and the Agreement of Merger, and the consummation of the transactions contemplated thereby, have been duly and validly authorized by all necessary action on the part of CU. The Agreement and the Agreement of Merger each constitutes a valid and binding obligation of CU, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally or general equitable principles.

    6. Neither the execution and delivery by CU of the Agreement or the Agreement of Merger, nor the consummation of the transactions contemplated thereby, nor compliance by CU or CU Bank with any of the provisions thereof, will (i) conflict with or result in the breach of, or default under, any provision of the articles of incorporation or bylaws of CU or CU Bank, (ii) to such counsel's knowledge, constitute a breach of or result in a default (or give rise to any rights of termination, cancellation or acceleration, or any right to acquire any securities or assets) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, franchise, license, permit, agreement or other instrument or obligation to which either CU or CU Bank is a party, or by which either CU or CU Bank or any of their respective properties or assets is bound, if in any such circumstance such event could have consequences materially adverse to CU or CU Bank; or (iii) violate any law, order, writ, injunction, decree, statute, rule or regulation applicable to either CU or CU Bank or any of their respective properties or assets, if such violation could have consequences materially adverse to CU or CU Bank.

    7. Any consent or approval of, notice to or filing with, and any waiting period imposed by, any governmental agency or regulatory authority which is required or applicable under California or Federal law in connection with the execution and delivery of the Agreement and the Agreement of Merger by CU and the consummation by CU of the transactions contemplated thereby has been obtained as specified in such opinion, or has expired.

    8. Except as to those matters set forth on Schedule 4.10 of the Agreement, to such counsel's knowledge, (i) there is no private or governmental suit, claim, action or proceeding pending, nor private or governmental suit, claim, action or proceeding threatened, against either CU or CU Bank or against any of their respective directors, officers or employees relating to the performance of their duties in such capacities or against or affecting any properties of either CU or CU Bank or challenging or in any way or any manner seeking to prohibit the transactions contemplated by the Agreement or seeking to obtain any damages against any Person as a result of the transactions contemplated thereby; and
(ii) there are no judgments, decrees, stipulations or orders against either CU or CU Bank enjoining either of them or any of their respective directors, officers or employees in respect of, or the effect of which is to prohibit, any business practice or the acquisition of any property or the conduct of business of either CU or CU Bank in any area.

    9. The portion of the S-4 (including the Proxy Statement and any amendments or supplements thereto) relating to CU and CU Bank, as of the effective date of the S-4 and as of the date of mailing of the Proxy Statement and the date of the CU Shareholders' Meeting, complied as to form in all material respects with the requirements of the Securities Act and the Exchange Act and all applicable rules and regulations thereunder (except no opinion need be expressed as to operating statistics, financial statements, financial schedules or other financial or statistical data, or as to material relating to and supplied by BHI).

    10. To such counsel's knowledge, there are no Persons who may be deemed "affiliates" of CU as of the time of the CU Shareholders' Meeting, other than those Persons identified pursuant to Section 8.13(a) of the Agreement.

    11. Upon completion of the filings intended to effect the merger of CU into BHI in accordance with the Agreement and provisions of Hawaii and California law, the Merger will have been validly consummated, CU will have been merged into BHI and the separate existence of CU will have ceased, and the outstanding shares of CU Stock will have been converted into the right to receive BHI Stock and cash upon the basis set forth in the Agreement.

    Counsel shall further state that although such counsel has not itself confirmed the accuracy or completeness of, or otherwise verified the information included in the S-4 or the Proxy Statement, on the basis of the information developed in the course of such counsel's performance of legal services for CU in connection with the Agreement and in connection with preparation of the S-4 and Proxy Statement, including such counsel's participation in conferences with representatives of CU and CU Bank and their auditors, such counsel has not become aware of any information which has caused such counsel to believe that the S-4, insofar as its contents relate to CU (other than the operating statistics, financial statements, financial schedules, and other financial and statistical data contained therein), as of its effective date, failed to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Proxy Statement (as amended or supplemented, if so amended or supplemented) insofar as its contents relate to CU (other than the operating statistics, financial statements, financial schedules, and other financial and statistical data contained therein) as of the date of mailing and as of the time of the CU Shareholders' Meeting, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made.

    In rendering its opinion, such counsel may rely, to the extent that such counsel deems reliance necessary or appropriate, as to matters of fact upon certificates of government officials and officers of CU or CU Bank or CU's registrar and transfer agent. The opinion may be limited to matters of California and Federal law, and such counsel may expressly exclude any opinions as to choice of law matters and antitrust matters and may add such other qualifications and explanations of the basis of its opinions as may be reasonably acceptable to BHI.

                                   EXHIBIT H
                                   AGREEMENT

    This Agreement (the "Agreement"), dated this     day of
                     , 1997, is made between California United Bank, a California chartered commercial bank (the "Bank"), and
                            ("Executive").

                                    RECITALS

    A. The Board of Directors of the Bank has concluded that it would be in the best interests of the Bank, its shareholder, CU Bancorp, a California corporation ("CU"), and CU's shareholders to enter into agreements with certain members of senior management in the form set forth below to accomplish the following objectives:

        1. To minimize the distraction to existing senior managers occasioned by the proposed Business Combination (as defined below); and

        2. To enhance the ability of the Bank to retain capable senior managers.

        3. To provide added incentive to senior managers to maximize performance and value for the Bank and to facilitate an orderly transition in connection with the proposed Business Combination.

    B. This Agreement pertains to a Business Combination (as defined below) as a result of which Executive, to the extent Executive has a position with the successor company in the Business Combination, could be subject to an alteration in the nature or status of Executive's responsibilities from those in effect immediately prior to the Effective Date (as defined below) of the Business Combination.

    C. Executive is willing to serve the Bank in accordance with the terms and provisions set forth herein.

    NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties, intending to be legally bound, agree and covenant as follows:

    1. DEFINITIONS. For purposes of this Agreement, the terms set forth below have the following meanings:

        (a) "Business Combination" means the consummation of a merger or other extraordinary transaction between Bancorp Hawaii, Inc., a Hawaii corporation ("BHI"), and CU (each a "Company" and, collectively, the "Companies") on or prior to September 30, 1997 or as such date may be extended pursuant to
    Section 13.1(e) of the Agreement and Plan of Reorganization between BHI and
    CU dated February     , 1997. For purposes of this Agreement, "merger or
    other extraordinary transaction" shall mean any transaction or related series or combinations of transactions whereby, directly or indirectly, (i) one of the Companies or all or substantially all of its assets are merged with and into the other Company or any of its subsidiaries or affiliates, or
    (ii) both Companies or all or substantially all of their assets are merged with or into a company newly formed for the purpose of effecting a merger in a sale or exchange of stock, business combination or consolidation, sale of assets or other transaction.

        (b) "Incentive Payment" means the sum of $       .

        (c) "Code" means the United States Internal Revenue Code of 1986, as amended, and all regulations thereunder.

        (d) "Effective Date" means the date on which the Business Combination shall become effective in accordance with the laws of the jurisdiction governing such Business Combination.

        (e) "Leave of Absence" means a period of absence from regular employment which is approved by the Bank in a non-discriminatory manner for reasons such as, but not limited to, sickness, disability, education, jury duty, convenience to the Bank, maternity or paternity leave, family leave, or for periods of military duty during which the Executive's reemployment rights are protected by law.

        (f) "Waiver Agreement" means the Waiver and Release Agreement, substantially in the form of Exhibit A attached hereto, to be entered into by and among Executive, CU and the Bank.

    2.  PAYMENTS UPON CONSUMMATION OF BUSINESS COMBINATION.

    (a) INCENTIVE BENEFITS. If Executive is employed by the Bank on the Effective Date, Executive shall be entitled to receive the benefits set forth below:

        (i) An amount equal to one-third of the Incentive Payment to be paid on the twelve month anniversary of the Effective Date if the Executive is employed by the Bank on such date;

        (ii) An amount equal to one-third of the Incentive Payment to be paid on the thirtieth month anniversary of the Effective Date if the Executive is employed by the Bank on such date; and

       (iii) An amount equal to one-third of the Incentive Payment to be paid on the thirtieth month anniversary of the Effective Date if the Executive is employed by the Bank on such date, provided that no payment shall be made under this Section 2(a)(iii) unless the cumulative net income of the Bank for the fiscal years ended December 31, 1998 and 1999 (as determined under U.S. Generally Accepted Accounting Principles and adjusted for extraordinary events), shall exceed $33,458,000.

    For purposes of this Section 2(a), Executive is not considered to be "employed" by the Bank on any applicable date if he has been on a Leave of Absence for more than thirty (30) days as of such date.

    (b) FULL PAYMENT. Executive acknowledges and agrees that the payment of the Incentive Payment and the other consideration payable hereunder is in lieu of any other severance payments otherwise payable to Executive pursuant to any plan, agreement or other arrangement with the Bank.

    3.  EFFECT OF TERMINATION OF EMPLOYMENT.

        (a) Executive has no vested right to a benefit hereunder except as provided under Section 2. If Executive's employment with the Bank is terminated for any reason prior to the Effective Date or is terminated by the Bank for "cause" (as defined below) or by the Executive for any reason (except for "good cause", as defined below) subsequent to the Effective Date and prior to any date when an Incentive Payment is due, this Agreement shall terminate automatically and shall be declared null and void, as of the date of such termination, and no further benefit shall be payable to Executive. If Executive's employment with the Bank is terminated without cause by the Bank after the Effective Date, he shall be entitled to receive the Incentive Payments set forth in Sections 2(a)(i) and 2(a)(ii) upon such termination and, in the event the condition precedent (relating to the Bank's financial performance) to the payment of the Incentive Payment under Section 2(a)(iii) is satisfied then the Incentive Payment under said Section shall be paid on the thirtieth month anniversary of the Effective Date. If Executive dies while employed by the Bank after the Effective Time, then he shall be entitled to the payments provided under Section 2 to be paid at the times provided therein.

        (b) "Cause" means (i) a material breach by Executive of this Agreement,
    (ii) the commission by the Executive of a felony or an act which is materially detrimental to the Bank's reputation or regulatory standing,
    (iii) the commission by the Executive of an act of fraud, dishonesty or gross misconduct relating to the business of the Bank or its affiliates, or
    (iv) failure by the Executive to perform the Executive's duties with the Bank after a demand for such performance is delivered to the Executive by an officer of the Bank. "Good cause" means (i) a reduction in Executive's base salary as in effect on the Effective Time, (ii) relocation of Executive's base to more than fifty miles from his base on the Effective Time (other than on a temporary basis), or (iii) a material reduction by the Bank in the Executive's position, responsibility or authority.

    4. NO MITIGATION. Following the Effective Date, Executive shall not be required to mitigate the amount of any payments provided for by this Agreement by seeking employment or otherwise, nor shall the amount of any cash payments or benefits provided under this Agreement be reduced by any compensation or benefits earned by Executive after the Effective Date.

    5. LIMITATION ON EXECUTIVE'S RIGHTS. Nothing herein contained shall be deemed to create an employment agreement between the Bank and Executive providing for the employment of Executive by the Bank for any fixed period of time. Executive's employment with the Bank is terminable at will by the Bank or Executive and each shall have the right to terminate Executive's employment with the Bank at any time, with or without cause, except as otherwise set forth in any Employment Agreement between Executive and the Bank, which is identified on Exhibit B, attached hereto.

    6. CONDITION PRECEDENT TO THE BANK'S OBLIGATIONS. The obligations of the Bank hereunder shall be subject to, and expressly conditioned on, Executive's execution and delivery of the Waiver Agreement, which agreement shall be dated as of the Effective Date.

    7.  SUCCESSORS; BINDING AGREEMENT.

        (a) The Bank will require any successor company in the Business Combination to assume and agree expressly to perform this Agreement in the same manner and to the same extent that the Bank would be required to perform it if no such succession had taken place.

        (b) This Agreement shall inure to the benefit of and be enforceable by Executive's personal or legal representative, executors, administrators, successors, heirs, distributees, devisees and legatees.

    8. NOTICE. For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the signature page of this Agreement, provided that all notices to the Bank shall be directed to the
attention of                         with a copy to the Secretary of the Bank,
or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

    9. MISCELLANEOUS. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Executive and such officer as may be specifically designated by the Board of Directors of the Bank. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement, and any such agreements are expressly superseded. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California, except to the extent that federal law is otherwise applicable.

    10. SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

    11. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

    12. ARBITRATION. Any controversy arising out of or relating to this Agreement or the transactions contemplated hereby shall be referred to arbitration strictly in accordance with the terms of this Agreement and the applicable Rules of the American Arbitration Association. The board of arbitrators shall convene at a place mutually acceptable to the parties in Los Angeles, California, U.S.A. The parties hereto agree to accept the decision of the board of arbitrators, and judgment upon any award rendered hereunder may be entered in any court having jurisdiction thereof. No party shall institute a proceeding hereunder until that party has furnished to the other parties, by registered mail, at least thirty (30) days prior written notice of its intent to do so.

    13. ATTORNEYS' FEES AND EXPENSES. If any dispute arises between the Bank and Executive with respect to the interpretation or performance of this Agreement, the prevailing party in any arbitration or other proceeding shall be entitled to recover from the other party his or its attorneys' fees, arbitration or court costs, and other expenses incurred in connection with any such proceeding.

    14.  LIMITATIONS ON BENEFITS.

        (a) In the event that the compensation and other benefits provided to Executive above, combined with any other payments, benefits, or other items provided to or for Executive, would (in whole or in part) be nondeductible as a result of Section 280G of the Code or cause imposition of an excise tax pursuant to Section 4999 of the Code (or successor provisions to such sections), the payments to Executive shall be reduced to the extent necessary to make such sections of the Code inapplicable. The specific payments or benefits to be reduced shall be as designated by Executive, subject to reasonable approval rights of the Bank. In the event that there is a dispute among the parties regarding whether or the extent to which payments must be reduced pursuant to this section, such dispute shall be settled exclusively by arbitration, and no such disputed payment shall be made until the dispute is settled.

        (b) Notwithstanding any other provision to the contrary, the Bank shall not be obligated pursuant to the terms of this Agreement to provide any of the compensation payments contemplated above to the extent that the payment thereof would violate any prohibition or limitation on termination payments under any applicable federal or state statute or rule or regulation promulgated, or effective order issued, by any federal or state regulatory agency having jurisdiction over the Bank.

    IN WITNESS WHEREOF, California United Bank, pursuant to resolution of its Board of Directors, and Executive have executed this Agreement, as of the date above first written.

                                          CALIFORNIA UNITED BANK
                                          By: __________________________________
                                          Its: _________________________________
                                          Address: _____________________________
                                          ______________________________________
                                          ______________________________________
                                                   [Name of Executive]
                                          ______________________________________
                                                 [Signature of Executive]
                                          Title: _______________________________
                                          Address: _____________________________
                                          ______________________________________
                                          ______________________________________

                                   EXHIBIT A
                          WAIVER AND RELEASE AGREEMENT

    This Waiver and Release Agreement (the "Waiver Agreement") is entered into
by and among [name]                            (hereinafter "Executive"),
California United Bank, a California chartered bank (the "Bank"), and CU Bancorp, a California corporation ("CU"), their officers, directors, employees, agents, affiliates and subsidiaries (collectively, hereinafter referred to as the "Company"). Terms not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement (as hereinafter defined).

                                    RECITALS

    WHEREAS, Executive and the Bank have entered into an Agreement, dated
           , 1997 (the "Agreement"), pursuant to which Executive shall receive, subject to the terms and conditions set forth therein, certain cash compensation in the event Executive is employed by the Bank as of and after the Effective Date; and

    WHEREAS, a condition precedent to the Bank's obligations under the Agreement is the execution of this Waiver Agreement.

    NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties intending to be legally bound, agree and covenant as follows:

    1.  RELEASE.

        (a) In consideration for the execution of the Agreement, and the agreements set forth therein, Executive agrees unconditionally and forever to release and discharge the Company and its affiliated business entities, their respective current and former shareholders, officers, directors, employees, representatives, attorneys, agents and assigns, from any and all claims, actions, causes of action, demands, rights, or damages of any kind or nature which she/he may now have, or ever have, whether known or unknown, from the beginning of time to the date hereof, including any claims, causes of action or demands of any nature arising out of or in any way relating to her/his employment with the Company on or before the date of the execution of this Waiver Agreement or separation from the Company on or before the date of the execution of this Waiver Agreement.

        (b) This release specifically includes, but is not limited to, any claims for discrimination and/or violation of any statutes, rules, regulations or ordinances, whether federal, state or local, including, but not limited to, Title VII of the Civil Rights Act of 1964, as amended, age claims under the Age Discrimination in Employment Act of 1967, as amended by the Older Workers Benefits Protection Act of 1990, Section 1981 of Title 42 of the United States Code, and the California Fair Employment and Housing Act.

        (c) Executive further agrees knowingly to waive the provisions and protections of Section 1542 of the California Civil Code, which reads:

    A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which, if known by him, must have materially affected his settlement with the debtor.

    2.  REPRESENTATIONS OF EXECUTIVE.

        (a) Executive represents and agrees that, prior to the execution of this Waiver Agreement, Executive has had the opportunity to discuss the terms of this Waiver Agreement with legal counsel of his/her choosing.

        (b) Executive affirms that no promise or inducement was made to cause him/her to enter into this Waiver Agreement, other than the execution of the Agreement and the inducements provided therein. Executive further confirms that he/she has not relied upon any other statement or representation by anyone other than what is in this Waiver Agreement as a basis for his/her agreement.

    3.  MISCELLANEOUS.

        (a) Except for the Agreement, this Waiver Agreement sets forth the entire agreement between Executive and the Company and shall be binding upon both party's heirs, representatives and successors. This Waiver Agreement shall be construed under the laws of the State of California, both procedural and substantive. Any and all disputes or claims arising out of or in any way related to Executive's employment with, or separation from the Company, as well as any and all disputes or claims arising out of or in any way related to this Waiver Agreement, including without limitation, fraud in the inducement of this Waiver Agreement, or relating to the general validity or enforceability of this Waiver Agreement, shall be submitted to final and binding arbitration before an arbitrator of the American Arbitration Association in Los Angeles County in accordance with the rules of that body, and the prevailing party shall be entitled to reasonable costs and attorney's fees. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. If any portion of this Waiver Agreement is found to be illegal or unenforceable, such action shall not affect the validity or enforceability of the remaining paragraphs or subparagraphs of this Waiver Agreement.

        (b) Executive acknowledges that he/she has been advised that he/she has twenty-one (21) days to consider this settlement and that he/she was informed that he/she has the right to consult with counsel regarding this Waiver Agreement. To the extent Executive has taken less than twenty-one
    (21) days to consider this Waiver Agreement, Executive acknowledges that he/she has had sufficient time to consider the Waiver Agreement and to consult with counsel and that he/she does not desire additional time.

        (c) This Waiver Agreement is revocable by Executive for a period of seven (7) days following Executive's execution of this Waiver Agreement. The revocation by Executive of this Waiver Agreement must be in writing, must specifically revoke this Waiver Agreement, and must be received by the Company prior to the eighth (8th) day following the execution of this Waiver Agreement by Executive. This Waiver Agreement becomes effective, enforceable and irrevocable on the eighth (8th) day following Executive's execution of the Waiver Agreement.

    The undersigned agree to the terms of this Waiver Agreement and voluntarily enter into it with the intent to be bound thereby.

                                                ---------------------------------------------
Dated:               , 1997                                Executive (name printed)

                                                ---------------------------------------------
                                                             Executive Signature

Dated:               , 1997               CALIFORNIA UNITED BANK
                                          By: __________________________________
                                          Name: ________________________________
                                          Title: _______________________________
                                          CU BANCORP
                                          By: __________________________________
                                          Name: ________________________________
                                          Title: _______________________________

                                   EXHIBIT B
                     IDENTIFICATION OF EMPLOYMENT AGREEMENT

                                   EXHIBIT I

                                                                                    PERIOD       INCENTIVE      OPTION
NAME                                                          TITLE                (MONTHS)       PAYMENT        GRANT
------------------------------------------------  -----------------------------  -------------  ------------  -----------
1. Stephen G. Carpenter.........................  Chief Executive Officer                 12(1) $    265,000       9,000
2. David I. Rainer..............................  President                               12(1) $    212,000       9,000
3. Anne Williams................................  Chief Credit Officer                    12    $    150,000       3,000
4. Anita Wolman.................................  SVP, General Counsel                     9    $    105,000       3,000
5. Sam Kunianski................................  SVP, Commercial Lending                  9    $     79,000       3,000
6. John Callos..................................  SVP, Commercial Lending                  9    $     82,000       3,000
7. Gene Micco...................................  SVP, Real Estate Lending                 9    $     68,000       3,000
8. Diane Shigekawa..............................  SVP, Retail                              9    $     71,000       3,000
9. Doug Goddard.................................  Controller                               6    $     50,000       3,000
                                                                                                ------------
                                                                                                $  1,082,000
                                                                                                ------------
                                                                                                ------------

------------------------

(1) Excludes existing change in control benefit.

                                   EXHIBIT J
                                   AGREEMENT

    This Agreement (the "Agreement"), dated this   day of          , 1997, is
made between California United Bank, a California chartered commercial bank (the "Bank"), and Patrick Hartman ("Executive").

                                    RECITALS

    A. The Board of Directors of the Bank has concluded that it would be in the best interests of the Bank, its shareholder, CU Bancorp, a California corporation ("CU"), and CU's shareholders to enter into agreements with certain members of senior management in the form set forth below to accomplish the following objectives:

        1. To minimize the distraction to existing senior managers occasioned by the proposed Business Combination (as defined below);

        2. To enhance the ability of the Bank to retain capable senior managers; and

        3. To provide added incentive to senior managers to maximize performance and value for the Bank and to facilitate an orderly transition in connection with the proposed Business Combination.

    B. This Agreement pertains to a Business Combination (as defined below) as a result of which Executive, to the extent Executive has a position with the successor company in the Business Combination, could be subject to an alteration in the nature or status of Executive's responsibilities from those in effect immediately prior to the Effective Date (as defined below) of the Business Combination.

    C. Executive is willing to serve the Bank in accordance with the terms and provisions set forth herein.

    NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties, intending to be legally bound, agree and covenant as follows:

    1. DEFINITIONS. For purposes of this Agreement, the terms set forth below have the following meanings:

        (a) "Business Combination" means the consummation of a merger or other extraordinary transaction between Bancorp Hawaii, Inc., a Hawaii corporation ("BHI"), and CU (each a "Company" and, collectively, the "Companies") on or prior to September 30, 1997 or as such date may be extended pursuant to
    Section 13.1(e) of the Agreement and Plan of Reorganization between BHI and
    CU dated February   , 1997. For purposes of this Agreement, "merger or other
    extraordinary transaction" shall mean any transaction or related series or combinations of transactions whereby, directly or indirectly, (i) one of the Companies or all or substantially all of its assets are merged with and into the other Company or any of its subsidiaries or affiliates, or (ii) both Companies or all or substantially all of their assets are merged with or into a company newly formed for the purpose of effecting a merger in a sale or exchange of stock, business combination or consolidation, sale of assets or other transaction.

        (b) "Retention Payment" means the sum of $194,667.

        (c) "Code" means the United States Internal Revenue Code of 1986, as amended, and all regulations thereunder.

        (d) "Effective Date" means the date on which the Business Combination shall become effective in accordance with the laws of the jurisdiction governing such Business Combination.

        (e) "Leave of Absence" means a period of absence from regular employment which is approved by the Bank in a non-discriminatory manner for reasons such as, but not limited to, sickness, disability, education, jury duty, convenience to the Bank, maternity or paternity leave, family leave, or for periods of military duty during which the Executive's reemployment rights are protected by law.

        (f) "Waiver Agreement" means the Waiver and Release Agreement, substantially in the form of Exhibit A attached hereto, to be entered into by and among Executive, CU and the Bank.

    2.  PAYMENTS UPON CONSUMMATION OF BUSINESS COMBINATION.

        (a) RETENTION BENEFITS. If Executive is employed by the Bank or CU on the Effective Date, Executive shall be entitled to receive an amount equal to the Retention Payment following Executive's subsequent termination of employment on the eighth day after the execution and delivery of the second Waiver Agreement as required by Section 6, below, (provided, however, that such Waiver Agreement is not revoked by the Executive prior to that time) or upon his death, whichever is earlier.

        (b) FULL PAYMENT. Executive acknowledges and agrees that the payment of the Retention Payment is in lieu of any other severance payments otherwise payable to Executive pursuant to any plan, agreement or other arrangement with the Bank.

    3.  EFFECT OF TERMINATION OF EMPLOYMENT.

        (a) Executive has no vested right to a benefit hereunder except as provided under Section 2. If Executive's employment with the Bank is terminated by the Bank for "cause" (as defined below) subsequent to the Effective Date, this Agreement shall terminate automatically and shall be declared null and void, as of the date of such termination, and no further benefit shall be payable to Executive.

        (b) "Cause" means (i) a material breach by Executive of this Agreement,
    (ii) the commission by the Executive of a felony or an act which is materially detrimental to the Bank's reputation or regulatory standing, or
    (iii) the commission by the Executive of an act of fraud, dishonesty or gross misconduct relating to the business of the Bank or its affiliates.

    4. NO MITIGATION. Following the Effective Date, Executive shall not be required to mitigate the amount of any payments provided for by this Agreement by seeking employment or otherwise, nor shall the amount of any cash payments or benefits provided under this Agreement be reduced by any compensation or benefits earned by Executive after the Effective Date.

    5. LIMITATION ON EXECUTIVE'S RIGHTS. Nothing herein contained shall be deemed to create an employment agreement between the Bank and Executive providing for the employment of Executive by the Bank for any fixed period of time. Executive's employment with the Bank is terminable at will by the Bank or Executive and each shall have the right to terminate Executive's employment with the Bank at any time, with or without cause.

    6. CONDITION PRECEDENT TO THE BANK'S OBLIGATIONS. The obligations of the Bank hereunder shall be subject to, and expressly conditioned on, Executive's execution and delivery of two forms of the Waiver Agreement, one such agreement shall be dated as of the Effective Date and the second such agreement shall be dated after the termination of Executive's employment and shall name BHI and its officers, directors and other affiliates as additional releasees.

    7.  SUCCESSORS; BINDING AGREEMENT.

        (a) The Bank will require any successor company in the Business Combination to assume and agree expressly to perform this Agreement in the same manner and to the same extent that the Bank would be required to perform it if no such succession had taken place.

        (b) This Agreement shall inure to the benefit of and be enforceable by Executive's personal or legal representative, executors, administrators, successors, heirs, distributees, devisees and legatees.

    8. NOTICE. For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the signature page of this Agreement, provided that all notices to
the Bank shall be directed to the attention of          with a copy to the
Secretary of the Bank, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

    9. MISCELLANEOUS. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Executive and such officer as may be specifically designated by the Board of Directors of the Bank. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement, and any such agreements are expressly superseded. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California, except to the extent that federal law is otherwise applicable.

    10. SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

    11. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

    12. ARBITRATION. Any controversy arising out of or relating to this Agreement of the transactions contemplated hereby shall be referred to arbitration strictly in accordance with the terms of this Agreement and the applicable Rules of the American Arbitration Association. The board of arbitrators shall convene at a place mutually acceptable to the parties in Los Angeles, California, U.S.A. The parties hereto agree to accept the decision of the board of arbitrators, and judgment upon any award rendered hereunder may be entered in any court having jurisdiction thereof. No party shall institute a proceeding hereunder until that party has furnished to the other parties, by registered mail, at least thirty (30) days prior written notice of its intent to do so.

    13. ATTORNEYS' FEES AND EXPENSES. If any dispute arises between the Bank and Executive with respect to the interpretation or performance of this Agreement, the prevailing party in any arbitration or other proceeding shall be entitled to recover from the other party his or its attorneys' fees, arbitration or court costs, and other expenses incurred in connection with any such proceeding.

    14.  LIMITATIONS ON BENEFITS.

        (a) In the event that the compensation and other benefits provided to Executive above, combined with any other payments, benefits, or other items provided to or for Executive, would (in whole or in part) be nondeductible as a result of Section 280G of the Code or cause imposition of an excise tax pursuant to Section 4999 of the Code (or successor provisions to such sections), the payments to Executive shall be reduced to the extent necessary to make such sections of the Code inapplicable. The specific payments or benefits to be reduced shall be as designated by Executive, subject to reasonable approval rights of the Bank. In the event that there is a dispute among the parties regarding whether or the extent to which payments must be reduced pursuant to this section, such dispute shall be settled exclusively by arbitration, and no such disputed payment shall be made until the dispute is settled.

        (b) Notwithstanding any other provision to the contrary, the Bank shall not be obligated pursuant to the terms of this Agreement to provide any of the compensation payments contemplated above to the extent that the payment thereof would violate any prohibition or limitation on termination payments under any applicable federal or state statute or rule or regulation promulgated, or effective order issued, by any federal or state regulatory agency having jurisdiction over the Bank.

    IN WITNESS WHEREOF, California United Bank, pursuant to resolution of its Board of Directors, and Executive have executed this Agreement, as of the date above first written.

                                          CALIFORNIA UNITED BANK
                                          By: __________________________________
                                          Its: _________________________________
                                          Address: _____________________________
                                          ______________________________________
                                          ______________________________________
                                          Patrick Hartman
                                          ______________________________________

                                                 [Signature of Executive]
                                          Address: _____________________________
                                          ______________________________________
                                          ______________________________________

                                   EXHIBIT A
                          WAIVER AND RELEASE AGREEMENT

    This Waiver and Release Agreement (the "Waiver Agreement") is entered into by and among Patrick Hartman (hereinafter "Executive"), California United Bank, a California chartered bank (the "Bank"), and CU Bancorp, a California corporation ("CU"), their officers, directors, employees, agents, affiliates and subsidiaries (collectively, hereinafter referred to as the "Company"). Terms not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement (as hereafter defined).

                                    RECITALS

    WHEREAS, Executive and the Bank have entered into an Agreement, dated
            , 1997 (the "Agreement"), pursuant to which Executive shall receive, subject to the terms and conditions set forth therein, certain cash compensation in the event Executive is employed by the Bank as of and after the Effective Date; and

    WHEREAS, a condition precedent to the Bank's obligations under the Agreement is the execution of this Waiver Agreement.

    NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties intending to be legally bound, agree and covenant as follows:

    1.  RELEASE.

        (a) In consideration for the execution of the Agreement, and the agreements set forth therein, Executive agrees unconditionally and forever to release and discharge the Company and its affiliated business entities, their respective current and former shareholders, officers, directors, employees, representatives, attorneys, agents and assigns, from any and all claims, actions, causes of action, demands, rights, or damages of any kind or nature which she/he may now have, or ever have, whether known or unknown, from the beginning of time to the date hereof, including any claims, causes of action or demands of any nature arising out of or in any way relating to her/his employment with the Company on or before the date of the execution of this Waiver Agreement or separation from the Company on or before the date of the execution of this Waiver Agreement.

        (b) This release specifically includes, but is not limited to, any claims for discrimination and/or violation of any statutes, rules, regulations or ordinances, whether federal, state or local, including, but not limited to, Title VII of the Civil Rights Act of 1964, as amended, age claims under the Age Discrimination in Employment Act of 1967, as amended by the Older Workers Benefits Protection Act of 1990, Section 1981 of Title 42 of the United States Code, and the California Fair Employment and Housing Act.

        (c) Executive further agrees knowingly to waive the provisions and protections of Section 1542 of the California Civil Code, which reads:

    A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which, if known by him, must have materially affected his settlement with the debtor.

    2.  REPRESENTATIONS OF EXECUTIVE.

        (a) Executive represents and agrees that, prior to the execution of this Waiver Agreement, Executive has had the opportunity to discuss the terms of this Waiver Agreement with legal counsel of his/her choosing.

        (b) Executive affirms that no promise or inducement was made to cause him/her to enter into this Waiver Agreement, other than the execution of the Agreement and the inducements provided therein. Executive further confirms that he/she has not relied upon any other statement or representation by anyone other than what is in this Waiver Agreement as a basis for his/her agreement.

    3.  MISCELLANEOUS.

        (a) Except for the Agreement, this Waiver Agreement sets forth the entire agreement between Executive and the Company and shall be binding upon both party's heirs, representatives and successors. This Waiver Agreement shall be construed under the laws of the State of California, both procedural and substantive. Any and all disputes or claims arising out of or in any way related to Executive's employment with, or separation from the Company, as well as any and all disputes or claims arising out of or in any way related to this Waiver Agreement, including without limitation, fraud in the inducement of this Waiver Agreement, or relating to the general validity or enforceability of this Waiver Agreement, shall be submitted to final and binding arbitration before an arbitrator of the American Arbitration Association in Los Angeles County in accordance with the rules of that body, and the prevailing party shall be entitled to reasonable costs and attorney's fees. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. If any portion of this Waiver Agreement is found to be illegal or unenforceable, such action shall not affect the validity or enforceability of the remaining paragraphs or subparagraphs of this Waiver Agreement.

        (b) Executive acknowledges that he/she has been advised that he/she has twenty-one (21) days to consider this settlement and that he/she was informed that he/she has the right to consult with counsel regarding this Waiver Agreement. To the extent Executive has taken less than twenty-one
    (21) days to consider this Waiver Agreement, Executive acknowledges that he/she has had sufficient time to consider the Waiver Agreement and to consult with counsel and that he/she does not desire additional time.

        (c) This Waiver Agreement is revocable by Executive for a period of seven (7) days following Executive's execution of this Waiver Agreement. The revocation by Executive of this Waiver Agreement must be in writing, must specifically revoke this Waiver Agreement, and must be received by the Company prior to the eighth (8th) day following the execution of this Waiver Agreement by Executive. This Waiver Agreement becomes effective, enforceable and irrevocable on the eighth (8th) day following Executive's execution of the Waiver Agreement.

    The undersigned agree to the terms of this Waiver Agreement and voluntarily enter into it with the intent to be bound thereby.

Dated: __________________, 1997

                                          Patrick Hartman

  ------------------------------------------------------------------------------

                                          Signature

Dated:               , 1997               CALIFORNIA UNITED BANK
                                          By: __________________________________
                                          Name: ________________________________
                                          Title: _______________________________
                                          CU BANCORP
                                          By: __________________________________
                                          Name: ________________________________
                                          Title: _______________________________

                                   APPENDIX B
                                   EXHIBIT B
                             STOCK OPTION AGREEMENT

    STOCK OPTION AGREEMENT, dated February 24, 1997, between Bancorp Hawaii, Inc., a Hawaii corporation ("Buyer"), and CU Bancorp, a California corporation ("Seller").

                              W I T N E S S E T H:

    WHEREAS, Buyer and Seller have entered into an Agreement and Plan of Reorganization of even date herewith (the "Merger Agreement"), which agreement has been executed by the parties hereto immediately prior to this Agreement; and

    WHEREAS, as a condition to Buyer's entering into the Merger Agreement and in consideration therefor, Seller has agreed to grant Buyer the Option (as hereinafter defined).

    NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

    1. (a) Seller hereby grants to Buyer an unconditional, irrevocable option (the "Option") to purchase, subject to the terms hereof, up to 19.9% (or 2,260,421 fully paid and nonassessable shares) of Seller's Common Stock, no par value ("Common Stock"), at a price of $13.00 per share, provided, however, that in the event Seller issues or agrees to issue any shares of Common Stock (other than as permitted under the Merger Agreement) at a price less than $13.00 per share (as adjusted pursuant to subsection (b) of Section 5), such price shall be equal to such lesser price (such price, as adjusted if applicable, the "Option Price"); provided further that in no event shall the number of shares for which this Option is exercisable exceed 19.9% of the Seller's issued and outstanding shares of Common Stock. The number of shares of Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth.

    (b) In the event that any additional shares of Common Stock are issued or otherwise become outstanding after the date hereof (or any treasury shares held by Seller have been or are sold after the date hereof) (other than pursuant to this Agreement), the number of shares of Common Stock subject to the Option shall be increased so that, after such issuance, it equals 19.9% of the number of shares of Common Stock then issued and outstanding without giving effect to any shares subject to or issued pursuant to the Option. Nothing contained in this Section 1(b) or elsewhere in this Agreement shall be deemed to authorize Seller or Buyer to breach any provision of the Merger Agreement.

    2. (a) The Holder (as hereinafter defined) may exercise the Option, in whole or part, and from time to time from and after the occurrence of a Triggering Event (as hereinafter defined) and prior to the occurrence of an Exercise Termination Event (as hereinafter defined). Each of the following shall be an Exercise Termination Event: (i) the effective time of the Merger as set forth in the Merger Agreement; (ii) termination of the Merger Agreement by Seller pursuant to Section 13.1(g) or Section 13.1(i) of the Merger Agreement;
(iii) termination of the Merger Agreement in accordance with the provisions thereof if such termination occurs prior to the occurrence of an Triggering Event other than a termination pursuant to Section 13.1(c)(iii) or Section 13.1(h); or (iv) the passage of 12 months after termination of the Merger Agreement if such termination follows the occurrence of a Triggering Event or is pursuant to Section 13.1(c)(iii) or Section 13.1(h) of the Merger Agreement. The term "Holder" shall mean the holder or holders of the Option.

    (b) The term "Triggering Event" shall mean any of the following events or transactions occurring after the date hereof:

        (i) Seller or any of its subsidiaries (each a "Seller Subsidiary"), without having received Buyer's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as hereinafter defined) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Exchange Act, and the rules and regulations thereunder) other than Buyer or any of its subsidiaries (each a "Buyer Subsidiary") or the Board of Directors of Seller shall have recommended that the stockholders of Seller approve or accept any Acquisition Transaction or shall have failed to publicly oppose an Acquisition Transaction with 10 business days of its receipt or the date its existence becomes publicly disclosed, whichever is earlier. For purposes of this Agreement, "Acquisition Transaction" shall mean (w) a merger or consolidation, or any similar transaction, involving Seller or Seller Subsidiary, (x) a purchase, lease or other acquisition representing 10% or more of the consolidated assets of Seller and its Subsidiaries, (y) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of Seller or any Seller Subsidiary , or (z) any substantially similar transaction;

        (ii) Seller or any Seller Subsidiary, without having received Buyer's prior written consent, shall have authorized, recommended, proposed or publicly announced its intention to authorize, recommend or propose, an agreement to engage in an Acquisition Transaction with any person other than Buyer or a Buyer Subsidiary, or the Board of Directors of Seller shall have withdrawn or modified, or announced its intent to withdraw or modify, in any manner adverse to Buyer, its recommendation that the stockholders of Seller approve the transactions contemplated by the Merger Agreement;

       (iii) Any person or group other than Buyer or any Buyer Subsidiary shall have acquired beneficial ownership or the right to acquire beneficial ownership of 10% or more of the outstanding shares of Common Stock (the term "beneficial ownership" and "group" for purposes of this Agreement have the meanings assigned thereto in Section 13(d) of the Exchange Act, and the rules and regulations thereunder);

        (iv) Any person other than Buyer or any Buyer Subsidiary shall have made a bona fide proposal to Seller or its stockholders by public announcement or written communication that is or becomes the subject of public disclosure to engage in an Acquisition Transaction;

        (v) After a proposal is made by a third party to Seller or its stockholders to engage in an Acquisition Transaction, Seller shall have breached any covenant or obligation contained in the Merger Agreement and such breach (x) would entitle Buyer to terminate the Merger Agreement and
    (y) shall not have been cured prior to the Notice Date (as defined below);
    or

        (vi) Any person other than Buyer or any Buyer Subsidiary, other than in connection with a transaction to which Buyer has given its prior written consent, shall have filed an application or notice with the Federal Reserve Board, or other federal or state bank regulatory authority, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction.

    (c) Seller shall notify Buyer promptly in writing of the occurrence of any Triggering Event, it being understood that the giving of such notice by Seller shall not be a condition to the right of the Holder to exercise the Option.

    (d) In the event the Holder is entitled to and wishes to exercise the Option, it shall send to Seller a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of shares it will purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 30 business days from the Notice Date for the closing of such purchase (the "Closing Date"); provided, that if the closing of the purchase and sale pursuant to the Option (the "Closing") cannot be consummated by reason of any applicable judgment, decree, order, law or regulation, the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which such restriction on consummation has expired or been terminated; and provided further, without limiting the foregoing, that if prior notification to or approval of the Federal Reserve Board or any other regulatory agency is required in connection with such purchase, the Holder shall promptly file the required notice or application for approval and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto. Notwithstanding this subsection (d), in no event shall any Closing Date be more than 12 months after the related Notice Date, and if the Closing Date shall not have occurred within 12 months after the related Notice Date due to the failure to obtain any such required approval, the exercise of the Option effected on the Notice Date shall be deemed to have expired. In the event (i) Buyer receives official notice that an approval of the Federal Reserve Board or any other regulatory authority required for the purchase of Option Shares (as hereinafter defined) would not be issued or granted, (ii) a Closing Date shall not have occurred within 12 months after the related Notice Date due to the failure to obtain any such required approval or (iii) Holder (or Substitute Holder) shall have the right pursuant to the last sentence of Section 7 (or
Section 9) to exercise the Option (or Substitute Option), Buyer or Holder (or Substitute Holder) shall nevertheless be entitled to exercise its right as set forth in Section 7 (or Section 9) and Buyer or Holder (or Substitute Holder) shall be entitled to exercise the Option (or Substitute Option) in connection with the resale of Seller Common Stock or other securities pursuant to a registration statement as provided in Section 6.

    (e) At the Closing referred to in subsection (d) of this Section 2, the Holder shall pay to Seller the aggregate purchase price for the shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by Seller, provided that failure or refusal of Seller to designate such a bank account shall not preclude the Holder from exercising the Option.

    (f) At such Closing, simultaneously with the delivery of immediately available funds as provided in subsection (e) of this Section 2, Seller shall deliver to the Holder a certificate or certificates representing the number of shares of Common Stock purchased by the Holder and, if the Option should be exercised in part only, a new Option evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder, and the Holder shall deliver to Seller a copy of this Agreement and a letter agreeing that the Holder will not offer to sell or otherwise dispose of such shares in violation of applicable law or the provisions of this Agreement.

    (g) Certificates for Common Stock delivered at a closing hereunder may be endorsed with a restrictive legend that shall read substantially as follows:

    The transfer of the shares represented by this certificate is subject to certain provisions of an agreement between the registered holder hereof and Seller and to resale restrictions arising under the Securities Act of 1933, as amended. A copy of such agreement is on file at the principal office of Seller and will be provided to the holder hereof without charge upon receipt by Seller of a written request therefor.

It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Holder shall have delivered to Seller a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance reasonably satisfactory to Seller, to the effect that such legend is not required for purposes of the Securities Act; (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

    (h) Upon the giving by the Holder to Seller of the written notice of exercise of the Option provided for under subsection (d) of this Section 2 and the tender of the applicable purchase price in immediately available funds, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Seller shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder or the Seller shall have failed or refused to designate the bank account described in subsection (e) of this Section 2. Seller shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issuance and delivery of stock certificates under this Section 2 in the name of the Holder or its assignee, transferee or designee.

    3. Seller agrees: (a) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Common Stock (and other securities issuable pursuant to Section 5(a)) so that the Option may be exercised without additional authorization of Common Stock (or such other securities) after giving effect to all other options, warrants, convertible securities and other rights to purchase Common Stock (or such other securities); (b) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Seller; (c) promptly to take all action as may from time to time be required (including (x) complying with all premerger notification, reporting and waiting period requirements specified in 15 U.S.C. 18a and regulations promulgated thereunder and (y) in the event, under the Bank Holding Company Act of 1956, as amended ("BHCA"), or the Change in Bank Control Act of 1978, as amended, or any state banking law, prior approval of or notice to the Federal Reserve Board or to any state regulatory authority is necessary before the Option may be exercised, to cooperate fully with the Holder in preparing such applications or notices and to provide such information to the Federal Reserve Board or such state regulatory authority as they may require) in order to permit the Holder to exercise the Option and the Seller duly and effectively to issue shares of Common Stock pursuant hereto; and (iv) promptly to take all action provided herein to protect the rights of the Holder against dilution.

    4. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of the Holder, upon presentation and surrender of this Agreement at the principal office of Seller, for other Agreements providing for Options of different denominations entitling the holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of shares of Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any Stock Option Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Seller of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Seller will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Seller, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

    5. In addition to the adjustment in the number of shares of Common Stock that are purchasable upon exercise of the Option pursuant to Section 1 of this Agreement, the number of shares of Common Stock purchasable upon the exercise of the Option shall be subject to adjustment from time to time as provided in this
Section 5.

        (a) In the event of any change in Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares or the like, the type and number of shares of Common Stock purchasable upon exercise hereof shall be appropriately adjusted so that Buyer shall receive upon exercise of the Option and payment of the aggregate Option Price hereunder the number and class of shares or other securities or property that Buyer would have received in respect of Common Stock if the Option had been exercised in full immediately prior to such event, or the record date therefor, as applicable.

        (b) Whenever the number of shares of Common Stock purchasable upon exercise hereof is adjusted as provided in this Section 5, the Option Price shall be adjusted by multiplying the Option

    Price by a fraction, the numerator of which shall be equal to the number of shares of Common Stock purchasable prior to the adjustment and the denominator of which shall be equal to the number of shares of Common Stock purchasable after the adjustment.

    6.  (a) In the event the Option shall become exercisable in accordance with
Section 2 hereof, Seller shall, at the request of Buyer (whether on its own behalf or on behalf of any subsequent holder of this Option (or part thereof) or any of the shares of Common Stock issued pursuant hereto), promptly prepare, file and keep current a shelf or other registration statement under the Securities Act covering any shares issued and issuable pursuant to this Option and shall use its best efforts to cause such registration statement to become effective and remain current in order to permit the sale or other disposition of any shares of Common Stock issued upon total or partial exercise of this Option ("Option Shares") in accordance with any plan of disposition requested by Buyer. Seller will use its best efforts to cause such registration statement first to become effective and then to remain effective for such period not in excess of 180 days from the day such registration statement first becomes effective or such shorter time as may be reasonably necessary to effect such sales or other dispositions. Buyer for a period of 24 months following such first demand for registration under this Section 6(a) shall have the right to demand a second such registration if reasonably necessary to effect such sales or dispositions.

    (b) If at any time Seller proposes to register any of its Common Stock under the Securities Act, it will give written notice to Buyer of its intention to do so. Upon the written request of Buyer, given within 15 calendar days after receipt of Seller's notice, Seller will use its best efforts to cause to be included in the shares to be covered by the registration statement proposed to be filed by Seller the Option Shares proposed to be sold by Buyer; provided, however, that Seller need not include such Option Shares in such registration statement if Seller is advised by its investment banking firm that the inclusion of such shares would materially interefere with the orderly sale and distribution of the Seller shares being sold by Seller. Seller may in its own discretion and wihout consent of Buyer, withdraw any such registration statement and abandon the proposed offering in which Buyer shall have requested to participate pursuant to this paragraph.

    (c) Each such Holder shall provide all information reasonably requested by Seller for inclusion in any registration statement to be filed hereunder. If requested by any such Holder in connection with such registration, Seller shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in such underwriting agreements for the Seller. Upon receiving any request under this Section 6 from any Holder, Seller agrees to send a copy thereof to any other person known to Seller to be entitled to registration rights under this Section 6, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies.

    7. (a) After the occurrence of a Triggering Event that occurs prior to an Exercise Termination Event, (i) at the request of the Holder, Seller (or any successor thereto) shall repurchase the Option from the Holder at a price (the "Option Repurchase Price") equal to (x) the amount by which (A) the market/ offer price (as defined below) exceeds (B) the Option Price, multiplied by the number of shares for which this Option may then be exercised or (y) the Minimum Option Repurchase Price, whichever is greater, and (ii) at the request of the owner of Option Shares from time to time (the "Owner"), Seller shall repurchase such number of the Option Shares from the Owner as the Owner shall designate at a price (the "Option Share Repurchase Price") equal to (x) the market/offer price multiplied by the number of Option Shares so designated or (y) the Minimum Option Share Repurchase Price, whichever is greater.

    (b) The term "market/offer price" shall mean the highest of (i) the highest price per share of Common Stock at which shares have been purchased in a tender offer or exchange offer, (ii) the price per share of Common Stock which has been paid by any third party pursuant to an agreement with Seller, (iii) the highest closing price for shares of Common Stock quoted in the New York Stock Exchange (or if Common Stock is not quoted in the New York Stock Exchange, the highest bid price per share as quoted on the National Association of Securities Dealers Automated Quotation Systems, or, if the shares of Common Stock are not quoted thereon, on the principal trading market on which such shares are traded as reported by a recognized source) within the six-month period immediately preceding the date the Holder gives notice of the required repurchase of Options or Option Shares, as the case may be, or (iv) in the event of a sale of assets representing 15% or more of the consolidated assets of Seller and its Subsidiaries, the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Seller as determined by a nationally recognized investment banking firm selected by the Holder or the Owner, as the case may be, divided by the number of shares of Common Stock of Seller outstanding at the time of such sale. In determining the market/offer price, the value of consideration other than cash shall be determined by a nationally recognized investment banking firm selected by the Holder or Owner, as the case may be. The term "Minimum Option Repurchase Price" shall mean $5,000,000 multiplied by a fraction the numerator of which is the total Option Shares which may then be purchased upon exercise of the Option and the denominator of which is the total Option Shares which could be purchased upon exercise of the Option assuming the Option had not been previously exercised. The term "Minimum Option Share Repurchase Price" shall mean $5,000,000 multiplied by a fraction the numerator of which is the number of Option Shares designated for repurchase and the denominator of which is the total Option Shares which could be purchased upon exercise of the Option assuming the Option had not been previously exercised.

    (c) The Holder or the Owner, as the case may be, may exercise its right to require Seller to repurchase the Option and any Option Shares pursuant to this
Section 7 by surrendering for such purpose to Seller, at its principal office, prior to an Exercise Termination Event, a copy of this Agreement or certificates for Option Shares, as applicable, accompanied by a written notice or notices stating that the Holder or the Owner, as the case may be, elects to require Seller to repurchase this Option and/or the Option Shares in accordance with the provisions of this Section 7. As promptly as practicable, and in any event within five business days after the surrender of the Option and/or certificates representing Option Shares and the receipt of such notice or notices relating thereto, Seller shall deliver or cause to be delivered to the Holder the Option Repurchase Price and/or to the Owner the Option Share Repurchase Price therefor or the portion thereof that Seller is not then prohibited under applicable law and regulation from so delivering.

    (d) To the extent that Seller is prohibited under applicable law or regulation, or as a consequence of administrative policy, from repurchasing the Option and/or the Option Shares in full, Seller shall immediately so notify the Holder and/or the Owner and thereafter deliver or cause to be delivered, from time to time, to the Holder and/or the Owner, as appropriate, the portion of the Option Repurchase Price and the Option Share Repurchase Price, respectively, that it is no longer prohibited from delivering, within five business days after the date on which Seller is no longer so prohibited, provided, however, that if Seller at any time after delivery of a notice of repurchase pursuant to paragraph (c) of this Section 7 is prohibited under applicable law or regulation, or as a consequence of administrative policy, from delivering to the Holder and/or the Owner, as appropriate, the Option Repurchase Price and the Option Share Repurchase Price, respectively, in full (and Seller hereby undertakes to use its best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish such repurchase), the Holder or Owner may revoke its notice of repurchase of the Option or the Option Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, Seller shall promptly (i) deliver to the Holder and/or the Owner, as appropriate, that portion of the Option Repurchase Price or the Option Share Repurchase Price that Seller is not prohibited from delivering; and (ii) deliver, as appropriate, either (A) to the Holder, a new Stock Option Agreement evidencing the right of the Holder to purchase that number of shares of Common Stock obtained by multiplying the number of shares of Common Stock for which the surrendered Stock Option Agreement was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Option Repurchase Price less the portion thereof theretofore delivered to the Holder and the denominator of which is the Option Repurchase Price, or (B) to the Owner, a certificate for the Option Shares it is then so prohibited from repurchasing. If an Exercise Termination Event shall have occurred prior to the date of the notice by Seller described in the first sentence of this subsection (d), or shall be scheduled to occur at any time before the expiration of a period ending on the thirtieth day after such date, the Holder shall nonetheless have the right to exercise the Option until the expiration of such 30-day period.

    8. (a) In the event that prior to an Exercise Termination Event, Seller shall enter into an agreement (i) to consolidate with or merge into any person, other than Buyer or one of its subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Buyer or one of its subsidiaries, to merge into Seller and Seller shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding shares of Common Stock shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Buyer or one of its subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of the Holder, issued by either (x) the Acquiring Corporation (as hereinafter defined) or (y) any person that controls the Acquiring Corporation.

    (b) The following terms have the meanings indicated:

        (1) "Acquiring Corporation" shall mean (i) the continuing or surviving corporation of a consolidation or merger with Seller (if other than Seller),
    (ii) Seller in a merger in which Seller is the continuing or surviving person, and (iii) the transferee of all or substantially all of Seller's assets.

        (2) "Substitute Common Stock" shall mean the common stock issued by the issuer of the Substitute Option upon exercise of the Substitute Option.

        (3) "Assigned Value" shall mean the market/offer price, as defined in
    Section 7.

        (4) "Average Price" shall mean the average closing price of a share of the Substitute Common Stock for the one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding (or the value attributed to shares of Substitute Common Stock in) such consolidation, merger or sale, provided that if Seller is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by the person merging into Seller or by any company which controls or is controlled by such person, as the Holder may elect.

    (c) The Substitute Option shall have the same terms as the Option, provided, that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to the Holder. The issuer of the Substitute Option shall also enter into an agreement with the then Holder or Holders of the Substitute Option in substantially the same form as this Agreement (after giving effect for such purpose to the provisions of Section 9), which agreement shall be applicable to the Substitute Option.

    (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock as is equal to the Assigned Value multiplied by the number of shares of Common Stock for which the Option is then exercisable, divided by the Average Price. The exercise price of the Substitute Option per share of Substitute Common Stock shall then be equal to the Option Price multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock for which the Option is then exercisable and the denominator of which shall be the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

    (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise but for this clause (e), the issuer of the Substitute Option (the "Substitute Option Seller") shall make a cash payment to Holder equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this clause (e) over (ii) the value of the Substitute Option after giving effect to the limitation in this clause (e). This difference in value shall be determined by a nationally recognized investment banking firm selected by the Holder.

    (f) Seller shall not enter into any transaction described in subsection (a) of this Section 8 unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Seller hereunder.

    9. (a) At the request of the holder of the Substitute Option (the "Substitute Option Holder"), the Substitute Option Seller shall repurchase the Substitute Option from the Substitute Option Holder at a price (the "Substitute Option Repurchase Price") equal to (x) the amount by which (i) the Highest Closing Price (as hereinafter defined) exceeds (ii) the exercise price of the Substitute Option, multiplied by the number of shares of Substitute Common Stock for which the Substitute Option may then be exercised or (y) the Minimum Substitute Option Repurchase Price, whichever is greater, and at the request of the owner (the "Substitute Share Owner") of shares of Substitute Common Stock (the "Substitute Shares"), the Substitute Option Seller shall repurchase the Substitute Shares at a price (the "Substitute Share Repurchase Price") equal to
(x) the Highest Closing Price multiplied by the number of Substitute Shares so designated or (y) the Minimum Substitute Share Repurchase Price, whichever is greater.

    (b) The term "Highest Closing Price" shall mean the highest closing price for shares of Substitute Common Stock within the six-month period immediately preceding the date the Substitute Option Holder gives notice of the required repurchase of the Substitute Option or the Substitute Share Owner gives notice of the required repurchase of the Substitute Shares, as applicable. The term "Minimum Substitute Option Repurchase Price" shall mean $5,000,000 multiplied by a fraction the numerator of which is the number of shares of Substitute Common Stock which may then be purchased upon exercise of the Substitute Option and the denominator of which is the number of shares of Substitute Common Stock which could be purchased upon exercise of the Substitute Option assuming the Substitute Option or the Option had not been previously exercised. The term "Minimum Substitute Share Repurchase Price" shall mean $5,000,000 multiplied by a fraction the numerator of which is the number of shares of Substitute Common Stock designated for repurchase and the denominator of which is the number of shares of Substitute Common Stock which could be purchased upon exercise of the Substitute Option assuming the Substitute Option or the Option had not been previously exercised.

    (c) The Substitute Option Holder and the Substitute Share Owner, as the case may be, may exercise its respective right to require the Substitute Option Seller to repurchase the Substitute Option and the Substitute Shares pursuant to this Section 9 by surrendering for such purpose to the Substitute Option Seller, at its principal office, prior to an Exercise Termination Event, the agreement for such Substitute Option (or, in the absence of such an agreement, a copy of this Agreement) and certificates for Substitute Shares accompanied by a written notice or notices stating that the Substitute Option Holder or the Substitute Share Owner, as the case may be, elects to require the Substitute Option Seller to repurchase the Substitute Option and/or the Substitute Shares in accordance with the provision of this Section 9. As promptly as practicable, and in any event within five business days after the surrender of the Substitute Option and/or certificates representing Substitute Shares and the receipt of such notice or notices relating thereto, the Substitute Option Seller shall deliver or cause to be delivered to the Substitute Option Holder the Substitute Option Repurchase Price and/or to the Substitute Share Owner the Substitute Share Repurchase Price therefor or the portion thereof which the Substitute Option Seller is not then prohibited under applicable law and regulation from so delivering.

    (d) To the extent that the Substitute Option Seller is prohibited under applicable law or regulation, or as a consequence of administrative policy, from repurchasing the Substitute Option and/or the Substitute Shares in part or in full, the Substitute Option Seller shall immediately so notify the Substitute Option Holder and/or the Substitute Share Owner and thereafter deliver or cause to be delivered, from time to time, to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the portion of the Substitute Option Repurchase Price or the Substitute Share Repurchase Price, respectively, which it is no longer prohibited from delivering, within five business days after the date on which the Substitute Option Seller is no longer so prohibited; provided, however, that if the Substitute Option Seller is at any time after delivery of a notice of repurchase pursuant to subsection (c) of this Section 9 prohibited under applicable law or regulation, or as a consequence of administrative policy, from delivering to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the Substitute Option Repurchase Price and the Substitute Share Repurchase Price, respectively, in full (and the Substitute Option Seller shall use its best efforts to receive all required regulatory and legal approvals as promptly as practicable in order to accomplish such repurchase), the Substitute Option Holder or Substitute Share Owner may revoke its notice of repurchase of the Substitute Option or the Substitute Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, the Substitute Option Seller shall promptly (i) deliver to the Substitute Option Holder or Substitute Share Owner, as appropriate, that portion of the Substitute Option Repurchase Price or the Substitute Share Repurchase Price that the Substitute Option Seller is not prohibited from delivering; and (ii) deliver, as appropriate, either (A) to the Substitute Option Holder, a new Substitute Option evidencing the right of the Substitute Option Holder to purchase that number of shares of the Substitute Common Stock obtained by multiplying the number of shares of the Substitute Common Stock for which the surrendered Substitute Option was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Substitute Option Repurchase Price less the portion thereof theretofore delivered to the Substitute Option Holder and the denominator of which is the Substitute Option Repurchase Price, or (B) to the Substitute Share Owner, a certificate for the Substitute Option Shares it is then so prohibited from repurchasing. If an Exercise Termination Event shall have occurred prior to the date of the notice by the Substitute Option Seller described in the first sentence of this subsection (d), or shall be scheduled to occur at any time before the expiration of a period ending on the thirtieth day after such date, the Substitute Option Holder shall nevertheless have the right to exercise the Substitute Option until the expiration of such 30 day period.

    10. Any period for exercise of rights shall be extended: (a) to the extent necessary to obtain all regulatory approvals for the exercise of such rights, and for the expiration of all statutory waiting periods; and (b) to the extent necessary to avoid liability under Section 16(b) of the Exchange Act by reason of such exercise.

    11. Seller hereby represents and warrants to Buyer as follows:

    (a) Seller has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Seller and no other corporate proceedings on the part of Seller are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Seller. This Agreement is the valid and legally binding obligation of Seller, enforceable against Seller in accordance with its terms.

    (b) Seller has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant hereto, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all claims, liens, encumbrance and security interests and not subject to any preemptive rights.

    (c) The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any breach pursuant to any provisions of the Articles of Incorporation or by-laws of Seller or any Subsidiary of Seller or, subject to obtaining any approvals or consents contemplated hereby or by the Merger Agreement, result in any breach of any loan or credit agreement, note, mortgage, indenture, lease, plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Seller or any Subsidiary of Seller or their respective properties or assets.

    12. Buyer hereby represents to Seller as follows:

    (a) Buyer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the board of directors of Buyer and no other corporate proceedings on the part of Buyer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Buyer. This Agreement is the valid and legally binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

    (b) Buyer is acquiring the Option and, if and when it exercises the Option, will be acquiring the Share issuable upon the exercise thereof for its own account and not with a view to distribution or resale in any manner which would be in violation of the Securities Act.

    13. Neither of the parties hereto may assign any of its rights or obligations under this Option Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that in the event a Triggering Event shall have occurred prior to an Exercise Termination Event, Buyer, subject to the express provisions hereof, may assign in whole or in part its rights and obligations hereunder, provided, however, that until the date 30 days following the date on which the Federal Reserve Board approves an application by Buyer under the BHCA to acquire the shares of Common Stock subject to the Option, Buyer may not assign its rights under the Option except in (i) a widely dispersed public distribution, (ii) a private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of Seller, (iii) an assignment to a single party (e.g., a broker or investment banker) for the purpose of conducting a widely dispersed public distribution on Buyer's behalf, or (iv) any other manner approved by the Federal Reserve Board.

    14. Immediately following a Triggering Event, each of Buyer and Seller will use its best efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement, including without limitation making application to list the shares of Common Stock issuable hereunder on the NASDAQ\NMS upon official notice of issuance and applying to the Federal Reserve Board under the BHCA for approval to acquire the shares issuable hereunder, but Buyer shall not be obligated to apply to state banking authorities for approval to acquire the shares of Common Stock issuable hereunder until such time, if ever, as it deems appropriate to do so.

    15. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party hereto through injunctive or other equitable relief.

    16. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Holder or Substitute Option Holder is not permitted to acquire, or Seller or Substitute Option Seller is not permitted to repurchase pursuant to
Section 7 or Section 9, as the case may be, the full number of shares of Common Stock provided in Section 1(a) hereof

(as adjusted pursuant to Section 1(b) or Section 5 hereof), it is the express intention of Seller to allow the Holder to acquire or to require Seller to repurchase such lesser number of shares as may be permissible, without any amendment or modification hereof.

    17. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by cable, telegram, telecopy or telex, or by registered or certified mail (postage prepaid, return receipt requested) at the respective addresses of the parties set forth in the Merger Agreement.

    18. This Agreement shall be governed by and construed in accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

    19. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

    20. Except as otherwise expressly provided herein or in the Merger Agreement, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

    21. Except as otherwise expressly provided herein or in the Merger Agreement, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors except as assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits of such provision. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

    22. In the event of any exercise of the Option by Buyer, Seller and Buyer shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

    23. Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned thereto in the Merger Agreement.

    IN WITNESS WHEREOF, Seller and Buyer have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                          BANCORP HAWAII, INC.

                                          By:       /s/ JOSEPH T. KIEFER
--------------------------------------------------------------------------------

                                               Joseph T. Kiefer, GENERAL COUNSEL

                                          CU BANCORP

                                          By:     /s/ STEPHEN G. CARPENTER
--------------------------------------------------------------------------------

                                               Stephen G. Carpenter, CHAIRMAN

                                   APPENDIX C
                       CALIFORNIA GENERAL CORPORATION LAW
                         DISSENTERS' RIGHTS--CHAPTER 13

SECTION 1300. RIGHT TO REQUIRE PURCHASE--"DISSENTING SHARES" AND "DISSENTING
              SHAREHOLDER" DEFINED.

    (a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision
(e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.

    (b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

        (1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100 or
    (B) listed on the list of OTC margin stocks issued by the Board of Governors of the Federal Reserve System, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

        (2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or
    (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph
    (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

        (3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

        (4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

    (c) As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record.

SECTION 1301. DEMAND FOR PURCHASE

    (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and
(4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.

    (b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

    (c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

SECTION 1302. ENDORSEMENT OF SHARES

    Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

SECTION 1303. AGREED PRICE--TIME FOR PAYMENT

    (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

    (b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

SECTION 1304. DISSENTER'S ACTION TO ENFORCE PAYMENT

    (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision

(i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

    (b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

    (c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

SECTION 1305. APPRAISER'S REPORT--PAYMENT--COSTS

    (a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

    (b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

    (c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

    (d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

    (e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of Section
1301).

SECTION 1306. DISSENTING SHAREHOLDER'S STATUS AS CREDITOR

    To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

SECTION 1307. DIVIDENDS PAID AS CREDIT AGAINST PAYMENT.

    Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

SECTION 1308. CONTINUING RIGHTS AND PRIVILEGES OF DISSENTING SHAREHOLDERS.

    Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

SECTION 1309. TERMINATION OF DISSENTING SHAREHOLDER STATUS.

    Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

        (a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys' fees.

        (b) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

        (c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision
    (i) of Section 1110 was mailed to the shareholder.

        (d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder's demand for purchase of the dissenting shares.

SECTION 1310. SUSPENSION OF PROCEEDINGS FOR PAYMENT OF PENDING LITIGATION.

    If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Sections 1304 and 1305 shall be suspended until final determination of such litigation.

SECTION 1311. EXEMPT SHARES.

    This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.

SECTION 1312. ATTACKING VALIDITY OF REORGANIZATION OR MERGER.

    (a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

    (b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder's shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder's shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of transaction except upon 10 days' prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

    (c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.

                                   APPENDIX D
                   FAIRNESS OPINION OF MONTGOMERY SECURITIES
                          [TO BE FILED BY AMENDMENT.]

                                    PART II.
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    (a) PROVISIONS OF REGISTRANT'S ARTICLES. Articles IX and X of the Registrant's Articles of Incorporation provide as follows:

                                       IX
                    INDEMNIFICATION OF DIRECTORS, OFFICERS,
                             EMPLOYEES, AND AGENTS

    Section 1. As used in this Article IX, the following terms shall have the following meanings:

        (a) "Employee" means each person who is or was a director, officer, employee, or agent of the corporation or who is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, association, or other enterprise.

        (b) "Costs" means expenses (including attorney's fees), judgments, fines, and amounts paid in settlement in connection with any Cause of Action.

        (c) "Cause of Action" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative.

    Section 2. The corporation shall indemnify each Employee who was or is a party or is threatened to be made a party to any Cause of Action (other than a Cause of Action by or in the right of the corporation) by reason of the fact that he is or was an Employee against Costs actually and reasonably incurred by him in connection with such Cause of Action if (i) he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and (ii) with respect to any criminal Cause of Action, he had no reasonable cause to believe his conduct was unlawful.

    Section 3. The corporation shall indemnify each Employee who was a party or is threatened to be made a party to any Cause of Action by or in the right of the corporation by reason of the fact that he is or was an Employee against Costs actually and reasonably incurred by him in connection with such Cause of Action if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation.

    Section 4. (a) To the extent that an Employee has been successful on the merits or otherwise in defense of any Cause of Action or defense of any claim, issue, or matter therein, the Employee shall be deemed to have met the applicable standard of conduct set forth in Section 2 or Section 3 of this
Article IX and shall be indemnified by the corporation against Costs actually and reasonably incurred by him in connection therewith.

    (b) To the extent that an Employee has not been successful on the merits or otherwise in defense of any Cause of Action or defense of any claim, issue, or matter therein, the Employee shall nonetheless be indemnified against Costs actually and reasonably incurred by him in connection therewith unless the tribunal, if any, in which such Cause of Action is or was pending upon application by the corporation determines that the Employee has not met the applicable standard of conduct set forth in Section 2 or Section 3 or this
Article IX. The termination of any Cause of Action by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not create a presumption that such applicable standard of conduct has not been met.

    Section 5. Costs incurred in connection with any Cause of Action shall be paid by the corporation in advance of the final disposition of such Cause of Action upon receipt of an undertaking by or on behalf of the Employee to repay the advanced amount if it is ultimately determined pursuant to Section 4(b) of this Article IX that the Employee is not entitled to be indemnified by the corporation.

    Section 6. The indemnification provided by this Article IX shall (i) not be deemed exclusive of any other rights to which an Employee may be entitled by any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, and (ii) continue to a person who has ceased to be an Employee and shall inure to the benefit of his heirs, executors, and administrators.

    Section 7. The corporation may purchase and maintain insurance on behalf of any Employee against any liability asserted against or incurred by the Employee, whether or not the corporation would have the power to indemnify the Employee against such liability. Any such insurance may be procured from any insurance company, including an insurance company in which the corporation may have an equity or other interest, through stock ownership or otherwise.

    Section 8. This Article IX shall be effective with respect to any Cause of Action arising at any time from acts or omissions occurring prior to the date this Article IX is amended or terminated.

                                       X
                      LIMITATION OF LIABILITY OF DIRECTORS

    Section 1. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for any act or omission of the director not performed in good faith, or which involves intentional misconduct or knowing violation of law, or which constitutes a willful or reckless disregard of the director's fiduciary duty; (iii) for the director's willful or negligent violation of any provision of Chapter 415 of the Hawaii Revised Statutes regarding payment of dividends or stock purchase or redemption; or (iv) for any transaction from which the director received an improper benefit.

    Section 2. Any repeal or modification of this Article X by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

    (b) MERGER AGREEMENT PROVISIONS. Section 12.6 of the Merger Agreement filed herewith and incorporated by reference herein provides for the survival of certain rights of indemnification or exculpation in favor of directors and officers of CU Bancorp and California United Bank for a period of six years following the Effective Time of the Merger, and Section 6.7 thereof requires the provision of directors' and officers' liability insurance for at least three years following the Effective Time providing coverage for such directors and officers with respect to acts or omissions prior to the Effective Time and actions related to the Merger Agreement.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a) Exhibits. The following exhibits are filed as part of this Registration Statement or are incorporated herein by reference.

   EXHIBIT
     NO.       DESCRIPTION
-------------  -----------------------------------------------------------------------------------------------------
        3.1    Restated Articles of Incorporation
        3.2    Revised Bylaws dated July 26, 1996 (incorporated by reference to Exhibit 3.2 of Registrant's Report on Form 10-K for the year ended December 31, 1996)
          5    Opinion of Carlsmith Ball Wichman Case & Ichiki*
          8    Tax Opinion of Carlsmith Ball Wichman Case & Ichiki*
         12    Statement Regarding Computation of Ratios (incorporated by reference to Exhibit 12.1 of Registrant's
                Report on Form 10-K for the year ended December 31, 1996)
         21    Subsidiaries of Registrant (incorporated by reference to Exhibit 21.1 of Registrant's Report on Form
                10-K for the year ended December 31, 1996)
       23.1    Consent of Carlsmith Ball Wichman Case & Ichiki (included within Exhibits 5 and 8)*
       23.2    Consent of Arthur Andersen LLP
       23.3    Consent of Ernst & Young LLP
         24    Power of Attorney
       99.1    Form of Proxy
       99.2    Form of Letter of Transmittal and Instructions*

------------------------

*  To be filed by amendment.

ITEM 22. UNDERTAKINGS

    (a) The undersigned registrant hereby undertakes

        (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (A) To include any prospectus required by Section 10(a)(3) of the Securities Act.

           (B) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

           (C) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    (d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to
Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired or involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, Bancorp Hawaii, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of Honolulu, State of Hawaii, on the 1st day of April, 1997.

                                BANCORP HAWAII, INC.

                                By:           /s/ LAWRENCE M. JOHNSON
                                     -----------------------------------------
                                                Lawrence M. Johnson
                                               CHAIRMAN OF THE BOARD
                                            AND CHIEF EXECUTIVE OFFICER

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

   /s/ LAWRENCE M. JOHNSON      Chairman of the Board,
------------------------------    Chief Executive              April 1, 1997
     Lawrence M. Johnson          Officer and Director

              *
------------------------------  President and Director         April 1, 1997
       Richard J. Dahl

              *
------------------------------  Director                       April 1, 1997
       Peter D. Baldwin

              *
------------------------------  Director                       April 1, 1997
     Mary G.F. Bitterman

              *
------------------------------  Director                       April 1, 1997
       David A. Heenan

              *
------------------------------  Director                       April 1, 1997
        Stuart T.K. Ho

              *
------------------------------  Director                       April 1, 1997
   Herbert M. Richards, Jr.

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------
              *
------------------------------  Director                       April 1, 1997
     H. Howard Stephenson

              *
------------------------------  Director                       April 1, 1997
     Stanley S. Takahashi

              *
------------------------------  Director                       April 1, 1997
       Fred E. Trotter

              *
------------------------------  Director                       April 1, 1997
          K. Tim Yee

              *
------------------------------  Chief Financial Officer        April 1, 1997
        David A. Houle

              *
------------------------------  Chief Accounting Officer       April 1, 1997
        Denis K. Isono

*By    /s/ LAWRENCE M. JOHNSON
      -------------------------
         Lawrence M. Johnson
          ATTORNEY-IN-FACT